Prospectus Supplement No. 3 (to Prospectus dated April 5, 2023) Prospectus Supplement No. 3 (to Prospectus dated March 22, 2023) Prospectus Supplement No. 3 (to Prospectus dated March 22, 2023)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-268972 Registration No. 333-268722 Registration No. 333-269729

504,321,203 Shares of Class A Common Stock

Up to 657,496,170 Shares of Class A Common Stock

Issuable Upon Exercise of Warrants and Conversion of Notes

This prospectus supplement updates and supplements the prospectus dated April 5, 2023, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-268972) (the “April 5 Prospectus”), the prospectus dated March 22, 2023, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-268722) (the “ELOC Prospectus”), and the prospectus dated March 22, 2023, which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-269729) (the “SPA Prospectus” and, together with the April 5 Prospectus and the ELOC Prospectus, the “Prospectuses”). This prospectus supplement is being filed to update and supplement the information in the Prospectuses with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 10, 2023 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The April 5 Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling securityholders named in the April 5 Prospectus (the “April 5 Selling Securityholders”) of (i) 27,733,421 shares of the Class A common stock, par value $0.0001 per share, of Faraday Future Intelligent Electric Inc. (“FFIE” and such Class A common stock, the “Class A Common Stock”) originally purchased in the PIPE Financing (as defined in the April 5 Prospectus) by certain of the April 5 Selling Securityholders at a purchase price of $10.00 per share, (ii) 213,366 Founder Shares (as defined in the April 5 Prospectus) by certain of the April 5 Selling Securityholders previously acquired by our predecessor’s sponsor at an effective purchase price of $0.0043 per share, (iii) 170,131 shares of Class A Common Stock issued to designees of EarlyBirdCapital, Inc. as underwriters’ compensation in connection with the initial public offering of Property Solutions Acquisition Corp. (“PSAC”) at an effective purchase price of $0.0041 per share at an effective purchase price of $0.0041 per share, (iv) 586,000 shares of Class A Common Stock issued on July 22, 2022 as consideration for consulting and advisory services pursuant to an omnibus transaction services fee agreement and acknowledgement, as amended, with Riverside Management Group in connection with the Business Combination (as defined in the April 5 Prospectus), (v) 86,395,848 shares of Class A Common Stock originally issued to Season Smart Limited (“Season Smart”) and Founding Future Creditors Trust as consideration in connection with the Business Combination at a per share value of $10.00 per share, (vi) 64,000,588 shares of Class A Common Stock underlying the shares of FFIE’s Class B common stock, par value $0.0001 per share, originally issued to FF Global Partners Investment LLC, formerly FF Top Holding LLC (“FF Top”), as consideration in connection with the Business Combination at a per share value of $10.00 per share, (vii) 21,263,758 Earnout Shares not currently beneficially owned that Season Smart, FF Top and certain FFIE executives have the contingent right to receive pursuant to the Merger Agreement, (viii) 150,322 shares of Class A Common Stock issued to certain FFIE executives in satisfaction of deferred compensation owed by FFIE to such FFIE executives prior to the closing of the Business Combination, (ix) 484,856 shares of Class A Common Stock issued to certain FFIE executives upon such FFIE executives’ exercise of options, (x) 54,252 shares of Class A Common Stock issued to Chui Tin Mok upon closing of the Business Combination in satisfaction of his related party note payable, (xi) 4,923,072 shares of Class A Common Stock issued upon exercise of certain warrants issued in a private placement to certain institutional investors pursuant to a Second Amended and Restated Note Purchase Agreement, dated October 9, 2020 (such warrants, the “ATW NPA Warrants”), and (xii) 182,376,970 shares of Class A Common Stock issued upon conversion of certain convertible notes and 25,059,528 shares of Class A Common Stock issued upon exercise of certain warrants, in each case issued in a private placement to certain institutional investors pursuant to a Securities Purchase Agreement, dated as of August 14, 2022, as amended on September 23, 2022 (the “SPA”), pursuant to the Joinder and Amendment Agreement to the SPA (the “Joinder”), dated as of September 25, 2022, pursuant to the Limited Consent and Third Amendment to the SPA, dated as of October 24, 2022, pursuant to the Limited Consent and Amendment to the SPA, dated as of November 8, 2022, pursuant to the Letter Agreement and Amendment to the SPA, dated as of December 28, 2022, pursuant to the Limited Consent and Amendment No. 5, dated as of January 25, 2023, and pursuant to the Amendment No. 6 to Securities Purchase Agreement, dated as of February 3, 2023 (such notes and warrants under the SPA and Joinder, the “SPA Notes” and the “SPA Warrants”).

The April 5 Prospectus and this prospectus supplement also relate to the offer and sale from time to time by the April 5 Selling Securityholders of up to 111,131 warrants (the “Private Warrants”), all of which were included in the private units purchased by our predecessor’s sponsor and EarlyBirdCapital, Inc. in connection with the initial public offering of PSAC at a price of $10.00 per unit.

The April 5 Prospectus and this prospectus supplement also relate to the issuance by us, and the offer and sale from time to time by the April 5 Selling Securityholders, of up to an aggregate of 157,210,985 shares of Class A Common Stock which consists of (i) 111,131 shares of Class A Common Stock that are issuable upon the exercise of the Private Warrants, (ii) 23,540,988 shares of Class A Common Stock that are issuable upon the exercise of the 23,540,988 warrants (the “Public Warrants”) originally issued in the initial public offering of PSAC (or otherwise originally included in the private units purchased in connection with the initial public offering of PSAC, and subsequently sold), (iii) 23,508,563 shares of Class A Common Stock issuable upon exercise of NPA Warrants, and (iv) 90,409,839 shares of Class A Common Stock issuable upon conversion of SPA Notes and 19,640,464 shares of Class A Common Stock issuable upon exercise of SPA Warrants.

The ELOC Prospectus and this prospectus supplement relate to the resale from time to time of up to 90,909,091 shares of Class A Common Stock by YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville”). The shares included in the ELOC Prospectus consist of (i) 789,016 shares of Class A Common Stock that we issued to Yorkville on November 25, 2022 as a commitment fee and (ii) up to 90,120,075 shares of Class A Common Stock that we may elect, in our sole discretion, to issue and sell to Yorkville, from time to time after the date of the ELOC Prospectus, pursuant to a standby equity purchase agreement we entered into with Yorkville on November 11, 2022, in which Yorkville has committed to purchase from us, at our direction, up to $200.0 million of shares of our Class A Common Stock (which commitment amount may be increased to up to $350.0 million at FFIE’s election), subject to terms and conditions specified in the Purchase Agreement.

The SPA Prospectus and this prospectus supplement relate to the issuance by us, and the offer and sale from time to time by the selling securityholders named in the SPA Prospectus (the “SPA Selling Securityholders”), of up to an aggregate of 500,285,185 shares of Class A Common Stock which consists of (i) 110,452,771 shares of Class A Common Stock that are issued or issuable upon exercise of certain warrants issued or issuable pursuant to the SPA, and (ii) 389,832,414 shares of Class A Common Stock that are issued or issuable upon conversion of certain convertible notes issued or issuable pursuant to the SPA.

This prospectus supplement should be read in conjunction with the Prospectuses. This prospectus supplement updates and supplements the information in the Prospectuses. If there is any inconsistency between the information in the Prospectuses and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our shares of Class A Common Stock and our Public Warrants are listed on The Nasdaq Stock Market (“Nasdaq”), under the symbols “FFIE” and “FFIEW.” On May 10, 2023, the closing price of our Class A Common Stock was $0.1979 per share and the closing price of our Public Warrants was $0.0750 per Public Warrant.

See the sections entitled “Risk Factors” beginning on page 23 of the April 5 Prospectus, page 14 of the ELOC Prospectus and page 18 of the SPA Prospectus and under similar headings in any further amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 10, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 8 to Securities Purchase Agreement & Amendment to ATW Notes and Warrants

On May 8, 2023, Faraday Future Intelligent Electric Inc. (the “Company”) entered into that certain Amendment No. 8 to Securities Purchase Agreement (“Amendment No. 8”) with Senyun International Ltd. (“Senyun”), as purchaser, and, on May 9, 2023, the Company entered into that certain Amendment to ATW Notes and Warrants (“ATW Amendment”) with FF Simplicity Ventures LLC (“FF Simplicity”) and FF Prosperity Ventures LLC (“FF Prosperity” and, together with FF Simplicity, the “ATW Parties”), as purchasers, each of which amends that certain Securities Purchase Agreement, dated as of August 14, 2022 (as amended by that certain Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes, dated as of September 23, 2022, that certain Joinder and Amendment Agreement, dated as of September 25, 2022, that certain Limited Consent and Third Amendment to Securities Purchase Agreement, dated as of October 24, 2022, that certain Limited Consent, dated as of November 8, 2022, that certain Letter Agreement, dated as of December 28, 2022, that certain Limited Consent and Amendment No. 5, dated as of January 25, 2023, that certain Amendment No. 6, dated as of February 3, 2023, and that certain Amendment No. 7, dated as of March 23, 2023 (the “Existing Secured SPA” and, as further amended by Amendment No. 8, the “Secured SPA”)). Please refer to the Current Reports on Form 8-K that were filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on August 15, 2022, September 26, 2022, October 25, 2022, November 8, 2022, December 29, 2022, January 31, 2023, February 6, 2023 and March 23, 2023 for a description of the key terms of the Existing Secured SPA, which is incorporated herein by reference. References to “Secured SPA Notes” and “Secured SPA Warrants” refer to the convertible notes issued pursuant to the Secured SPA and the accompanying warrants, respectively.

Pursuant to Amendment No. 8, Senyun acknowledged that they have no “most favored nations” right to amend their outstanding Secured SPA Notes, or to any downward adjustment to the conversion price of the Secured SPA Notes or downward adjustment to the exercise price of the Secured SPA Warrants, each in connection with the unsecured promissory notes and related warrants contemplated by the Unsecured SPA (defined and described below) or the transactions contemplated by a stock purchase agreement to be entered into between the Company and certain of its employees (the “Employee Share Purchase Program”). Senyun also waived its right to participate in future financings in connection with the Unsecured SPA and the Employee Share Purchase Program and consented and agreed to the Company entering into the Employee Share Purchase Program and all transactions contemplated under the Unsecured SPA.

Additionally, pursuant to Amendment No. 8, the Company and Senyun agreed to the following amendments to all outstanding and issuable Secured SPA Notes of Senyun: (i) the definition of Floor Price (as defined in each such Secured SPA Note), was amended from $0.21 to $0.10; (ii) such Secured SPA Notes were amended such that interest on the Secured SPA Notes, originally required to be paid on the aggregate unconverted and then outstanding principal amount of each Secured SPA Note quarterly on January 1, April 1, July 1 or October 1, was amended to be paid upon conversion of principal of the Secured SPA Notes; (iii) the conversion price for the Secured SPA Notes was amended from $1.05 to $0.8925, subject to adjustment as set forth in the Secured SPA Notes; and (iv) the exercise price for the Secured SPA Warrants was amended from $1.05 to $0.8925, subject to adjustment as set forth in the Secured SPA Warrants.

Pursuant to the ATW Amendment, the Company and the ATW Parties agreed to the following amendments to all outstanding and issuable Secured SPA Notes of the ATW Parties: (i) the definition of Floor Price (as defined in each such Secured SPA Note), was amended from $0.21 to $0.10 (or, if lower, the floor price of the Unsecured SPA Notes (as defined below)); (ii) such Secured SPA Notes were amended such that interest on the Secured SPA Notes, originally required to be paid on the aggregate unconverted and then outstanding principal amount of each Secured SPA Note quarterly on January 1, April 1, July 1 or October 1, was amended such that no interest payment date is to occur until the maturity date of such Secured SPA Note, except that any accrued and unpaid interest under such Secured SPA Note shall be payable upon any redemption or conversion of such Secured SPA Note; (iii) the conversion price for the Secured SPA Notes was amended from $1.05 to $0.8925, subject to adjustment as set forth in the Secured SPA Notes; (iv) the exercise price for the Secured SPA Warrants was amended from $1.05 to $0.8925, subject to adjustment as set forth in the Secured SPA Warrants.

Additionally, pursuant to the ATW Amendment, the Company and the ATW Parties agreed to amend all outstanding and issuable Secured SPA Notes and Secured SPA Warrants of the ATW Parties such that the definition of “Excluded Stock” includes up to $12.0 million in restricted shares of Common Stock to employees, officers or directors of the Company for services rendered to the Company. Issuances of “Excluded Stock” do not trigger anti-dilution rights of the ATW Parties under their Secured SPA Notes or Secured SPA Warrants.

The foregoing descriptions of Amendment No. 8 and the ATW Amendment are summaries and do not purport to be complete and are qualified in their entirety by reference to the full texts of Amendment No. 8 and the ATW Amendment filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Unsecured Securities Purchase Agreement

On May 8, 2023, the Company entered into a Securities Purchase Agreement (the “Unsecured SPA”) with Metaverse Horizon Limited and V W Investment Holding Limited, as purchasers (collectively with additional purchasers from time to time party thereto, the “Unsecured SPA Purchasers”), to issue and sell, subject to the satisfaction of certain closing conditions (as described further below), $100.0 million aggregate principal amount of the Company’s senior unsecured convertible promissory notes (the “Unsecured SPA Notes”), with (i) $15.0 million in the aggregate to be funded at the first closings within five business days after satisfaction of certain conditions (the “First Closings”); (ii) $15.0 million in the aggregate to be funded within fifteen business days after each respective First Closing (the “Second Closings”); (iii) $15.0 million in the aggregate to be funded within fifteen business days after each respective Second Closing (the “Third Closings”); (iv) $5.0 million to be funded within fifteen business days after one of the Third Closings; (v) $10.0 million to be funded within fifteen days after satisfaction of certain conditions (the “Fourth Closing”); (vi) $10.0 million to be funded within fifteen days after the Fourth Closing (the “Fifth Closing”); (vii) $10.0 million to be funded within fifteen days after the Fifth Closing (the “Sixth Closing”); (viii) $10.0 million to be funded within fifteen days after the Sixth Closing (the “Seventh Closing”); and (ix) $10.0 million to be funded within fifteen days after the Seventh Closing. Each Unsecured SPA Purchaser will also have the right to invest an additional 50% in the Company on terms and conditions substantially identical to the funded Unsecured SPA Note upon at least ten business days’ prior notice. In connection with the Unsecured SPA, the Company entered into equity commitment letters with each of FF Global Partners Investment LLC (formerly known as FF Top Holdings LLC) (“FF Global”), the largest stockholder of the Company who also has a number of designees on the Company’s board of directors, and Mr. Lijun Jin to support the obligations of the Unsecured SPA Purchasers under the Unsecured SPA subject to the limitations set forth therein (the “Equity Commitment Letters”). In the event of a breach by FF Global and/or Mr. Jin of their obligations under their equity commitment letters with the Company, the Company may not be able to recover the damages caused by such breach(es) from FF Global due to the nature of their assets, including the fact that many of Mr. Jin’s assets are not located in the United States and FF Global’s only assets are shares of the Company’s Class B common stock, a note payable from the Company, and a capital commitment from an investor with terms not disclosed to the Company or third party beneficiary rights in favor of the Company.

The Unsecured SPA Notes are subject to an original issue discount of 10%, and are convertible into shares of Class A Common Stock of the Company, par value $0.0001 per share (“Common Stock”), at a conversion price equal to $0.8925, plus an interest make-whole amount as set forth in the Unsecured SPA Notes, subject to certain adjustments including full ratchet anti-dilution price protection. The shares of Common Stock issuable upon conversion of the Unsecured SPA Notes are not transferable for 30 days after the applicable last closing under such Unsecured SPA Note without the prior written consent of the Company (which consent shall not be unreasonably withheld). Any Unsecured SPA Purchaser may postpone or cancel any closing pursuant to the Unsecured SPA in its reasonable discretion if it reasonably determines, based on public information, that the first phase of the Company’s three-phase delivery plan as disclosed in public filings has not begun or will not begin prior to May 31, 2023 and/or the second phase of such delivery plan has not begun or will not begin prior to June 30, 2023, in each case within 15 calendar days of such deadline.

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Each Unsecured SPA Note matures on the date that is six years after the date of the applicable last closing under such Unsecured SPA Note. The Unsecured SPA Notes accrue interest at 10% per annum, payable on each conversion date and the maturity date in cash, Common Stock, or a combination thereof, provided that, subject to certain conditions set forth in the Unsecured SPA Notes, the Company may elect to pay such interest in Common Stock at a rate equal to 15% per annum with respect to the portion of such payment made in Common Stock. The Company may, from time to time, prepay the principal amount owing under the Unsecured SPA Notes, subject to the same prepayment premium percentage for the notes issued under the Secured SPA, so long as (i) the Company provides at least 15 business days’ prior written notice to the applicable Unsecured SPA Purchasers of such prepayment and delivers to the Unsecured SPA Purchasers an appropriately completed payment notification, (ii) the Company accompanies such prepayment with the payment of any interest make-whole amount as set forth in the Unsecured SPA Notes, (iii) certain conditions set forth in the Unsecured SPA Notes are met during each business day of the 15-business day notice period, and (iv) the Company waives the restriction on transfer of the relevant Unsecured SPA Notes.

Under the Unsecured SPA Notes, at each closing, the Unsecured SPA Purchaser is entitled to receive a warrant (an “Unsecured SPA Warrant”) registered in the name of such Unsecured SPA Purchaser to purchase up to a number of shares of Common Stock equal to 33% of such shares issuable to such Unsecured SPA Purchaser upon conversion of the aggregate principal amount under the Unsecured SPA Note funded at such closing, with an exercise price equal to $0.8925 per share, subject to full ratchet anti-dilution protection and other adjustments, and are exercisable for seven (7) years on a cash or cashless basis.

In addition, under the Unsecured SPA Notes, the funding of each closing under the Unsecured SPA Notes is subject to the satisfaction of the following closing conditions: (a) (i) an effective registration statement with respect to the shares of Common Stock issuable upon exercise of the Unsecured SPA Warrants and the shares of Common Stock issued and issuable pursuant to the terms of the Unsecured SPA Notes (including, without limitation, shares of Common Stock issued and issuable in lieu of the cash payment of interest on the Unsecured SPA Notes in accordance with the terms thereof) (collectively, the “Underlying Shares”) for such closing and each previous closing in the aggregate and (ii) with respect to any closing the Underlying Shares of which, together with the Underlying Shares of all previous closings, exceed the unissued shares of Common Stock reserved for issuance as Underlying Shares (the “Reserved Shares”), receipt by the Company of Stockholder Approval (as defined below) (and the filing of an amendment to the Company’s certificate of incorporation to reflect the Stockholder Approval to the extent needed); (b) solely with respect to the first closing under such Unsecured SPA Note, the Company’s receipt of bank statements showing source(s) of funding with respect to the relevant Unsecured SPA Purchaser’s funding obligations under such Unsecured SPA Note that are reasonably satisfactory to the Company; and (c) a minimum volume weighted average price (VWAP) of the Common Stock equal to no less than $0.10 during the five (5) trading days prior to such closing.

Each Unsecured SPA Purchaser has the option, from time to time for 12 months after the date of the Unsecured SPA, to purchase additional convertible senior unsecured notes and warrants on the same terms as the Unsecured SPA Notes in an aggregate amount not to exceed 50% (or with the prior written consent of the Company, 100%) of the initial principal amount of the Unsecured SPA Notes issued to such Unsecured SPA Purchaser, subject to certain conditions. Additionally, from the date of the Unsecured SPA until the date that is the five-year anniversary of the date of the Unsecured SPA, upon any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof (subject to certain exceptions set forth in the Unsecured SPA) or an issuance of Common Stock or Common Stock equivalents under Section 4.25 of the Secured SPA (each, a “Subsequent Financing”), each Unsecured SPA Purchaser that then owns at least $20.0 million principal amount of Unsecured SPA Notes (when aggregated with any affiliates of such Unsecured SPA Purchaser) shall each have the right to participate in up to an amount of the Subsequent Financing such that such Unsecured SPA Purchaser’s ownership of the Company remains the same immediately following such Subsequent Financing as its ownership immediately prior to such Subsequent Financing, pursuant to the procedures outlined in the Unsecured SPA.

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Pursuant to the Unsecured SPA, the Company is required to use its reasonable best efforts to hold (a) one special meeting of stockholders to obtain stockholder approval to authorize the entirety of the excess of the Underlying Shares over the Reserved Shares for issuance and for purposes of Nasdaq Listing Rule 5635 to the extent needed (the “Authorized Share Increase Approval”) as promptly as practical under the circumstances after the date of the Unsecured SPA and prior to the date that is 60 days following the date of the Unsecured SPA, and (b) a separate special meeting of stockholders (which may also be at the annual meeting of stockholders) to obtain stockholder approval, as is required by the Nasdaq listing rules, with respect to the issuance of any shares of Common Stock in excess of 19.99% of the issued and outstanding shares of Common Stock upon conversion of the Unsecured SPA Notes and exercise of the Unsecured SPA Warrants being issued to the Unsecured SPA Purchasers pursuant to the Unsecured SPA (the “Nasdaq Approval” and, together with the Authorized Share Increase Approval, the “Stockholder Approval”). The Company shall use its reasonable best efforts to obtain such Stockholder Approval, including, if such Stockholder Approval is not obtained, seeking Stockholder Approval at a new special meeting of stockholders and at each annual meeting of stockholders until the Unsecured SPA Notes are no longer outstanding. Pursuant to the Unsecured SPA, FF Global irrevocably agreed to take reasonable efforts to vote in favor of the Stockholder Approval. After the Authorized Share Increase Approval is obtained, the Company is required to file an amendment to its certificate of incorporation to reflect the increase in authorized shares within ten (10) business days after the Authorized Share Increase Approval is obtained. Additionally, if, on any date, it is determined that the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the “Required Minimum” (defined in the Unsecured SPA as the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Unsecured SPA, including any Underlying Shares issuable upon exercise in full of all Unsecured SPA Warrants or conversion in full of all Unsecured SPA Notes (including Underlying Shares issuable as payment of interest on the Notes), ignoring any conversion or exercise limits set forth therein) on such date, then the Company will be required to use its reasonable best efforts to hold two special meetings of stockholders (which may also be at the annual meeting of stockholders) to obtain approval to amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum. The first such meeting must be held as soon as possible and in any event not later than the 120th day after such determination date. If the required stockholder approval is not obtained at the first meeting, then the second such meeting must be held not later than the 120th day after the first such meeting. If the required stockholder approval is not obtained at either meeting, the Company will be required to use its reasonable best efforts to seek such approval at each subsequent annual meeting of stockholders until such approval is obtained.

The Company is required to use its reasonable best efforts to efforts (i) to file, on or prior to May 31, 2023, a registration statement providing for the resale by the Unsecured SPA Purchasers of the Reserved Shares (the “First Registration Statement”); and (ii) to file, on or prior to the date that is 30 days following the Company’s receipt of Stockholder Approval (and the filing of an amendment to the certificate of incorporation of the Company to reflect such increased in authorized shares of Common Stock), a registration statement providing for the resale by the Unsecured SPA Purchasers of all the remaining shares issuable pursuant to the financing documents (the “Second Registration Statement” and, together with the First Registration Statement, the “Registration Statements”). The Company is also required to use reasonable best efforts (i) to cause the First Registration Statement to become effective within 90 days following the date of the Unsecured SPA; (ii) to cause the Second Registration Statement to become effective within 90 days following the Company’s filing thereof; and (iii) to keep each Registration Statement effective at all times until no Unsecured SPA Purchaser owns any Unsecured SPA Notes, Unsecured SPA Warrants, or shares of Common Stock issuable upon exercise or conversion thereof.

The foregoing description of the Unsecured SPA, the Unsecured SPA Notes, the Unsecured SPA Warrants and the Equity Commitment Letters is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of Unsecured SPA, the Form of Unsecured Convertible Senior Promissory Note, the Equity Commitment Letters and the Form of Common Stock Purchase Warrant filed as Exhibits 10.3, 10.4, 10.5, 10.6 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the issuance of the Unsecured SPA Notes is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated into this Item 3.02 by reference. The offer, sale and issuance of the Unsecured SPA Notes and the Unsecured SPA Warrants to the Unsecured SPA Purchasers were made in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

On May 9, 2023, the Company issued a press release relating to Amendment No. 8 and the Unsecured SPA. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Current Report on Form 8-K, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include among other things, statements regarding the parties’ commitments and anticipated funding timing under Amendment No. 8 and the Unsecured SPA, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the ability of the Company to close on the financings described in this Form 8-K, whether the Company’s Amended Shareholder Agreement with FF Top Holding LLC complies with Nasdaq listing requirements, the market performance of the Company’s Common Stock; the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company’s ability to satisfy the conditions precedent and close on the various financings disclosed by the Company and any future financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; whether the Company and the City of Huanggang could agree on definitive documents to effectuate the Cooperation Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended; the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; recent cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain directors and employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed on May 5, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
4.1	Form of Common Stock Purchase Warrant.
10.1	Amendment No. 8 to Securities Purchase Agreement, dated May 8, 2023, by and between Faraday Future Intelligent Electric Inc. and Senyun International Ltd.
10.2	Amendment to ATW Notes and Warrants, dated as of May 9, 2023, by and among Faraday Future Intelligent Electric Inc., FF Simplicity Ventures LLC and FF Prosperity Ventures LLC.
10.3*	Securities Purchase Agreement, dated as of May 8, 2023, among Faraday Future Intelligent Electric Inc. and the purchasers from time to time party thereto.
10.4	Form of Unsecured Convertible Senior Promissory Note.
10.5	Equity Commitment Letter, dated as of May 8, 2023, by and among FF Global Partners Investment LLC, Metaverse Horizon Limited and Faraday Future Intelligent Electric Inc.
10.6	Equity Commitment Letter, dated as of May 8, 2023, by and among V W Investment Holding Limited, Lijun Jin and Faraday Future Intelligent Electric Inc.
99.1	Press release dated May 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The schedules of this exhibit have been redacted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: May 10, 2023	By:	/s/ Yun Han
	Name:	Yun Han
	Title:	Interim Chief Financial Officer

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Exhibit 4.1

Form of Unsecured Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

faraday future intelligent electric inc.

Warrant Shares: [__]	Initial Exercise Date: [__], 2023

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [__] or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [__], 20[__]1 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), up to [__] shares of Common Stock (as defined below) (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock; the purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

[1]	Note to Draft: To be seven (7) years after the date of issuance of the applicable Warrant.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Stock” means the issuance of (a) shares of Common Stock or options to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the members of the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Warrant Shares issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to mergers, acquisitions, joint ventures or strategic transactions approved by a majority of the disinterested directors of the Company provided that any such issuance pursuant to this clause (c) shall only be to a Person or Persons (or to the equityholders of a Person or Persons) which is, itself or through its subsidiaries, an operating company or an owner of an asset and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) any shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock in an aggregate amount not to exceed $50,000,000 (excluding any Notes or Warrants issued under the Purchase Agreement) after the date of the Purchase Agreement; provided, that with respect to this clause (d), the issuance, conversion or exercise (as applicable) price per share at the time of issuance of such Common Stock or security (as applicable) is not less than $0.55 per share of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof), and (e) the issuance of the Tranche A and B Notes and Warrants under the Purchase Agreement and the shares of Common Stock thereunder.

“Fundamental Transaction” shall have the meaning ascribed to such term in Section 3(c) hereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, or proceeding.

“Purchase Agreement” means that certain Amended and Restated Securities Purchase Agreement, dated as of February 3, 2023, among the Company, the various financial institutions as are, or may from time to time become, party thereto as issuers and lenders (including without limitation Holder) and FF Simplicity Ventures LLC, as administrative and collateral agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing.

“Transfer Agent” means the transfer agent of the Company, if any, and any successor transfer agent of the Company.

“VWAP” means, for any date following the date the Company, or any Successor Entity to the Company, is listed for trading on a Trading Market, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation) (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation) (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average trading price per share of the Common Stock so reported (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation), or (d) in all other cases, the fair market value of a share of Common Stock as reasonably and in good faith determined by the Board of Directors; provided that if the Holder disagrees with the Board of Directors’ determination pursuant to clause (d) above, the Holder and the Company shall reasonably and in good faith select an independent appraiser, the fees and expenses of which shall be split by the Company and the Holder, to make such determination.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date, after receipt of Company stockholder approval to increase the Company’s authorized and uncommitted shares of Class A Common Stock to the extent needed (which approval, for the avoidance of doubt, may be implemented by the Issuer through a reverse stock split that increases the number of authorized shares of the Issuer’s Class A Common Stock) and for purposes of NASDAQ Listing Rule 5635 to the extent needed (the “Shareholder Approval”) (and the filing of an amendment to the certificate of incorporation of the Company to reflect the Shareholder Approval to the extent needed) and subject to Section 2(f) in each case unless otherwise consented to in writing by the Company, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise (except as set forth in the preceding sentence). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any permitted assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.8925, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise, or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If (A-B) is less than zero, then the number of Warrant Shares to be delivered to the Holder shall equal zero. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its permitted assignee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, or otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its permitted assignee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price (other than in case of a cashless exercise) is received within two (2) Trading Days following delivery of the Notice of Exercise. If the Company is then a participant in DWAC and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise and the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the 3rd Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day for each Trading Day after such 3rd Trading Day following the Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to use commercially reasonable efforts to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the 3rd Trading Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the 3rd Trading Day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names of any permitted transferee(s) as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities or instruments of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the reasonable discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of a Holder, the Company shall within three (3) Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities or instruments of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a permitted successor holder of this Warrant.

f) Issuance Restrictions. If the Company has not obtained Shareholder Approval to the extent needed, then the Company may not issue upon exercise of this Warrant any shares of Common Stock.

g) Call Provision. Subject to the provisions of Section 2(e), Section 2(f) and this Section 2(g), if, after the Effective Date, (i) the VWAP for each of 20 Trading Days out of 30 consecutive Trading Days (the “Measurement Period,” which 30 consecutive Trading Day period shall not have commenced until after the Effective Date) exceeds $15.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date), (ii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, and (iii) the Equity Conditions are then satisfied, then the Company may, within 1 Trading Day of the end of such Measurement Period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $0.01 per Warrant Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all of the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (A) this Warrant then permits the Holder to acquire 100 Warrant Shares, (B) a Call Notice pertains to 75 Warrant Shares, and (C) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (x) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (y) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (z) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(g), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date, and (2) the Registration Statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Holder, or Rule 144 shall be available without time, volume or manner of sale limitations, for the resale of all such Warrant Shares, (3) the Common Stock shall be listed or quoted for trading on the Trading Market, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of all Securities under the Transaction Documents, and (5) the issuance of all Warrant Shares subject to a Call Notice shall not cause a breach of any provision of Section 2(e) or Section 2(f) herein. The Company’s right to call the Warrants under this Section 2(g) shall be exercised ratably among the Holders based on each Holder’s initial purchase of Warrants.

Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any Common Stock or Common Stock Equivalents (other than Excluded Stock), at an effective price per share less than the Exercise Price then in effect (such issuances collectively, a “Dilutive Issuance” and such price, the “Base Price”)) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of Excluded Stock or any adjustment pursuant to Section 3(a). The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the adjusted Exercise Price regardless of whether the Holder accurately refers to the adjusted Exercise Price in the Notice of Exercise. Notwithstanding anything herein to the contrary, for purposes of this Section 2(b), “effective price per share” shall take into consideration the value of any Common Stock, Common Stock Equivalents, securities transferred to a third-party by other stockholders of the Company including Common Stock or Common Stock Equivalents, cash, rights or any other form of additional consideration (“Secondary Security”) that is issued or paid in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (the "Primary Security", and together with the Secondary Security, each a "Unit"), together comprising one integrated transaction (or series of related transactions if such issuances or sales or deemed issuances or sales of securities of the Company are consummated under the same plan of financing), the “effective price per share” (i.e. Base Price) shall be deemed to be the lowest of (y) if such Primary Security is a Common Stock Equivalent, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security and (z) the purchase price of such Unit less the value of the Secondary Unit (assuming for such purposes the value of any options or warrants are valued at the Black Scholes Value but using the date of the Dilutive Issuance for such purposes rather than the date of the Fundamental Transaction); provided, that if the value determined pursuant to clause (y) above would result in a value less than the par value of the Common Stock, then the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the par value of the Common Stock. If any shares of Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities or Common Stock (including Common Stock transferred from existing third-party stockholder), in which case the amount of consideration received by the Company will be the volume weighted average price of such publicly traded securities on the date of receipt of such publicly traded securities. The fair value of any consideration other than cash or publicly traded securities will be reasonably and in good faith determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder acting reasonable and in good faith. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company and the Holder.

(c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another unaffiliated Person or group of unaffiliated Persons, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions to another unaffiliated Person or group of unaffiliated Persons, (iii) any direct or indirect, purchase offer, tender offer or exchange offer (by another unaffiliated Person or group of unaffiliated Persons) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property in connection with a transaction involving an unaffiliated Person or group of unaffiliated Persons, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another unaffiliated Person or group of unaffiliated Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

a) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

b) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof unless otherwise consented to in writing by the Company, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i). Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c), in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding and after receipt of Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Company reflecting the Shareholder Approval to the extent needed), it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will use commercially reasonable efforts to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or intentionally seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares (or Alternative Consideration after a Fundamental Transaction) upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall use commercially reasonable efforts to obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) CFIUS. Notwithstanding anything to the contrary, at no time shall the Holder (a) be given rights that would allow it to control the Company; (b) have access to any material nonpublic technical information in the possession of the Company; (c) have the right to appoint any member or observer to the board of directors of the Company; or (d) be involved, other than through voting of shares, in the Company’s substantive decisionmaking regarding (i) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens that the Company maintains or collects; (ii) the use, development, acquisition, or release of critical technologies; or (iii) the management, operation, manufacture, or supply of covered investment critical infrastructure, to the extent the Company at any time owns, operates, provides goods or service, or otherwise becomes involved in covered investment critical infrastructure. The terms in this paragraph are defined as they are defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations at 31 C.F.R Part 800, as they may be amended from time to time.

f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

h) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

i) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above Attention: Legal Department, Mike Beck, email address david.beck@ff.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address of such Holder appearing on the books of the Company, or if no such email address appears on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any permitted Holder from time to time of this Warrant and shall be enforceable by such Holder or holder of Warrant Shares.

m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

faraday future intelligent electric inc.

By:
	Name:	Xuefeng Chen
	Title:	Chief Executive Officer

Signature Page to Warrant

NOTICE OF EXERCISE

To: faraday future intelligent electric inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐   lawful money of the United States; or

☐   [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 10.1

Execution Version

AMENDMENT NO. 8

May 8, 2023

Faraday Future Intelligent Electric Inc.

18455 South Figueroa Street

Gardena, California 90248

Attention: Legal Department, Mike Beck

Phone: (800) 228-7702

Email: david.beck@ff.com

Re: Amendment No. 8

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement dated as of August 14, 2022 (as amended by that certain Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes, dated as of September 23, 2022, that certain Joinder and Amendment Agreement, dated as of September 25, 2022, that certain Limited Consent and Third Amendment to Securities Purchase Agreement, dated as of October 24, 2022, that certain Amendment No. 4, dated as of December 28, 2022, that certain Limited Consent and Amendment No. 5, dated as of January 25, 2023, that certain Amendment No. 6 to Securities Purchase Agreement, dated as of February 3, 2023, that certain Amendment No. 7, dated as of March 23, 2023 and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “SPA”), by and among Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”), the financial institutions or other entities from time to time parties thereto (each a “Purchaser” and collectively, the “Purchasers”) and FF Simplicity Ventures LLC, a Delaware limited liability company, as administrative agent and collateral agent. Capitalized terms used but not defined herein shall have the meanings set forth in the SPA. This Amendment No. 8 is referred to herein as this “Amendment No. 8”.

1.	Amendments to the SPA.

a.	Acknowledgement regarding MFN and Anti-Dilution Adjustments; Waiver of Preemptive Right.

Each Purchaser party hereto hereby acknowledges that there is no right to amend its existing Notes as permitted under Section 2.5(b) of the SPA, no right to any downward adjustment to the conversion price of the Notes pursuant to Section 4(b) of the Notes and no right to any downward adjustment to the exercise price of the Warrants pursuant to Section 3(b) of the Warrants, as a result of or in connection with (a) the unsecured promissory notes and related warrants contemplated by that certain unsecured convertible senior promissory notes – non-binding investor term sheet attached as Exhibit A (the “Unsecured Notes”) or (b) the transactions contemplated by the Employee Share Purchase Program (as defined below).

Each Purchaser party hereto hereby waives its right to participate in future financings under Section 4.25(a) of the SPA in connection with the Unsecured Notes and the Employee Share Purchase Program.

2.	Amendment to the Notes.

With respect to each Note issued by the Issuer to each Purchaser under the SPA and currently outstanding and each Note issuable by the Issuer to each Purchaser under the SPA, each Purchaser party hereto and the Issuer hereby agree that,

a.	The definition of “Floor Price,” as used in each such Note, shall be amended and restated to read in its entirety as follows (which shall also apply to all prior Note conversions):

““Floor Price” means $0.10 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof) (or such lower amount as may be permitted by the principal Trading Market of the Common Stock from time to time).”

b.	Notwithstanding anything to the contrary in each such Note, the Issuer shall no longer be required to pay interest to each Purchaser on the aggregate unconverted and then outstanding principal amount of each such Note quarterly on January 1, April 1, July 1 or October 1 under Section 2(a) of each such Note, and any reference to “Interest Payment Date” in each such Note shall be revised to refer to each Conversion Date and the Maturity Date. For clarity, with respect to each Exchange Note held by a Purchaser, all accrued and unpaid interest on such Exchange Note shall be paid upon each conversion of the Exchange Note and at the maturity of such Exchange Note.

c.	Section 3(b) of each Tranche C Note and each Tranche D Note shall be amended and restated to read in its entirety as follows:

“(b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.8925, subject to adjustment as set forth herein (the “Conversion Price”).”

d.	Section 3(c)(i) of each Tranche C Note and each Tranche D Note shall be amended and restated to read in its entirety as follows:

“i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing the outstanding principal amount of this Note to be converted by the Conversion Price. Additionally, on each Conversion Date, the Company shall pay to the Holder, in cash, the sum of (A) all accrued interest on this Note to date plus (B) all interest that would otherwise accrue on such principal amount of this Note if such converted principal would be held to six years after the date hereof (the amount in clause (B), (the “Make-Whole Amount")) minus (C) 50% of the original issue discount in respect of such converted portion of this Note; provided, however, at the election of the Company, such interest and Make-Whole Amount may be paid in a combination of cash and Common Stock, otherwise pursuant to the terms of Section 2.”

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e.	Section 2(b) of each Tranche C Warrant and each Tranche D Warrant shall be amended and restated to read in its entirety as follows:

“Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.8925 subject to adjustment hereunder (the “Exercise Price”).”

f.	Clause (a) of the definition of Interest Conversion Rate in each Exchange Note shall be amended and restated as follows:

“(a) the greater of (i) the Floor Price and (ii) 90% of the VWAP for the Trading Day that is immediately prior to the date on which interest is paid in shares of Common Stock.”

3.	Employee Share Purchase Program.

Each of the Purchasers party hereto hereby consent and agree to the Issuer entering into a Stock Purchase Agreement, to be dated on or around the date hereof and substantially in the form attached as Exhibit B, with certain of its employees whereby certain of the Issuer’s employees agree to invest in the Issuer’s shares of Common Stock, notwithstanding any provision of the SPA, including Section 5.9 of the SPA.

4.	Consent to Related Party Transactions.

Each of the Purchasers party hereto hereby consent and agree for all purposes under the SPA, including Section 13.6, to all transactions contemplated under the Unsecured Notes.

5.	Miscellaneous.

a.	The provisions of this Amendment No. 8 shall become effective against each Purchaser upon the execution and delivery by such Purchaser of a counterpart hereto and shall be effective against all Purchasers upon the execution and delivery of counterparts hereto by the requisite number of Purchasers in accordance with the terms of the SPA.

b.	In order to induce the applicable Purchasers to enter into this Amendment No. 8, the Issuer hereby represents and warrants to the applicable Purchasers, immediately after giving effect to this Amendment No. 8, as of the date hereof and in each case, that all material non-public information regarding the Issuer or any other Credit Party that has been disclosed to the applicable Purchasers on or prior to the date hereof, has been disclosed in the Issuer’s public filings with the Commission prior to the date hereof or will be disclosed within one Business Day of such disclosure.

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c.	Except as otherwise expressly provided herein, nothing contained herein shall constitute or be deemed to be a waiver or amendment of, or consent to any departure from any other term or provision in the SPA or any other Financing Document, each of which shall continue unmodified and in full force and effect, nor shall the foregoing consent and amendment constitute a course of dealing among the parties. Except as specifically set forth herein, the Purchaser reserves all of its rights and remedies under the SPA and the Financing Documents.

d.	On or before 9:00 a.m., New York time, on the date of this Amendment No. 8, the Issuer shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated hereby in the form required by the Securities Exchange Act of 1934, as amended, and attaching the form of this Amendment No. 8 (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Issuer shall have disclosed all material, non-public information (if any) provided to each Purchaser by the Issuer or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the filing of the 8-K Filing, the Issuer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Issuer, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and each Purchaser or any of its affiliates, on the other hand, relating to the transactions contemplated by this Amendment No. 8, shall terminate.

e.	This Amendment No. 8 may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment No. 8 by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

f.	THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AMENDMENT NO. 8, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS OF SUCH STATE.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to be duly executed by their respective duly authorized officers on the date first written above

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Xuefeng Chen
Name:	Xuefeng Chen
Title:	Chief Executive Officer

(Signature Page to Amendment No. 8)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to be duly executed by their respective duly authorized officers on the date first written above

PURCHASER:

SENYUN INTERNATIONAL LTD.

By:	/s/ Zhang Bo
Name:	Zhang Bo
Title:	CEO

(Signature Page to Amendment No. 8)

Exhibit A

Non-Binding Investor Term Sheet

[See attached.]

FFIE Unsecured Convertible Senior Promissory Notes – Non-Binding Investor Term Sheet 2023

This term sheet is for discussion purposes and expressly not binding on any person.

Security	Unsecured convertible notes (the “Notes”).

Investment Amount

Up to $100 million to certain accredited investors.

Each investor has the right, upon not less than ten (10) business days’ prior written notice, to invest an additional 50% of its original principal amount.

Optional Notes	Within 12 months from the closing date, the undersigned investor (the “Investor”) has the option to fund an additional 50.0% of such Investor’s investment amount on the same economic terms; the Investor may fund an additional 100.0% of such amount with the Company’s prior written consent.

Original Issue Discount	10.0%.

Maturity	6 years from issuance date. Investor has the option to convert the outstanding principal amount of the Notes to Company equity, at which time the Company shall pay to the Investor, in shares of Class A common stock of the Company (“Common Stock”), and the sum of (a) all accrued interest on such Notes to date plus (b) all interest that would otherwise accrue on such principal amount of such Notes if such converted principal amount would be held to the date that is 6 years after issuance (the “Make-Whole Amount”) minus (c) 50% of the original issue discount in respect of such converted portion of the Notes, in each case with a conversion rate equal to 90.0% of the lowest VWAP for the 5 consecutive trading days ending on the trading day that is immediately prior to the date on which interest is paid in shares of Common Stock subject to a $0.10 per share floor price.

Coupon	Company may choose (a) 10.0% cash or (b) 15.0% in Common Stock at a conversion price equal to 90.0% of the lowest VWAP for the 5 consecutive trading days ending on the trading day that is immediately prior to the date on which interest is paid in shares of Common Stock subject to a $0.10 per share floor price.

Conversion Price	$0.8925 subject to adjustment consistent with the Company’s secured notes.

Warrants	Warrant coverage of 33.0% with an exercise price of $0.8925 per warrant share.

Warrants Adjustments	The warrant exercise price would be only subject to the same price protection adjustments as in the existing Company secured notes.

Fundamental Change	Consistent with the existing secured notes SPA.

Lockup

No lockup for the 1st 75% funding for V W Investment Holding Limited, and 30 days lockup for the remaining 25% funding.

No lockup for the 1st 87.5% funding for Metaverse Horizon Limited, and 30 days lockup for the remaining 12.5% funding.

Resale Registration Rights	Customary resale shelf registration rights in respect of underlying Common Stock, Company will use commercially reasonable efforts to file registration statement on or prior to by 5/31/2023 and declare it effective as promptly as reasonably practicable thereafter.

Closing Schedule

Metaverse Horizon Limited (“MHL”)

● 12.5% will be paid within 5 business days after Company stockholder approval (to the extent needed) and effectiveness of registration (“First Funding Date”).

● 12.5% will be paid within 15 business days after First Funding Date (“Second Funding Date”).

● 12.5% will be paid within 15 business days after Second Funding Date (the “Third Funding Date”).

● 12.5% will be paid within 15 business days after Company stockholder approval (to the extent needed) and effectiveness of registration (“Fourth Funding Date”).

● 12.5% will be paid within 15 business days after Fourth Funding Date (“Fifth Funding Date”).

● 12.5% will be paid within 15 business days after Fifth Funding Date (the “Sixth Funding Date”).

● 12.5% will be paid within 15 business days after Sixth Funding Date (“Seventh Funding Date”).

● 12.5% will be paid within 15 business days after Seventh Funding Date.

provided that, to the extent that any closing does not occur by the date set forth above, MHL will have 5 additional business days to deliver the funds; and closing will be delayed to the extent that the five trading day VWAP is less than $0.10.

V W Investment Holding Limited (“VWIH”)

● 25% will be paid within 5 business days after Company stockholder approval (to the extent needed) and effectiveness of registration (“First Funding Date”).

● 25% will be paid within 15 business days after First Funding Date (“Second Funding Date”).

● 25% will be paid within 15 business days after Second Funding Date (the “Third Funding Date”).

● 25% will be paid within 15 business days after Third Funding Date.

provided that, to the extent that any closing does not occur by the date set forth above, VWIH will have 5 additional business days to deliver the funds; and closing will be delayed to the extent that the five trading day VWAP is less than $0.10.

Other Terms

● The Company and investors in the Notes will negotiate and finalize a note and warrant substantially in the form attached to the existing secured notes and warrants with changes reflected in this Term Sheet, as well as a securities purchase agreement based on such agreement for the secured notes. No conversion until receipt of Company stockholder approval for sufficient authorized Class A common shares if and to the extent needed and the Notes for purposes of NASDAQ Listing Rule 5635 if and to the extent needed. Reasonable and documented out of pocket legal fee reimbursement directly related to the Notes after executing definitive agreements and receiving first funding up to $400,000 for FF Top

● Investor and its affiliates shall not be permitted to directly or indirectly short or otherwise take a similar action with respect to the Company’s common stock, and have not taken any such action prior to the date hereof

Voting Support Agreement	FFIE will hold a special meeting for an authorized share increase within 60 days, and a separate special meeting for NASDAQ Listing Rule 5635 approval within 60 days.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Non-Binding Investor Term Sheet to be duly executed as of May [__], 2023.

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Non-Binding Investor Term Sheet to be duly executed as of May [__], 2023.

INVESTOR:

[_____________________]

By:
Name:
Title:

Subscription Amount:

$[_______________]

Exhibit B

Employee Share Purchase Program

[See attached.]

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of [●], 2023, by and between Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), and [●], a [California/People’s Republic of China] resident and an executive of the Company or a subsidiary of the Company (“Purchaser” and, together with the Company, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, Purchaser desires to purchase from the Company, and the Company desires to sell to Purchaser, shares of the Company’s Class A commons stock, par value $0.0001 per share (collectively, the “Shares”), terms and conditions with respect to the purchase and sale of the Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1. Purchase. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue, sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from the Company, free and clear of all encumbrances (other than restrictions under applicable securities law or set forth in this Agreement):

a. on the last trading day of the first calendar month following the date of this Agreement (the “First Closing Date”), a number of Shares that is equal to (i) 25% of the salary (net of any taxes withheld by the Company or an affiliate of the Company) that is payable by the Company or an affiliate of the Company to Purchaser for such calendar month, divided by (ii) the closing price of the Company’s Shares traded on the Nasdaq Capital Market (“Nasdaq”) on the First Closing Date, rounded down to the next whole share, and, in consideration therefor, Purchaser shall remit to the Company the amount described in the foregoing clause (i);

b. on the last trading day of the second calendar month following the date of this Agreement (the “Second Closing Date”), a number of Shares that is equal to (i) 25% of the salary (net of any taxes withheld by the Company or an affiliate of the Company) that is payable by the Company or an affiliate of the Company to Purchaser for such calendar month, divided by (ii) the closing price of the Company’s Shares traded on the Nasdaq on the Second Closing Date, rounded down to the next whole share, and, in consideration therefor, Purchaser shall remit to the Company the amount described in the foregoing clause (i);

c. on the last trading day of the third calendar month following the date of this Agreement (the “Third Closing Date”), a number of Shares that is equal to (i) 25% of the salary (net of any taxes withheld by the Company or an affiliate of the Company) that is payable by the Company or an affiliate of the Company to Purchaser for such calendar month, divided by (ii) the closing price of the Company’s Shares traded on the Nasdaq on the Third Closing Date, rounded down to the next whole share, and, in consideration therefor, Purchaser shall remit to the Company the amount described in the foregoing clause (i);

d. on the last trading day of the fourth calendar month following the date of this Agreement (the “Fourth Closing Date”), a number of Shares that is equal to (i) 25% of the salary (net of any taxes withheld by the Company or an affiliate of the Company) that is payable by the Company or an affiliate of the Company to Purchaser for such calendar month, divided by (ii) the closing price of the Company’s Shares traded on the Nasdaq on the Fourth Closing Date, rounded down to the next whole share, and, in consideration therefor, Purchaser shall remit to the Company the amount described in the foregoing clause (i);

e. on the last trading day of the fifth calendar month following the date of this Agreement (the “Fifth Closing Date”), a number of Shares that is equal to (i) 25% of the salary (net of any taxes withheld by the Company or an affiliate of the Company) that is payable by the Company or an affiliate of the Company to Purchaser for such calendar month, divided by (ii) the closing price of the Company’s Shares traded on the Nasdaq on the Fifth Closing Date, rounded down to the next whole share, and, in consideration therefor, Purchaser shall remit to the Company the amount described in the foregoing clause (i); and

f. on the last trading day of the sixth calendar month following the date of this Agreement (the “Sixth Closing Date”), a number of Shares that is equal to (i) 25% of the salary (net of any taxes withheld by the Company or an affiliate of the Company) that is payable by the Company or an affiliate of the Company to Purchaser for such calendar month, divided by (ii) the closing price of the Company’s Shares traded on the Nasdaq on the Sixth Closing Date, rounded down to the next whole share, and, in consideration therefor, Purchaser shall remit to the Company the amount described in the foregoing clause (i).

2. Representations and Warranties.

a. Representations and Warranties by Each Party. Each Party represents and warrants to the other Party that:

(i) Such Party, if an entity, is duly organized and in good standing in the jurisdiction of its organization, and has the necessary right, power and authority to enter into and to perform its obligations under this Agreement, or such Party, if a natural person, has the necessary capacity to enter into and to perform its obligations under this Agreement. Such Party’s execution, delivery and performance of this Agreement: (i) if such Party is an entity, have been authorized by all necessary legal entity action, (ii) do not directly or indirectly (with or without notice or lapse of time) contravene, conflict with, or result in a violation of, or give any governmental authority or other person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under any legal requirement or order to which such Party is subject or the terms of any material agreement to which such Party may be subject or by which such Party or such Party’s material assets may be bound and (iii) does not conflict with the rights of any third party that is party to any material agreement or arrangement with such Party, and are not subject to the consent or approval of any third party.

(ii) This Agreement constitutes the legal, valid and binding obligations of such Party, enforceable against such Party in accordance with its terms, except (a) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(iii) Such Party is not subject to any pending or threatened litigation or governmental action which would reasonably be expected to prevent its performance of its obligations under this Agreement.

b. Representations and Warranties by the Company. The Company represents and warrants to Purchaser that the Shares are duly authorized and validly issued, fully paid and nonassessable, and are free and clear of all encumbrances (other than restrictions under applicable securities laws or otherwise set forth in this Agreement).

c. Representations and Warranties by Purchaser.

(i) Investment Representations. Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

(A) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

(B) Acquisition for Own Account. Purchaser is acquiring the Shares for Purchaser’s own account for investment only, and not with a view towards their distribution.

(C) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(D) Resale Restrictions. Purchaser is familiar with the provisions of Rules 144, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

(E) Sophisticated Investor. Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect Purchaser’s own interests in connection with the purchase of the Shares by virtue of the business or financial expertise of Purchaser or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

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(F) Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

(ii) Status of Purchaser. Purchaser is either (A) an “accredited investor” within the meaning of the Commission Rule 501 of Regulation D, as presently in effect, under the Securities Act, or (ii) not a “U.S. person” as defined in Rule 902 of Regulation S of the Securities Act.

(iii) Transfer Restrictions. Purchaser acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in this Agreement.

(iv) No Employment Rights. This Agreement is not an employment or other service contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary or Affiliate of the Company) to terminate Purchaser’s employment or other service relationship for any reason at any time, with or without cause and with or without notice.

(v) Additional Information. Purchaser represents that it has had an opportunity to ask questions of the Company and to obtain any additional information necessary to permit an informed evaluation of the benefits and risks associated with the investment made hereby. Purchaser has made its own independent investigation of the Company and is aware of the Company’s proposed business and financial condition.

(vi) Residency. Purchaser’s office in which its investment decision with respect to the Shares was made is located at the address set forth for Purchaser on Purchaser’s signature page to this Agreement.(vii)Ownership. Except as set forth in Schedule 2(c)(vii), as of the date of this Agreement, Purchaser and its affiliates are not the direct or indirect owner of record or beneficial owner of shares of common stock, securities convertible into or exchangeable for common stock, or any other equity or equity-linked security of the Company.

(viii) No Claims. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Purchaser.

(ix) No Reliance. Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, except for the representations and warranties by the Company contained in this Agreement.

(x) Financial Capacity. Purchaser has, and as of the Closing Date, will have, sufficient cash on hand in a U.S. bank account or uncalled capital commitments from creditworthy parties without any condition to fund Purchaser’s commitment to purchase the Shares on the terms and conditions set forth in this Agreement. Such cash has been obtained by Purchaser in compliance with all applicable laws.

(xi) No Related Party Relationships. Except as set forth in Schedule 2(c)(xi) or as otherwise disclosed to the Company in writing, Purchaser is not affiliate or direct or indirect equityholder of, has no direct or indirect economic interest in, and has not directly or indirectly entered into any agreement, arrangement or understanding with, any director, officer, employee, manager, partner or equityholder (or any of their respective immediate family members (as defined in 40 CFR § 170.305) or any affiliate or spouse of any such director, officer, employee, manager, partner, equityholder or immediate family member) of FF Global Partners LLC, FF Global Partners Investments LLC (formerly known as FF Top Holding LLC), or any of their respective affiliates (each, a “Related Person”). Except as set forth in Schedule 2(c)(xi) or as otherwise disclosed to the Company in writing, the transactions contemplated by or related to this Agreement will not directly or indirectly increase any Related Person’s ownership or voting power of the Company, and no Related Person will, directly or indirectly, participate in any of the post-closing operations or decisions of or have any other rights or obligations with respect to any of Purchaser’s affiliates. Notwithstanding the foregoing, nothing in this this Agreement shall prohibit Purchaser from the right to enter into any voting agreement or grant a voting proxy at any time after the date hereof and on any terms, with or to FF Global Partners Investments LLC (formerly known as FF Top Holding LLC) with respect to any Shares held by Purchaser.

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(xii) Regulation S Representations. If Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S under the Securities Act (“Regulations S”), Purchaser further represents, warrants and agrees as follows:

(A) Non-U.S. Person. At the time of execution of this Agreement, Purchaser is located outside of the United States and is not a “U.S. person” as defined in Rule 902 of Regulation S.

(B) Restriction on Transfer. Purchaser understands that none of the Shares may be sold, offered for sale or transferred in any manner for an indefinite period of time unless sold pursuant to (a) the provisions of Regulation S, (b) an effective registration statement under the Securities Act and applicable state laws, or (c) an available exemption from registration under the Securities Act and applicable state laws, in each case to the reasonable satisfaction of the Company and its counsel. Purchaser agrees that it will make no sale, offer to sell or transfer of any Shares, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act and applicable state laws, or an available exemption from registration, in each case to the reasonable satisfaction of the Company and its counsel, and then only in accordance with the provisions of this Agreement and the provisions hereof. Purchaser further understands and agrees that no hedging transactions with respect to the Shares may be effected except in accordance with the provisions of the Securities Act and then only in accordance with the provisions of this Agreement and the provisions hereof, to the reasonable satisfaction of the Company and its counsel. Purchaser further understands and agrees that the Company will, to the extent required by Regulation S, refuse to register any transfer of the Shares not made in compliance with Regulation S, pursuant to an effective registration under the Securities Act, or pursuant to an exemption from registration under the Securities Act.

3. Lock-Up. Purchaser hereby agrees that until the earlier of (1) the effective date of a registration statement filed with the Commission for the resale of the Shares, or (2) one (1) year after the date of this Agreement (such period, the “Lock-Up Period”), Purchaser will not: (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”), with respect to (i) the Shares and (ii) any other equity security of the Company issued or issuable with respect to any such Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (such shares, collectively, the “Lock-Up Securities”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (any of the foregoing described in clauses (a), (b) or (c), a “Transfer”); provided that the foregoing shall not apply to any Transfer of any Company capital stock or other securities convertible into or exercisable or exchangeable for Company capital stock acquired in open market transactions after the date of this Agreement. Purchaser hereby (A) authorizes the Company during the Lock-Up Period to cause its transfer agent for the applicable Lock-Up Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-Up Securities for which Purchaser is the record holder and, (B) in the case of Lock-Up Securities for which Purchaser is the beneficial but not the record holder, agrees during the applicable Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-Up Securities, in each case of clauses (A) and (B), if such transfer would constitute a violation or breach of this Agreement. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio.

4. Miscellaneous.

a. Further Assurances. Each of the Parties shall execute and deliver such additional necessary documents, instruments, conveyances and assurances, and take such further actions consistent herewith as may be reasonably required to consummate the transactions contemplated by this Agreement.

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b. Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

c. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by the Purchaser and the Company. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner that does not comply with this Section 4(c) will be void.

d. Governing Law; Dispute Resolution; Waiver of Jury Trial.

(i) This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(ii) Any action, suit or legal proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each Party irrevocably submits to the exclusive jurisdiction of each such court in any such action, suit or legal proceeding waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of any such action, suit or legal proceeding shall be heard and determined only in any such court, and agrees not to bring any action, suit or legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any action, suit or legal proceeding brought pursuant to this section. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

e. Assignment. This Agreement shall be binding upon the Company and Purchaser and each of their respective successors and permitted assigns. Purchaser shall not be permitted to assign this Agreement or any of Purchaser’s rights or obligations hereunder without the prior written consent of the Company.

f. Third-Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary rights in any other person or entity.

g. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

h. Severability. If any covenant, condition, term or provision of this Agreement, or if the application of such provision to any Person or circumstance is judicially determined to be invalid or unenforceable, then the remainder of this Agreement, or the application of such covenant, condition, term or provision to Persons or circumstances other than those to which it is held invalid or unenforceable, will not be affected thereby, and each covenant, term, condition and provision of this Agreement will be valid and enforceable to the fullest extent permitted by Law.

i. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one (1) and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[The Remainder of This Page Is Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

COMPANY:

Faraday Future Intelligent Electric Inc.

By:
Name:
Title:

PURCHASER:

By:
Name:
Title:
Address:
Email Address:

[Signature Page – Stock Purchase Agreement]

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Exhibit 10.2

Execution Version

May 9, 2023

Faraday Future Intelligent Electric Inc.

18455 South Figueroa Street

Gardena, California 90248

Attention: Legal Department, Mike Beck

Phone: (800) 228-7702

Email: david.beck@ff.com

Re: Amendment to ATW Notes and Warrants

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Securities Purchase Agreement dated as of August 14, 2022 (as amended by that certain Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes, dated as of September 23, 2022, that certain Joinder and Amendment Agreement, dated as of September 25, 2022, that certain Limited Consent and Third Amendment to Securities Purchase Agreement, dated as of October 24, 2022, that certain Amendment No. 4, dated as of December 28, 2022, that certain Limited Consent and Amendment No. 5, dated as of January 25, 2023, that certain Amendment No. 6 to Securities Purchase Agreement, dated as of February 3, 2023, that certain Amendment No. 7, dated as of March 23, 2023, that certain Amendment No. 8, dated as of May 9, 2023 and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “SPA”), by and among Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”), the undersigned investors (collectively, the “Holders” and such other investors from time to time parties thereto (the “Other Holders”, and together with the Holders, each a “Purchaser” and collectively, the “Purchasers”) and FF Simplicity Ventures LLC, a Delaware limited liability company, as administrative agent and collateral agent (in such capacities, the “Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the SPA, and (ii) those certain unsecured promissory notes, in the form attached hereto as Exhibit A (the “New Notes”) and related warrants in the form attached hereto as Exhibit B (the “New Warrants”) to be issued pursuant to that certain Securities Purchase Agreement in the form attached hereto as Exhibit C (the “New SPA”) (the “Employee Share Purchase Agreement”). This letter amendment is referred to herein as this “Amendment”.

This Amendment shall be effective upon the execution and delivery of this Amendment by the Issuer and the Holders (such time, the “Effective Time”).

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1.	Amendment to the Notes.

With respect to each Note issued by the Issuer to the Holders under the SPA and currently outstanding and each Note issuable by the Issuer to the Holders under the SPA (collectively, the “Holder Notes”), the Holders and the Issuer hereby agree that, effective as of the Effective Time:

a.	The definition of “Floor Price,” as used in each Holder Note, shall be amended and restated to read in its entirety as follows:

““Floor Price” means $0.10 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof) (or such lower amount as may be permitted by the principal Trading Market of the Common Stock from time to time) (or, if lower, the floor price of the New Notes (as defined in that certain Amendment, dated May 8, 2023, by and between the Company and the investors party thereto (including the Holder (or its assignee, as applicable)) then in effect.”

b.	Notwithstanding anything to the contrary in each Holder Note, no Interest Payment Date shall occur under the Holder Notes until the applicable Maturity Date (as defined in the applicable Holder Note), except that and any accrued and unpaid interest under the Notes shall be payable upon any redemption of any such Holder Note or otherwise in connection with any conversion of any such Holder Note in accordance with Section 3(c)(i) (as amended hereby). For the avoidance of doubt, accrued and unpaid interest under the Holder Notes (including any make-whole with respect thereto) shall only be payable in cash in connection with any redemption of any Holder Note (whether when due at the Maturity Date (as defined in the applicable Note) or otherwise).

c.	Section 3(b) of each Series C Notes and Series D Notes of the Holders shall be amended and restated to read in its entirety as follows:

“(b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.8925, subject to adjustment as set forth herein (the “Conversion Price”).”

d.	Section 3(c)(i) of each Holder Note shall be amended and restated to reach in its entirety as follows:

“i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted (the “Conversion Amount”) by (y) the Conversion Price. Additionally, on each Conversion Date, the Company shall pay to the Holder, in shares of Common Stock included in the Conversion Amount and converted into Common Stock in accordance with this Section 3(c)(i), the sum of (A) all accrued interest on this Note to date plus (B) all interest that would otherwise accrue on such principal amount of this Note if such converted principal would be held to six years after the date hereof (the amount in clause (B), (the “Make-Whole Amount”)) minus (C) 50% of the original issue discount in respect of such converted portion of this Note; provided, however, if the Company shall have elected in writing to the Holder at least ten (10) Trading Days prior to an applicable Conversion Date to settle all Make-Whole Amounts and interest in cash (which notice may be made or revoked, as applicable, at the option of the Company upon ten (10) Trading Day written notice to the Holder), in lieu of such Common Stock payment, such interest and Make-Whole Amount shall be payable in cash (each, a “Cash Election”).”

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e.	The definition of “Exempt Issuance” as used in each Holder Note shall be amended to include the issuance of up to $12 million in shares of Common Stock to employees, officers or directors of the Issuer pursuant to one or more agreements or plans duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Issuer.

f.	Section 2(b) of each Tranche C Warrant and each Tranche D Warrant shall be amended and restated to read in its entirety as follows:

“Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.8925 subject to adjustment hereunder (the “Exercise Price”).”

2.	Amendment to Holder Warrants. The definition of “Excluded Stock” as used in each Warrant of the Holders shall be amended to include the issuance of up to $12 million in restricted shares of Common Stock to employees, officers or directors of the Issuer pursuant to one or more agreements or plans duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Issuer:

3.	Miscellaneous.

a.	The provisions of this Amendment shall become effective at the Effective Time.

b.	In order to induce the Holders to enter into this Amendment, the Issuer hereby represents and warrants to the Holders, immediately after giving effect to this Amendment, as of the date hereof and in each case, that all material non-public information regarding the Issuer or any other Credit Party that has been disclosed to the Holders on or prior to the date hereof, has been disclosed in the Issuer’s public filings with the Commission prior to the date hereof or will be disclosed within one Business Day of such disclosure. The Issuer further represents to the Holders that, concurrently herewith, it has sought to obtain (or obtained) certain amendments, modifications and/or waivers of certain terms or condition of the SPA, Notes, Warrants and/or related documents thereto, as applicable, by Other Holders (each, an “Other Amendment”).

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c.	Except as otherwise expressly provided herein, nothing contained herein shall constitute or be deemed to be a waiver or amendment of, or consent to any departure from any other term or provision in the SPA or any other Financing Document, each of which shall continue unmodified and in full force and effect, nor shall the foregoing consent and amendment constitute a course of dealing among the parties. Except as specifically set forth herein, the each of the Holders reserve all of their rights and remedies under the SPA and the Financing Documents.

d.	On or before 9:00 a.m., New York time, on the date after this Amendment, the Issuer shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated hereby in the form required by the Securities Exchange Act of 1934, as amended, and attaching the form of this Amendment (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Issuer shall have disclosed all material, non-public information (if any) provided to each Purchaser by the Issuer or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the filing of the 8-K Filing, the Issuer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Issuer, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and each Purchaser or any of its affiliates, on the other hand, relating to the transactions contemplated by this Amendment, shall terminate.

e.	This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

f.	The Issuer shall pay each of (i) Kelley Drye & Warren, LLP (counsel to the lead Purchaser) a non-accountable amount of $10,000 and (ii) Blank Rome LLP a non-accountable amount of $10,000, on by no later than the first (1st) Business Day after the date hereof for the fees and expenses incurred by it in connection with preparing and delivering this letter agreement (the “Legal Fee Amount”).

g.	THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AMENDMENT, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS OF SUCH STATE.

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h.	Most Favored Nation. The Issuer hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms or conditions offered to any Person pursuant to any Other Amendment (other than reimbursement of legal fees and expenses and the right to participate in additional financings in accordance therewith) is more favorable to such Person than those of the Holders and this Amendment. Upon any breach of this 3(h), the Holders shall automatically receive the benefit of the more favorable terms and/or conditions (unless waived in writing by the Holders).

i.	Independent Nature of Holders’ Obligations and Rights. The obligations of the Holders under this Agreement are several and not joint with the obligations of any Other Holder, and the Holders shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Amendment. Nothing contained herein or in any Other Amendment, and no action taken by the Holders pursuant hereto, shall be deemed to constitute the Holders and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Amendment and the Issuer acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Amendment. The Issuer and the Holders confirm that the Holders has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holders shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or, any Other Amendment, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

- Remainder of page intentionally blank; signature pages follow -

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers on the date first written above

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Xuefeng Chen
Name:	Xuefeng Chen
Title:	Chief Executive Officer

(Signature Page to ATW Note and Warrant Amendment)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers on the date first written above.

PURCHASER:

FF SIMPLICITY VENTURES LLC

By:	/s/ Antonio Ruiz-Giminez
Name:	Antonio Ruiz-Giminez
Title:	Partner

(Signature Page to ATW Note and Warrant Amendment)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers on the date first written above.

PURCHASER:

FF PROSPERITY VENTURES LLC

By:	/s/ Antonio Ruiz-Giminez
Name:	Antonio Ruiz-Giminez
Title:	Partner

(Signature Page to ATW Note and Warrant Amendment)

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Exhibit A

Form of Unsecured Promissory Notes

[See attached]

Form of Unsecured Notes

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE HOLDER HEREOF SHOULD CONTACT THE RESPONSIBLE OFFICER OF THE ISSUER AT THE ISSUER’S PRINCIPAL OFFICE, CURRENTLY 18455 SOUTH FIGUEROA STREET, LOS ANGELES, CALIFORNIA 90248, TO OBTAIN THE INFORMATION RELATED TO THIS NOTE’S ORIGINAL ISSUE DISCOUNT CALCULATIONS. THIS LEGEND IS INTENDED TO SATISFY THE ORIGINAL ISSUE DISCOUNT REPORTING REQUIREMENTS UNDER TREASURY REGULATIONS SECTION 1.1275-3.

Unsecured Convertible Senior Promissory Note

Up to $[__]	New York, New York
[__], 2023

[[__] (“Holder”) hereby agrees to fund the undersigned (the “Issuer”) via wire transfer of immediately available funds (a) $10,000,000 within five (5) Business Days after the satisfaction of the Closing Conditions or such earlier Business Day as designated by the Holder by notice to the Issuer (the “First Closing”), (b) an additional $10,000,000 within fifteen (15) Business Days after the First Closing (the “Second Closing”), (c) $10,000,000 within fifteen (15) Business Days after the Second Closing (the “Third Closing”), (d) an additional $10,000,000 within fifteen (15) Business Days after the satisfaction of the Closing Conditions (the “Fourth Closing”), (e) an additional $10,000,000 within fifteen (15) Business Days after the Fourth Closing (the “Fifth Closing”), (f) an additional $10,000,000 within fifteen (15) Business Days after the Fifth Closing (the “Sixth Closing”), (g) an additional $10,000,000 within fifteen (15) Business Days after the Sixth Closing (the “Seventh Closing”), and (h) $10,000,000 within fifteen (15) Business Days after the Seventh Closing (the “Eighth Closing”, and each of the First Closing, the Second Closing, the Third Closing, the Fourth Closing, the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing, a “Closing”), in each case subject to postponement or cancellation as set forth in the Securities Purchase Agreement dated as of [ ● ], 2023 among the Issuer and the purchasers from time to time party thereto (the “Purchase Agreement”); provided that, to the extent that any such Closing does not occur by the date set forth above, the Holder shall have 5 additional Business Days to deliver such funds to the Issuer and cause such Closing to occur. The Closing Conditions shall be required to have been satisfied for each Closing hereunder unless waived for such Closing (and only for such Closing) by the Holder.][[__] (“Holder”) hereby agrees to fund the undersigned (the “Issuer”) via wire transfer of immediately available funds (a) $5,000,000 within five (5) Business Days after the satisfaction of the Closing Conditions or such earlier Business Day as designated by the Holder by notice to the Issuer (the “First Closing”), (b) an additional $5,000,000 within fifteen (15) Business Days after the First Closing (the “Second Closing”), (c) an additional $5,000,000 within fifteen (15) Business Days after the Second Closing (the “Third Closing”), and (d) an additional $5,000,000 within fifteen (15) Business Days after the Third Closing (the “Fourth Closing”, and each of the First Closing, the Second Closing, the Third Closing and the Fourth Closing, a “Closing”), in each case subject to postponement or cancellation as set forth in the Securities Purchase Agreement dated as of [ ● ], 2023 among the Issuer and the purchasers from time to time party thereto (the “Purchase Agreement”); provided that, to the extent that any such Closing does not occur by the date set forth above, the Holder shall have 5 additional Business Days to deliver such funds to the Issuer and cause such Closing to occur. The Closing Conditions shall be required to have been satisfied for each Closing hereunder unless waived for such Closing (and only for such Closing) by the Holder.] If and to the extent that the VWAP for the Common Stock is less than $0.10 for the five (5) Trading Days ending on a Closing date, such Closing date shall be delayed until the date that the VWAP for the Common Stock is equal to or greater than $0.10. In consideration of the foregoing, the Issuer hereby promises to pay to the Holder at the office of the Holder at [__], or at such other place as Holder may from time to time designate in writing to the Issuer, in lawful money of the United States of America and in immediately available funds, the principal sum of the amount funded by the Holder at the First Closing, the Second Closing, the Third Closing[,] [and] the Fourth Closing[, the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing] (up to an aggregate of $[__]) subject to a ten percent (10%) original issue discount and the other terms and conditions set forth in this Unsecured Convertible Senior Promissory Note (this “Note”).

The outstanding principal balance of the portion of the Note evidenced by this Note shall be due and payable on the date that is six (6) years after the [Fourth][Eighth] Closing (the “Maturity Date”), and the outstanding principal amount and accrued but unpaid interest on this Note may be prepaid by the Issuer at any time in cash (subject to the same prepayment premium percentage for the Notes issued under the Purchase Agreement) after providing fifteen (15) days’ prior written notice to the Holder (during which time the Holder may convert this Note subject to the terms and conditions herein in lieu of prepayment, and upon such prepayment this Note shall be terminated).

Section 1. Definitions.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 3(d).

“Buy-In” shall have the meaning set forth in Section 3(c)(v).

“Closing Conditions” means: (a) receipt by the Issuer of (i) an effective Registration Statement with respect to the Underlying Shares for such Closing and each previous Closing in the aggregate and (ii) with respect to any Closing the Underlying Shares of which, together with the Underlying Shares of all previous Closings, exceed the Reserved Shares, Shareholder Approval (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed); and (b) solely with respect to the First Closing, the Issuer’s receipt of bank statements showing source(s) of funding with respect to the Holder’s funding obligations under this Note that are reasonably satisfactory to the Issuer.

“Conversion” shall have the meaning ascribed to such term in Section 3(a).

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Conversion Price” shall have the meaning set forth in Section 3(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Dilutive Issuance” shall have the meaning set forth in Section 4(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 4(b).

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“Equity Conditions” means, each of the days during the period in question, (a) the Issuer shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, after receipt of Issuer stockholder approval to increase the Issuer’s authorized and uncommitted shares of Class A common stock (“Common Stock”) to authorize the entirety of the excess of the Underlying Shares over the Reserved Shares (each as defined in the Purchase Agreement) for issuance (which approval, for the avoidance of doubt, may be implemented by the Issuer through a reverse stock split that increases the number of authorized shares of the Issuer’s Class A common stock) and for purposes of NASDAQ Listing Rule 5635 to the extent needed (the “Shareholder Approval”) (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed) and an effective Registration Statement for the applicable shares, (b) the Issuer shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to this Note (and the Issuer believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to this Note (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by counsel to the Issuer, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to this Note are listed or quoted for trading on such Trading Market (and the Issuer believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the next five (5) Trading Days), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to this Note after receipt of the Shareholder Approval (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed) and an effective Registration Statement for the applicable shares, (f) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 3(d) and Section 3(e) herein, (g) there has been no public announcement of a pending or proposed Fundamental Transaction that has not been consummated, (h) the applicable Holder is not in possession of any information provided by the Issuer, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information and (h) there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Issuer pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Issuer, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the [Fourth][Eighth] Closing, provided that such securities have not been amended since the date of the [Fourth[Eighth] Closing to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Issuer, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating Issuer or an owner of an asset and shall provide to the Issuer additional benefits in addition to the investment of funds, but shall not include a transaction in which the Issuer is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) any shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock in an aggregate amount not to exceed $50,000,000 (excluding any Notes or the Warrants issued under the Amended and Restated Securities Purchase Agreement entered into by the Issuer on February 3, 2023, as amended from time to time, the “Secured Purchase Agreement”) after the date hereof; provided that, with respect to this clause (d), the issuance, conversion or exercise (as applicable) price per share at the time of issuance of such Common Stock or security (as applicable) is not less than $0.55 per share of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof); and (e) the issuance of the Exchange Notes and Tranche A and B Notes and Warrants under the Secured Purchase Agreement and the shares of Common Stock thereunder.

“Floor Price” means $0.10 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof) (or such lower amount as may be permitted by the principal Trading Market of the Common Stock from time to time).

“Fundamental Transaction” shall have the meaning set forth in Section 4(e).

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“Interest Conversion Rate” means the greater of (x) the Floor Price and (y) 90% of the lowest VWAP for the 5 consecutive Trading Days ending on the Trading Day that is immediately prior to the date on which interest is paid in shares of Common Stock.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Issuable Maximum” shall have the meaning set forth in Section 3(e).

“Make-Whole Amount” shall have the meaning set forth in Section 3(c)(i).

“Note Register” shall have the meaning set forth in Section 2(c).

“Notice of Conversion” shall have the meaning set forth in Section 3(a).

“Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during the seven (7) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed the Floor Price (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

“Registration Statement” means a registration statement covering the resale of the Underlying Shares (as defined in the Purchase Agreement) by each Holder.

“Share Delivery Date” shall have the meaning set forth in Section 3(c)(ii).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Volume Failure” means, with respect to a particular date of determination, the average dollar trading volume (as reported on Bloomberg, LP) of the Common Stock on the principal Trading Market of the Common Stock during the seven (7) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than $500,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Issuer, the fees and expenses of which shall be split by the Issuer and the Purchasers.

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Section 2. Interest.

(a)	The Issuer shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note (including any Make-Whole Amount payable upon conversion of this Note) at the rate of 10 % per annum, payable on each Conversion Date and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Issuer’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the “Interest Conversion Shares”) at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) on the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to the Holder, (ii) the Issuer shall have given the Holder notice in accordance with the notice requirements set forth below (other than the Make-Whole Amount which shall require notice from the Issuer within three (3) Trading Days of a Notice of Conversion), and (iii) as to any Interest Share Amount, the effective rate of interest shall be calculated at 15% per annum. Notwithstanding anything to the contrary, during any periods that the Note is outstanding and an Event of Default is occurring, the interest rate shall be 15% per annum if paid in cash only and 18% if paid in cash and stock otherwise as set forth above.

(b)	Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the sole discretion of the Issuer. Prior to the commencement of any Interest Notice Period, the Issuer shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof (other than with respect to any Make-Whole Payment which election shall be made within three (3) Trading Days of the applicable Conversion Date). During any Interest Notice Period (or after the election is made in connection with a Make-Whole Payment), the Issuer’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Issuer to pay the interest on such Interest Payment Date in cash.

(c)	Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the date of the [Fourth][Eighth] Closing until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 3 herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Issuer actually delivers the Conversion Shares within the time period required by Section 3(c) herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Issuer regarding registration and transfers of this Note (the “Note Register”). Except as otherwise provided herein, if at any time the Issuer pays interest partially in cash and partially in shares of Common Stock to the holders of the Notes, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

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(d)	All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Issuer has elected to pay accrued interest in the form of Common Stock but the Issuer is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Issuer, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made.

Section 3. Conversion.

(a)	Voluntary Conversion. At any time until this Note is no longer outstanding, subject to Section 3(e), this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 3(d) and Section 3(e) hereof) (each a “Conversion”). The Holder shall effect conversions by delivering to the Issuer a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted, the Make-Whole Amount (as defined below) and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Issuer unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Issuer’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Issuer shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Issuer may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

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(b)	Conversion Price. The conversion price in effect on any Conversion Date shall be $0.8925 subject to adjustment as set forth herein (the “Conversion Price”).

(c)	Mechanics of Conversion.

i.	Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing the outstanding principal amount of this Note to be converted by the Conversion Price. Additionally, on each Conversion Date, the Issuer shall pay to the Holder, in cash, the sum of (A) all accrued interest on this Note to date plus (B) all interest that would otherwise accrue on such principal amount of this Note if such converted principal would be held to six (6) years from the date hereof (the amount in clause (B), (the “Make-Whole Amount”) minus (C) 50% of the original issue discount in respect of such converted portion of this Note; provided, however, at the election of the Issuer, such interest and Make-Whole Amount may be paid in a combination of cash and Common Stock, otherwise pursuant to the terms of Section 2.

ii.	Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Issuer shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the [Fourth][Eighth] Closing to the extent permitted under the Securities Act or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note and (B) a bank check in the amount of accrued and unpaid interest (if the Issuer has elected or is required to pay accrued interest in cash). On or after the earlier of (i) the six-month anniversary of the [Fourth][Eighth] Closing to the extent permitted under the Securities Act or (ii) the Effective Date, the Issuer shall deliver any Conversion Shares required to be delivered by the Issuer under this Section 3 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii.	Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the 3rd Trading Day following the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Issuer at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Issuer shall promptly return to the Holder any original Note delivered to the Issuer and the Holder shall promptly return to the Issuer the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

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iv.	Obligation Absolute; Partial Liquidated Damages. The Issuer’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Issuer other than the terms hereof, and irrespective of any other circumstance (other than a violation of law) which might otherwise limit such obligation of the Issuer to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Issuer of any such action the Issuer may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof in accordance with the terms hereof, the Issuer may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of any other agreement or for any other reason (other than a violation of law), unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained. In the absence of such injunction, the Issuer shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Issuer fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 3(c)(ii) by the 3rd Trading Day following the Share Delivery Date, the Issuer shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $5 per Trading Day for each Trading Day after such 3rd Trading Day following the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion.

v.	Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Issuer fails for any reason to deliver to the Holder such Conversion Shares by the 3rd Trading Day following the Share Delivery Date pursuant to Section 3(c)(ii), and if after such 3rd Trading Day following the Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such 3rd Trading Day following the Share Delivery Date (a “Buy-In”), then the Issuer shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Issuer had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Issuer, evidence of the amount of such loss.

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vi.	Reservation of Shares Issuable Upon Conversion. The Issuer covenants that it will at all times after receipt of the Shareholder Approval (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed) keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Sections 3(d) and (e)) upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. The Issuer covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement.

vii.	Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Issuer shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.	Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Issuer shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Issuer shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid. The Issuer shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

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(d)	Holder’s Conversion Limitations. The Issuer shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Issuer subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the reasonable discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Issuer shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Issuer’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Issuer, or (C) a more recent written notice by the Issuer or the Issuer’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Issuer shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Issuer, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The Holder, upon notice to the Issuer, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 3(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Issuer. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The preceding limitations contained in this paragraph shall apply to a successor holder of this Note. Holder shall not vote or control the vote of shares of Common Stock of the Issuer in excess of 9.99% of the number of shares of Common Stock of the Issuer outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note (the “Vote Threshold”); provided, that Issuer acknowledges and agrees that Holder may own in excess of the Vote Threshold; provided, that Holder has irrevocably transferred to a non-affiliated U.S. entity voting rights of all shares of Common Stock of Issuer in excess of such Vote Threshold.

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(e)	Issuance Limitations. Notwithstanding anything herein to the contrary, to the extent needed, if the Issuer has not obtained Shareholder Approval, then the Issuer may not issue, upon conversion of this Note, shares of Common Stock; provided that, for the avoidance of doubt and notwithstanding the foregoing, the Issuer may issue up to [ ● ][1] shares of Common Stock upon conversion of this Note prior to obtaining Shareholder Approval, as long as there are sufficient authorized but unissued and uncommitted shares.

(f)	Transfer Restriction. Notwithstanding anything to the contrary in this Note, for thirty (30) days after [the Eighth Closing][the Fourth Closing], the shares of Common Stock underlying the principal amount of this Note funded at each such Closing may not be directly or indirectly transferred, sold or otherwise disposed of without the prior written consent of the Issuer (which written consent shall not be unreasonably withheld). For the avoidance of doubt, nothing in this Section 3(f) shall restrict the ability of the Holder to pledge shares of Common Stock issued upon conversion of this Note.

Section 4. Certain Adjustments.

(a)	Stock Dividends and Stock Splits. If the Issuer, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Issuer upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Issuer, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Issuer) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)	Subsequent Equity Sales. If, at any time while this Note is outstanding, the Issuer or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such issuances, collectively, a “Dilutive Issuance” and such effective price, the “Base Price”)) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Price. Notwithstanding the foregoing, no adjustment will be made under this Section 4(b) in respect of an Exempt Issuance or an adjustment under Section 4(a). The Issuer shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 4(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Issuer provides a Dilutive Issuance Notice pursuant to this Section 4(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the adjusted Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

[1]	To be the Note’s proportionate share of underlying shares that can be issued in compliance with NASDAQ Listing Rule 5635

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(c)	Voluntary Adjustment. Subject to the rules and regulations of the principal Trading Market of the Common Stock, the Issuer may at any time during the term of this Note, with the prior written consent of the Holder, reduce the then current Conversion Price of this Note to any amount and for any period of time deemed appropriate by the board of directors of the Issuer.

(d)	[RESERVED]

(e)	Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Issuer, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Issuer with or into another Person, (ii) the Issuer (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Issuer or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding Common Stock, (iv) the Issuer, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Issuer, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 3(d) or Section 3(e) on the conversion of this Note), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3(d) or Section 3(e) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Issuer shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.

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(f)	Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Issuer) issued and outstanding.

(g)	Notice to the Holder.

i.	Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 4, the Issuer shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.	Notice to Allow Conversion by Holder. If (A) the Issuer shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Issuer shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Issuer shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Issuer shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Issuer(and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Issuer, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Issuer shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Issuer, then, in each case, the Issuer shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least fifteen (15) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert this Note during the 15-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by each Issuer.

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Notwithstanding anything to the contrary, at no time shall Holder (a) be given rights that would allow it to control Issuer; (b) have access to any material nonpublic technical information in the possession of Issuer; (c) have the right to appoint any member or observer to the board of directors of Issuer; or (d) be involved, other than through voting of shares, in the Issuer’s substantive decisionmaking regarding (i) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens that the Issuer maintains or collects; (ii) the use, development, acquisition, or release of critical technologies; or (iii) the management, operation, manufacture, or supply of covered investment critical infrastructure, to the extent Issuer at any time owns, operates, provides goods or service, or otherwise becomes involved in covered investment critical infrastructure. The terms in this paragraph are defined as they are defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations at 31 C.F.R Part 800, as they may be amended from time to time.

The Holder hereby represents and warrants that: (a) it and its direct or indirect equityholders and their respective affiliates are not affiliates or direct or indirect equityholders of, have no direct or indirect economic interest in, and have not directly or indirectly entered into any agreement, arrangement or understanding (except as expressly set forth in the preceding sentence) with, any director, officer, employee, manager, partner or equityholder (or any of their respective immediate family members (as defined in 40 CFR § 170.305) or any affiliate or spouse of any such director, officer, employee, manager, partner, equityholder or immediate family member) of FF Global Partners LLC, FF Global Partners Investment LLC (f/k/a FF Top Holding LLC), or any of their respective affiliates (each, a “Related Person”); and (b) the transactions contemplated by or related to this Note will not directly or indirectly increase any Related Person’s ownership or voting power of the Issuer, and no Related Person will, directly or indirectly, participate in any of the post-closing operations or decisions of or have any other rights or obligations with respect to the Holder or any of its direct or indirect equityholders or any of their respective affiliates. Notwithstanding the foregoing, nothing in this paragraph or otherwise in this Note shall prohibit the Holder from the right to enter into any voting agreement or grant a voting proxy at any time and on any terms, with or to FF Global Partners Investment LLC with respect to any shares of Common Stock held by the Holder.

The Holder hereby agrees that promptly following the satisfaction of the Closing Conditions set forth in clause (a) of the definition thereof with respect to the First Closing, the Holder will provide bank statements showing source(s) of funding with respect to the Holder’s funding obligations under this Note with respect to the First Closing for purposes of satisfying the Closing Conditions set forth in clause (b) of the definition thereof.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Whenever in this Note reference is made to Holder or an Issuer, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon each Issuer and its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns.

In addition to and without limitation of any of the foregoing, (a) the Issuer will use commercially reasonable efforts to file the Registration Statement on or prior to May 31, 2023 and seek effectiveness of such Registration Statement and Shareholder Approval as promptly as reasonably practicable thereafter, (b) the Holder shall have the right, upon not less than ten (10) Business Days’ prior written notice to the Issuer, to invest an additional $50% in the Issuer on terms and conditions substantially identical to this Note, (c) the Holder shall be entitled to receive a Warrant from the Issuer to purchase [_________]2 shares of Common Stock at the First Closing, [__________]3 shares of Common Stock at the Second Closing, [__________]4 shares of Common Stock at the Third Closing[,] [and] [__________]5 shares of Common Stock at the Fourth Closing[, [__________]6 shares of Common Stock at the Fifth Closing, [__________]7 shares of Common Stock at the Sixth Closing, [__________]8 shares of Common Stock at the Seventh Closing and [__________]9 shares of Common Stock at the Eighth Closing] on the form attached as Exhibit A hereto, and (d) the Holder represents and warrants to the Issuer that the Holder (i) has or will have at the applicable Closing immediately available funds sufficient to pay the amounts due and owing under this Note at the First Closing, the Second Closing, the Third Closing[,] [and] the Fourth Closing[ the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing], and (ii) is an “accredited investor” as defined in the Securities Act of 1933, as amended. Holder and its affiliates shall not be permitted to directly or indirectly short or otherwise take a similar action with respect to the Issuer’s common stock, and have not taken any such action prior to the date hereof.

[signature page follows]

[2]	Note to Draft: To reflect 33% warrant coverage.
[3]	Note to Draft: To reflect 33% warrant coverage.
[4]	Note to Draft: To reflect 33% warrant coverage.
[5]	Note to Draft: To reflect 33% warrant coverage.
[6]	Note to Draft: To reflect 33% warrant coverage.
[7]	Note to Draft: To reflect 33% warrant coverage.
[8]	Note to Draft: To reflect 33% warrant coverage.
[9]	Note to Draft: To reflect 33% warrant coverage.

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IN WITNESS WHEREOF, the undersigned have executed this Note the day and year first written above written intending to be legally bound hereby.

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
Name:	Xuefeng Chen
Title:	Chief Executive Officer

[Signature Page to Unsecured Convertible Senior Promissory Note]

HOLDER:

[●]

By:
Name:
Title:

[Signature Page to Unsecured Convertible Senior Promissory Note]

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Unsecured Convertible Senior Promissory Note due 2029 of Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”), into shares of common stock (the “Common Stock”), of the Issuer according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Issuer in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Issuer that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no

If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:

Account No:

[Signature Page to Unsecured Convertible Senior Promissory Note]

EXHIBIT A

FORM OF WARRANT

(see attached)

Exhibit B

Form of Unsecured Warrants

[See attached]

Form of Unsecured Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

faraday future intelligent electric inc.

Warrant Shares: [__] Initial Exercise Date: [__], 2023

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [__] or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [__], 20[__]10 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), up to [__] shares of Common Stock (as defined below) (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock; the purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

[10]	Note to Draft: To be seven (7) years after the date of issuance of the applicable Warrant.

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“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Stock” means the issuance of (a) shares of Common Stock or options to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the members of the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Warrant Shares issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to mergers, acquisitions, joint ventures or strategic transactions approved by a majority of the disinterested directors of the Company provided that any such issuance pursuant to this clause (c) shall only be to a Person or Persons (or to the equityholders of a Person or Persons) which is, itself or through its subsidiaries, an operating company or an owner of an asset and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) any shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock in an aggregate amount not to exceed $50,000,000 (excluding any Notes or Warrants issued under the Purchase Agreement) after the date of the Purchase Agreement; provided, that with respect to this clause (d), the issuance, conversion or exercise (as applicable) price per share at the time of issuance of such Common Stock or security (as applicable) is not less than $0.55 per share of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof), and (e) the issuance of the Tranche A and B Notes and Warrants under the Purchase Agreement and the shares of Common Stock thereunder.

“Fundamental Transaction” shall have the meaning ascribed to such term in Section 3(c) hereunder.

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“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, or proceeding.

“Purchase Agreement” means that certain Amended and Restated Securities Purchase Agreement, dated as of February 3, 2023, among the Company, the various financial institutions as are, or may from time to time become, party thereto as issuers and lenders (including without limitation Holder) and FF Simplicity Ventures LLC, as administrative and collateral agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing.

“Transfer Agent” means the transfer agent of the Company, if any, and any successor transfer agent of the Company.

“VWAP” means, for any date following the date the Company, or any Successor Entity to the Company, is listed for trading on a Trading Market, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation) (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation) (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average trading price per share of the Common Stock so reported (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation), or (d) in all other cases, the fair market value of a share of Common Stock as reasonably and in good faith determined by the Board of Directors; provided that if the Holder disagrees with the Board of Directors’ determination pursuant to clause (d) above, the Holder and the Company shall reasonably and in good faith select an independent appraiser, the fees and expenses of which shall be split by the Company and the Holder, to make such determination.

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Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date, after receipt of Company stockholder approval to increase the Company’s authorized and uncommitted shares of Class A Common Stock to the extent needed (which approval, for the avoidance of doubt, may be implemented by the Issuer through a reverse stock split that increases the number of authorized shares of the Issuer’s Class A Common Stock) and for purposes of NASDAQ Listing Rule 5635 to the extent needed (the “Shareholder Approval”) (and the filing of an amendment to the certificate of incorporation of the Company to reflect the Shareholder Approval to the extent needed) and subject to Section 2(f) in each case unless otherwise consented to in writing by the Company, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise (except as set forth in the preceding sentence). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any permitted assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.8925, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise, or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If (A-B) is less than zero, then the number of Warrant Shares to be delivered to the Holder shall equal zero. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

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d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its permitted assignee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, or otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its permitted assignee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price (other than in case of a cashless exercise) is received within two (2) Trading Days following delivery of the Notice of Exercise. If the Company is then a participant in DWAC and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise and the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the 3rd Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day for each Trading Day after such 3rd Trading Day following the Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to use commercially reasonable efforts to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the 3rd Trading Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

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iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the 3rd Trading Day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names of any permitted transferee(s) as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for delivery of the Warrant Shares.

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vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities or instruments of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the reasonable discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of a Holder, the Company shall within three (3) Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities or instruments of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a permitted successor holder of this Warrant.

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f) Issuance Restrictions. If the Company has not obtained Shareholder Approval to the extent needed, then the Company may not issue upon exercise of this Warrant any shares of Common Stock.

g) Call Provision. Subject to the provisions of Section 2(e), Section 2(f) and this Section 2(g), if, after the Effective Date, (i) the VWAP for each of 20 Trading Days out of 30 consecutive Trading Days (the “Measurement Period,” which 30 consecutive Trading Day period shall not have commenced until after the Effective Date) exceeds $15.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date), (ii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, and (iii) the Equity Conditions are then satisfied, then the Company may, within 1 Trading Day of the end of such Measurement Period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $0.01 per Warrant Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all of the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (A) this Warrant then permits the Holder to acquire 100 Warrant Shares, (B) a Call Notice pertains to 75 Warrant Shares, and (C) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (x) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (y) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (z) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(g), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date, and (2) the Registration Statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Holder, or Rule 144 shall be available without time, volume or manner of sale limitations, for the resale of all such Warrant Shares, (3) the Common Stock shall be listed or quoted for trading on the Trading Market, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of all Securities under the Transaction Documents, and (5) the issuance of all Warrant Shares subject to a Call Notice shall not cause a breach of any provision of Section 2(e) or Section 2(f) herein. The Company’s right to call the Warrants under this Section 2(g) shall be exercised ratably among the Holders based on each Holder’s initial purchase of Warrants.

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Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any Common Stock or Common Stock Equivalents (other than Excluded Stock), at an effective price per share less than the Exercise Price then in effect (such issuances collectively, a “Dilutive Issuance” and such price, the “Base Price”)) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of Excluded Stock or any adjustment pursuant to Section 3(a). The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the adjusted Exercise Price regardless of whether the Holder accurately refers to the adjusted Exercise Price in the Notice of Exercise. Notwithstanding anything herein to the contrary, for purposes of this Section 2(b), “effective price per share” shall take into consideration the value of any Common Stock, Common Stock Equivalents, securities transferred to a third-party by other stockholders of the Company including Common Stock or Common Stock Equivalents, cash, rights or any other form of additional consideration (“Secondary Security”) that is issued or paid in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (the “Primary Security”, and together with the Secondary Security, each a “Unit”), together comprising one integrated transaction (or series of related transactions if such issuances or sales or deemed issuances or sales of securities of the Company are consummated under the same plan of financing), the “effective price per share” (i.e. Base Price) shall be deemed to be the lowest of (y) if such Primary Security is a Common Stock Equivalent, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security and (z) the purchase price of such Unit less the value of the Secondary Unit (assuming for such purposes the value of any options or warrants are valued at the Black Scholes Value but using the date of the Dilutive Issuance for such purposes rather than the date of the Fundamental Transaction); provided, that if the value determined pursuant to clause (y) above would result in a value less than the par value of the Common Stock, then the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the par value of the Common Stock. If any shares of Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities or Common Stock (including Common Stock transferred from existing third-party stockholder), in which case the amount of consideration received by the Company will be the volume weighted average price of such publicly traded securities on the date of receipt of such publicly traded securities. The fair value of any consideration other than cash or publicly traded securities will be reasonably and in good faith determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder acting reasonable and in good faith. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company and the Holder.

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(c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another unaffiliated Person or group of unaffiliated Persons, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions to another unaffiliated Person or group of unaffiliated Persons, (iii) any direct or indirect, purchase offer, tender offer or exchange offer (by another unaffiliated Person or group of unaffiliated Persons) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property in connection with a transaction involving an unaffiliated Person or group of unaffiliated Persons, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another unaffiliated Person or group of unaffiliated Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

a) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

b) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

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ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof unless otherwise consented to in writing by the Company, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

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Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i). Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c), in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding and after receipt of Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Company reflecting the Shareholder Approval to the extent needed), it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will use commercially reasonable efforts to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or intentionally seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares (or Alternative Consideration after a Fundamental Transaction) upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall use commercially reasonable efforts to obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) CFIUS. Notwithstanding anything to the contrary, at no time shall the Holder (a) be given rights that would allow it to control the Company; (b) have access to any material nonpublic technical information in the possession of the Company; (c) have the right to appoint any member or observer to the board of directors of the Company; or (d) be involved, other than through voting of shares, in the Company’s substantive decisionmaking regarding (i) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens that the Company maintains or collects; (ii) the use, development, acquisition, or release of critical technologies; or (iii) the management, operation, manufacture, or supply of covered investment critical infrastructure, to the extent the Company at any time owns, operates, provides goods or service, or otherwise becomes involved in covered investment critical infrastructure. The terms in this paragraph are defined as they are defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations at 31 C.F.R Part 800, as they may be amended from time to time.

f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

14

g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

h) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

i) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above Attention: Legal Department, Mike Beck, email address david.beck@ff.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address of such Holder appearing on the books of the Company, or if no such email address appears on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any permitted Holder from time to time of this Warrant and shall be enforceable by such Holder or holder of Warrant Shares.

m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

Section 1.1 (Signature Page Follows)

15

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

faraday future intelligent electric inc.

By:
	Name:	Xuefeng Chen
	Title:	Chief Executive Officer

Signature Page to Warrant

NOTICE OF EXERCISE

To: faraday future intelligent electric inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ lawful money of the United States; or

☐ [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ___________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _____________________________________________________

Name of Authorized Signatory: _______________________________________________________________________

Title of Authorized Signatory: ________________________________________________________________________

Date: ___________________________________________________________________________________________

16

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________

Dated: __________, ___ _______

Holder’s Signature: _____________________________

Holder’s Address: ______________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

17

Exhibit C

Form of Securities Purchase Agreement

[See attached]

SECURITIES PURCHASE AGREEMENT

DATED AS OF [●], 2023

AMONG

Faraday Future Intelligent Electric Inc.,

as the Issuer

and

THE PURCHASERS
FROM TIME TO TIME PARTY HERETO

-i-

Article 4 AFFIRMATIVE COVENANTS		11

Section 4.1	Financial Statements and Other Reports	11
Section 4.2	Payment and Performance of Obligations	13
Section 4.3	Maintenance of Existence	13
Section 4.4	[Reserved]	13
Section 4.5	Compliance with Laws	13
Section 4.6	Books and Records	13
Section 4.7	Use of Proceeds	13
Section 4.8	[Reserved]	13
Section 4.9	Sanctions; Anti-Corruption Laws	13
Section 4.10	[Reserved]	13
Section 4.11	Further Assurances	13
Section 4.12	Registration Statement	14
Section 4.13	Transfer Restrictions	14
Section 4.14	Acknowledgment of Dilution	16
Section 4.15	Furnishing of Information; Public Information	16
Section 4.16	Integration	16
Section 4.17	Conversion and Exercise Procedures	16
Section 4.18	Securities Laws Disclosure; Publicity	16
Section 4.19	Shareholder Rights Plan	17
Section 4.20	Non-Public Information	17
Section 4.21	Reservation and Listing of Securities	17
Section 4.22	Shareholder Approval	17
Section 4.23	Certain Transactions and Confidentiality	18
Section 4.24	Blue Sky Filings	18
Section 4.25	Participation in Future Financing	18

Article 5 NEGATIVE COVENANTS		19

Section 5.1	Consolidations and Mergers	19
Section 5.2	Modification of Organizational Documents	19

Article 6 [RESERVED]		20

Article 7 CONDITIONS		20

Section 7.1	Conditions to Closing	22

Article 8 EVENTS OF DEFAULT		21

Section 8.1	Events of Default	21
Section 8.2	Acceleration of Notes	22
Section 8.3	Setoff Rights	23
Section 8.4	Application of Proceeds	23

Article 9 EXPENSES AND INDEMNITY		23

Section 9.1	Expenses	23
Section 9.2	Indemnity	24

-ii-

-iii-

ANNEXES, EXHIBITS AND SCHEDULES

ANNEXES

Annex A	-	Definitions
Annex B	-	Commitment Annex

EXHIBITS

Exhibit A	-	Assignment Agreement
Exhibit B	-	Payment Notification
Exhibit C	-	Form of Unsecured Note
Exhibit D	-	Form of Warrant

SCHEDULES

Schedule3.1	-	Existence, Organizational Identification Numbers, Foreign Qualification, Prior Names
Schedule 3.4	-	Capitalization
Schedule3.6	-	Litigation
Schedule3.9		Labor Matters
Schedule 3.13		Taxes
Schedule3.14	-	ERISA
Schedule3.17	-	Intellectual Property
Schedule3.18	-	Real Estate
Schedule 3.20	-	Bank Accounts
Schedule 3.23	-	Outstanding Debt
Schedule 13.16	-	Certain Related Transactions

-iv-

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT dated as of [●], 2023 is by and among, Faraday Future Intelligent Electric Inc. (the “Issuer”) and the financial institutions or other entities from time to time parties hereto, each as a “Purchaser” and collectively the “Purchasers”.

RECITALS:

WHEREAS, the Issuer wishes to sell to certain Purchasers, and such Purchasers have agreed to purchase from the Issuer, senior unsecured convertible promissory notes issued by the Issuer to the Purchasers in an aggregate principal amount as indicated on the Commitment Annex (each a “Note” and collectively, the “Notes”) upon and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Issuer and the Purchasers agree as follows:

Article 1
DEFINITIONS

Section 1.1 Certain Defined Terms . Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms on Annex A to this Agreement.

Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including without limitation determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Issuer or any Subsidiary of the Issuer at “fair value.”

Section 1.3 Other Definitional Provisions and References. References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. Time is of the essence for each performance obligation of the Issuer under this Agreement and each Financing Document. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. Unless otherwise expressly provided herein or in any other Financing Document, references to agreements and other contractual instruments, including this Agreement and the other Financing Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Financing Document. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and, except as otherwise provided with respect to FATCA, are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

Article 2
PURCHASE AND SALE

Section 2.1 Notes; Repayment of Notes.

(a) Closing.

(i) Each Closing (as defined in the Notes) shall take place as set forth in the Notes; provided that, notwithstanding anything to the contrary herein or in the Notes, any Purchaser may postpone or cancel any Closing in its reasonable discretion if it reasonably determines, based on public information, that the first phase of the Issuer’s three-phase delivery plan as disclosed in public filings has not begun or will not begin prior to May 31, 2023 and/or the second phase of such delivery plan has not begun or will not begin prior to June 30, 2023, in each case within 15 calendar days of such deadline; and

(ii) The Issuer acknowledges and agrees that if any notices or documents sent by the Issuer to any Purchaser contain any material non-public information, such notices or documents must be sent either after the market closes or on a day other than a Business Day and the Issuer shall file an 8-K immediately following the day such information was delivered before the market opens (unless the applicable Purchaser has agreed to accept such information); provided that, any notice or other documentation withheld and not disclosed to the Purchasers as a result of this paragraph shall not result in a violation of any other provision of the Financing Documents that may require the disclosure of such notice or documentation.

(b) Maturity Date. Subject to acceleration upon the occurrence and during the continuance of an Event of Default under this Agreement or termination of this Agreement, and subject to the application of any prepayments in accordance with the terms hereof, the Notes shall become due and payable, and the Issuer shall repay the Notes through, a payment equal to the full outstanding balance of the Notes on the applicable Maturity Date.

(c) Optional Prepayments of Notes. The Issuer may, from time to time, prepay the principal amount owing under the Notes, so long as: (A) Issuer shall have provided at least fifteen (15) Business Days prior written notice to the applicable Purchasers of such prepayment and with delivery to the Purchasers of an appropriately completed Payment Notification (which notice, once given, shall be irrevocable but may be conditioned on the consummation of other transactions), (B) such prepayment shall be accompanied by the payment of any Make-Whole Amount set forth in the applicable Note, (C) the Equity Conditions (as defined in the Note) are met during each Business Day of such fifteen (15) Business Day notice period, and (D) the Issuer have waived the restriction on transfer set forth in Section 3(f) under the Notes.

(d) Optional Purchase of Additional Notes. Each Purchaser has the option upon written notice to the Issuer to purchase from time to time for twelve (12) months from the Closing Date, additional convertible senior unsecured notes and warrants on the same terms as the Notes, and if such option is exercised, the Issuer shall issue to such Purchaser additional convertible senior unsecured notes and warrants on the same terms as the Notes in an amount not to exceed 50% (or with the prior written consent of the Issuer, the Issuer shall issue to such Purchaser additional convertible senior unsecured notes and warrants on the same terms as the Notes in an amount not to exceed 100%) of the initial principal amount of the Notes issued to such Purchaser pursuant to Section 2.1(a) and purchased for cash (the “Additional Notes”).

Section 2.2 [Reserved].

Section 2.3 Mandatory Payments.

There shall become due and payable and the Issuer shall prepay the Notes in the following amounts and at the following times, and, in each case, subject to Section 2.3(c) and as otherwise permitted under the Secured SPA:

(a) Change of Control. Within five (5) Business Days of the occurrence of a Change of Control, an amount equal to all of the outstanding Obligations.

(b) Insolvency. If the stockholders of the Issuer approve any plan or proposal for the liquidation or dissolution of the Issuer, an amount equal to all of the outstanding Obligations.

(c) General Provisions. The Issuer shall deliver to each Purchaser an appropriately completed Payment Notification promptly upon the occurrence of any event that gives rises to a mandatory prepayment. Any Purchaser may elect to waive all or any portion of the prepayments required to be paid to such Purchaser in this Section 2.3 (or the Required Purchasers may elect to waive all or any portion of the prepayments required to be paid to all Purchasers in this Section 2.3).

Section 2.4 Interest, Fees and Calculations.

(a) Interest. Interest shall accrue on, and be payable when and as set forth in, each Note.

(b) Default Rate of Interest. Default interest shall accrue on, and be payable when and as set forth in, each Note.

(c) [Reserved].

(d) Maximum Lawful Rate. In no event shall the interest charged with respect to any Note or any other Obligation exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Issuer shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Purchaser exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Purchaser has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Notes or to other amounts (other than interest) payable hereunder. If no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to the Issuer. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Purchaser, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

(e) The Issuer agrees that the purchase price of each Note shall be reduced by an original issue discount equal to ten percent (10%) of such purchase price (the “Original Issue Discount”), which Original Issue Discount shall be retained by the applicable Purchasers via net funding, provided that for the avoidance of doubt, the Issuer agrees that, notwithstanding such deduction from the purchase price of such Note, the Issuer remains liable to pay (i) the full principal amount of such Note (inclusive of the Original Issue Discount), without giving effect to such deduction, and (ii) accrued interest shall be payable on the full outstanding principal amount of such Note, without giving effect to such deduction.

Section 2.5 Notes; MFN.

(a) The portion of the Notes purchased by each Purchaser shall be evidenced by a promissory note, substantially in the form of Exhibit C hereto or such other form as shall be agreed between the Issuer and such Purchaser, executed by the Issuer in an original principal amount equal to such Purchaser’s applicable share of the Notes.

(b) In the event that, after any Purchaser (the “Specified Purchaser”) has committed to purchase Notes and Warrants hereunder (the terms of any such purchased Notes and Warrants, the “Specified Terms”), the agreed economic or other material terms of any Note or any Warrant (including pursuant to any side letter with such Purchaser that affects the agreed economic or other material terms of such Notes or Warrants) issued simultaneously or thereafter pursuant to this Agreement are more favorable to the applicable Purchaser of such Note or Warrant than the Specified Terms in any material respect, the Issuer and the Specified Purchaser shall amend such Specified Purchaser’s Notes or Warrants to include such more favorable term(s) (such amendment(s) referred to as a “MFN Amendment”).

Section 2.6 Provisions Regarding Payment.

(a) General. All payments to be made by the Issuer under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, Make-Whole Amount, indemnities and reimbursements, shall be made without setoff or counterclaim. All payments by the Issuer hereunder shall be made directly to the Purchasers by wire transfer of immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received before 2:00 p.m. (Eastern time) on any date shall be deemed received by such Purchaser on such date, and any payments received after 2:00 p.m. (Eastern time) on any date shall be deemed received on the next succeeding Business Day (unless otherwise agreed by such Purchaser).

(b) [Reserved].

(c) All Prepayments. So long as no Default or Event of Default has occurred or is continuing, all mandatory prepayments of Notes shall be applied (subject to Section 2.3(i), to any intercreditor arrangements existing among the Notes and as otherwise permitted under the Secured SPA): first, against the principal balance of the Notes, until the same shall have been paid in full; and second, to the accrued, payable, and unpaid interest in the order of maturity. Following the occurrence and during the continuance of a Default or Event of Default, all mandatory prepayments of Notes shall be applied (subject to Section 2.3(c) and as otherwise permitted under the Secured SPA): first, to the accrued, payable, and unpaid interest in the order of maturity; and second, against the principal balance of the Notes, until the same shall have been paid in full.

Section 2.7 Certain Tax Matters. The Issuer and the Purchasers agree that, for purposes of Treasury Regulations Section 1.1273-2(h), the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended. Each Purchaser shall within 45 days following the Closing, for purposes of Treasury Regulations Section 1.1273-2(h), propose to the Issuer an allocation of the aggregate fair market value of the Warrants issued at Closing (the “Valuation”). If the Issuer does not notify the Purchaser of any dispute or disagreement regarding the proposed Valuation within twenty (20) days of receipt, then the Valuation shall become final. If the Issuer notifies the Purchaser of any such dispute or disagreement within twenty (20) days of receipt, then the Issuer and the Purchaser shall endeavor in good faith to resolve such dispute with twenty (20) days after the Issuer so notifies the Purchaser. If the Issuer and such Purchaser are unable to resolve the dispute, then such dispute shall be submitted to an independent, nationally recognized valuation or financial advisory firm (mutually agreed to by the Issuer and such Purchaser) for final resolution, with the costs of such valuation or financial advisory firm to be paid one-half by the Issuer and one-half by the applicable Purchaser. Neither the

Issuer nor the Purchasers will take any position for United States federal income Tax purposes that is inconsistent with the provisions of this Section 2.7 unless otherwise required by the IRS or another Governmental Authority following an audit or examination.

Article 3
REPRESENTATIONS AND WARRANTIES

To induce the Purchasers to enter into this Agreement and to purchase the Notes and other transactions contemplated thereby, the Issuer hereby represents and warrants to each Purchaser that the following are, and after giving effect to the consummation of the transactions contemplated by the Financing Documents will be, true, correct and complete as of each of the Closing Date and each Subsequent Closing Date:

Section 3.1 Existence and Power. The Issuer and each Domestic Subsidiary (a) is an entity duly organized, validly existing and in good standing (to the extent applicable in the relevant jurisdiction) under the laws of its jurisdiction of incorporation, organization, or formation (except, solely in the case of any Subsidiary, where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect) which, with respect to the Issuer, is specified on Schedule 3.1, has the same legal name as it appears in such Person’s Organizational Documents and an organizational identification number (if any), in each case as of the Closing Date as specified on Schedule 3.1, and (b) has all powers and all governmental licenses, authorizations, registrations, permits, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted (collectively, “Permits”), except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect. The Issuer and each Domestic Subsidiary is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, the Issuer has not had, over the five (5) year period preceding the Closing Date, any name other than its current name or was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization. As of the Closing Date, except for the Subsidiaries set forth on Schedule 3.1, no Subsidiary exists.

Section 3.2 Organizational Authority and Governmental Authorization; No Contravention. The execution, delivery and performance by the Issuer of the Financing Documents are (a) within its corporate powers, (b) have been duly authorized by all necessary action pursuant to its Organizational Documents, (c) require no further approval, consent, exemption, authorization or other action by or in respect of, or filing with, or notice to, any Governmental Authority (other than the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Authorized Share Increase Approval), except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect and (ii) those approvals, consents exemptions, authorization, actions, notices and filings, the failure of which to obtain or make has not resulted in, or could not reasonably be expected, individually or in the aggregate to result in a Material Adverse Effect and (d) do not and will not violate, conflict with or cause a breach or a default under or a right of termination under (i) any of the Organizational Documents of the Issuer, after receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase) with respect the Authorized Share Increase or (ii) any applicable Law or any contract, agreement, lease or other instrument binding upon it or its properties, except for such violations, conflicts, breaches or defaults or rights of termination as could not, with respect to this clause (d)(ii), reasonably be expected to have a Material Adverse Effect.

Section 3.3 Binding Effect. Each of the Financing Documents constitutes a valid and binding agreement or instrument of the Issuer, enforceable against the Issuer in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.4 Capitalization. The authorized Capital Stock of each Domestic Subsidiary as of the Closing Date is as set forth on Schedule 3.4. All issued and outstanding Capital Stock of each such Person is duly authorized and validly issued, fully paid, non-assessable (to the extent that such concepts apply to such Capital Stock), free and clear of all Liens and such Capital Stock was issued in compliance with all applicable Laws. The identity of the holders of the Capital Stock of each Domestic Subsidiary and the percentage of the fully diluted ownership of the Capital Stock of each such Person as of the Closing Date is set forth on Schedule 3.4. Except as set forth on Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Domestic Subsidiary of any Capital Stock of any such Person.

Section 3.5 Financial Information.

(a) Annual Financial Statements. The historical annual financials of the Issuer and its Subsidiaries as of December 31, 2022, copies of which have been delivered to each Purchaser, (i) were prepared substantially in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present, in all material respects, the financial condition of such Persons as of such date and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of such Persons as of such date, including liabilities for taxes, material commitments and Debt.

(b) Unaudited Interim Financial Statements. The historical interim financials of the Issuer and its Subsidiaries as of March 31, 2023, copies of which have been delivered to each Purchaser, (i) were prepared substantially in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the financial condition of such Persons as of such date and their results of operations for the periods covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments and adjustments for purchase accounting.

Section 3.6 Litigation. Except as set forth on Schedule 3.6, there is no Litigation involving monetary damages in excess of $2,500,000 in the aggregate pending against, or, to the knowledge of the Issuer or any Domestic Subsidiary, threatened in writing against the Issuer or any of its respective properties.

Section 3.7 Ownership of Property. The Issuer and each Domestic Subsidiary is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, license to or right to use, all properties and other assets (except for Intellectual Property, which is covered in Section 3.17, and real property, which is covered in Schedule 3.18) reported (by the Issuer) to be owned or leased (as the case may be) by such Person, except (i) for any such properties which are immaterial to the operations of the Issuer’s or such Domestic Subsidiary’s respective business or (ii) as may have been disposed of in the Ordinary Course of Business or otherwise in compliance with the terms hereof.

Section 3.8 No Default. Subject to the Note Waivers (including any cross-default under this Agreement that may arise as a matter of any Default or Event of Default under the Secured SPA), no Default or Event of Default has occurred and is continuing.

Section 3.9 Labor Matters. There are no strikes or other labor disputes pending or threatened against the Issuer or any Domestic Subsidiary, which could reasonably be expected to have a Material Adverse Effect. Since January 1, 2021, hours worked and payments made to the employees of the Issuer and its Domestic Subsidiaries have not been in violation, in any material respect, of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All payments due from the Issuer and its Domestic Subsidiaries, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be, except as could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, all pending strikes and material labor disputes related to any collective bargaining agreements to which the Issuer or any Domestic Subsidiary is a party are set forth on Schedule 3.9. All material payments due from the Issuer on account of (a) workers’ compensation, employee health plans, social security and welfare insurance and employee income tax source deductions and vacation pay; and (b) the equivalent plans of those specified in subsection (a) in each foreign (non-U.S.) jurisdiction where the Issuer carries on business, in each case, have been paid in full to date or accrued as a liability on the books of the Issuer. The Issuer has no obligations under any collective bargaining agreement which would be reasonably expected to result in a Material Adverse Effect. There is no material organizing activity involving the Issuer by any labor union or group of employees which would be expected to result in a Material Adverse Effect.

Section 3.10 Investment Company. The Issuer is not an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940. The Issuer is not subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Debt, or which may render its obligations under the Financing Documents unenforceable.

Section 3.11 Margin Regulations. None of the proceeds from the Notes have been or will be used by the Issuer or any of its respective Subsidiaries for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Notes to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

Section 3.12 Compliance With Laws; Anti-Terrorism Laws.

(a) Laws Generally. The Issuer and each Subsidiary is in compliance with the requirements of all applicable Laws, except to the extent such noncompliance could not reasonably be expected to have a Material Adverse Effect.

(b) Anti-Terrorism Laws. None of the Issuer nor any Domestic Subsidiary, and, and, to the knowledge of the Issuer, none of their Affiliates (i) is in violation of any Anti-Terrorism Law, or (ii) is a Blocked Person, or is controlled by a Blocked Person. None of the Issuer nor any Domestic Subsidiary, and, to the knowledge of the Issuer, none of their Affiliates, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. No part of the proceeds of any Notes will be used directly or, to the knowledge of the Issuer, indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable Law dealing with such matters.

Section 3.13 Taxes. Except as set forth on Schedule 3.13, all federal, state and foreign tax returns, reports and statements required to be filed by or on behalf of the Issuer or any Domestic Subsidiary have been timely filed with the appropriate Governmental Authorities in each jurisdiction in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all taxes (including sales, employment and real property taxes) and other charges shown to be due and payable in respect thereof or otherwise due from the Issuer or any Domestic Subsidiary in any material amount have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof.

Section 3.14 Compliance with ERISA; Foreign Benefit Plans.

(a) ERISA Plans. Schedule 3.14 lists all Pension Plans and Multiemployer Plans of the Issuer. Except as could not reasonably be expected to have a Material Adverse Effect, each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in material compliance with, and the terms of each ERISA Plan satisfies, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. None of the Issuer nor any Domestic Subsidiary has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.

(b) Pension Plans and Multiemployer Plans. During the thirty-six (36) month period prior to making of the Notes, (i) no steps have been taken to terminate any Pension Plan and (ii) no failure to make contributions with respect to any Pension Plan sufficient to give rise to a Lien under the Code has occurred. All amounts required by Code Sections 412 and 430 to be funded by the Issuer or any member of a Controlled Group with respect to a Pension Plan have been made in compliance therewith. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Issuer and Domestic Subsidiaries, taken as a whole, of any liabilities, fines and penalties exceeding $500,000 (excluding, for the avoidance of doubt, current PBGC premiums or other contributions required by ERISA or other applicable Law in the ordinary course). The Issuer and Domestic Subsidiaries, taken as a whole, have not incurred liabilities exceeding $500,000 to the PBGC (other than for current premiums) with respect to any Pension Plan. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by the Issuer, Domestic Subsidiary or any member of the Controlled Group under the terms of such plan, any collective bargaining agreement, or by applicable Law. None of the Issuer, any Domestic Subsidiary nor any member of the Controlled Group (A) has withdrawn or partially withdrawn from any Multiemployer Plan, (B) has incurred any withdrawal liability with respect to any such plan, or (C) has received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan (in each case with respect to which there is any unsatisfied withdrawal liability). No member of the Controlled Group has received any written notice that a Multiemployer Plan is in reorganization or termination, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 or Section 431 of the Code, that any such plan is or may be terminated, or that any such plan is or is expected to become insolvent.

(c) With respect to each program, plan or arrangement mandated by a government other than the United States providing for post-employment benefits (each a “Foreign Government Benefit Plan”) and with respect to each employee benefit plan maintained or contributed to by the Issuer or any Domestic Subsidiary that is not subject to Laws of the United States providing for post-employment benefits (each, a “Foreign Plan”) to the Issuer’s knowledge: (i) all employee and employee contributions required by Law or by the terms of any Foreign Government Benefit Plan or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, (ii) the liability of the Issuer or any Domestic Subsidiary with respect to a Foreign Plan is reflected in accordance with normal accounting practices or the financial statements of the Issuer or such Domestic Subsidiary, as the case may be and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities unless in each case under the foregoing clauses (i), (ii) and (iii), the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.15 [Reserved].

Section 3.16 Environmental Compliance.

(a) Hazardous Materials. No Hazardous Materials (i) are currently located on any properties owned, leased or operated by the Issuer or any Domestic Subsidiary in violation of any Environmental Law, except for violations which could not reasonably be expected to have a Material Adverse Effect, or (ii) have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would require the taking of any action by the Issuer or any Domestic Subsidiary under any Environmental Law and have resulted in, or could reasonably be expected to result in, a Material Adverse Effect. No portion of any such property is being used, or to the Issuer’s knowledge, has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in material violation of any Environmental Law nor to the Issuer’s knowledge is any such property affected by any Hazardous Materials Contamination, which in each case, would reasonably be expected to result in a Material Adverse Effect. All written notifications of a release of Hazardous Materials required to be filed by or on behalf of the Issuer or any Domestic Subsidiary under any applicable Environmental Law have been filed or are in the process of being timely filed by or on behalf of the applicable Issuer or Domestic Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Notices Regarding Environmental Compliance. No written notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Issuer’s knowledge, threatened by any Governmental Authority or other Person with respect to any (i) alleged violation by the Issuer or any Domestic Subsidiary of any Environmental Law, (ii) alleged failure by the Issuer or any such Domestic Subsidiary to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials or (iv) release of Hazardous Materials, except in each case of the foregoing to the extent as would not reasonably be expected to have a Material Adverse Effect.

(c) Properties Requiring Remediation. No property now owned or leased by the Issuer or any Domestic Subsidiary and, to the Issuer’s knowledge, no such property previously owned or leased by the Issuer or any such Domestic Subsidiary, to which the Issuer or any such Domestic Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to the Issuer’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to SEMS or any state list or is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Issuer or any such Domestic Subsidiary for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, but not limited to, claims under CERCLA or RCRA, except, in each case of the foregoing, to the extent as would not reasonably be expected to have a Material Adverse Effect.

(d) Underground Storage Tanks. None of the Issuer or any Domestic Subsidiary operates any underground storage tanks on any property owned or leased by the Issuer or any Domestic Subsidiary that are not registered or permitted in accordance with applicable Environmental Laws or that the Issuer or Domestic Subsidiary is required to monitor, maintain, retrofit, upgrade, investigate, abate, remediate or remove under Environmental Law, except to the extent as could not reasonably be expected to have a Material Adverse Effect.

(e) Environmental Liens. No Liens exist under or pursuant to any applicable Environmental Laws on any real property or other assets owned by the Issuer or any Domestic Subsidiary, and to the Issuer’s knowledge no actions by any Governmental Authority have been taken or are in process which could subject any of such properties or assets to such Liens, except to the extent as could not reasonably be expected to have a Material Adverse Effect.

Section 3.17 Intellectual Property. The Issuer and each Domestic Subsidiary owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the business or operations of the Issuer or Domestic Subsidiary as currently conducted (“Business Intellectual Property”). All such Business Intellectual Property existing as of the Closing Date is set forth on Schedule 3.17.

Section 3.18 Real Property Interests. As of the Closing Date, except as set forth on Schedule 3.18, none of the Issuer or any Domestic Subsidiary has any ownership, leasehold or other possessory interest in real property. As of the Closing Date, Schedule 3.18 sets forth, with respect to each parcel of real estate owned or leased by the Issuer or any Domestic Subsidiary, the street address of each such parcel.

Section 3.19 Insurance. The properties of the Issuer and its Domestic Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Issuer in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in locations where the Issuer and its Subsidiaries operate.

Section 3.20 Bank Accounts. Set forth on Schedule 3.20 is a listing of all of the deposit accounts, securities accounts, commodities accounts or other similar accounts of the Issuer maintained by the Issuer as of the Closing Date.

Section 3.21 [Reserved].

Section 3.22 [Reserved].

Section 3.23 Debt. Set forth on Schedule 3.23 is a true and complete list of all Debt of the Issuer and such Schedule accurately sets forth the aggregate principal amount of such Debt as of the Closing Date.

Section 3.24 Treatment of Obligations. All Obligations including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Notes and other Obligations, and fees and expenses in connection therewith, shall constitute “Senior Indebtedness” or similar term relating to the Obligations and all such Obligations shall be entitled to the benefits of the subordination provisions created by any subordination agreement subordinating any Debt permitted hereunder to the Obligations in accordance with the terms hereof.

Section 3.25 Material Non-Public Information. All material non-public information regarding the Issuer or any other Issuer that has been disclosed to the Purchasers on or prior to the Closing Date has been disclosed in the 8-K filing to be made by the Issuer on the Closing Date.

Section 3.26 Private Offering. Assuming the accuracy of the Purchaser’s representations and warranties contained in Article 13, no registration of the Notes pursuant to the provisions of the Securities Act or state securities or “blue sky” laws will be required for the offer, sale or issuance of the Notes by the Issuer to the Purchaser pursuant to this Agreement.

Section 3.27 Sanctions; Anti-Corruption.

(a) None of the Issuer, any of its Domestic Subsidiaries or any director, officer, or to the knowledge of the Issuer, any employee, agent, or affiliate of the Issuer or any of its Domestic Subsidiaries is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (i) the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, the Government of Canada, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including Crimea, Cuba, Iran, North Korea and Syria).

(b) The Issuer, its Domestic Subsidiaries and their respective directors and officers and, to the knowledge of the Issuer, any employees and the agents of the Issuer and its Domestic Subsidiaries, are in compliance with all applicable Sanctions and with the FCPA and any other applicable anti-corruption law. The Issuer and its Domestic Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA, and any other applicable anti-corruption laws.

Section 3.28 Filings, Consents and Approvals. The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Issuer of the Transaction Documents, other than those that have been or will be obtained and subject to receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase) with respect to the Authorized Share Increase.

Section 3.29 Issuance of the Securities. The Notes and Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will constitute valid and binding obligations of the Issuer, enforceable again the Issuer in accordance with their respective terms except as enforcement thereof may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance and other similar laws and by general equitable principles. The Underlying Shares, are duly authorized and, when issued in accordance with the terms of the Transaction Documents, after receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase) with respect to the Authorized Share Increase, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Issuer other than restrictions on transfer provided for in the Transaction Documents. After receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase) with respect to the Authorized Share Increase, the Issuer shall have reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the Closing Date.

Section 3.30 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Issuer has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Issuer received any notification that the Commission is contemplating terminating such registration. Except as set forth in the Issuer’s filings with the SEC, the Issuer is, and has no reason to believe that in the foreseeable future it will not continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Issuer is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

Section 3.31 [Reserved].

Section 3.32 No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Article 13, neither the Issuer, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Issuer for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

Section 3.33 Acknowledgment Regarding Purchasers’ Purchase of Securities. The Issuer acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Issuer further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Issuer (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Issuer further represents to each Purchaser that the Issuer’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Issuer and its representatives.

Section 3.34 [Reserved].

Section 3.35 Regulation M Compliance. The Issuer has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Issuer.

Article 4
AFFIRMATIVE COVENANTS

Until all Obligations have been Paid in Full, the Issuer agrees:

Section 4.1 Financial Statements and Other Reports.

Upon the prior written request of any Purchaser with respect to any of the items referred to below (provided that, to the extent, any such information is material, non-public information, such Purchaser shall have agreed in writing with the Issuer to keep such information confidential pursuant to terms acceptable to the Issuer (in its reasonable discretion; it being understood that no such confidentiality arrangement shall include an obligation to publicly disclose such information without the Issuer’s consent exercised in its sole discretion) and otherwise such item shall not be required to be delivered or may otherwise be redacted by the Issuer), the Issuer to deliver to each Purchaser:

(a) Monthly Financial Statements. Within thirty (30) days after the end of any fiscal month ending after the Closing Date (so long as the request therefor is received by the last day of such month, otherwise promptly thereafter), a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such month, and the related consolidated statements of operations and cash flows for such month, and for the portion of the Fiscal Year then ended together with, in comparative form, the figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and in the case of such financial statements certified by a Responsible Officer as fairly presenting in all material respects the financial condition and results of operations of the Issuer and its Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the financial statements of the Issuer, subject to changes resulting from normal year-end adjustments and the absence of footnote disclosures.

(b) Quarterly Financial Statements. Within sixty (60) days after the end of any Fiscal Quarter ending after the Closing Date (so long as the request therefor is received by the last day of such Fiscal Quarter, otherwise promptly thereafter), a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of operations and cash flows for such Fiscal Quarter, and for the portion of the Fiscal Year then ended together with in comparative form, the figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and in the case of such financial statements certified by a Responsible Officer as fairly presenting in all material respects the financial condition and results of operations of the Issuer and its Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the financial statements of the Issuer, subject to changes resulting from normal year-end adjustments and the absence of footnote disclosures.

(c) Annual Financial Statements. Within one hundred twenty (120) days after the end of the Fiscal Year ending December 31, 2023, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, owners’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, audited by an independent public accountant of nationally recognized standing or other independent public accountants (the “Accountants”); and, which report shall state that such financial statements fairly present, in all material respects, the financial position, on a consolidated basis, of the Issuer and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such Accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

(d) Certificates. Together with each delivery of quarterly financial statements pursuant to Section 4.1(b) and annual financial statements pursuant to Section 4.1(c), a management report describing the operations and financial condition of the Issuer and its Subsidiaries for the fiscal period covered by such financial statements and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials), all such information to be presented in reasonable detail and to be certified by a Responsible Officer to the effect that such information fairly presents, in all material respects, the results of operations and financial condition of the Issuer and its Subsidiaries as at the dates and for the periods indicated.

(e) Regulatory Filing Information. Promptly upon their becoming available, copies of (i) all financial statements, material reports, material notices and proxy statements sent or made available generally by the Issuer to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses publicly filed by the Issuer with any securities exchange or with the Commission or any successor, and (iii) all press releases and other statements made available generally by the Issuer concerning material developments in the business of the Issuer.

(f) Notices of Material Events. Promptly upon any officer of the Issuer obtaining knowledge, (i) of the existence of any Event of Default or Default, (ii) of the institution of any Litigation seeking equitable relief or involving an alleged liability of the Issuer or Domestic Subsidiary in excess of $2,500,000 or (iii) any event or occurrence default which could reasonably be expected to have a Material Adverse Effect.

(g) New Intellectual Property. Quarterly updates of any new Intellectual Property that has been registered by the Issuer or any Domestic Subsidiary of the Issuer or any applications for the registration of Intellectual Property that have been filed by the Issuer or any Domestic Subsidiary of and Issuer, in each such case, with any Governmental Authority.

(h) Governmental Reports and Notices. Promptly upon receipt or filing thereof, copies of any reports or notices related to any matter which could reasonably be expected to have a Material Adverse Effect which are received by the Issuer or any Domestic Subsidiary from, or filed by the Issuer or any Domestic Subsidiary with, any Governmental Authority.

(i) Notices with Respect to Other Debt. Promptly upon receipt or delivery thereof, as applicable, copies of default notices, amendments and other material deliverables (other than in the ordinary course of business) which the Issuer delivers to or receives from any lender or credit provider under any material Debt of the Issuer.

(j) Issuer Information. With reasonable promptness, such other information and data with respect to the Issuer or Domestic Subsidiary as from time to time may be reasonably requested by any Purchaser.

Notwithstanding anything to the contrary herein, nothing in any Financing Document shall require the Issuer or any of its Subsidiaries to provide information to any Purchaser (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) the disclosure of which is prohibited by applicable Law, (iii) that is subject to attorney client or similar privilege or constitutes attorney work product or (iv) the disclosure of which is restricted by a binding non-disclosure agreement or other contractual restriction owed to a third party that is not an Affiliate.

Any such document or report that the Issuer files with the Commission via EDGAR or otherwise makes publicly available on its website shall be deemed to be delivered for purposes of this Section 4.1 at the time such documents are filed via EDGAR or posted to such website as long as the Issuer has notified the Purchasers that such filing has been made.

Section 4.2 Payment and Performance of Obligations. The Issuer (a) will pay and discharge, and cause each Subsidiary to pay and discharge, at or before maturity, all of its respective material Tax liabilities and similar governmental obligations, except for such obligations and/or liabilities that may be the subject of a Permitted Contest, and (b) will not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any lease, license, commitment, contract or instrument to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

Section 4.3 Maintenance of Existence. The Issuer will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, (a) its legal existence (other than in connection with a transaction expressly permitted pursuant to Section 5.1) and (b) all rights, privileges and franchises necessary in the normal conduct of business, other than, in the case of this clause (b), (i) in connection with a transaction expressly permitted pursuant to Section 5.1 or (ii) where a failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 4.4 [Reserved].

Section 4.5 Compliance with Laws. The Issuer will comply, and cause each Subsidiary to comply, with the requirements of all applicable Laws, except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect or result in any Lien upon a material portion of the assets of any such Person in favor of any Governmental Authority.

Section 4.6 Books and Records. The Issuer will keep, and will cause each Domestic Subsidiary to keep, proper books of record and account in accordance, in all material respects, with GAAP in which full, true and correct entries in all material respects shall be made of all dealings and transactions in relation to its business and activities.

Section 4.7 Use of Proceeds. Neither the Issuer nor any other Person which may in the future become the Issuer, intends to use nor shall they use any portion of the proceeds of the Notes, directly or, to such Person’s knowledge, indirectly, for any purpose in violation of the Trading with the Enemy Act or to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for any related purpose governed by Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.8 [Reserved].

Section 4.9 Sanctions; Anti-Corruption Laws. The Issuer will maintain in effect policies and procedures designed to promote compliance by itself and its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA, CFPOA and any other applicable anti-corruption laws.

Section 4.10 [Reserved].

Section 4.11 Further Assurances. The Issuer will, and will cause each Domestic Subsidiary, at their own cost and expense, to promptly and duly take, execute, acknowledge and deliver all such further acts, documents and assurances as may from time to time be necessary or as the Purchasers may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby.

Section 4.12 Registration Statement. As of the date of this Agreement, the Issuer has up to 90,000,000 shares of Common Stock that are available to serve as the Underlying Shares (together with any additional authorized but committed shares of Common Stock with respect to which the Issuer may obtain a waiver for them to serve as the Underlying Shares and to the extent allocated to the Underlying Shares at the discretion of the Issuer, the “Reserved Shares”). In order to induce the Purchasers to consummate the transactions contemplated by this Agreement, the Issuer shall use reasonable best efforts to, (i) on or prior to May 31, 2023, file a registration statement on the appropriate form providing for the resale by the Purchasers of all of the Reserved Shares (the “First Registration Statement”) and (ii) on or prior to the date that is thirty (30) days following the Issuer’s receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase), file a registration statement on the appropriate form providing for the resale by the Purchasers of all the remaining shares issuable pursuant to the Financing Documents (the “Second Registration Statement” and together with the First Registration Statement, the “Registration Statements” and each, a “Registration Statement”). The Issuer shall use reasonable best efforts to: (A) cause the First Registration Statement to become effective within ninety (90) days following the Closing Date, (B) to cause the Second Registration Statement to become effective within ninety (90) days following the Issuer’s filing thereof and (C) to keep each Registration Statement effective at all times until no Purchaser owns any Notes, Warrants or Underlying Shares.

Section 4.13 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Issuer or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.13(b), the Issuer may require the transferor thereof to provide to the Issuer an opinion of counsel selected by the transferor and reasonably acceptable to the Issuer, the form and substance of which opinion shall be reasonably satisfactory to the Issuer, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.13, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Issuer acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Issuer and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Issuer will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.13(b) hereof): (i) while a registration statement (including the Registration Statements) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants) without time, volume or manner of sale limitations, (iii) if such Underlying Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants) without time, volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Issuer shall use reasonable best efforts to cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively, to the extent set forth in the preceding sentence. If all or any portion of a Note is converted or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 (assuming cashless exercise of the Warrants) as to such Underlying Shares and without time, volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Issuer agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.13(c), it will, no later than two (2) Trading Days following the delivery by a Purchaser to the Issuer or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Issuer may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.13(c). Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System (to the extent the Issuer is a participant in the Depository Trust Company System) as directed by such Purchaser.

(d) In addition to such Purchaser’s other available remedies, the Issuer shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.13(c), $5 per Trading Day for each Trading Day after the 3rd Trading Day following the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Issuer fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the 3rd Trading Day following Legend Removal Date a certificate representing the Securities so delivered to the Issuer by such Purchaser that is free from all restrictive and other legends and (b) if after the 3rd Trading Day following the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Issuer without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Issuer was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the actual sale price at which the sell order giving rise to such purchase obligation was executed.

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Issuer that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.13(e) is predicated upon the Issuer’s reliance upon this understanding.

Section 4.14 Acknowledgment of Dilution. The Issuer acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Issuer further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Issuer may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Issuer.

Section 4.15 Furnishing of Information; Public Information.

(a) The Issuer covenants to use commercially reasonable efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Issuer after the Closing Date to the Exchange Act even if the Issuer is not then subject to the reporting requirements of the Exchange Act.

Section 4.16 Integration. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Notes. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Notes. The Issuer shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents after receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase) with respect to the Authorized Share Increase.

Section 4.17 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Notes. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Notes other than receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase) with respect to the Authorized Share Increase. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Notes other than any such information or documentation as the Issuer may reasonably request. The Issuer shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents after receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase) with respect to the Authorized Share Increase.

Section 4.18 Securities Laws Disclosure; Publicity. The Issuer shall, by no later than 9:30 a.m. Eastern Time on the first Business Day following the execution of this Agreement, file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission. From and after the filing of such Current Report on Form 8-K, the Issuer represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Issuer or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of such Current Report on Form 8-K, the Issuer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Issuer, any of its Subsidiaries or any of their respective officers, directors, agents, employees, Affiliates or agents, on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. The Issuer understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Issuer. The Issuer and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Issuer nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Issuer, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Issuer, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or requested by a governmental authority or self-regulatory organization, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Issuer shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement under the Securities Act and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations or requested by a governmental authority or self-regulatory organization, in which case the Issuer shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with such Purchaser regarding such disclosure.

Section 4.19 Shareholder Rights Plan. No claim will be made or enforced by the Issuer or, with the consent of the Issuer, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Issuer, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Issuer and the Purchasers.

Section 4.20 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.18, and as otherwise provided in this Agreement including Section 4.1 and Section 4.24, the Issuer covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Issuer reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Issuer to keep such information confidential. The Issuer understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Issuer.

Section 4.21 Reservation and Listing of Securities.

(a) After receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase), the Issuer shall at all times maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use reasonable best efforts to hold two special meetings of shareholders (which may also be at the annual meeting of shareholders) to amend the Issuer’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event the first applicable Issuer stockholders meeting shall not be later than the 120th day after such date (and if the required Issuer stockholder approval is not obtained at such meeting, then the second applicable Issuer stockholders meeting shall not be later than the 120th day after the first applicable Issuer stockholders meeting, and if the required Issuer stockholder approval is not obtained at such second meeting, the Issuer shall use reasonable best efforts to seek such approval at each subsequent annual meeting until such approval is obtained).

(c) The Issuer shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) use commercially reasonable efforts to take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation as promptly as practicable after receipt thereof and (iv) use commercially reasonable efforts to maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Issuer agrees to use commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

Section 4.22 Shareholder Approval. In addition, the Issuer shall use its reasonable best efforts to hold (a) one special meeting of shareholders to obtain the Authorized Share Increase Approval as promptly as practical under the circumstances after the Closing Date and prior to the date that is sixty (60) days following the Closing Date and (b) a separate special meeting of shareholders (which may also be at the annual meeting of shareholders) to obtain the Nasdaq 20% Approval as promptly as reasonably practical under the circumstances after the Closing Date and prior to the date that is sixty (60) days following the Closing Date, in each case, with the recommendation of the Issuer’s Board of Directors that such proposals be approved, and the Issuer shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Issuer shall use its reasonable best efforts to obtain such Shareholder Approval. If the Issuer does not obtain the Shareholder Approval at such special meetings, the Issuer shall use reasonable best efforts to hold a new special meeting within thirty (30) days from the date of such previous special meeting to use its reasonable best efforts to obtain such Shareholder Approval. If the Issuer does not obtain the Shareholder Approval at the most recent special meeting, the Issuer shall use reasonable best efforts to seek such Shareholder Approval at each annual meeting thereafter (starting in 2024) until the earlier of the date the Shareholder Approval is obtained, or the Notes are no longer outstanding. The Issuer shall file an amendment to its certificate of incorporation to reflect the Authorized Share Increase within ten (10) Business Days after the Authorized Share Increase Approval is obtained. FF Global Partners Investment LLC (formerly known as FF Top Holding LLC) hereby irrevocably agrees that it will take reasonable efforts to cause all shares over which it controls voting power to vote in favor of the Shareholder Approval (including the Authorized Share Increase Approval).

Section 4.23 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Issuer’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the filing of the Current Report on Form 8-K as described in Section 4.18. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Issuer pursuant to the filing of the Current Report on Form 8-K as described in Section 4.18, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules (other than as disclosed to its legal and other representatives). Notwithstanding the foregoing, and subject to anything contained in this Agreement to the contrary including Section 4.1 and Section 4.24, the Issuer expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Issuer after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the filing of the Current Report on Form 8-K as described in Section 4.18, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Issuer in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the filing of the Current Report on Form 8-K as described in Section 4.18 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Issuer to the Issuer, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agent, including, without limitation, the Placement Agent, after the issuance of the filing of the Current Report on Form 8-K as described in Section 4.18. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

Section 4.24 Blue Sky Filings. Promptly following the Closing Date and prior to the issuance of any Securities hereunder, the Issuer shall take such action as the Issuer shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of any Purchaser.

Section 4.25 Participation in Future Financing.

(a) From the Closing Date until the date that is the five-year anniversary of the Closing Date, upon any issuance by the Issuer or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, indebtedness or a combination of units thereof other than an Exempt Issuance (as defined in the Note) or Excluded Stock (as defined in the Warrant) or an issuance of Common Stock or Common Stock Equivalents under Section 4.25 of the Secured SPA following a “Subsequent Financing” as defined in the Secured SPA (a “Subsequent Financing”), each Purchaser that then owns at least $20,000,000 principal amount of Notes (when aggregated with any Affiliates of such Purchaser) shall each have the right to participate in up to an amount of the Subsequent Financing equal to an amount of the Subsequent Financing such that such Purchaser’s ownership of the Issuer (assuming conversion of the Notes and ignoring for such purpose any conversion or exercise limitations included in the Notes) remains the same immediately following such Subsequent Financing as it ownership immediately prior to such Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing subject to this Section 4.25.

(b) At least ten (10) days prior to the closing of the Subsequent Financing, the Issuer shall deliver to each such Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of such Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Issuer shall promptly, but no later than three (3) days after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) Any such Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Issuer by not later than 5:30 p.m. (New York City time) on the seventh (7th) day after all of the Purchasers have received the Subsequent Financing Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Issuer receives no such notice from a Purchaser as of such seventh (7th) day, such Purchaser shall be deemed to have notified the Issuer that it does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the seventh (7th ) day after all such Purchasers have received the Subsequent Financing Notice, notifications by such Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount up to which such Purchasers may participate in the Subsequent Financing, then the Issuer may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) The Issuer must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.25, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within ninety (90) Trading Days after the date of the initial Subsequent Financing Notice.

(f) The Issuer and each Purchaser agrees that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that is intended to exclude one or more of the Purchasers from participating in a Subsequent Financing.

Article 5
NEGATIVE COVENANTS

Until all Obligations have been Paid in Full, the Issuer agrees:

Section 5.1 Consolidations and Mergers.

The Issuer will not, nor will it permit any Domestic Subsidiary to, directly or indirectly consolidate, amalgamate or merge with or into any other Person, or divide into more than one Person or series, other than:

(a) any Subsidiary of the Issuer may merge, amalgamate or consolidate with (i) the Issuer (including a merger, the purpose of which is to reorganize the Issuer into a new jurisdiction); provided that (x) the Issuer shall be the continuing or surviving Person, (y) such merger, amalgamation or consolidation does not result in the Issuer ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia or any territory thereof and (z) not less than five (5) Business Days’ prior written notice of such merger, amalgamation or consolidation is provided to the Purchasers (or such shorter period as the Purchasers may agree in their sole discretion), or (ii) any one or more other Subsidiaries.

(b) the Issuer may merge, amalgamate or consolidate with (i) any other Subsidiary (including a merger, the purpose of which is to reorganize the Issuer into a new jurisdiction); provided that (x) the Issuer shall be the continuing or surviving Person and (y) such merger, amalgamation or consolidation does not result in the Issuer (or surviving person) ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia or any territory thereof or (ii) any one or more other Subsidiaries; provided that when any Subsidiary is merging or amalgamating with the Issuer, the Issuer shall be the continuing or surviving Person.

Section 5.2 Modification of Organizational Documents. The Issuer will not, nor will it permit any Domestic Subsidiary to, amend or otherwise modify any Organizational Documents of such Person, except for such amendments or other modifications required by law or which are not materially adverse to the interests of any Purchaser; provided, however, that the Issuer will not without at least five (5) days’ prior written notice to each Purchaser, (i) change its name as it appears in official filings in its jurisdiction of organization or (ii) change its jurisdiction of organization or formation.

Article 6
[RESERVED]

Article 7
CONDITIONS

Section 7.1 Conditions to Closing.

The obligation of each Purchaser to purchase Notes hereunder shall be subject to the receipt by each Purchaser of each Financing Document to be entered into on the Closing Date and to the satisfaction of the following conditions precedent, each in form and substance reasonably satisfactory to each Purchaser:

(a) receipt by the Purchasers of executed copies of the Financing Documents;

(b) receipt by Purchasers of the financial statements referenced in Sections 3.5(a) and (b);

(c) receipt of a customary legal opinion of Sidley Austin LLP, as counsel to the Issuer;

(d) receipt of payment of all fees, expenses and other amounts due and payable on the Closing Date under each Financing Document; provided that, in accordance with the provisions of the Note, it is hereby acknowledged and agreed that the payment of legal expenses of any Purchaser reimbursable under this Section 7.1(d) shall be limited to legal expenses incurred on behalf of FF Global Partners Investment LLC (formerly known as FF Top Holding LLC) and shall not exceed the aggregate amount of $400,000;

(e) subject to the Note Waivers (including any cross-default under this Agreement that may arise as a matter of any Default or Event of Default under the Secured SPA), the representations and warranties contained in the Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) as of the Closing Date, both before and after giving effect to the transactions contemplated by the Financing Documents;

(f) receipt of, not later than five (5) days prior to the Closing Date, all documentation and other information required pursuant to their respective policies and by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, to the extent such information has been requested prior to the Closing Date, and in each case, the results of the applicable Patriot Act and OFAC searches with respect to the Issuer and its Subsidiaries shall be satisfactory to the Purchasers;

(g) subject to the Note Waivers (including any cross-default under this Agreement that may arise as a matter of any Default or Event of Default under the Secured SPA), no Default or Event of Default shall have occurred and is continuing or would occur as a result of such purchase; and

(h) receipt of all customary resolutions or written consents of the Issuer’s appropriate governing body approving and authorizing the Closing Date Transactions.

For purposes of determining whether the conditions specified in this Section 7.1 have been satisfied, by funding amounts for the purchase of the Notes hereunder at the Closing, each Purchaser shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Purchaser.

Article 8
EVENTS OF DEFAULT

Section 8.1 Events of Default.

The occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of Law or otherwise, shall constitute an “Event of Default”:

(a) the Issuer shall fail to pay when due any principal, interest, fee, Make-Whole Amount, other premium or other amount under any Financing Document and in the case of any such amount other than principal, such failure continues for three (3) consecutive Business Days;

(b) the Issuer shall fail to observe or perform any covenant contained in (i) Section 4.3, Section 4.7, Section 4.12 or Article 5 or (ii) if such failure is not remedied or waived within seven (7) days after the earlier of (a) receipt by the Issuer of notice from any Purchaser of such failure or (b) actual knowledge of the Issuer of such failure, Section 4.13, Section 4.15, Section 4.16, , Section 4.18, Section 4.19, Section 4.21, Section 4.22, or Section 4.24 or (iii) if such failure is not remedied or waived within two (2) days after the earlier of (a) receipt by the Issuer of notice from any Purchaser of such failure or (b) actual knowledge of the Issuer of such failure, Section 4.20 or Section 4.25;

(c) the Issuer shall fail to observe or perform any covenant contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 8.1 for which a different grace or cure period is specified or for which no grace or cure period is specified) and such failure is not remedied or waived within thirty (30) days (or, in the case of Section 4.1, Section 4.6 or Section 4.11), fifteen (15) days after the earlier of (i) receipt by the Issuer of notice from any Purchaser of such failure or (ii) actual knowledge of the Issuer of such failure;

(d) any representation, warranty, certification or statement made by the Issuer in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any material respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(e) the Issuer fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of one or more items of Debt (other than the Obligations) having an aggregate principal amount of more than $5,000,000; the Issuer fails to observe or perform any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders), after giving effect to any grace or cure period, to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity; provided that any such event or condition described in this clause (e) is unremedied and is not waived by the holders of such Debt prior to any acceleration of the Obligations hereunder;

(f) the Issuer generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Issuer shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent or acquiesce to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

(g) an involuntary case or other proceeding shall be commenced against the Issuer seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Issuer with respect to the foregoing;

(h) (i) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination the Issuer or any member of the Controlled Group could reasonably be expected to be required to make a contribution to such Pension Plan, or could reasonably be expected to incur a liability or obligation to such Pension Plan, in either case in excess of $5,000,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under ERISA or the Code, or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Issuer or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $5,000,000;

(i) one or more judgments, orders, decrees or arbitration awards for (i) the payment of money (to the extent not fully covered by insurance) aggregating in excess of $5,000,000 or (ii) which are non-monetary in nature and could reasonably be expected to result in a Material Adverse Effect on the Issuer shall be rendered against any one or more of the Issuer and in either case (A) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders or (B) there shall be any period of sixty (60) consecutive days during which a stay of enforcement of any such judgments, or orders, decrees or awards, by reason of a pending appeal, bond or otherwise, shall not be in effect and such judgments, or orders, decrees or awards shall remain undischarged;

(j) [Reserved];

(k) [Reserved];

(l) any of the Financing Documents (or any material provision thereof) shall for any reason fail to constitute the valid and binding agreement of any party thereto (other than pursuant to the terms thereof), or the Issuer shall so assert;

(m) [Reserved];

(n) any order, judgment or decree is entered decreeing the dissolution of the Issuer;

(o) the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within ten Trading Days;

(p) the Issuer shall fail, either knowingly or intentionally, to deliver Conversion Shares with an aggregate value in excess of $2,000,000 (value being calculated based on the greater of (x) the principal amount converted and (y) the then market price of the Common Stock) to a Holder by the Share Delivery Date (as defined in the Notes) if such failure is not remedied or waived within ten (10) Trading Days after the earlier of (i) receipt by the Issuer of notice from any Purchaser of such failure or (ii) actual knowledge of the Issuer of such failure (the “Conversion Delivery Cure Deadline”); or

(q) the Issuer shall have failed, either knowingly or intentionally, to remove legends on Conversion Shares with an aggregate value in excess of $2,000,000 by the applicable Legend Removal Date if such failure is not remedied or cured within two (2) Trading Days after the Conversion Delivery Cure Deadline.

Section 8.2 Acceleration of Notes. Upon the occurrence and during the continuance of an Event of Default, the Required Purchasers may declare all or any portion of the Obligations to be, and the greater of (a) an amount equal to the Mandatory Default Amount as to such portion of the Obligations and (b) such Obligations, shall thereupon become, immediately due and payable, with accrued interest and any Make-Whole Amount thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer and the Issuer will pay the same, and enforce all rights and remedies under law or at equity; provided that in the case of any of the Events of Default specified in Section 8.1(f) or 8.1(g) above, without any notice to the Issuer or any other act by any Purchaser, the greater of (a) an amount equal to the Mandatory Default Amount as to such portion of the Obligations and (b) all of the Obligations, shall become immediately due and payable, with accrued interest and any Make-Whole Amount thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer and the Issuer will pay the same.

Section 8.3 Setoff Rights. During the continuance of any Event of Default specified in Section 8.1(a), each Purchaser is hereby authorized by the Issuer at any time or from time to time, without notice or demand, to set off and to appropriate and to apply any and all (a) balances held by such Purchaser or any of such Purchaser’s Affiliates at any of its offices for the account of the Issuer (regardless of whether such balances are then due to the Issuer), and (b) other property at any time held or owing by such Purchaser to or for the credit or for the account of the Issuer, against and on account of any of the Obligations. Any Purchaser exercising a right to set off shall purchase for cash (and the other Purchasers shall sell) interests in each of such other Purchaser’s ratable share of the Obligations or make such other adjustments as would be necessary to cause all Purchasers to share the amount so set off with each other Purchaser in accordance with their respective ratable share of the Obligations. The Issuer agrees that any Purchaser or any of such Purchaser’s Affiliates may, to the fullest extent permitted by law, exercise its right to set off with respect to the Obligations as provided in this Section 8.3. The rights of each Purchaser, and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Purchaser or their respective Affiliates may have at law or in equity. Each Purchaser agrees to notify the Issuer and the other Purchasers promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 8.4 Application of Proceeds.

Following the occurrence and during the continuance of an Event of Default, all payments received on account of the Obligations, including all payments received by any Purchaser in respect of the Obligations, shall, subject to the terms of any applicable intercreditor agreement, be applied as follows:

(a) first, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Purchasers for the Notes arising under the Financing Documents, ratably among the Purchasers in proportion to the respective amounts described in this clause (i) payable to them;

(b) second, to payment of that portion of the Obligations constituting accrued and unpaid interest, including any interest that accrues after the commencement of any bankruptcy, insolvency or other enforcement proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such proceeding, on the Notes, ratably among the Purchasers in proportion to the respective amounts described in this clause (ii) payable to them;

(c) third, to payment of that portion of the Obligations constituting unpaid principal of the Notes, ratably among the Purchasers in proportion to the respective amounts described in this clause (iii) payable to them;

(d) fourth, to the payment in full of all other Obligations relating to the Notes, in each case ratably among the Purchasers for the Notes based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(e) finally, the balance, if any, after all Obligations have been Paid in Full, to the Issuer or as otherwise required by Law.

Article 9
EXPENSES AND INDEMNITY

Section 9.1 Expenses. Subject to the terms of the Notes and subject to the occurrence of the First Closing, the Issuer hereby agrees to promptly pay (a) all reasonable and documented out-of-pocket costs and expenses of the Purchasers (but limited, in the case of legal expenses, to the reasonable and documented out-of-pocket fees, costs and expenses of FFGP, in connection with loan proposals and commitments, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by the Purchasers of their respective rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents and (B) any public record searches conducted by or at the request of the Purchasers from time to time (including, without limitation, title investigations and public records searches, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons), and (b) without limitation of the preceding clause (a), all documented costs and expenses of FFGP and its Affiliates in connection with (i) any litigation, dispute, suit or proceeding relating to any Financing Document, and (ii) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents (it being agreed that such costs and expenses may include the costs and expenses of workout consultants, investment bankers, financial consultants, appraisers, valuation firms and other advisors). For the avoidance of doubt, for amounts incurred on or prior to the Closing Date, this Section 9.1 shall only apply to the reasonable and documented out of pocket legal fees and reimbursements incurred on behalf of FF Global Partners Investments LLC (formerly known as FF Top Holding LLC) (“FFGP”) directly related to the Notes and shall not exceed an aggregate of $400,000.

Section 9.2 Indemnity. In consideration for the execution and delivery of this Agreement by the Purchasers and the agreement to purchase the Notes provided hereunder, the Issuer hereby agrees to indemnify, pay and hold harmless the Purchasers and their respective Affiliates and the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of the Purchasers and their respective Affiliates (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, costs and expenses of one (1) firm of counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interest of such Indemnitees (which may be a single local counsel acting in multiple material jurisdictions), and solely in the case of an actual or perceived conflict of interest between Indemnitees (where the Indemnitee affected by such conflict of interest informs the Issuer in writing of such conflict of interest), one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole), in connection with any investigative, remedial, administrative, judicial or other like matter or proceeding (whether initiated or threatened), whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of the Issuer or Subsidiary, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by the Purchasers) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated by this Agreement, the other Financing Documents, the Notes and other Obligations and/or the transactions contemplated hereby including the Closing Date Transactions and the Subsequent Closing Date Transactions (including (a)(i) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by the Issuer or any Subsidiary thereof of any Hazardous Materials or any Hazardous Materials Contamination, (ii) arising out of or relating to the offsite disposal of any materials generated or present on any such property or (iii) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of the Issuer or Subsidiary, and (b) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Notes, except that the Issuer shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from (A) the fraud, bad faith, gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction, (B) a material breach of any obligations of such Indemnitee under any Financing Document by such Indemnitee in bad faith, as determined by a final non-appealable judgment of a court of competent jurisdiction or (C) disputes solely among Indemnitees not arising from the conduct of the Issuer. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, the Issuer shall contribute the maximum portion which they are permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. This Section 9.2 shall not apply to claims for expenses or indemnification for Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. All Obligations provided for in this Section 9.2 shall survive repayment of the Notes and cancellation of the Notes. All amounts due under this Section 9.2 shall be paid within thirty (30) days after written demand therefor.

Article 10
TAXES; YIELD PROTECTION

Section 10.1 Taxes.

(a) Gross Up for Taxes. All payments of principal and interest on the Notes and all other amounts payable hereunder or under any Financing Document shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes, and other taxes, fees, duties, levies, assessments, withholdings or other charges (including interest, additions to tax and penalties thereon) imposed by any taxing authority (“Taxes”), unless otherwise required by applicable Law. If any withholding or deduction from any payment to be made by the Issuer to any Purchaser hereunder is required in respect of any Taxes pursuant to any applicable Law, then the Issuer will (1) pay directly to the relevant authority the full amount required to be so withheld or deducted, (2) promptly forward to such Purchaser an official receipt or other documentation satisfactory to such Purchaser evidencing such payment to such authority, and (3) if such Tax is an Indemnified Tax, pay to such Purchaser such additional amount or amounts as is necessary to ensure that the net amount actually received by such Purchaser will equal the full amount it would have received had no such withholding or deduction been required.

(b) Other Taxes. The Issuer agrees to timely pay to the applicable Governmental Authority any present or future stamp, intangible, recording or documentary Taxes or any other similar Taxes that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (“Other Taxes”).

(c) Indemnification. The Issuer shall jointly and severally indemnify the Purchasers, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Purchasers or required to be withheld or deducted from a payment to the Purchasers and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Issuer by a Purchaser shall be conclusive absent manifest error.

(d) Foreign Purchasers. Each Foreign Purchaser that is a party hereto on the Closing Date or purports to become an assignee of an interest pursuant to Section 12.6(a) after the Closing Date (unless such Purchaser was already a Purchaser hereunder immediately prior to such assignment) shall execute and deliver to the Issuer United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8BEN-E, or W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested as to such Purchaser’s entitlement to a complete exemption from withholding or deduction of Taxes, if any, on or prior the date on which such Foreign Purchaser becomes a party hereto or becomes an assignee of an interest pursuant to Section 12.6(a) (and from time to time thereafter upon the reasonable request of the Issuer). Any Foreign Purchaser that is relying on the portfolio interest exception of Section 871(h) or Section 881(c) of the Code, shall also provide each Issuer along with IRS Form W-8BEN or W-8BEN-E, as applicable, a certificate representing to each Issuer that such Foreign Purchaser is not a “bank” for purposes of Section 881(c) of the Code, is not a 10% holder of any Issuer described in Section 871(h)(3)(B) of the Code, is not a controlled foreign corporation receiving interest from a related person (within the meaning of Sections 881(c)(3)(C) and 864(d)(4) of the Code) and is not a conduit entity participating in a conduit financing arrangement as defined in Treasury Regulation Section 1.881-3, at such time (and from time to time thereafter upon the reasonable request of the Issuer). Each Purchaser shall provide new forms (or successor forms) or certificates upon the expiration or obsolescence of any previously delivered forms, to the extent legally entitled to do so, and to promptly notify each Issuer of any change in circumstances which would modify or render invalid any claimed exemption or reduction. If a payment made to a Purchaser under any Financing Document or any payment would be subject to U.S. federal withholding Tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser shall deliver to the Issuer, at the time or times prescribed by law and at such time or times reasonably requested by the Issuer, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Issuer as may be necessary for the Issuer to comply with its obligations under FATCA, to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Furthermore, any Foreign Purchaser shall, to the extent it is legally entitled to do so and to the extent in any Purchaser’s reasonable judgment such completion, execution or submission would not subject such Purchaser to any material unreimbursed cost or expense and would not materially prejudice the legal or commercial position of such Purchaser, deliver to the Issuer on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement or becomes an assignee of an interest pursuant to Section 12.6(a) (and from time to time thereafter upon the reasonable request of the Issuer), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Issuer to determine the withholding or deduction required to be made.

(e) United States Purchasers. Any Purchaser other than a Foreign Purchaser that is a party hereto on the Closing Date or purports to become an assignee of an interest pursuant to Section 12.6(a) after the Closing Date (unless such Purchaser was already a Purchaser hereunder immediately prior to such assignment) shall execute and deliver to the Issuer one or more (as the Issuer may reasonably request) United States Internal Revenue Service Form W-9, certifying to such Purchaser’s U.S. Taxpayer Identification Number and that it is not subject to United States federal backup withholding taxes on or about the date on which such Purchaser becomes a party hereto or becomes an assignee of an interest pursuant to Section 12.6(a) (and from time to time thereafter upon the reasonable request of the Issuer). Each Purchaser shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms pursuant to this paragraph (e) and to promptly notify the Issuer of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(f) [Reserved].

(g) Treatment of Certain Refunds. So long as no Default or Event of Default then exists, if any Purchaser determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.1 (including by the payment of additional amounts pursuant to this Section 10.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 10.2 Capital Adequacy. If any Purchaser shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Purchaser or any Person controlling such Purchaser with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Purchaser’s or such controlling Person’s capital as a consequence of such Purchaser’s obligations hereunder to a level below that which such Purchaser or such controlling Person could have achieved but for such adoption, phase-in, phase-opt, change, interpretation, administration, application or compliance (taking into consideration such Purchaser’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon written demand by such Purchaser (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), the Issuer shall promptly pay to such Purchaser such additional amounts as will compensate such Purchaser or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Purchaser first made demand therefor; provided that if the event giving rise to such amount has retroactive effect, such one hundred eighty (180) day period shall be extended to include the period of retroactive effect.

Section 10.3 Increased Costs. If any Purchaser shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application of any Law by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Purchaser or any Person controlling such Purchaser with any request, guideline or directive of any such authority, central bank or comparable agency: (a) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by any Purchaser, or (b) shall impose on any Purchaser any other condition affecting its Notes, any of its Notes (if any) or its obligation to make Notes; and the result of anything described in clauses (a) and (b) above is to increase the cost to (or to impose a cost on) such Purchaser of making or maintaining any Notes, or to reduce the amount of any sum received or receivable by such Purchaser under this Agreement or under any of its Notes (if any) with respect thereto, then upon demand by such Purchaser (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), the Issuer shall promptly, and in any event within thirty (30) days of demand therefor, pay directly to such Purchaser such additional amount as will compensate such Purchaser or controlling Person for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Purchaser first made demand therefor; provided that if the event giving rise to such amount has retroactive effect, such one hundred eighty (180) day period shall be extended to include the period of retroactive effect.

Section 10.4 Mitigation Obligations. If any Purchaser requests compensation under either Section 10.2 or Section 10.3, or requires Issuer to pay any additional amount to any Purchaser or any Governmental Authority for the account of any Purchaser pursuant to Section 10.1, then, upon the written request of the Issuer, such Purchaser shall use reasonable efforts to designate a different lending office for funding or booking its Notes hereunder or to assign its rights and obligations hereunder (subject to the provisions of Section 12.6) to another of its offices, branches or affiliates, if, in the judgment of such Purchaser, such designation or assignment (a) would eliminate or materially reduce amounts payable pursuant to any such Section, as the case may be, in the future, (b) would not subject such Purchaser to any unreimbursed cost or expense and (c) would not otherwise be disadvantageous to such Purchaser (as determined in its sole discretion). Without limitation of the provisions of Section 9.1, Issuer hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Purchaser in connection with any such designation or assignment.

Section 10.5 Conclusiveness of Statements; Survival. Determinations and statements of any Purchaser pursuant to Sections 10.1, 10.2 and 10.3 shall be conclusive and binding absent manifest error. The Purchasers may use reasonable averaging and attribution methods in determining compensation under Sections 10.1, 10.2 and 10.3, and the provisions of such Sections shall survive repayment of the Notes and termination of this Agreement.

Section 10.6 Dodd-Frank. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines and directives thereunder or issued in connection therewith (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, shall be deemed, in each case, for all purposes of this Agreement, to be adopted after the date of this Agreement, regardless of the date actually enacted, adopted or issued.

Article 11
[Reserved]

Article 12
MISCELLANEOUS

Section 12.1 Survival. All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents. The provisions of Articles 9, 10 and 12 shall survive the Payment in Full of the Obligations (both with respect to any Purchaser and all Purchasers collectively) and any termination of this Agreement.

Section 12.2 No Waivers; Remedies Cumulative. No failure or delay by any Purchaser in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by Law. Any reference in any Financing Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that the Issuer has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.

Section 12.3 Notices.

(a) All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, e-mail, electronic submissions or similar writing, but in no event by text message) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof or by electronic submissions, as provided below, or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to each other Purchaser and the Issuer; provided that notices, requests or other communications shall be permitted by e-mail or other electronic submissions (but in no event by text message) only in accordance with the provisions of Section 12.3(b). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section and the sender receives a confirmation of transmission from the sending facsimile machine, (ii) if given by e-mail or other electronic submissions, as set forth in Section 12.3(c) or (iii) if given by mail, prepaid overnight courier or any other means, when received at the applicable address specified by this Section.

(b) Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, but in no event by text message) provided, that the foregoing shall not apply to notices sent directly to any party hereto if such party has notified the other parties in writing that it has elected not to receive notices by electronic communication (which election may be limited to particular notices).

(c) (i) Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

Section 12.4 Severability. In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 12.5 Amendments and Waivers.

(a) General Provisions. No provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the Issuer and Required Purchasers; provided that no such amendment, waiver or other modification shall, unless signed or otherwise approved in writing by all Purchasers directly affected thereby, (A) reduce the principal of, rate of interest on, or any fees (including any make-whole or liquidated damage provisions) with respect to the Notes or forgive any principal, interest, or fees, other than as a result of a waiver of an Event of Default and/or the default rate of interest pursuant to Section 2.4(b), (B) defer, extend or postpone the date fixed for, or waive or forgive, any payment (other than a payment pursuant to Section 2.3) of principal of the Notes, or of interest (other than the default rate of interest pursuant to Section 2.4(b)) on the Notes or fees hereunder or defer, extend or postpone the date of termination of the commitment of any Purchaser hereunder, (C) change the definition of the term Required Purchasers, (D) amend Article 2 in a manner that would alter the pro rata sharing of payments required thereby, (E) subordinate all or substantially all of the Obligations, (F) amend, waive or otherwise modify compliance with Section 2.5(b), Section 4.16, Section 4.17, Sections 8.1(o), (p) or (q) or the definitions of the terms used in those Sections insofar as the definitions materially affect the substance of those Sections or (G) amend, waive or otherwise modify this Section 12.5(a) or the definitions of the terms used in this Section 12.5(a) insofar as the definitions affect the substance of this Section 12.5(a); provided that, notwithstanding anything herein to the contrary, (x) the waiver of (or amendment to the terms of) any mandatory prepayment of the Notes shall not constitute a postponement of any date scheduled for the payment of principal or interest and (y) a waiver of any condition precedent set forth in Article 7 or the waiver of any Default or Event of Default (in each case other than pursuant to Section 8.1(a)) shall not constitute a postponement of any date scheduled for, or a reduction in the amount of, any payment of interest or any payment of fees. It is hereby understood and agreed that all Purchasers shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F) or (G) of the preceding sentence. Any waiver of any provision of this Agreement or any other Financing Document shall be effective only in the specific instance and for the specific purpose for which it is given. No delay on the part of any Purchaser in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. Notwithstanding the foregoing or anything else to the contrary in any Financing Document, the Issuer and the holder of any Note hereunder may agree to amend, waive or otherwise modify the terms of such Note, and/or the Issuer and the holder of such Note may waive any right or condition under, or the protection of any provision under, this Agreement, solely with respect to, or relating to, the rights of such Purchaser, in each case, without the consent of any other Purchaser or any other party hereto.

(b) [Reserved].

(c) Miscellaneous. Anything in this Section 12.5 to the contrary notwithstanding, any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Financing Document that relates only to the relationship of the Purchasers among themselves, and that does not affect the rights or obligations of the Issuer, shall not require consent by or the agreement of the Issuer.

Section 12.6 Assignments; Participations.

(a) Assignments.

(i) Subject to Section 4.13, any Purchaser may at any time assign to one or more Eligible Assignees all or any portion of such Purchaser’s Notes, together with all related rights and obligations of such Purchaser hereunder, including for the avoidance of doubt, the rights of such Purchaser to purchase additional Notes and any unfunded commitment of such Purchaser. Any purported assignment to any Person that is not an Eligible Assignee in accordance with the definition thereof shall be null and void. The amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a “Trade Date” is specified in such Assignment Agreement, as of such Trade Date) shall be in a minimum aggregate amount equal to $1,000,000 (unless such assignment is made to an existing Purchaser or an Affiliate or Approved Fund of any existing Purchaser or is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in the outstanding Notes); provided that, in connection with simultaneous assignments to two or more Affiliated Persons, including related Approved Funds, such Affiliated Persons and Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. The Issuer and the Purchasers shall be entitled to continue to deal solely and directly with such Purchaser in connection with the interests so assigned to an Eligible Assignee until the Purchasers shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto.

(ii) From and after the date on which the conditions described above have been met and recordation in the register described in paragraph (iii) below, (A) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Purchaser hereunder and (B) the assigning Purchaser, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 12.1). Upon the request of the Eligible Assignee (and, as applicable, the assigning Purchaser) pursuant to an effective Assignment Agreement, each Issuer shall execute and deliver to such Eligible Assignee (and, as applicable, the assigning Purchaser) Notes in the aggregate principal amount of the Eligible Assignee’s Notes (and, as applicable, Notes in the principal amount of the Notes retained by the assigning Purchaser). Upon receipt by the assigning Purchaser of such Note (or commitments, as applicable), the assigning Purchaser shall promptly return to the Issuer any prior Note held by it.

(iii) The Issuer shall maintain at its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Purchaser, and the commitments of, and principal amount and interest of the Notes owing to, such Purchaser pursuant to the terms hereof. The entries in such register shall be conclusive, absent manifest error, and the Issuer and the Purchasers may treat each Person whose name is recorded therein pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. Such register shall be available for inspection by any Purchaser (provided that each Purchaser’s right of inspection shall be limited to information about such Purchaser), at any reasonable time upon reasonable prior notice to the Issuer. Any assignment may be effected only upon the registration thereof as provided in this paragraph (iii).

(iv) Notwithstanding the foregoing provisions of this Section 12.6(a) or any other provision of this Agreement, any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Purchaser, including any pledge or grant to secure obligations to a Federal Reserve Bank or to a trustee as security for the benefit of its noteholders, other security holders or creditors of a Purchaser; provided that no such pledge or grant shall release such Purchaser from any of its obligations hereunder or substitute any such pledgee or grantee for such Purchaser as a party hereto.

(b) Participations. Subject to Section 4.13, any Purchaser may at any time, without the consent of, or notice to, the Issuer, sell to one or more Persons participating interests in its Notes, commitments or other interests hereunder (any such Person, a “Participant”), provided, no participation shall be made to the Issuer or any of their respective Affiliates, any natural person or any Disqualified Purchaser. In the event of a sale by a Purchaser of a participating interest to a Participant, (i) such Purchaser’s obligations hereunder shall remain unchanged for all purposes, (ii) the Issuer shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder and (iii) all amounts payable by the Issuer shall be determined as if such Purchaser had not sold such participation and shall be paid directly to such Purchaser. Notwithstanding the foregoing, however, the Issuer agrees that each Participant shall be entitled to the benefits of Section 10.1 as if it were a Purchaser (provided that such Participant complies with the requirements of Section 10.1(d) and (e) as if it were a Purchaser; provided further, that no Participant shall receive any greater compensation pursuant to Section 10.1 than would have been paid to the participating Purchaser if no participation had been sold). No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 12.5 expressly requiring the unanimous vote of all Purchasers or, as applicable, all affected Purchasers. The Issuer agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Purchaser under this Agreement; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Purchasers, as provided in Section 8.3. In the event that a Purchaser sells a participation, the Purchaser, as a non-fiduciary agent on behalf of the Issuer, shall maintain (or cause to be maintained) in the United States a register (the “Participant Register”) on which it enters the name and addresses of all participants in the Obligations held by it and the rights of such participants in the Obligations (including principal amount, interest thereon, and fees of the portion of such Obligations that is subject to such participations). No Purchaser shall have an obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Note or any Obligation), except as otherwise required by applicable Law and to the Issuer at its reasonable request and then, solely to the extent that such disclosure is required to establish that such participation, Note or Obligation is in registered form under Sections 5f.103-1(c) and 1.871-14(c) of the Treasury Regulations. Any participation or transfer thereof may be effected only by the registration of such participation on the Participant Register.

(c) Issuer Assignments. The Issuer may not assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of each Purchaser.

Section 12.7 Headings. Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

Section 12.8 [Reserved].

Section 12.9 Waiver of Consequential and Other Damages. To the fullest extent permitted by applicable Law, the Issuer shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Notes or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 12.10 [Reserved].

Section 12.11 GOVERNING LAW; SUBMISSION TO JURISDICTION.

THIS AGREEMENT AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN OR IN ACCORDANCE WITH THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

Section 12.12 WAIVER OF JURY TRIAL.

THE ISSUER AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE ISSUER AND EACH PURCHASER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. THE ISSUER AND EACH PURCHASER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 12.13 [Reserved].

Section 12.14 Counterparts; Signatures; Integration. This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or other electronic communication to any Financing Document shall bind the parties to the same extent as would a manually executed counterpart. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 12.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and each of the other Financing Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and each of the other Financing Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any other Financing Document.

Section 12.16 USA PATRIOT Act Notification. Each Purchaser hereby notifies the Issuer that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies the Issuer, which information includes the name and address of the Issuer and such other information that will allow such Purchaser, as applicable, to identify the Issuer in accordance with the USA PATRIOT Act.

Section 12.17 [Reserved].

Article 13
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby represents and warrants as follows:

Section 13.1 Authorization; No Contravention. The execution, delivery and performance by each Purchaser of this Agreement and each other Financing Document to which it is a party: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its Organizational Documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of its contractual obligations, or any order or decree directly relating to it.

Section 13.2 Binding Effect. This Agreement has been duly executed and delivered by such Purchaser and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 13.3 No Legal Bar. The execution, delivery and performance of this Agreement by each Purchaser will not violate any requirement of Law applicable to it.

Section 13.4 Securities Laws.

(a) The Securities are being or will be acquired by each Purchaser hereunder for the purpose of investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in any transaction which would be in violation of the Securities Act or state securities laws or which would require the issuance and sale of the Securities hereunder to be registered under the Securities Act, subject, however, to the disposition of each Purchaser’s property being at all times within its control. Each Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Securities in violation of the Securities Act. Each Purchaser does not have any agreement or understanding, whether or not legally binding, direct or indirect, with any other Person to sell or otherwise distribute the securities to be issued to it hereunder.

(b) Each Purchaser is an (1) “accredited investor” as (as defined in Rule 144A under the Securities Act of 1933 as amended (the “Securities Act”)), or (2) institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities, and understands that the offer and sale of the Securities meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J); and (i) such Purchaser (1) is an institutional account as defined in FINRA Rule 4512(c), (2) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (3) has exercised independent judgment in evaluating its participation in the purchase of the Securities, and accordingly, understands that the placement of the Securities meets (x) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (y) the institutional customer exemption under FINRA Rule 2111(b).

(c) Each Purchaser understands that (i) the Securities constitute “restricted securities” under the Securities Act, (ii) it must bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities are not registered under the Securities Act or any applicable state securities law and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from registration is available (iii) the offer and sale of the Securities hereunder is not registered under the Securities Act or under any “blue sky” laws in reliance upon certain exemptions from such registration and that the Issuer is relying on the representations made herein by each Purchaser in its determination of whether such specific exemptions are available, and (iv) the Securities may not be transferred except pursuant to an effective registration statement under the Securities Act, or under an exception from such registration available under the Securities Act, and under applicable “blue sky” laws or in a transaction exempt from such registration. Furthermore, each Purchaser understands that the Issuer may not be eligible to conduct an offering pursuant to Regulation D. Each Purchaser acknowledges that: (A) it has no right to require registration of the Notes or Warrants under the Securities Act or any “blue sky” laws, and (B) there is not now and is not contemplated to be any public market for the Notes or Warrants. As a result, each Purchaser is prepared to bear the economic risk of an investment in the Notes and Warrants for an indefinite period of time.

(d) Each Purchaser and its advisors (i) have been furnished with or have had access to all material books and records of the Issuer and all of its material contracts, agreements and documents and (ii) have had an opportunity to ask questions of, and receive answers, and to obtain any additional information to verify the accuracy of any information previously furnished, from management and representatives of the Issuer and which representatives have made available to them such information regarding the Issuer and their current respective businesses, operations, assets, finances, financial results, financial condition and prospects in order to make a fully informed decision to purchase and acquire the Securities. Without limiting the generality of the forgoing, each Purchaser has not relied on any statements or other information provided by anyone other than the Issuer concerning the Issuer, the Securities or the offer and sale of the Securities. Each Purchaser acknowledges that it has made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Purchaser’s acquisition of the Securities.

(e) Each Purchaser has generally such knowledge and experience in business and financial matters, and with respect to investments in securities of privately held companies, as to enable it to understand and evaluate the risks of an investment in the Securities and form an investment decision with respect thereto. The foregoing, however, does not limit or modify the representations and warranties set forth in Article 3 of this Agreement or in any other Financing Document or the right of the Purchasers to rely thereon.

(f) Each Purchaser understands that the exemption from registration of resales of the Securities afforded by Rule 144 (the provisions of which are known to the Purchaser) promulgated pursuant to the Securities Act depends on the satisfaction of various conditions, including the requirement that the Issuer has been subject to the reporting requirements of Section 13 or Section 15 of the Securities Act for at least ninety (90) days and that, if applicable, Rule 144 affords the basis for such sales only in limited amounts and that the Issuer do not now qualify under Rule 144 and may not ever. Each Purchaser understands that nothing in this Agreement shall require the Issuer or any of its Subsidiaries to make any filing under the Securities Act or Exchange Act which the Issuer or its Subsidiaries are not otherwise obligated to make.

Section 13.5 Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption or authorization of any Governmental Authority or any other Person in respect of any requirement of Law, and no lapse of a waiting period under a requirement of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against the Purchasers of this Agreement or the transactions contemplated hereby. No consent is required to be obtained under any contractual obligation applicable to the Purchasers in connection with the execution, delivery or performance of this Agreement or any of the other Financing Documents to which it is a party.

Section 13.6 [Reserved].

Section 13.7 Organization. Each Purchaser is duly organized, validly existing and in good standing under the laws of its state of organization, and except as has not had or would not reasonably be expected to have a material adverse effect on such Purchaser’s ability to perform its obligations under the Agreement or to consummate the transactions contemplated hereby on a timely basis. Each Purchaser is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

Section 13.8 Independent Investment Decision. Each Purchaser has independently evaluated the merits of its decision to purchase the Securities pursuant to this Agreement and conducted and relied upon its own due diligence investigation of the Issuer and its own in-depth analysis of the merits and risks of the purchase of the Securities. Each Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Issuer to such Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Each Purchaser is a sophisticated institutional accredited investor with extensive expertise and experience in financial and business matters and in evaluating private companies and purchasing and selling their securities and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

Section 13.9 No Governmental Review. Each Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 13.10 Residency. Each Purchaser’s office in which its investment decision with respect to the Securities was made is located at the address set forth for such Purchaser set forth on such Purchaser’s signature page to this Agreement.

Section 13.11 Ownership. Such Purchaser and its Affiliates are not the direct or indirect owner of record or beneficial owner of shares of Common Stock, securities convertible into or exchangeable for Common Stock, or any other equity or equity-linked security of the Issuer.

Section 13.12 No Brokers. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Issuer or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of any Purchaser.

Section 13.13 No Reliance. Each Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, except for the representations and warranties by the Issuer contained in this Agreement.

Section 13.14 Financial Capacity. Each Purchaser has, and as of the Closing Date, will have, sufficient cash on hand in a U.S. bank account or uncalled capital commitments from creditworthy parties without any condition to fund such Purchaser’s commitment to purchase Notes on the terms and conditions set forth in this Agreement. Such cash has been obtained by such Purchaser in compliance with all applicable laws.

Section 13.15 Non-Recourse . Each Purchaser’s contractual obligations hereunder shall be without recourse to its Affiliates, and the officers, directors, employees, managers, trustees and other agents of such Purchaser or its Affiliates. The Issuer’s contractual obligations hereunder or under any Financing Document shall be without recourse to its Affiliates, and the officers, directors, employees, managers, trustees and other agents of the Issuer or its Affiliates.

Section 13.16 No Related Party Relationships. Except as set forth in Schedule 13.16 or as otherwise disclosed to the Issuer in writing, each Purchaser and its direct or indirect equityholders and their respective affiliates are not affiliates or direct or indirect equityholders of, have no direct or indirect economic interest in, and have not directly or indirectly entered into any agreement, arrangement or understanding (except as expressly set forth in the preceding sentence) with, any director, officer, employee, manager, partner or equityholder (or any of their respective immediate family members (as defined in 40 CFR § 170.305) or any affiliate or spouse of any such director, officer, employee, manager, partner, equityholder or immediate family member) of any other Purchaser, FF Global Partners LLC, FF Global Partners Investments LLC (formerly known as FF Top Holding LLC), or any of their respective affiliates (each, a “Related Person”). Except as set forth in Schedule 13.16 or as otherwise disclosed to the Issuer in writing, the transactions contemplated by or related to this Agreement will not directly or indirectly increase any Related Person’s ownership or voting power of the Issuer, and no Related Person will, directly or indirectly, participate in any of the post-closing operations or decisions of or have any other rights or obligations with respect to such Purchaser or any of its direct or indirect equityholders or any of their respective affiliates. Notwithstanding the foregoing, nothing in this Section 13.16 or otherwise in this Agreement shall prohibit any Purchaser from the right to enter into any voting agreement or grant a voting proxy at any time after the date hereof and on any terms, with or to FF Global Partners Investments LLC (formerly known as FF Top Holding LLC) with respect to any shares of Common Stock held by such Purchaser.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Address for Notices	ISSUER

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

18455 South Figueroa Street	By:
Gardena, California 90248	Name:
Attention: Legal Department, Michael Beck	Title:
Phone: (800) 228 - 7702
Email: Mike.beck@ff.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
2021 McKinney Avenue, Suite 2000 Dallas,
Texas 75201
Attention: Banks Bruce
Phone: (214) 969 - 3508
Email: bbruce@sidley.com

and

Sidley Austin LLP
555 California Street, Suite 2000
San Francisco, CA 94104
Attention: Vijay Sekhon
Phone: (415) 772 - 1220
Email: vsekhon@sidley.com

[Signatures continue on following page(s)]

Signature page to Securities Purchase Agreement

PURCHASER:

[●]

Attention:	By:
Telephone:	Name:
Email:	Title:

with a copy (which shall not constitute notice) to:

Signature page to Securities Purchase Agreement

Annex A

Definitions

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes hereof, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto. For all purposes hereunder and under the Financing Documents, no Purchaser shall be or be deemed to be an Affiliate of the Issuer.

“Agreement” means this Securities Purchase Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, the Laws administered by OFAC, the Criminal Code (Canada), and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

“Approved Fund” means any Person (other than a natural Person) which (a)(i) is (or will be) engaged in making, purchasing, holding, or otherwise investing in commercial loans, mezzanine notes, and similar extensions of credit in its ordinary course of activities or (ii) temporarily warehouses loans for any Purchaser and (b) is administered, advised or managed by a Purchaser, an entity that administers, advises or manages a Purchaser, or an Affiliate of either.

“Assignment Agreement” means an agreement substantially in the form of Exhibit A hereto.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” as in effect from time to time.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) that is named, or owned or controlled by, a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to close.

“Business Intellectual Property” has the meaning set forth in Section 3.17.

“Capital Lease” of any Person means any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person and shall include, without limitation, all operating leases that are not leases for real property.

“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Capitalized Lease Obligations” shall mean any obligation under a Capital Lease.

“Cash Equivalents” means (a) direct obligations of the United States, or obligations guaranteed by the United States with a maturity date of no more than six (6) months from the date of acquisition, (b) commercial paper with a duration of not more than three (3) months rated at least A 1 by Standard & Poor’s Ratings Service and P 1 by Moody’s Investors Services, Inc., which is issued by a Person (other than the Issuer or an Affiliate of the Issuer) organized under the laws of any state of the United States or of the District of Columbia, (c) time deposits, certificates of deposit and banker’s acceptances with a duration of not more than six (6) months issued by any office located in the United States, or is licensed to conduct a banking business in the United States, and has capital, surplus and undivided profits of at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (b) above, (d) repurchase agreements and reverse repurchase agreements with a duration of not more than 30 days with respect to securities described in clause (a) above entered into with an office of a bank or trust company meeting the criteria specified in clause (c) above, (e) any money market or mutual fund provided that substantially all of the assets of such fund consist of the foregoing types of investments, and provided that such fund has assets in excess of $500,000,000 and has obtained from either Standard & Poor’s Ratings Service or Moody’s Investors Services, Inc. the highest rating obtainable for money market funds in the United States or any province thereof, or (f) other short-term liquid investments approved in writing by Required Purchasers.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“CFPOA” means the Corruption of Foreign Public Officials Act (Canada), as amended.

“Change of Control” means (a) any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act), other than FF Global Partners Investments LLC (formerly known as FF Top Holding LLC) and its Affiliates, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 40% or more of the voting Capital Stock of the Issuer or (b) any sale in one transaction or a series of transactions of all or substantially all of the consolidated property or assets of the Issuer and its Subsidiaries.

“Class B Common Stock” means Class B common stock of the Issuer, par value $0.0001 per share.

“Closing Bid Price” means, for any security as of any date, the last closing trade price for such security on the principal Trading Market, as reported by Bloomberg, or, if the principal Trading Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the principal Trading Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices).  If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Issuer and the Purchasers of a majority in interest of the Securities. If the Issuer and the Purchasers of a majority in interest of the Securities are unable to agree upon the fair market value of such security, such determination shall be made by an independent appraiser selected reasonably and in good faith by the Purchasers of a majority in interest of the Securities then outstanding and the Issuer, the fees and expenses of which shall be split by such Purchasers and the Issuer. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during such period.

“Closing Date” means the date of this Agreement.

“Closing Date Transactions” shall mean the consummation of the transactions contemplated by this Agreement to occur on and after the Closing Date and the payment of fees and expenses in connection therewith.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Annex” means Annex B to this Agreement.

“Common Stock” means the Class A common stock of the Issuer, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Issuer or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Competitor” means any company engaged in the business of designing, manufacturing or producing automobiles or similar vehicles and any company engaged in the business of supplying components for the design, manufacturing or production of automobiles or similar vehicles.

“continuing” means, with respect to any default or event of default, that it has not been remedied, cured or waived.

“Controlled Group” means all members of a group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with an Issuer, are treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, under Section 414(m) or (o) of the Code.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Conversion Shares” shall have the meaning ascribed to such term in the Notes.

“Debt” of a Person means at any date, without duplication, (a) all Funded Debt, (b) all preferred stock and comparable equity interests, in each case, requiring mandatory redemption, sinking fund or other like payments prior to the Maturity Date including all Disqualified Stock, (c) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (d) “earnouts” and similar payment obligations of such Person, which shall be valued in accordance with GAAP, but only to the extent earned, due and payable, (e) all principal outstanding under any off-balance sheet loan or similar financing product, and (f) all Debt of others Guaranteed by such Person. Without duplication of any of the foregoing, Debt of the Issuer shall include any and all Notes.

“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Disqualified Purchaser” means (a) any Company Competitor, (b) any Affiliate of a Person described in the preceding clause (a) that, in each case, is either reasonably identifiable as such or is identified as such in writing by or on behalf of the Issuer to the Purchasers from time to time on or after the Closing Date and (c) unless the Issuer consents (x) any Affiliate of the Issuer or (y) any Person that holds more than 5.0% of the Issuer’s Common Stock, except in the case of this clause (y), any Person that is already a Purchaser hereunder, so long such Person otherwise became a Purchaser in accordance with the terms of this Agreement. The Issuer shall, upon request of any Purchaser, identify whether any Person identified by such Purchaser as a proposed assignee or Participant is a Disqualified Purchaser.

“Disqualified Stock” means with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event: (a) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise; (b) is convertible or exchangeable at the option of the holder for Debt or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Issuer); or (c) is mandatorily redeemable or must be purchased for cash or Cash Equivalents upon the occurrence of certain events or otherwise, in whole or in part; in each case prior to the date that is one hundred eighty (180) days after the final scheduled amortization installment payment date for the Notes, in each case, valued at, in the case of redeemable preferred Capital Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Capital Stock plus accrued and unpaid dividends.

“Domestic Subsidiary” means a Subsidiary organized, incorporated or otherwise formed under the laws of the United States or any state thereof, other than any such Subsidiary that has no assets (other than de minimis amounts) other than the Capital Stock or other equity interests of Foreign Subsidiaries that are CFCs.

“Effective Date” means the earliest of the date that (a) the First Registration Statement has been declared effective by the Commission, (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Issuer to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of the Underlying Shares is not an Affiliate of the Issuer or (d) all of the Underlying Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Issuer’s counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Eighth Closing” shall have the meaning ascribed to such term in the Notes.

“Eligible Assignee” means (a) a Purchaser, (b) an Affiliate of a Purchaser, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Issuer in writing (such approval not to be unreasonably withheld, conditioned or delayed); provided that notwithstanding the foregoing, (x) “Eligible Assignee” shall not (i) include the Issuer or any Affiliate of the Issuer or (ii) any Disqualified Purchaser unless an Event of Default pursuant to Section 8.1(a), 8.1(f) or 8.1(g) has occurred and is continuing and (y) no approval of the Issuer shall be required if an Event of Default pursuant to Section 8.1(a), 8.1(f) or 8.1(g) has occurred and is continuing.

“Environmental Laws” means any and all Laws relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which the Issuer or any Subsidiary maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which the Issuer or any Subsidiary or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Event of Default” has the meaning set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Taxes” means any of the following Taxes: (A) Taxes imposed on or measured by any Purchaser’s net income, franchise taxes, branch profits taxes and alternative minimum taxes, in each case imposed by the jurisdiction (or any political subdivision thereof) under which such Purchaser (i) is organized, has its principal office in or, in the case of any Purchaser, its applicable lending office located in, or (ii) has a present or former connection (other than a connection resulting from entering into any of the Financing Documents, receiving any payment thereunder, or taking any action thereunder) (“Other Connection Taxes”), (B) any United States federal withholding Taxes to the extent imposed on the amounts payable to such Purchaser with respect to an applicable interest in a Note pursuant to a law in effect at the time such Purchaser becomes a party to this Agreement or changes its lending office, unless in the case of an assignee, the applicable assigning person would have been entitled to receive additional amounts with respect to such Taxes at the time of such assignment or, in the case of a change in lending office, such Purchaser would have been entitled to receive additional amounts with respect to such Taxes immediately before it changed its lending office, (C) any withholding Taxes or deductions imposed under FATCA, or (D) any United States federal withholding Taxes that would not have been imposed but for such Purchaser’s failure to comply with Sections 10.1(d), (e) or (f).

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Fifth Closing” shall have the meaning ascribed to such term in the Notes.

“Financing Documents” means this Agreement, any Notes and all other documents, instruments and agreements contemplated herein or thereby and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“First Closing” shall have the meaning ascribed to such term in the Notes.

“First Registration Statement” has the meaning set forth in Section 4.12.

“Fiscal Quarter” means a fiscal quarter of the Issuer, ending on March 31, June 30, September 30 or December 31 of each calendar year.

“Fiscal Year” means a fiscal year of the Issuer, ending on December 31 of each calendar year.

“Foreign Government Benefit Plan” has the meaning set forth in Section 3.14(c).

“Foreign Plan” has the meaning set forth in Section 3.14(c).

“Foreign Purchaser” means any Purchaser that is not a “United States person” as defined in Code Section 7701(a)(30).

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“Fourth Closing” shall have the meaning ascribed to such term in the Notes.

“Funded Debt” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money, whether current or long-term (including the Obligations hereunder and all Capitalized Lease Obligations), all obligations evidenced by bonds, debentures, notes or other similar instruments;

(b) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(c) all non-contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties);

(d) the Attributable Principal Amount of Capital Leases, Synthetic Leases, Securitization Transaction and Sale and Leaseback Transactions;

(e) all Disqualified Stock;

(f) all Funded Debt of others secured by (or for which the holder of such Funded Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(g) all Guarantees in respect of Funded Debt of another Person; and

(h) Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, the amount of Funded Debt shall be determined (w) based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and purchase money indebtedness and the deferred purchase obligations under clause (b), (x) based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c), (y) based on the amount of Funded Debt that is the subject of Guaranties and for which there is recourse to such Person in the case of Guaranties under clause (g) and (z) based on the lesser of the amount of Funded Debt secured by such lien or the fair market value of the assets pledged in the case of Funded Debt under clause (f).

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Materials” means (a) any “hazardous substance” as defined in CERCLA, (b) any “hazardous waste” as defined in RCRA, (c) asbestos, (d) polychlorinated biphenyls, (e) petroleum, its derivatives, by products and other hydrocarbons, (f) toxic mold and (g) any other pollutant, toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Issuer under any Financing Document.

“Indemnitees” has the meaning set forth in Section 9.2.

“Intellectual Property” means, with respect to any Person, all patents, trademarks, service marks, logos and other business identifiers, trade names, trade styles, trade dress, copyrights, proprietary know-how, processes, computer software and all registrations, applications and licenses therefor, used in or necessary for the conduct of business by such Person.

“Inventory” has the meaning given to such term in the UCC.

“Issuer” has the meaning set forth in the Preamble to this Agreement.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.13(c).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

“Litigation” means any claim, investigation, action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.

“Make-Whole Amount” has the meaning set forth in the Notes.

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of the Notes, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 100% of the outstanding principal amount of the Notes, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Notes.

“Margin Stock” has the meaning assigned thereto in Regulation U of the Federal Reserve Board.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the business, operations, properties or condition (financial or otherwise) of the Issuer, (b) the rights and remedies of any Purchasers under any Financing Document, or the ability of the Issuer to perform any of their obligations under any Financing Document to which it is a party or (c) the legality, validity or enforceability of any Financing Document.

“Maximum Lawful Rate” has the meaning set forth in Section 2.4(d).

“MFN Amendment” has the meaning set forth in Section 2.5(b).

“Multiemployer Plan” means a multiemployer plan, that is intended to meet the definition set forth in Section 3(37) or 4001(a)(3) of ERISA, to which the Issuer or any member of the Controlled Group may have any liability.

“Note Waivers” shall have the meaning assigned to such term in the Secured SPA.

“Obligations” means all loans (including the Notes), debts, principal, interest (including any interest that accrues after the commencement of any bankruptcy, insolvency or other enforcement proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such proceeding), premiums (including, without limitation, the Make-Whole Amount), obligations (including indemnification obligations), fees, costs, expenses and other charges (including any costs, fees, expenses or other charges that accrue after the commencement of any bankruptcy, insolvency or other enforcement proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such proceeding), guaranties, and all covenants and duties of any other kind and description owing by the Issuer arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Financing Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that the Issuer is required to pay or reimburse by the Financing Documents or by law or otherwise in connection with the Financing Documents. Without limiting the generality of the foregoing, the Obligations of the Issuer under the Financing Documents include the obligation to pay (a) the principal of the Notes, (b) interest accrued on the Notes, (c) costs, fees, Make-Whole Amount, premiums, expenses and other charges payable under this Agreement or any of the other Financing Documents, and (d) indemnities and other amounts payable by the Issuer under any Financing Document. Any reference in this Agreement or in the Financing Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any bankruptcy, insolvency or other enforcement proceeding.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“Ordinary Course of Business” means, in respect of any action or omission taken or not taken by any Person, the ordinary course of such Person’s business, as conducted by such Person in good faith and may include past practice, industry standards or customs, requirements of law or as may otherwise be determined from time to time in good faith by the board of directors (or other governing body) of such Person.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of formation or organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and the documents which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement).

“Other Connection Taxes” has the meaning set forth in the definition of Excluded Taxes.

“Other Taxes” has the meaning set forth in Section 10.1(b).

“Paid in Full” or “Payment in Full” means, with respect to any Obligations, (a) the payment in full in cash of all such Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and (b) the termination of all obligations of the Purchasers to provide any additional credit or extensions or credit.

“Payment Notification” means a written notification substantially in the form of Exhibit B hereto.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA to which the Issuer or any member of the Controlled Group may have a liability.

“Permits” has the meaning set forth in Section 3.1.

“Permitted Contest” means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Purchased Securities” means the Notes.

“RCRA” means the Resource Conservation and Recovery Act of 1976.

“Registration Statement” or “Registration Statements” has the meaning set forth in Section 4.12.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Notes (including Underlying Shares issuable as payment of interest on the Notes), ignoring any conversion or exercise limits set forth therein.

“Required Purchasers” means, at any time, the Purchasers holding more than fifty percent (50%) of the aggregate principal amount of Notes outstanding under this Agreement.

“Reserved Shares” has the meaning set forth in Section 4.12.

“Responsible Officer” means, with respect to the Issuer, any of the President, Chief Executive Officer, Chief Financial Officer, Treasurer or any other officer of the Issuer reasonably acceptable to the Required Purchasers.

“Sale and Leaseback Transaction” shall mean, with respect to the Issuer, any arrangement, directly or indirectly, with any Person whereby the Issuer shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions” has the meaning set forth in Section 3.27.

“Second Closing” shall have the meaning ascribed to such term in the Notes.

“Second Registration Statement” has the meaning set forth in Section 4.12.

“Secured SPA” shall mean that certain Securities Purchase Agreement, dated as of August 14, 2022 (as the same has bee amended, restated, amended and restated, supplemented or otherwise modified from time to time) by and among the Issuer, the financial institutions or other entities from time to time party thereto as purchasers and FF Simplicity Ventures LLC as agent thereunder.

“Securities” means the Notes, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Securitization Transaction” shall mean any financing or factoring or similar transaction (or series of such transactions) entered by the Issuer or any of its Subsidiaries pursuant to which the Issuer or such Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate or any other Person.

“Seventh Closing” shall have the meaning ascribed to such term in the Notes.

“Shareholder Approval” means (a) such approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the shareholders of the Issuer with respect to the transactions contemplated by the Transaction Documents, including without limitation the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date (the “Nasdaq 20% Approval”), and (b) the approval by the holders of the requisite number of shares of the Issuer’s Class A Common Stock to increase the number of authorized and uncommitted shares of Issuer’s Class A Common Stock to authorize the entirety of the excess of the Underlying Shares over the Reserved Shares for issuance (which approval, for the avoidance of doubt, may be implemented by the Issuer through a reverse stock split that increases the number of authorized shares of the Issuer’s Class A common stock) and for purposes of NASDAQ Listing Rule 5635 to the extent needed (the “Authorized Share Increase Approval” and such increase, the “Authorized Share Increase”).

“Sixth Closing” shall have the meaning ascribed to such term in the Notes.

“Specified Purchaser” has the meaning set forth in Section 2.5(b).

“Specified Terms” has the meaning set forth in Section 2.5(b).

“Stated Rate” has the meaning set forth in Section 2.4(d).

“Subsequent Closing Date” shall mean each of the First Closing, the Second Closing, the Third Closing, the Fourth Closing, the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing.

“Subsequent Closing Date Transaction Documents” shall mean each of the documents executed and/or delivered in connection with each Subsequent Closing Date Transactions.

“Subsequent Closing Date Transactions” shall mean the consummation of the transactions contemplated by this Agreement to occur on each Subsequent Closing Date and the payment of fees and expenses in connection therewith.

“Subsidiary” means, with respect to any Person, any other Person of which an aggregate of more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or other applicable governing body) of such other Person is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or a combination thereof, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Capital Stock whether by proxy, agreement, operation of Law or otherwise. Unless the context otherwise requires, each reference to a Subsidiary shall mean a Subsidiary of the Issuer.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Taxes” has the meaning set forth in Section 10.1.

“Third Closing” shall have the meaning ascribed to such term in the Notes.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Transaction Documents” shall mean this Agreement, the Notes, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Issuer, the current transfer agent of the Issuer and any successor transfer agent of the Issuer.

“Underlying Shares” means the Warrant Shares and shares of Common Stock issued and issuable pursuant to the terms of the Notes, including without limitation, shares of Common Stock issued and issuable in lieu of the cash payment of interest on the Notes in accordance with the terms of the Notes, as the case may be, in each case without respect to any limitation or restriction on the conversion of the Notes or the exercise of the Warrants.

“U.S.” or “United States” means the United States of America.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as reasonably and in good faith determined by the Board of directors of the Issuer, provided that if such determination is disputed by the Purchasers of a majority in interest of the Securities then outstanding, such determination shall be made by an independent appraiser selected reasonably and in good faith by the Purchasers of a majority in interest of the Securities then outstanding and the Issuer, the fees and expenses of which shall be split by such Purchasers and the Issuer.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing and each Subsequent Closing Date in accordance with this Agreement, which Warrants shall be exercisable immediately and have a term of exercise equal to 7 years, in the form of Exhibit D attached hereto or such other form as shall be agreed between the Issuer and such Purchaser.

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all of the Capital Stock (other than, in the case of a Foreign Subsidiary, directors’ qualifying shares, to the extent legally required) are directly or indirectly owned and controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person.

Annex B

Commitment Annex

Purchaser	Commitment Amount
[●]	[●]
[●]	[●]
TOTAL	[●]

Exhibit A

Form of Assignment Agreement

[See attached]

Exhibit B

Form of Payment Notification

[See attached]

Exhibit C

Form of Convertible Senior Unsecured Promissory Note

[See attached]

Exhibit D

Warrant

[See attached]

Exhibit 10.3

Execution Version

Pursuant to Item 601(a)(5) of Regulation S-K, this exhibit omits the schedules, identified by [***], which are not material.

SECURITIES PURCHASE AGREEMENT

DATED AS OF MAY 8, 2023

AMONG

Faraday Future Intelligent Electric Inc.,

as the Issuer

and

THE PURCHASERS
FROM TIME TO TIME PARTY HERETO

i

ANNEXES, EXHIBITS AND SCHEDULES

ANNEXES

Annex A	-	Definitions
Annex B	-	Commitment Annex

EXHIBITS

Exhibit A	-	Assignment Agreement
Exhibit B	-	Payment Notification
Exhibit C	-	Form of Unsecured Note
Exhibit D	-	Form of Warrant

SCHEDULES

Schedule 3.1	-	Existence, Organizational Identification Numbers, Foreign Qualification, Prior Names
Schedule 3.4	-	Capitalization
Schedule 3.6	-	Litigation
Schedule 3.9	-	Labor Matters
Schedule 3.13	-	Taxes
Schedule 3.14	-	ERISA
Schedule 3.17	-	Intellectual Property
Schedule 3.18	-	Real Estate
Schedule 3.20	-	Bank Accounts
Schedule 3.23	-	Outstanding Debt
Schedule 13.16	-	Certain Related Transactions

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT dated as of May 8, 2023 is by and among, Faraday Future Intelligent Electric Inc. (the “Issuer”) and the financial institutions or other entities from time to time parties hereto, each as a “Purchaser” and collectively the “Purchasers”.

RECITALS:

WHEREAS, the Issuer wishes to sell to certain Purchasers, and such Purchasers have agreed to purchase from the Issuer, senior unsecured convertible promissory notes issued by the Issuer to the Purchasers in an aggregate principal amount as indicated on the Commitment Annex (each a “Note” and collectively, the “Notes”) upon and subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Issuer and the Purchasers agree as follows:

Article 1
DEFINITIONS

Section 1.1  Certain Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms on Annex A to this Agreement.

Section 1.2  Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including without limitation determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Issuer or any Subsidiary of the Issuer at “fair value.”

Section 1.3  Other Definitional Provisions and References. References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. Time is of the essence for each performance obligation of the Issuer under this Agreement and each Financing Document. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. Unless otherwise expressly provided herein or in any other Financing Document, references to agreements and other contractual instruments, including this Agreement and the other Financing Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Financing Document. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and, except as otherwise provided with respect to FATCA, are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

Article 2
PURCHASE AND SALE

Section 2.1  Notes; Repayment of Notes.

(a)  Closing.

(i)  Each Closing (as defined in the Notes) shall take place as set forth in the Notes; provided that, notwithstanding anything to the contrary herein or in the Notes, any Purchaser may postpone or cancel any Closing in its reasonable discretion if it reasonably determines, based on public information, that the first phase of the Issuer’s three-phase delivery plan as disclosed in public filings has not begun or will not begin prior to May 31, 2023 and/or the second phase of such delivery plan has not begun or will not begin prior to June 30, 2023, in each case within 15 calendar days of such deadline; and

(ii)  The Issuer acknowledges and agrees that if any notices or documents sent by the Issuer to any Purchaser contain any material non-public information, such notices or documents must be sent either after the market closes or on a day other than a Business Day and the Issuer shall file an 8-K immediately following the day such information was delivered before the market opens (unless the applicable Purchaser has agreed to accept such information); provided that, any notice or other documentation withheld and not disclosed to the Purchasers as a result of this paragraph shall not result in a violation of any other provision of the Financing Documents that may require the disclosure of such notice or documentation.

(b)  Maturity Date. Subject to acceleration upon the occurrence and during the continuance of an Event of Default under this Agreement or termination of this Agreement, and subject to the application of any prepayments in accordance with the terms hereof, the Notes shall become due and payable, and the Issuer shall repay the Notes through, a payment equal to the full outstanding balance of the Notes on the applicable Maturity Date.

(c)  Optional Prepayments of Notes. The Issuer may, from time to time, prepay the principal amount owing under the Notes, so long as: (A) Issuer shall have provided at least fifteen (15) Business Days prior written notice to the applicable Purchasers of such prepayment and with delivery to the Purchasers of an appropriately completed Payment Notification (which notice, once given, shall be irrevocable but may be conditioned on the consummation of other transactions), (B) such prepayment shall be accompanied by the payment of any Make-Whole Amount set forth in the applicable Note, (C) the Equity Conditions (as defined in the Note) are met during each Business Day of such fifteen (15) Business Day notice period, and (D) the Issuer have waived the restriction on transfer set forth in Section 3(f) under the Notes.

(d)  Optional Purchase of Additional Notes. Each Purchaser has the option upon written notice to the Issuer to purchase from time to time for twelve (12) months from the Closing Date, additional convertible senior unsecured notes and warrants on the same terms as the Notes, and if such option is exercised, the Issuer shall issue to such Purchaser additional convertible senior unsecured notes and warrants on the same terms as the Notes in an amount not to exceed 50% (or with the prior written consent of the Issuer, the Issuer shall issue to such Purchaser additional convertible senior unsecured notes and warrants on the same terms as the Notes in an amount not to exceed 100%) of the initial principal amount of the Notes issued to such Purchaser pursuant to Section 2.1(a) and purchased for cash (the “Additional Notes”).

Section 2.2  [Reserved].

Section 2.3  Mandatory Payments.

There shall become due and payable and the Issuer shall prepay the Notes in the following amounts and at the following times, and, in each case, subject to Section 2.3(c) and as otherwise permitted under the Secured SPA:

(a)  Change of Control. Within five (5) Business Days of the occurrence of a Change of Control, an amount equal to all of the outstanding Obligations.

(b)  Insolvency. If the stockholders of the Issuer approve any plan or proposal for the liquidation or dissolution of the Issuer, an amount equal to all of the outstanding Obligations.

(c)  General Provisions. The Issuer shall deliver to each Purchaser an appropriately completed Payment Notification promptly upon the occurrence of any event that gives rises to a mandatory prepayment. Any Purchaser may elect to waive all or any portion of the prepayments required to be paid to such Purchaser in this Section 2.3 (or the Required Purchasers may elect to waive all or any portion of the prepayments required to be paid to all Purchasers in this Section 2.3).

Section 2.4  Interest, Fees and Calculations.

(a)  Interest. Interest shall accrue on, and be payable when and as set forth in, each Note.

(b)  Default Rate of Interest. Default interest shall accrue on, and be payable when and as set forth in, each Note.

(c)  [Reserved].

(d)  Maximum Lawful Rate. In no event shall the interest charged with respect to any Note or any other Obligation exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, the Issuer shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Purchaser exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Purchaser has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Notes or to other amounts (other than interest) payable hereunder. If no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to the Issuer. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Purchaser, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

(e)  The Issuer agrees that the purchase price of each Note shall be reduced by an original issue discount equal to ten percent (10%) of such purchase price (the “Original Issue Discount”), which Original Issue Discount shall be retained by the applicable Purchasers via net funding, provided that for the avoidance of doubt, the Issuer agrees that, notwithstanding such deduction from the purchase price of such Note, the Issuer remains liable to pay (i)(i) the full principal amount of such Note (inclusive of the Original Issue Discount), without giving effect to such deduction, and (ii)(ii) accrued interest shall be payable on the full outstanding principal amount of such Note, without giving effect to such deduction.

Section 2.5  Notes; MFN.

(a)  The portion of the Notes purchased by each Purchaser shall be evidenced by a promissory note, substantially in the form of Exhibit C hereto or such other form as shall be agreed between the Issuer and such Purchaser, executed by the Issuer in an original principal amount equal to such Purchaser’s applicable share of the Notes.

(b)  In the event that, after any Purchaser (the “Specified Purchaser”) has committed to purchase Notes and Warrants hereunder (the terms of any such purchased Notes and Warrants, the “Specified Terms”), the agreed economic or other material terms of any Note or any Warrant (including pursuant to any side letter with such Purchaser that affects the agreed economic or other material terms of such Notes or Warrants) issued simultaneously or thereafter pursuant to this Agreement are more favorable to the applicable Purchaser of such Note or Warrant than the Specified Terms in any material respect, the Issuer and the Specified Purchaser shall amend such Specified Purchaser’s Notes or Warrants to include such more favorable term(s) (such amendment(s) referred to as a “MFN Amendment”).

Section 2.6  Provisions Regarding Payment.

(a)  General. All payments to be made by the Issuer under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, Make-Whole Amount, indemnities and reimbursements, shall be made without setoff or counterclaim. All payments by the Issuer hereunder shall be made directly to the Purchasers by wire transfer of immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received before 2:00 p.m. (Eastern time) on any date shall be deemed received by such Purchaser on such date, and any payments received after 2:00 p.m. (Eastern time) on any date shall be deemed received on the next succeeding Business Day (unless otherwise agreed by such Purchaser).

(b)  [Reserved].

(c)  All Prepayments. So long as no Default or Event of Default has occurred or is continuing, all mandatory prepayments of Notes shall be applied (subject to Section 2.3(i), to any intercreditor arrangements existing among the Notes and as otherwise permitted under the Secured SPA): first, against the principal balance of the Notes, until the same shall have been paid in full; and second, to the accrued, payable, and unpaid interest in the order of maturity. Following the occurrence and during the continuance of a Default or Event of Default, all mandatory prepayments of Notes shall be applied (subject to Section 2.3(c) and as otherwise permitted under the Secured SPA): first, to the accrued, payable, and unpaid interest in the order of maturity; and second, against the principal balance of the Notes, until the same shall have been paid in full.

Section 2.7  Certain Tax Matters. The Issuer and the Purchasers agree that, for purposes of Treasury Regulations Section 1.1273-2(h), the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended. Each Purchaser shall within 45 days following the Closing, for purposes of Treasury Regulations Section 1.1273-2(h), propose to the Issuer an allocation of the aggregate fair market value of the Warrants issued at Closing (the ”Valuation"). If the Issuer does not notify the Purchaser of any dispute or disagreement regarding the proposed Valuation within twenty (20) days of receipt, then the Valuation shall become final. If the Issuer notifies the Purchaser of any such dispute or disagreement within twenty (20) days of receipt, then the Issuer and the Purchaser shall endeavor in good faith to resolve such dispute with twenty (20) days after the Issuer so notifies the Purchaser. If the Issuer and such Purchaser are unable to resolve the dispute, then such dispute shall be submitted to an independent, nationally recognized valuation or financial advisory firm (mutually agreed to by the Issuer and such Purchaser) for final resolution, with the costs of such valuation or financial advisory firm to be paid one-half by the Issuer and one-half by the applicable Purchaser. Neither the

Issuer nor the Purchasers will take any position for United States federal income Tax purposes that is inconsistent with the provisions of this Section 2.7 unless otherwise required by the IRS or another Governmental Authority following an audit or examination.

Article 3
REPRESENTATIONS AND WARRANTIES

To induce the Purchasers to enter into this Agreement and to purchase the Notes and other transactions contemplated thereby, the Issuer hereby represents and warrants to each Purchaser that the following are, and after giving effect to the consummation of the transactions contemplated by the Financing Documents will be, true, correct and complete as of each of the Closing Date and each Subsequent Closing Date:

Section 3.1  Existence and Power. The Issuer and each Domestic Subsidiary (a) is an entity duly organized, validly existing and in good standing (to the extent applicable in the relevant jurisdiction) under the laws of its jurisdiction of incorporation, organization, or formation (except, solely in the case of any Subsidiary, where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect) which, with respect to the Issuer, is specified on Schedule 3.1, has the same legal name as it appears in such Person’s Organizational Documents and an organizational identification number (if any), in each case as of the Closing Date as specified on Schedule 3.1, and (b) has all powers and all governmental licenses, authorizations, registrations, permits, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted (collectively, “Permits”), except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect. The Issuer and each Domestic Subsidiary is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, the Issuer has not had, over the five (5) year period preceding the Closing Date, any name other than its current name or was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization. As of the Closing Date, except for the Subsidiaries set forth on Schedule 3.1, no Subsidiary exists.

Section 3.2  Organizational Authority and Governmental Authorization; No Contravention. The execution, delivery and performance by the Issuer of the Financing Documents are (a) within its corporate powers, (b) have been duly authorized by all necessary action pursuant to its Organizational Documents, (c) require no further approval, consent, exemption, authorization or other action by or in respect of, or filing with, or notice to, any Governmental Authority (other than the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Authorized Share Increase Approval), except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect and (ii) those approvals, consents exemptions, authorization, actions, notices and filings, the failure of which to obtain or make has not resulted in, or could not reasonably be expected, individually or in the aggregate to result in a Material Adverse Effect and (d) do not and will not violate, conflict with or cause a breach or a default under or a right of termination under (i) any of the Organizational Documents of the Issuer, after receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase) with respect the Authorized Share Increase or (ii) any applicable Law or any contract, agreement, lease or other instrument binding upon it or its properties, except for such violations, conflicts, breaches or defaults or rights of termination as could not, with respect to this clause (d)(ii), reasonably be expected to have a Material Adverse Effect.

Section 3.3  Binding Effect. Each of the Financing Documents constitutes a valid and binding agreement or instrument of the Issuer, enforceable against the Issuer in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.4  Capitalization. The authorized Capital Stock of each Domestic Subsidiary as of the Closing Date is as set forth on Schedule 3.4. All issued and outstanding Capital Stock of each such Person is duly authorized and validly issued, fully paid, non-assessable (to the extent that such concepts apply to such Capital Stock), free and clear of all Liens and such Capital Stock was issued in compliance with all applicable Laws. The identity of the holders of the Capital Stock of each Domestic Subsidiary and the percentage of the fully diluted ownership of the Capital Stock of each such Person as of the Closing Date is set forth on Schedule 3.4. Except as set forth on Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Domestic Subsidiary of any Capital Stock of any such Person.

Section 3.5  Financial Information.

(a)  Annual Financial Statements. The historical annual financials of the Issuer and its Subsidiaries as of December 31, 2022, copies of which have been delivered to each Purchaser, (i) were prepared substantially in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present, in all material respects, the financial condition of such Persons as of such date and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of such Persons as of such date, including liabilities for taxes, material commitments and Debt.

(b)  Unaudited Interim Financial Statements. The historical interim financials of the Issuer and its Subsidiaries as of March 31, 2023, copies of which have been delivered to each Purchaser, (i) were prepared substantially in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the financial condition of such Persons as of such date and their results of operations for the periods covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments and adjustments for purchase accounting.

Section 3.6  Litigation. Except as set forth on Schedule 3.6, there is no Litigation involving monetary damages in excess of $2,500,000 in the aggregate pending against, or, to the knowledge of the Issuer or any Domestic Subsidiary, threatened in writing against the Issuer or any of its respective properties.

Section 3.7  Ownership of Property. The Issuer and each Domestic Subsidiary is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, license to or right to use, all properties and other assets (except for Intellectual Property, which is covered in Section 3.17, and real property, which is covered in Schedule 3.18) reported (by the Issuer) to be owned or leased (as the case may be) by such Person, except (i) for any such properties which are immaterial to the operations of the Issuer’s or such Domestic Subsidiary’s respective business or (ii) as may have been disposed of in the Ordinary Course of Business or otherwise in compliance with the terms hereof.

Section 3.8  No Default. Subject to the Note Waivers (including any cross-default under this Agreement that may arise as a matter of any Default or Event of Default under the Secured SPA), no Default or Event of Default has occurred and is continuing.

Section 3.9  Labor Matters. There are no strikes or other labor disputes pending or threatened against the Issuer or any Domestic Subsidiary, which could reasonably be expected to have a Material Adverse Effect. Since January 1, 2021, hours worked and payments made to the employees of the Issuer and its Domestic Subsidiaries have not been in violation, in any material respect, of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All payments due from the Issuer and its Domestic Subsidiaries, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be, except as could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, all pending strikes and material labor disputes related to any collective bargaining agreements to which the Issuer or any Domestic Subsidiary is a party are set forth on Schedule 3.9. All material payments due from the Issuer on account of (a) workers’ compensation, employee health plans, social security and welfare insurance and employee income tax source deductions and vacation pay; and (b) the equivalent plans of those specified in subsection (a) in each foreign (non-U.S.) jurisdiction where the Issuer carries on business, in each case, have been paid in full to date or accrued as a liability on the books of the Issuer. The Issuer has no obligations under any collective bargaining agreement which would be reasonably expected to result in a Material Adverse Effect. There is no material organizing activity involving the Issuer by any labor union or group of employees which would be expected to result in a Material Adverse Effect.

Section 3.10   Investment Company. The Issuer is not an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940. The Issuer is not subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Debt, or which may render its obligations under the Financing Documents unenforceable.

Section 3.11   Margin Regulations. None of the proceeds from the Notes have been or will be used by the Issuer or any of its respective Subsidiaries for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Notes to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

Section 3.12   Compliance With Laws; Anti-Terrorism Laws.

(a)  Laws Generally. The Issuer and each Subsidiary is in compliance with the requirements of all applicable Laws, except to the extent such noncompliance could not reasonably be expected to have a Material Adverse Effect.

(b)  Anti-Terrorism Laws. None of the Issuer nor any Domestic Subsidiary, and, and, to the knowledge of the Issuer, none of their Affiliates (i) is in violation of any Anti-Terrorism Law, or (ii) is a Blocked Person, or is controlled by a Blocked Person. None of the Issuer nor any Domestic Subsidiary, and, to the knowledge of the Issuer, none of their Affiliates, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. No part of the proceeds of any Notes will be used directly or, to the knowledge of the Issuer, indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable Law dealing with such matters.

Section 3.13   Taxes. Except as set forth on Schedule 3.13, all federal, state and foreign tax returns, reports and statements required to be filed by or on behalf of the Issuer or any Domestic Subsidiary have been timely filed with the appropriate Governmental Authorities in each jurisdiction in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all taxes (including sales, employment and real property taxes) and other charges shown to be due and payable in respect thereof or otherwise due from the Issuer or any Domestic Subsidiary in any material amount have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof.

Section 3.14   Compliance with ERISA; Foreign Benefit Plans.

(a)  ERISA Plans. Schedule 3.14 lists all Pension Plans and Multiemployer Plans of the Issuer. Except as could not reasonably be expected to have a Material Adverse Effect, each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in material compliance with, and the terms of each ERISA Plan satisfies, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. None of the Issuer nor any Domestic Subsidiary has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.

(b)  Pension Plans and Multiemployer Plans. During the thirty-six (36) month period prior to making of the Notes, (i) no steps have been taken to terminate any Pension Plan and (ii) no failure to make contributions with respect to any Pension Plan sufficient to give rise to a Lien under the Code has occurred. All amounts required by Code Sections 412 and 430 to be funded by the Issuer or any member of a Controlled Group with respect to a Pension Plan have been made in compliance therewith. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Issuer and Domestic Subsidiaries, taken as a whole, of any liabilities, fines and penalties exceeding $500,000 (excluding, for the avoidance of doubt, current PBGC premiums or other contributions required by ERISA or other applicable Law in the ordinary course). The Issuer and Domestic Subsidiaries, taken as a whole, have not incurred liabilities exceeding $500,000 to the PBGC (other than for current premiums) with respect to any Pension Plan. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by the Issuer, Domestic Subsidiary or any member of the Controlled Group under the terms of such plan, any collective bargaining agreement, or by applicable Law. None of the Issuer, any Domestic Subsidiary nor any member of the Controlled Group (A) has withdrawn or partially withdrawn from any Multiemployer Plan, (B) has incurred any withdrawal liability with respect to any such plan, or (C) has received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan (in each case with respect to which there is any unsatisfied withdrawal liability). No member of the Controlled Group has received any written notice that a Multiemployer Plan is in reorganization or termination, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 or Section 431 of the Code, that any such plan is or may be terminated, or that any such plan is or is expected to become insolvent.

(c)  With respect to each program, plan or arrangement mandated by a government other than the United States providing for post-employment benefits (each a “Foreign Government Benefit Plan”) and with respect to each employee benefit plan maintained or contributed to by the Issuer or any Domestic Subsidiary that is not subject to Laws of the United States providing for post-employment benefits (each, a “Foreign Plan”) to the Issuer’s knowledge: (i) all employee and employee contributions required by Law or by the terms of any Foreign Government Benefit Plan or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, (ii) the liability of the Issuer or any Domestic Subsidiary with respect to a Foreign Plan is reflected in accordance with normal accounting practices or the financial statements of the Issuer or such Domestic Subsidiary, as the case may be and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities unless in each case under the foregoing clauses (i), (ii) and (iii), the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.15   [Reserved].

Section 3.16   Environmental Compliance.

(a)  Hazardous Materials. No Hazardous Materials (i) are currently located on any properties owned, leased or operated by the Issuer or any Domestic Subsidiary in violation of any Environmental Law, except for violations which could not reasonably be expected to have a Material Adverse Effect, or (ii) have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would require the taking of any action by the Issuer or any Domestic Subsidiary under any Environmental Law and have resulted in, or could reasonably be expected to result in, a Material Adverse Effect. No portion of any such property is being used, or to the Issuer’s knowledge, has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in material violation of any Environmental Law nor to the Issuer’s knowledge is any such property affected by any Hazardous Materials Contamination, which in each case, would reasonably be expected to result in a Material Adverse Effect. All written notifications of a release of Hazardous Materials required to be filed by or on behalf of the Issuer or any Domestic Subsidiary under any applicable Environmental Law have been filed or are in the process of being timely filed by or on behalf of the applicable Issuer or Domestic Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b)  Notices Regarding Environmental Compliance. No written notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Issuer’s knowledge, threatened by any Governmental Authority or other Person with respect to any (i) alleged violation by the Issuer or any Domestic Subsidiary of any Environmental Law, (ii) alleged failure by the Issuer or any such Domestic Subsidiary to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials or (iv) release of Hazardous Materials, except in each case of the foregoing to the extent as would not reasonably be expected to have a Material Adverse Effect.

(c)  Properties Requiring Remediation. No property now owned or leased by the Issuer or any Domestic Subsidiary and, to the Issuer’s knowledge, no such property previously owned or leased by the Issuer or any such Domestic Subsidiary, to which the Issuer or any such Domestic Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to the Issuer’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to SEMS or any state list or is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Issuer or any such Domestic Subsidiary for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, but not limited to, claims under CERCLA or RCRA, except, in each case of the foregoing, to the extent as would not reasonably be expected to have a Material Adverse Effect.

(d)  Underground Storage Tanks. None of the Issuer or any Domestic Subsidiary operates any underground storage tanks on any property owned or leased by the Issuer or any Domestic Subsidiary that are not registered or permitted in accordance with applicable Environmental Laws or that the Issuer or Domestic Subsidiary is required to monitor, maintain, retrofit, upgrade, investigate, abate, remediate or remove under Environmental Law, except to the extent as could not reasonably be expected to have a Material Adverse Effect.

(e)  Environmental Liens. No Liens exist under or pursuant to any applicable Environmental Laws on any real property or other assets owned by the Issuer or any Domestic Subsidiary, and to the Issuer’s knowledge no actions by any Governmental Authority have been taken or are in process which could subject any of such properties or assets to such Liens, except to the extent as could not reasonably be expected to have a Material Adverse Effect.

Section 3.17   Intellectual Property. The Issuer and each Domestic Subsidiary owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the business or operations of the Issuer or Domestic Subsidiary as currently conducted (“Business Intellectual Property”). All such Business Intellectual Property existing as of the Closing Date is set forth on Schedule 3.17.

Section 3.18   Real Property Interests. As of the Closing Date, except as set forth on Schedule 3.18, none of the Issuer or any Domestic Subsidiary has any ownership, leasehold or other possessory interest in real property. As of the Closing Date, Schedule 3.18 sets forth, with respect to each parcel of real estate owned or leased by the Issuer or any Domestic Subsidiary, the street address of each such parcel.

Section 3.19   Insurance. The properties of the Issuer and its Domestic Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Issuer in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in locations where the Issuer and its Subsidiaries operate.

Section 3.20   Bank Accounts. Set forth on Schedule 3.20 is a listing of all of the deposit accounts, securities accounts, commodities accounts or other similar accounts of the Issuer maintained by the Issuer as of the Closing Date.

Section 3.21   [Reserved].

Section 3.22   [Reserved].

Section 3.23   Debt. Set forth on Schedule 3.23 is a true and complete list of all Debt of the Issuer and such Schedule accurately sets forth the aggregate principal amount of such Debt as of the Closing Date.

Section 3.24   Treatment of Obligations. All Obligations including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Notes and other Obligations, and fees and expenses in connection therewith, shall constitute “Senior Indebtedness” or similar term relating to the Obligations and all such Obligations shall be entitled to the benefits of the subordination provisions created by any subordination agreement subordinating any Debt permitted hereunder to the Obligations in accordance with the terms hereof.

Section 3.25   Material Non-Public Information. All material non-public information regarding the Issuer or any other Issuer that has been disclosed to the Purchasers on or prior to the Closing Date has been disclosed in the 8-K filing to be made by the Issuer on the Closing Date.

Section 3.26   Private Offering. Assuming the accuracy of the Purchaser’s representations and warranties contained in Article 13, no registration of the Notes pursuant to the provisions of the Securities Act or state securities or “blue sky” laws will be required for the offer, sale or issuance of the Notes by the Issuer to the Purchaser pursuant to this Agreement.

Section 3.27   Sanctions; Anti-Corruption.

(a)  None of the Issuer, any of its Domestic Subsidiaries or any director, officer, or to the knowledge of the Issuer, any employee, agent, or affiliate of the Issuer or any of its Domestic Subsidiaries is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (i) the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, the Government of Canada, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including Crimea, Cuba, Iran, North Korea and Syria).

(b)  The Issuer, its Domestic Subsidiaries and their respective directors and officers and, to the knowledge of the Issuer, any employees and the agents of the Issuer and its Domestic Subsidiaries, are in compliance with all applicable Sanctions and with the FCPA and any other applicable anti-corruption law. The Issuer and its Domestic Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA, and any other applicable anti-corruption laws.

Section 3.28   Filings, Consents and Approvals. The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Issuer of the Transaction Documents, other than those that have been or will be obtained and subject to receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase) with respect to the Authorized Share Increase.

Section 3.29   Issuance of the Securities. The Notes and Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will constitute valid and binding obligations of the Issuer, enforceable again the Issuer in accordance with their respective terms except as enforcement thereof may be limited by applicable laws relating to bankruptcy, insolvency, fraudulent conveyance and other similar laws and by general equitable principles. The Underlying Shares, are duly authorized and, when issued in accordance with the terms of the Transaction Documents, after receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase) with respect to the Authorized Share Increase, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Issuer other than restrictions on transfer provided for in the Transaction Documents. After receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase) with respect to the Authorized Share Increase, the Issuer shall have reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the Closing Date.

Section 3.30   Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Issuer has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Issuer received any notification that the Commission is contemplating terminating such registration. Except as set forth in the Issuer’s filings with the SEC, the Issuer is, and has no reason to believe that in the foreseeable future it will not continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Issuer is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

Section 3.31   [Reserved].

Section 3.32   No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Article 13, neither the Issuer, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Issuer for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

Section 3.33   Acknowledgment Regarding Purchasers’ Purchase of Securities. The Issuer acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Issuer further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Issuer (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Issuer further represents to each Purchaser that the Issuer’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Issuer and its representatives.

Section 3.34   [Reserved].

Section 3.35   Regulation M Compliance. The Issuer has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Issuer.

Article 4
AFFIRMATIVE COVENANTS

Until all Obligations have been Paid in Full, the Issuer agrees:

Section 4.1  Financial Statements and Other Reports.

Upon the prior written request of any Purchaser with respect to any of the items referred to below (provided that, to the extent, any such information is material, non-public information, such Purchaser shall have agreed in writing with the Issuer to keep such information confidential pursuant to terms acceptable to the Issuer (in its reasonable discretion; it being understood that no such confidentiality arrangement shall include an obligation to publicly disclose such information without the Issuer’s consent exercised in its sole discretion) and otherwise such item shall not be required to be delivered or may otherwise be redacted by the Issuer), the Issuer to deliver to each Purchaser:

(a)  Monthly Financial Statements. Within thirty (30) days after the end of any fiscal month ending after the Closing Date (so long as the request therefor is received by the last day of such month, otherwise promptly thereafter), a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such month, and the related consolidated statements of operations and cash flows for such month, and for the portion of the Fiscal Year then ended together with, in comparative form, the figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and in the case of such financial statements certified by a Responsible Officer as fairly presenting in all material respects the financial condition and results of operations of the Issuer and its Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the financial statements of the Issuer, subject to changes resulting from normal year-end adjustments and the absence of footnote disclosures.

(b)  Quarterly Financial Statements. Within sixty (60) days after the end of any Fiscal Quarter ending after the Closing Date (so long as the request therefor is received by the last day of such Fiscal Quarter, otherwise promptly thereafter), a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statements of operations and cash flows for such Fiscal Quarter, and for the portion of the Fiscal Year then ended together with in comparative form, the figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and in the case of such financial statements certified by a Responsible Officer as fairly presenting in all material respects the financial condition and results of operations of the Issuer and its Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the financial statements of the Issuer, subject to changes resulting from normal year-end adjustments and the absence of footnote disclosures.

(c)  Annual Financial Statements. Within one hundred twenty (120) days after the end of the Fiscal Year ending December 31, 2023, a consolidated balance sheet of the Issuer and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, owners’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, audited by an independent public accountant of nationally recognized standing or other independent public accountants (the “Accountants”); and, which report shall state that such financial statements fairly present, in all material respects, the financial position, on a consolidated basis, of the Issuer and its Subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such Accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards.

(d)  Certificates. Together with each delivery of quarterly financial statements pursuant to Section 4.1(b) and annual financial statements pursuant to Section 4.1(c), a management report describing the operations and financial condition of the Issuer and its Subsidiaries for the fiscal period covered by such financial statements and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials), all such information to be presented in reasonable detail and to be certified by a Responsible Officer to the effect that such information fairly presents, in all material respects, the results of operations and financial condition of the Issuer and its Subsidiaries as at the dates and for the periods indicated.

(e)  Regulatory Filing Information. Promptly upon their becoming available, copies of (i) all financial statements, material reports, material notices and proxy statements sent or made available generally by the Issuer to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses publicly filed by the Issuer with any securities exchange or with the Commission or any successor, and (iii) all press releases and other statements made available generally by the Issuer concerning material developments in the business of the Issuer.

(f) Notices of Material Events.  Promptly upon any officer of the Issuer obtaining knowledge, (i) of the existence of any Event of Default or Default, (ii) of the institution of any Litigation seeking equitable relief or involving an alleged liability of the Issuer or Domestic Subsidiary in excess of $2,500,000 or (iii) any event or occurrence default which could reasonably be expected to have a Material Adverse Effect.

(g)  New Intellectual Property.  Quarterly updates of any new Intellectual Property that has been registered by the Issuer or any Domestic Subsidiary of the Issuer or any applications for the registration of Intellectual Property that have been filed by the Issuer or any Domestic Subsidiary of and Issuer, in each such case, with any Governmental Authority.

(h)  Governmental Reports and Notices. Promptly upon receipt or filing thereof, copies of any reports or notices related to any matter which could reasonably be expected to have a Material Adverse Effect which are received by the Issuer or any Domestic Subsidiary from, or filed by the Issuer or any Domestic Subsidiary with, any Governmental Authority.

(i)   Notices with Respect to Other Debt. Promptly upon receipt or delivery thereof, as applicable, copies of default notices, amendments and other material deliverables (other than in the ordinary course of business) which the Issuer delivers to or receives from any lender or credit provider under any material Debt of the Issuer.

(j)   Issuer Information. With reasonable promptness, such other information and data with respect to the Issuer or Domestic Subsidiary as from time to time may be reasonably requested by any Purchaser.

Notwithstanding anything to the contrary herein, nothing in any Financing Document shall require the Issuer or any of its Subsidiaries to provide information to any Purchaser (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) the disclosure of which is prohibited by applicable Law, (iii) that is subject to attorney client or similar privilege or constitutes attorney work product or (iv) the disclosure of which is restricted by a binding non-disclosure agreement or other contractual restriction owed to a third party that is not an Affiliate.

Any such document or report that the Issuer files with the Commission via EDGAR or otherwise makes publicly available on its website shall be deemed to be delivered for purposes of this Section 4.1 at the time such documents are filed via EDGAR or posted to such website as long as the Issuer has notified the Purchasers that such filing has been made.

Section 4.2  Payment and Performance of Obligations. The Issuer (a) will pay and discharge, and cause each Subsidiary to pay and discharge, at or before maturity, all of its respective material Tax liabilities and similar governmental obligations, except for such obligations and/or liabilities that may be the subject of a Permitted Contest, and (b) will not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any lease, license, commitment, contract or instrument to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

Section 4.3  Maintenance of Existence. The Issuer will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, (a) its legal existence (other than in connection with a transaction expressly permitted pursuant to Section 5.1) and (b) all rights, privileges and franchises necessary in the normal conduct of business, other than, in the case of this clause (b), (i) in connection with a transaction expressly permitted pursuant to Section 5.1 or (ii) where a failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 4.4  [Reserved].

Section 4.5  Compliance with Laws. The Issuer will comply, and cause each Subsidiary to comply, with the requirements of all applicable Laws, except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect or result in any Lien upon a material portion of the assets of any such Person in favor of any Governmental Authority.

Section 4.6  Books and Records. The Issuer will keep, and will cause each Domestic Subsidiary to keep, proper books of record and account in accordance, in all material respects, with GAAP in which full, true and correct entries in all material respects shall be made of all dealings and transactions in relation to its business and activities.

Section 4.7  Use of Proceeds. Neither the Issuer nor any other Person which may in the future become the Issuer, intends to use nor shall they use any portion of the proceeds of the Notes, directly or, to such Person’s knowledge, indirectly, for any purpose in violation of the Trading with the Enemy Act or to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for any related purpose governed by Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.8  [Reserved].

Section 4.9  Sanctions; Anti-Corruption Laws. The Issuer will maintain in effect policies and procedures designed to promote compliance by itself and its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA, CFPOA and any other applicable anti-corruption laws.

Section 4.10   [Reserved].

Section 4.11   Further Assurances. The Issuer will, and will cause each Domestic Subsidiary, at their own cost and expense, to promptly and duly take, execute, acknowledge and deliver all such further acts, documents and assurances as may from time to time be necessary or as the Purchasers may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby.

Section 4.12   Registration Statement. As of the date of this Agreement, the Issuer has up to 90,000,000 shares of Common Stock that are available to serve as the Underlying Shares (together with any additional authorized but committed shares of Common Stock with respect to which the Issuer may obtain a waiver for them to serve as the Underlying Shares and to the extent allocated to the Underlying Shares at the discretion of the Issuer, the “Reserved Shares”). In order to induce the Purchasers to consummate the transactions contemplated by this Agreement, the Issuer shall use reasonable best efforts to, (i) on or prior to May 31, 2023, file a registration statement on the appropriate form providing for the resale by the Purchasers of all of the Reserved

Shares (the “First Registration Statement”) and (ii) on or prior to the date that is thirty (30) days following the Issuer’s receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase), file a registration statement on the appropriate form providing for the resale by the Purchasers of all the remaining shares issuable pursuant to the Financing Documents (the “Second Registration Statement” and together with the First Registration Statement, the “Registration Statements” and each, a “Registration Statement”). The Issuer shall use reasonable best efforts to: (A) cause the First Registration Statement to become effective within ninety (90) days following the Closing Date, (B) to cause the Second Registration Statement to become effective within ninety (90) days following the Issuer’s filing thereof and (C) to keep each Registration Statement effective at all times until no Purchaser owns any Notes, Warrants or Underlying Shares.

Section 4.13   Transfer Restrictions.

(a)  The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Issuer or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.13(b), the Issuer may require the transferor thereof to provide to the Issuer an opinion of counsel selected by the transferor and reasonably acceptable to the Issuer, the form and substance of which opinion shall be reasonably satisfactory to the Issuer, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b)  The Purchasers agree to the imprinting, so long as is required by this Section 4.13, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE] [CONVERTIBLE]] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Issuer acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Issuer and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Issuer will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c) Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.13(b) hereof): (i) while a registration statement (including the Registration Statements) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants) without time, volume or manner of sale limitations, (iii) if such Underlying Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Warrants) without time, volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Issuer shall use reasonable best efforts to cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively, to the extent set forth in the preceding sentence. If all or any portion of a Note is converted or Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144 (assuming cashless exercise of the Warrants) as to such Underlying Shares and without time, volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Underlying Shares shall be issued free of all legends. The Issuer agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.13(c), it will, no later than two (2) Trading Days following the delivery by a Purchaser to the Issuer or the Transfer Agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Issuer may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.13(c). Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System (to the extent the Issuer is a participant in the Depository Trust Company System) as directed by such Purchaser.

(d) In addition to such Purchaser’s other available remedies, the Issuer shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.13(c), $5 per Trading Day for each Trading Day after the 3rd Trading Day following the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Issuer fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the 3rd Trading Day following Legend Removal Date a certificate representing the Securities so delivered to the Issuer by such Purchaser that is free from all restrictive and other legends and (b) if after the 3rd Trading Day following the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Issuer without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Underlying Shares that the Issuer was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the actual sale price at which the sell order giving rise to such purchase obligation was executed.

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Issuer that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.13(e) is predicated upon the Issuer’s reliance upon this understanding.

Section 4.14 Acknowledgment of Dilution. The Issuer acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Issuer further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Issuer may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Issuer.

Section 4.15 Furnishing of Information; Public Information.

(a) The Issuer covenants to use commercially reasonable efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Issuer after the Closing Date to the Exchange Act even if the Issuer is not then subject to the reporting requirements of the Exchange Act.

Section 4.16 Integration. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Notes. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Notes. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Notes. The Issuer shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents after receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase) with respect to the Authorized Share Increase.

Section 4.17 Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Notes set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Notes. Without limiting the preceding sentences, no ink-original Notice of Exercise or Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise or Notice of Conversion form be required in order to exercise the Warrants or convert the Notes other than receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase) with respect to the Authorized Share Increase. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Notes other than any such information or documentation as the Issuer may reasonably request. The Issuer shall honor exercises of the Warrants and conversions of the Notes and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents after receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase) with respect to the Authorized Share Increase.

Section 4.18 Securities Laws Disclosure; Publicity. The Issuer shall, by no later than 9:30 a.m. Eastern Time on the first Business Day following the execution of this Agreement, file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission.  From and after the filing of such Current Report on Form 8-K, the Issuer represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Issuer or any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of such Current Report on Form 8-K, the Issuer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Issuer, any of its Subsidiaries or any of their respective officers, directors, agents, employees, Affiliates or agents, on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. The Issuer understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Issuer. The Issuer and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Issuer nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Issuer, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Issuer, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or requested by a governmental authority or self-regulatory organization, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Issuer shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement under the Securities Act and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations or requested by a governmental authority or self-regulatory organization, in which case the Issuer shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with such Purchaser regarding such disclosure.

Section 4.19 Shareholder Rights Plan. No claim will be made or enforced by the Issuer or, with the consent of the Issuer, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Issuer, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Issuer and the Purchasers.

Section 4.20 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.18, and as otherwise provided in this Agreement including Section 4.1 and Section 4.24, the Issuer covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Issuer reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Issuer to keep such information confidential. The Issuer understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Issuer.

Section 4.21 Reservation and Listing of Securities.

(a) After receipt of the Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Issuer to reflect the Authorized Share Increase), the Issuer shall at all times maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use reasonable best efforts to hold two special meetings of shareholders (which may also be at the annual meeting of shareholders) to amend the Issuer’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event the first applicable Issuer stockholders meeting shall not be later than the 120th day after such date (and if the required Issuer stockholder approval is not obtained at such meeting, then the second applicable Issuer stockholders meeting shall not be later than the 120th day after the first applicable Issuer stockholders meeting, and if the required Issuer stockholder approval is not obtained at such second meeting, the Issuer shall use reasonable best efforts to seek such approval at each subsequent annual meeting until such approval is obtained).

(c) The Issuer shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) use commercially reasonable efforts to take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation as promptly as practicable after receipt thereof and (iv) use commercially reasonable efforts to maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Issuer agrees to use commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

Section 4.22 Shareholder Approval. In addition, the Issuer shall use its reasonable best efforts to hold (a) one special meeting of shareholders to obtain the Authorized Share Increase Approval as promptly as practical under the circumstances after the Closing Date and prior to the date that is sixty (60) days following the Closing Date and (b) a separate special meeting of shareholders (which may also be at the annual meeting of shareholders) to obtain the Nasdaq 20% Approval as promptly as reasonably practical under the circumstances after the Closing Date and prior to the date that is sixty (60) days following the Closing Date, in each case, with the recommendation of the Issuer’s Board of Directors that such proposals be approved, and the Issuer shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. The Issuer shall use its reasonable best efforts to obtain such Shareholder Approval. If the Issuer does not obtain the Shareholder Approval at such special meetings, the Issuer shall use reasonable best efforts to hold a new special meeting within thirty (30) days from the date of such previous special meeting to use its reasonable best efforts to obtain such Shareholder Approval. If the Issuer does not obtain the Shareholder Approval at the most recent special meeting, the Issuer shall use reasonable best efforts to seek such Shareholder Approval at each annual meeting thereafter (starting in 2024) until the earlier of the date the Shareholder Approval is obtained, or the Notes are no longer outstanding. The Issuer shall file an amendment to its certificate of incorporation to reflect the Authorized Share Increase within ten (10) Business Days after the Authorized Share Increase Approval is obtained. FF Global Partners Investment LLC (formerly known as FF Top Holding LLC) hereby irrevocably agrees that it will take reasonable efforts to cause all shares over which it controls voting power to vote in favor of the Shareholder Approval (including the Authorized Share Increase Approval).

Section 4.23 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Issuer’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the filing of the Current Report on Form 8-K as described in Section 4.18.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Issuer pursuant to the filing of the Current Report on Form 8-K as described in Section 4.18, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules (other than as disclosed to its legal and other representatives). Notwithstanding the foregoing, and subject to anything contained in this Agreement to the contrary including Section 4.1 and Section 4.24, the Issuer expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Issuer after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the filing of the Current Report on Form 8-K as described in Section 4.18, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Issuer in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the filing of the Current Report on Form 8-K as described in Section 4.18 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Issuer to the Issuer, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agent, including, without limitation, the Placement Agent, after the issuance of the filing of the Current Report on Form 8-K as described in Section 4.18.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

Section 4.24 Blue Sky Filings. Promptly following the Closing Date and prior to the issuance of any Securities hereunder, the Issuer shall take such action as the Issuer shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of any Purchaser.

Section 4.25 Participation in Future Financing.

(a) From the Closing Date until the date that is the five-year anniversary of the Closing Date, upon any issuance by the Issuer or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, indebtedness or a combination of units thereof other than an Exempt Issuance (as defined in the Note) or Excluded Stock (as defined in the Warrant) or an issuance of Common Stock or Common Stock Equivalents under Section 4.25 of the Secured SPA following a “Subsequent Financing” as defined in the Secured SPA (a “Subsequent Financing”), each Purchaser that then owns at least $20,000,000 principal amount of Notes (when aggregated with any Affiliates of such Purchaser) shall each have the right to participate in up to an amount of the Subsequent Financing equal to an amount of the Subsequent Financing such that such Purchaser’s ownership of the Issuer (assuming conversion of the Notes and ignoring for such purpose any conversion or exercise limitations included in the Notes) remains the same immediately following such Subsequent Financing as it ownership immediately prior to such Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing subject to this Section 4.25.

(b) At least ten (10) days prior to the closing of the Subsequent Financing, the Issuer shall deliver to each such Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of such Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Issuer shall promptly, but no later than three (3) days after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) Any such Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Issuer by not later than 5:30 p.m. (New York City time) on the seventh (7th) day after all of the Purchasers have received the Subsequent Financing Notice that such Purchaser is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Issuer receives no such notice from a Purchaser as of such seventh (7th) day, such Purchaser shall be deemed to have notified the Issuer that it does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the seventh (7th ) day after all such Purchasers have received the Subsequent Financing Notice, notifications by such Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount up to which such Purchasers may participate in the Subsequent Financing, then the Issuer may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e) The Issuer must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.25, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within ninety (90) Trading Days after the date of the initial Subsequent Financing Notice.

(f)   The Issuer and each Purchaser agrees that if any Purchaser elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that is intended to exclude one or more of the Purchasers from participating in a Subsequent Financing.

Article 5
NEGATIVE COVENANTS

Until all Obligations have been Paid in Full, the Issuer agrees:

Section 5.1 Consolidations and Mergers.

The Issuer will not, nor will it permit any Domestic Subsidiary to, directly or indirectly consolidate, amalgamate or merge with or into any other Person, or divide into more than one Person or series, other than:

(a) any Subsidiary of the Issuer may merge, amalgamate or consolidate with (i) the Issuer (including a merger, the purpose of which is to reorganize the Issuer into a new jurisdiction); provided that (x) the Issuer shall be the continuing or surviving Person, (y) such merger, amalgamation or consolidation does not result in the Issuer ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia or any territory thereof and (z) not less than five (5) Business Days’ prior written notice of such merger, amalgamation or consolidation is provided to the Purchasers (or such shorter period as the Purchasers may agree in their sole discretion), or (ii) any one or more other Subsidiaries.

(b) the Issuer may merge, amalgamate or consolidate with (i) any other Subsidiary (including a merger, the purpose of which is to reorganize the Issuer into a new jurisdiction); provided that (x) the Issuer shall be the continuing or surviving Person and (y) such merger, amalgamation or consolidation does not result in the Issuer (or surviving person) ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia or any territory thereof or (ii) any one or more other Subsidiaries; provided that when any Subsidiary is merging or amalgamating with the Issuer, the Issuer shall be the continuing or surviving Person.

Section 5.2 Modification of Organizational Documents. The Issuer will not, nor will it permit any Domestic Subsidiary to, amend or otherwise modify any Organizational Documents of such Person, except for such amendments or other modifications required by law or which are not materially adverse to the interests of any Purchaser; provided, however, that the Issuer will not without at least five (5) days’ prior written notice to each Purchaser, (i) change its name as it appears in official filings in its jurisdiction of organization or (ii) change its jurisdiction of organization or formation.

Article 6

[RESERVED]

Article 7
CONDITIONS

Section 7.1 Conditions to Closing.

The obligation of each Purchaser to purchase Notes hereunder shall be subject to the receipt by each Purchaser of each Financing Document to be entered into on the Closing Date and to the satisfaction of the following conditions precedent, each in form and substance reasonably satisfactory to each Purchaser:

(a) receipt by the Purchasers of executed copies of the Financing Documents;

(b) receipt by Purchasers of the financial statements referenced in Sections 3.5(a) and (b);

(c) receipt of a customary legal opinion of Sidley Austin LLP, as counsel to the Issuer;

(d) receipt of payment of all fees, expenses and other amounts due and payable on the Closing Date under each Financing Document; provided that, in accordance with the provisions of the Note, it is hereby acknowledged and agreed that the payment of legal expenses of any Purchaser reimbursable under this Section 7.1(d) shall be limited to legal expenses incurred on behalf of FF Global Partners Investment LLC (formerly known as FF Top Holding LLC) and shall not exceed the aggregate amount of $400,000;

(e) subject to the Note Waivers (including any cross-default under this Agreement that may arise as a matter of any Default or Event of Default under the Secured SPA), the representations and warranties contained in the Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) as of the Closing Date, both before and after giving effect to the transactions contemplated by the Financing Documents;

(f)   receipt of, not later than five (5) days prior to the Closing Date, all documentation and other information required pursuant to their respective policies and by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, to the extent such information has been requested prior to the Closing Date, and in each case, the results of the applicable Patriot Act and OFAC searches with respect to the Issuer and its Subsidiaries shall be satisfactory to the Purchasers;

(g) subject to the Note Waivers (including any cross-default under this Agreement that may arise as a matter of any Default or Event of Default under the Secured SPA), no Default or Event of Default shall have occurred and is continuing or would occur as a result of such purchase; and

(h) receipt of all customary resolutions or written consents of the Issuer’s appropriate governing body approving and authorizing the Closing Date Transactions.

For purposes of determining whether the conditions specified in this Section 7.1 have been satisfied, by funding amounts for the purchase of the Notes hereunder at the Closing, each Purchaser shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Purchaser.

Article 8
EVENTS OF DEFAULT

Section 8.1 Events of Default.

The occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of Law or otherwise, shall constitute an “Event of Default”:

(a) the Issuer shall fail to pay when due any principal, interest, fee, Make-Whole Amount, other premium or other amount under any Financing Document and in the case of any such amount other than principal, such failure continues for three (3) consecutive Business Days;

(b) the Issuer shall fail to observe or perform any covenant contained in (i) Section 4.3, Section 4.7, Section 4.12 or Article 5 or (ii) if such failure is not remedied or waived within seven (7) days after the earlier of (a) receipt by the Issuer of notice from any Purchaser of such failure or (b) actual knowledge of the Issuer of such failure, Section 4.13, Section 4.15, Section 4.16, , Section 4.18, Section 4.19, Section 4.21, Section 4.22, or Section 4.24 or (iii) if such failure is not remedied or waived within two (2) days after the earlier of (a) receipt by the Issuer of notice from any Purchaser of such failure or (b) actual knowledge of the Issuer of such failure, Section 4.20 or Section 4.25;

(c) the Issuer shall fail to observe or perform any covenant contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 8.1 for which a different grace or cure period is specified or for which no grace or cure period is specified) and such failure is not remedied or waived within thirty (30) days (or, in the case of Section 4.1, Section 4.6 or Section 4.11), fifteen (15) days after the earlier of (i) receipt by the Issuer of notice from any Purchaser of such failure or (ii) actual knowledge of the Issuer of such failure;

(d) any representation, warranty, certification or statement made by the Issuer in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any material respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

(e) the Issuer fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of one or more items of Debt (other than the Obligations) having an aggregate principal amount of more than $5,000,000; the Issuer fails to observe or perform any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders), after giving effect to any grace or cure period, to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity; provided that any such event or condition described in this clause (e) is unremedied and is not waived by the holders of such Debt prior to any acceleration of the Obligations hereunder;

(f)   the Issuer generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Issuer shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent or acquiesce to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

(g) an involuntary case or other proceeding shall be commenced against the Issuer seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against the Issuer with respect to the foregoing;

(h) (i) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination the Issuer or any member of the Controlled Group could reasonably be expected to be required to make a contribution to such Pension Plan, or could reasonably be expected to incur a liability or obligation to such Pension Plan, in either case in excess of $5,000,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under ERISA or the Code, or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Issuer or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $5,000,000;

(i)    one or more judgments, orders, decrees or arbitration awards for (i) the payment of money (to the extent not fully covered by insurance) aggregating in excess of $5,000,000 or (ii) which are non-monetary in nature and could reasonably be expected to result in a Material Adverse Effect on the Issuer shall be rendered against any one or more of the Issuer and in either case (A) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders or (B) there shall be any period of sixty (60) consecutive days during which a stay of enforcement of any such judgments, or orders, decrees or awards, by reason of a pending appeal, bond or otherwise, shall not be in effect and such judgments, or orders, decrees or awards shall remain undischarged;

(j)    [Reserved];

(k) [Reserved];

(l)    any of the Financing Documents (or any material provision thereof) shall for any reason fail to constitute the valid and binding agreement of any party thereto (other than pursuant to the terms thereof), or the Issuer shall so assert;

(m)   [Reserved];

(n) any order, judgment or decree is entered decreeing the dissolution of the Issuer;

(o) the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within ten Trading Days;

(p) the Issuer shall fail, either knowingly or intentionally, to deliver Conversion Shares with an aggregate value in excess of $2,000,000 (value being calculated based on the greater of (x) the principal amount converted and (y) the then market price of the Common Stock) to a Holder by the Share Delivery Date (as defined in the Notes) if such failure is not remedied or waived within ten (10) Trading Days after the earlier of (i) receipt by the Issuer of notice from any Purchaser of such failure or (ii) actual knowledge of the Issuer of such failure (the “Conversion Delivery Cure Deadline”); or

(q) the Issuer shall have failed, either knowingly or intentionally, to remove legends on Conversion Shares with an aggregate value in excess of $2,000,000 by the applicable Legend Removal Date if such failure is not remedied or cured within two (2) Trading Days after the Conversion Delivery Cure Deadline.

Section 8.2 Acceleration of Notes. Upon the occurrence and during the continuance of an Event of Default, the Required Purchasers may declare all or any portion of the Obligations to be, and the greater of (a) an amount equal to the Mandatory Default Amount as to such portion of the Obligations and (b) such Obligations, shall thereupon become, immediately due and payable, with accrued interest and any Make-Whole Amount thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer and the Issuer will pay the same, and enforce all rights and remedies under law or at equity; provided that in the case of any of the Events of Default specified in Section 8.1(f) or 8.1(g) above, without any notice to the Issuer or any other act by any Purchaser, the greater of (a) an amount equal to the Mandatory Default Amount as to such portion of the Obligations and (b) all of the Obligations, shall become immediately due and payable, with accrued interest and any Make-Whole Amount thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer and the Issuer will pay the same.

Section 8.3 Setoff Rights. During the continuance of any Event of Default specified in Section 8.1(a), each Purchaser is hereby authorized by the Issuer at any time or from time to time, without notice or demand, to set off and to appropriate and to apply any and all (a) balances held by such Purchaser or any of such Purchaser’s Affiliates at any of its offices for the account of the Issuer (regardless of whether such balances are then due to the Issuer), and (b) other property at any time held or owing by such Purchaser to or for the credit or for the account of the Issuer, against and on account of any of the Obligations. Any Purchaser exercising a right to set off shall purchase for cash (and the other Purchasers shall sell) interests in each of such other Purchaser’s ratable share of the Obligations or make such other adjustments as would be necessary to cause all Purchasers to share the amount so set off with each other Purchaser in accordance with their respective ratable share of the Obligations. The Issuer agrees that any Purchaser or any of such Purchaser’s Affiliates may, to the fullest extent permitted by law, exercise its right to set off with respect to the Obligations as provided in this Section 8.3. The rights of each Purchaser, and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Purchaser or their respective Affiliates may have at law or in equity. Each Purchaser agrees to notify the Issuer and the other Purchasers promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 8.4 Application of Proceeds.

Following the occurrence and during the continuance of an Event of Default, all payments received on account of the Obligations, including all payments received by any Purchaser in respect of the Obligations, shall, subject to the terms of any applicable intercreditor agreement, be applied as follows:

(a) first, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Purchasers for the Notes arising under the Financing Documents, ratably among the Purchasers in proportion to the respective amounts described in this clause (i) payable to them;

(b) second, to payment of that portion of the Obligations constituting accrued and unpaid interest, including any interest that accrues after the commencement of any bankruptcy, insolvency or other enforcement proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such proceeding, on the Notes, ratably among the Purchasers in proportion to the respective amounts described in this clause (ii) payable to them;

(c) third, to payment of that portion of the Obligations constituting unpaid principal of the Notes, ratably among the Purchasers in proportion to the respective amounts described in this clause (iii) payable to them;

(d) fourth, to the payment in full of all other Obligations relating to the Notes, in each case ratably among the Purchasers for the Notes based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(e) finally, the balance, if any, after all Obligations have been Paid in Full, to the Issuer or as otherwise required by Law.

Article 9
EXPENSES AND INDEMNITY

Section 9.1 Expenses. Subject to the terms of the Notes and subject to the occurrence of the First Closing, the Issuer hereby agrees to promptly pay (a) all reasonable and documented out-of-pocket costs and expenses of the Purchasers (but limited, in the case of legal expenses, to the reasonable and documented out-of-pocket fees, costs and expenses of FFGP, in connection with loan proposals and commitments, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by the Purchasers of their respective rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including (A) any amendments, modifications, consents and waivers to and/or under any and all Financing Documents and (B) any public record searches conducted by or at the request of the Purchasers from time to time (including, without limitation, title investigations and public records searches, pending litigation and tax lien searches and searches of applicable corporate, limited liability, partnership and related records concerning the continued existence, organization and good standing of certain Persons), and (b) without limitation of the preceding clause (a), all documented costs and expenses of FFGP and its Affiliates in connection with (i) any litigation, dispute, suit or proceeding relating to any Financing Document, and (ii) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents (it being agreed that such costs and expenses may include the costs and expenses of workout consultants, investment bankers, financial consultants, appraisers, valuation firms and other advisors). For the avoidance of doubt, for amounts incurred on or prior to the Closing Date, this Section 9.1 shall only apply to the reasonable and documented out of pocket legal fees and reimbursements incurred on behalf of FF Global Partners Investments LLC (formerly known as FF Top Holding LLC) (“FFGP”) directly related to the Notes and shall not exceed an aggregate of $400,000.

Section 9.2 Indemnity. In consideration for the execution and delivery of this Agreement by the Purchasers and the agreement to purchase the Notes provided hereunder, the Issuer hereby agrees to indemnify, pay and hold harmless the Purchasers and their respective Affiliates and the officers, directors, employees, trustees, agents, investment advisors, collateral managers, servicers, and counsel of the Purchasers and their respective Affiliates (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (but limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, costs and expenses of one (1) firm of counsel to all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interest of such Indemnitees (which may be a single local counsel acting in multiple material jurisdictions), and solely in the case of an actual or perceived conflict of interest between Indemnitees (where the Indemnitee affected by such conflict of interest informs the Issuer in writing of such conflict of interest), one additional counsel in each relevant jurisdiction to each group of affected Indemnitees similarly situated taken as a whole), in connection with any investigative, remedial, administrative, judicial or other like matter or proceeding (whether initiated or threatened), whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of the Issuer or Subsidiary, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by the Purchasers) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated by this Agreement, the other Financing Documents, the Notes and other Obligations and/or the transactions contemplated hereby including the Closing Date Transactions and the Subsequent Closing Date Transactions (including (a)(i) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by the Issuer or any Subsidiary thereof of any Hazardous Materials or any Hazardous Materials Contamination, (ii) arising out of or relating to the offsite disposal of any materials generated or present on any such property or (iii) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of the Issuer or Subsidiary, and (b) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Notes, except that the Issuer shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from (A) the fraud, bad faith, gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction, (B) a material breach of any obligations of such Indemnitee under any Financing Document by such Indemnitee in bad faith, as determined by a final non-appealable judgment of a court of competent jurisdiction or (C) disputes solely among Indemnitees not arising from the conduct of the Issuer. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, the Issuer shall contribute the maximum portion which they are permitted to pay and satisfy under applicable Law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them. This Section 9.2 shall not apply to claims for expenses or indemnification for Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. All Obligations provided for in this Section 9.2 shall survive repayment of the Notes and cancellation of the Notes. All amounts due under this Section 9.2 shall be paid within thirty (30) days after written demand therefor.

Article 10
TAXES; YIELD PROTECTION

Section 10.1 Taxes.

(a) Gross Up for Taxes. All payments of principal and interest on the Notes and all other amounts payable hereunder or under any Financing Document shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, property or franchise taxes, and other taxes, fees, duties, levies, assessments, withholdings or other charges (including interest, additions to tax and penalties thereon) imposed by any taxing authority (“Taxes”), unless otherwise required by applicable Law. If any withholding or deduction from any payment to be made by the Issuer to any Purchaser hereunder is required in respect of any Taxes pursuant to any applicable Law, then the Issuer will (1) pay directly to the relevant authority the full amount required to be so withheld or deducted, (2) promptly forward to such Purchaser an official receipt or other documentation satisfactory to such Purchaser evidencing such payment to such authority, and (3) if such Tax is an Indemnified Tax, pay to such Purchaser such additional amount or amounts as is necessary to ensure that the net amount actually received by such Purchaser will equal the full amount it would have received had no such withholding or deduction been required.

(b) Other Taxes. The Issuer agrees to timely pay to the applicable Governmental Authority any present or future stamp, intangible, recording or documentary Taxes or any other similar Taxes that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (“Other Taxes”).

(c) Indemnification. The Issuer shall jointly and severally indemnify the Purchasers, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Purchasers or required to be withheld or deducted from a payment to the Purchasers and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Issuer by a Purchaser shall be conclusive absent manifest error.

(d) Foreign Purchasers. Each Foreign Purchaser that is a party hereto on the Closing Date or purports to become an assignee of an interest pursuant to Section 12.6(a) after the Closing Date (unless such Purchaser was already a Purchaser hereunder immediately prior to such assignment) shall execute and deliver to the Issuer United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-8BEN-E, or W-8IMY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested as to such Purchaser’s entitlement to a complete exemption from withholding or deduction of Taxes, if any, on or prior the date on which such Foreign Purchaser becomes a party hereto or becomes an assignee of an interest pursuant to Section 12.6(a) (and from time to time thereafter upon the reasonable request of the Issuer). Any Foreign Purchaser that is relying on the portfolio interest exception of Section 871(h) or Section 881(c) of the Code, shall also provide each Issuer along with IRS Form W-8BEN or W-8BEN-E, as applicable, a certificate representing to each Issuer that such Foreign Purchaser is not a “bank” for purposes of Section 881(c) of the Code, is not a 10% holder of any Issuer described in Section 871(h)(3)(B) of the Code, is not a controlled foreign corporation receiving interest from a related person (within the meaning of Sections 881(c)(3)(C) and 864(d)(4) of the Code) and is not a conduit entity participating in a conduit financing arrangement as defined in Treasury Regulation Section 1.881-3, at such time (and from time to time thereafter upon the reasonable request of the Issuer). Each Purchaser shall provide new forms (or successor forms) or certificates upon the expiration or obsolescence of any previously delivered forms, to the extent legally entitled to do so, and to promptly notify each Issuer of any change in circumstances which would modify or render invalid any claimed exemption or reduction. If a payment made to a Purchaser under any Financing Document or any payment would be subject to U.S. federal withholding Tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser shall deliver to the Issuer, at the time or times prescribed by law and at such time or times reasonably requested by the Issuer, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Issuer as may be necessary for the Issuer to comply with its obligations under FATCA, to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment. Solely for purposes of the preceding sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Furthermore, any Foreign Purchaser shall, to the extent it is legally entitled to do so and to the extent in any Purchaser’s reasonable judgment such completion, execution or submission would not subject such Purchaser to any material unreimbursed cost or expense and would not materially prejudice the legal or commercial position of such Purchaser, deliver to the Issuer on or prior to the date on which such Foreign Purchaser becomes a Purchaser under this Agreement or becomes an assignee of an interest pursuant to Section 12.6(a) (and from time to time thereafter upon the reasonable request of the Issuer), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Issuer to determine the withholding or deduction required to be made.

(e) United States Purchasers. Any Purchaser other than a Foreign Purchaser that is a party hereto on the Closing Date or purports to become an assignee of an interest pursuant to Section 12.6(a) after the Closing Date (unless such Purchaser was already a Purchaser hereunder immediately prior to such assignment) shall execute and deliver to the Issuer one or more (as the Issuer may reasonably request) United States Internal Revenue Service Form W-9, certifying to such Purchaser’s U.S. Taxpayer Identification Number and that it is not subject to United States federal backup withholding taxes on or about the date on which such Purchaser becomes a party hereto or becomes an assignee of an interest pursuant to Section 12.6(a) (and from time to time thereafter upon the reasonable request of the Issuer). Each Purchaser shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms pursuant to this paragraph (e) and to promptly notify the Issuer of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(f)   [Reserved].

(g) Treatment of Certain Refunds. So long as no Default or Event of Default then exists, if any Purchaser determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 10.1 (including by the payment of additional amounts pursuant to this Section 10.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Section 10.2 Capital Adequacy. If any Purchaser shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Purchaser or any Person controlling such Purchaser with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Purchaser’s or such controlling Person’s capital as a consequence of such Purchaser’s obligations hereunder to a level below that which such Purchaser or such controlling Person could have achieved but for such adoption, phase-in, phase-opt, change, interpretation, administration, application or compliance (taking into consideration such Purchaser’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, upon written demand by such Purchaser (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), the Issuer shall promptly pay to such Purchaser such additional amounts as will compensate such Purchaser or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Purchaser first made demand therefor; provided that if the event giving rise to such amount has retroactive effect, such one hundred eighty (180) day period shall be extended to include the period of retroactive effect.

Section 10.3 Increased Costs. If any Purchaser shall reasonably determine that the adoption or taking effect of, or any change in, any applicable Law, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application of any Law by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Purchaser or any Person controlling such Purchaser with any request, guideline or directive of any such authority, central bank or comparable agency: (a) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by any Purchaser, or (b) shall impose on any Purchaser any other condition affecting its Notes, any of its Notes (if any) or its obligation to make Notes; and the result of anything described in clauses (a) and (b) above is to increase the cost to (or to impose a cost on) such Purchaser of making or maintaining any Notes, or to reduce the amount of any sum received or receivable by such Purchaser under this Agreement or under any of its Notes (if any) with respect thereto, then upon demand by such Purchaser (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), the Issuer shall promptly, and in any event within thirty (30) days of demand therefor, pay directly to such Purchaser such additional amount as will compensate such Purchaser or controlling Person for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Purchaser first made demand therefor; provided that if the event giving rise to such amount has retroactive effect, such one hundred eighty (180) day period shall be extended to include the period of retroactive effect.

Section 10.4 Mitigation Obligations. If any Purchaser requests compensation under either Section 10.2 or Section 10.3, or requires Issuer to pay any additional amount to any Purchaser or any Governmental Authority for the account of any Purchaser pursuant to Section 10.1, then, upon the written request of the Issuer, such Purchaser shall use reasonable efforts to designate a different lending office for funding or booking its Notes hereunder or to assign its rights and obligations hereunder (subject to the provisions of Section 12.6) to another of its offices, branches or affiliates, if, in the judgment of such Purchaser, such designation or assignment (a) would eliminate or materially reduce amounts payable pursuant to any such Section, as the case may be, in the future, (b) would not subject such Purchaser to any unreimbursed cost or expense and (c) would not otherwise be disadvantageous to such Purchaser (as determined in its sole discretion). Without limitation of the provisions of Section 9.1, Issuer hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Purchaser in connection with any such designation or assignment.

Section 10.5 Conclusiveness of Statements; Survival. Determinations and statements of any Purchaser pursuant to Sections 10.1, 10.2 and 10.3 shall be conclusive and binding absent manifest error. The Purchasers may use reasonable averaging and attribution methods in determining compensation under Sections 10.1, 10.2 and 10.3, and the provisions of such Sections shall survive repayment of the Notes and termination of this Agreement.

Section 10.6 Dodd-Frank. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines and directives thereunder or issued in connection therewith (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, shall be deemed, in each case, for all purposes of this Agreement, to be adopted after the date of this Agreement, regardless of the date actually enacted, adopted or issued.

Article 11

[Reserved]

Article 12
MISCELLANEOUS

Section 12.1 Survival. All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents. The provisions of Articles 9, 10 and 12 shall survive the Payment in Full of the Obligations (both with respect to any Purchaser and all Purchasers collectively) and any termination of this Agreement.

Section 12.2 No Waivers; Remedies Cumulative. No failure or delay by any Purchaser in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by Law. Any reference in any Financing Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that the Issuer has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.

Section 12.3 Notices.

(a) All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, e-mail, electronic submissions or similar writing, but in no event by text message) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof or by electronic submissions, as provided below, or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to each other Purchaser and the Issuer; provided that notices, requests or other communications shall be permitted by e-mail or other electronic submissions (but in no event by text message) only in accordance with the provisions of Section 12.3(b). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section and the sender receives a confirmation of transmission from the sending facsimile machine, (ii) if given by e-mail or other electronic submissions, as set forth in Section 12.3(c) or (iii) if given by mail, prepaid overnight courier or any other means, when received at the applicable address specified by this Section.

(b) Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, but in no event by text message) provided, that the foregoing shall not apply to notices sent directly to any party hereto if such party has notified the other parties in writing that it has elected not to receive notices by electronic communication (which election may be limited to particular notices).

(c) (i) Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

Section 12.4 Severability. In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 12.5 Amendments and Waivers.

(a) General Provisions. No provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the Issuer and Required Purchasers; provided that no such amendment, waiver or other modification shall, unless signed or otherwise approved in writing by all Purchasers directly affected thereby, (A) reduce the principal of, rate of interest on, or any fees (including any make-whole or liquidated damage provisions) with respect to the Notes or forgive any principal, interest, or fees, other than as a result of a waiver of an Event of Default and/or the default rate of interest pursuant to Section 2.4(b), (B) defer, extend or postpone the date fixed for, or waive or forgive, any payment (other than a payment pursuant to Section 2.3) of principal of the Notes, or of interest (other than the default rate of interest pursuant to Section 2.4(b)) on the Notes or fees hereunder or defer, extend or postpone the date of termination of the commitment of any Purchaser hereunder, (C) change the definition of the term Required Purchasers, (D) amend Article 2 in a manner that would alter the pro rata sharing of payments required thereby, (E) subordinate all or substantially all of the Obligations, (F) amend, waive or otherwise modify compliance with Section 2.5(b), Section 4.16, Section 4.17, Sections 8.1(o), (p) or (q) or the definitions of the terms used in those Sections insofar as the definitions materially affect the substance of those Sections or (G) amend, waive or otherwise modify this Section 12.5(a) or the definitions of the terms used in this Section 12.5(a) insofar as the definitions affect the substance of this Section 12.5(a); provided that, notwithstanding anything herein to the contrary, (x) the waiver of (or amendment to the terms of) any mandatory prepayment of the Notes shall not constitute a postponement of any date scheduled for the payment of principal or interest and (y) a waiver of any condition precedent set forth in Article 7 or the waiver of any Default or Event of Default (in each case other than pursuant to Section 8.1(a)) shall not constitute a postponement of any date scheduled for, or a reduction in the amount of, any payment of interest or any payment of fees. It is hereby understood and agreed that all Purchasers shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F) or (G) of the preceding sentence. Any waiver of any provision of this Agreement or any other Financing Document shall be effective only in the specific instance and for the specific purpose for which it is given. No delay on the part of any Purchaser in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. Notwithstanding the foregoing or anything else to the contrary in any Financing Document, the Issuer and the holder of any Note hereunder may agree to amend, waive or otherwise modify the terms of such Note, and/or the Issuer and the holder of such Note may waive any right or condition under, or the protection of any provision under, this Agreement, solely with respect to, or relating to, the rights of such Purchaser, in each case, without the consent of any other Purchaser or any other party hereto.

(b) [Reserved].

(c) Miscellaneous. Anything in this Section 12.5 to the contrary notwithstanding, any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Financing Document that relates only to the relationship of the Purchasers among themselves, and that does not affect the rights or obligations of the Issuer, shall not require consent by or the agreement of the Issuer.

Section 12.6 Assignments; Participations.

(a) Assignments.

(i)    Subject to Section 4.13, any Purchaser may at any time assign to one or more Eligible Assignees all or any portion of such Purchaser’s Notes, together with all related rights and obligations of such Purchaser hereunder, including for the avoidance of doubt, the rights of such Purchaser to purchase additional Notes and any unfunded commitment of such Purchaser. Any purported assignment to any Person that is not an Eligible Assignee in accordance with the definition thereof shall be null and void. The amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a “Trade Date” is specified in such Assignment Agreement, as of such Trade Date) shall be in a minimum aggregate amount equal to $1,000,000 (unless such assignment is made to an existing Purchaser or an Affiliate or Approved Fund of any existing Purchaser or is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in the outstanding Notes); provided that, in connection with simultaneous assignments to two or more Affiliated Persons, including related Approved Funds, such Affiliated Persons and Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. The Issuer and the Purchasers shall be entitled to continue to deal solely and directly with such Purchaser in connection with the interests so assigned to an Eligible Assignee until the Purchasers shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto.

(ii)    From and after the date on which the conditions described above have been met and recordation in the register described in paragraph (iii) below, (A) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Purchaser hereunder and (B) the assigning Purchaser, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 12.1). Upon the request of the Eligible Assignee (and, as applicable, the assigning Purchaser) pursuant to an effective Assignment Agreement, each Issuer shall execute and deliver to such Eligible Assignee (and, as applicable, the assigning Purchaser) Notes in the aggregate principal amount of the Eligible Assignee’s Notes (and, as applicable, Notes in the principal amount of the Notes retained by the assigning Purchaser). Upon receipt by the assigning Purchaser of such Note (or commitments, as applicable), the assigning Purchaser shall promptly return to the Issuer any prior Note held by it.

(iii) The Issuer shall maintain at its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Purchaser, and the commitments of, and principal amount and interest of the Notes owing to, such Purchaser pursuant to the terms hereof. The entries in such register shall be conclusive, absent manifest error, and the Issuer and the Purchasers may treat each Person whose name is recorded therein pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. Such register shall be available for inspection by any Purchaser (provided that each Purchaser’s right of inspection shall be limited to information about such Purchaser), at any reasonable time upon reasonable prior notice to the Issuer. Any assignment may be effected only upon the registration thereof as provided in this paragraph (iii).

(iv)   Notwithstanding the foregoing provisions of this Section 12.6(a) or any other provision of this Agreement, any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Purchaser, including any pledge or grant to secure obligations to a Federal Reserve Bank or to a trustee as security for the benefit of its noteholders, other security holders or creditors of a Purchaser; provided that no such pledge or grant shall release such Purchaser from any of its obligations hereunder or substitute any such pledgee or grantee for such Purchaser as a party hereto.

(b) Participations. Subject to Section 4.13, any Purchaser may at any time, without the consent of, or notice to, the Issuer, sell to one or more Persons participating interests in its Notes, commitments or other interests hereunder (any such Person, a “Participant”), provided, no participation shall be made to the Issuer or any of their respective Affiliates, any natural person or any Disqualified Purchaser. In the event of a sale by a Purchaser of a participating interest to a Participant, (i) such Purchaser’s obligations hereunder shall remain unchanged for all purposes, (ii) the Issuer shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder and (iii) all amounts payable by the Issuer shall be determined as if such Purchaser had not sold such participation and shall be paid directly to such Purchaser. Notwithstanding the foregoing, however, the Issuer agrees that each Participant shall be entitled to the benefits of Section 10.1 as if it were a Purchaser (provided that such Participant complies with the requirements of Section 10.1(d) and (e) as if it were a Purchaser; provided further, that no Participant shall receive any greater compensation pursuant to Section 10.1 than would have been paid to the participating Purchaser if no participation had been sold). No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 12.5 expressly requiring the unanimous vote of all Purchasers or, as applicable, all affected Purchasers. The Issuer agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Purchaser under this Agreement; provided that such right of setoff shall be subject to the obligation of each Participant to share with the Purchasers, as provided in Section 8.3. In the event that a Purchaser sells a participation, the Purchaser, as a non-fiduciary agent on behalf of the Issuer, shall maintain (or cause to be maintained) in the United States a register (the “Participant Register”) on which it enters the name and addresses of all participants in the Obligations held by it and the rights of such participants in the Obligations (including principal amount, interest thereon, and fees of the portion of such Obligations that is subject to such participations). No Purchaser shall have an obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Note or any Obligation), except as otherwise required by applicable Law and to the Issuer at its reasonable request and then, solely to the extent that such disclosure is required to establish that such participation, Note or Obligation is in registered form under Sections 5f.103-1(c) and 1.871-14(c) of the Treasury Regulations. Any participation or transfer thereof may be effected only by the registration of such participation on the Participant Register.

(c) Issuer Assignments. The Issuer may not assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of each Purchaser.

Section 12.7 Headings. Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

Section 12.8 [Reserved].

Section 12.9 Waiver of Consequential and Other Damages. To the fullest extent permitted by applicable Law, the Issuer shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Notes or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

Section 12.10  [Reserved].

Section 12.11  GOVERNING LAW; SUBMISSION TO JURISDICTION.

THIS AGREEMENT AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN OR IN ACCORDANCE WITH THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

Section 12.12  WAIVER OF JURY TRIAL.

THE ISSUER AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE ISSUER AND EACH PURCHASER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. THE ISSUER AND EACH PURCHASER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 12.13  [Reserved].

Section 12.14 Counterparts; Signatures; Integration. This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or other electronic communication to any Financing Document shall bind the parties to the same extent as would a manually executed counterpart. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 12.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and each of the other Financing Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and each of the other Financing Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any other Financing Document.

Section 12.16 USA PATRIOT Act Notification. Each Purchaser hereby notifies the Issuer that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies the Issuer, which information includes the name and address of the Issuer and such other information that will allow such Purchaser, as applicable, to identify the Issuer in accordance with the USA PATRIOT Act.

Section 12.17 [Reserved].

Article 13
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby represents and warrants as follows:

Section 13.1 Authorization; No Contravention. The execution, delivery and performance by each Purchaser of this Agreement and each other Financing Document to which it is a party: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its Organizational Documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of its contractual obligations, or any order or decree directly relating to it.

Section 13.2 Binding Effect. This Agreement has been duly executed and delivered by such Purchaser and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 13.3 No Legal Bar. The execution, delivery and performance of this Agreement by each Purchaser will not violate any requirement of Law applicable to it.

Section 13.4 Securities Laws.

(a) The Securities are being or will be acquired by each Purchaser hereunder for the purpose of investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in any transaction which would be in violation of the Securities Act or state securities laws or which would require the issuance and sale of the Securities hereunder to be registered under the Securities Act, subject, however, to the disposition of each Purchaser’s property being at all times within its control. Each Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Securities in violation of the Securities Act. Each Purchaser does not have any agreement or understanding, whether or not legally binding, direct or indirect, with any other Person to sell or otherwise distribute the securities to be issued to it hereunder.

(b) Each Purchaser is an (1) “accredited investor” as (as defined in Rule 144A under the Securities Act of 1933 as amended (the “Securities Act”)), or (2) institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities, and understands that the offer and sale of the Securities meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J); and (i) such Purchaser (1) is an institutional account as defined in FINRA Rule 4512(c), (2) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (3) has exercised independent judgment in evaluating its participation in the purchase of the Securities, and accordingly, understands that the placement of the Securities meets (x) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (y) the institutional customer exemption under FINRA Rule 2111(b).

(c) Each Purchaser understands that (i) the Securities constitute “restricted securities” under the Securities Act, (ii) it must bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities are not registered under the Securities Act or any applicable state securities law and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from registration is available (iii) the offer and sale of the Securities hereunder is not registered under the Securities Act or under any “blue sky” laws in reliance upon certain exemptions from such registration and that the Issuer is relying on the representations made herein by each Purchaser in its determination of whether such specific exemptions are available, and (iv) the Securities may not be transferred except pursuant to an effective registration statement under the Securities Act, or under an exception from such registration available under the Securities Act, and under applicable “blue sky” laws or in a transaction exempt from such registration. Furthermore, each Purchaser understands that the Issuer may not be eligible to conduct an offering pursuant to Regulation D. Each Purchaser acknowledges that: (A) it has no right to require registration of the Notes or Warrants under the Securities Act or any “blue sky” laws, and (B) there is not now and is not contemplated to be any public market for the Notes or Warrants. As a result, each Purchaser is prepared to bear the economic risk of an investment in the Notes and Warrants for an indefinite period of time.

(d) Each Purchaser and its advisors (i) have been furnished with or have had access to all material books and records of the Issuer and all of its material contracts, agreements and documents and (ii) have had an opportunity to ask questions of, and receive answers, and to obtain any additional information to verify the accuracy of any information previously furnished, from management and representatives of the Issuer and which representatives have made available to them such information regarding the Issuer and their current respective businesses, operations, assets, finances, financial results, financial condition and prospects in order to make a fully informed decision to purchase and acquire the Securities. Without limiting the generality of the forgoing, each Purchaser has not relied on any statements or other information provided by anyone other than the Issuer concerning the Issuer, the Securities or the offer and sale of the Securities. Each Purchaser acknowledges that it has made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Purchaser’s acquisition of the Securities.

(e) Each Purchaser has generally such knowledge and experience in business and financial matters, and with respect to investments in securities of privately held companies, as to enable it to understand and evaluate the risks of an investment in the Securities and form an investment decision with respect thereto. The foregoing, however, does not limit or modify the representations and warranties set forth in Article 3 of this Agreement or in any other Financing Document or the right of the Purchasers to rely thereon.

(f) Each Purchaser understands that the exemption from registration of resales of the Securities afforded by Rule 144 (the provisions of which are known to the Purchaser) promulgated pursuant to the Securities Act depends on the satisfaction of various conditions, including the requirement that the Issuer has been subject to the reporting requirements of Section 13 or Section 15 of the Securities Act for at least ninety (90) days and that, if applicable, Rule 144 affords the basis for such sales only in limited amounts and that the Issuer do not now qualify under Rule 144 and may not ever. Each Purchaser understands that nothing in this Agreement shall require the Issuer or any of its Subsidiaries to make any filing under the Securities Act or Exchange Act which the Issuer or its Subsidiaries are not otherwise obligated to make.

Section 13.5 Governmental Authorization; Third Party Consent. No approval, consent, compliance, exemption or authorization of any Governmental Authority or any other Person in respect of any requirement of Law, and no lapse of a waiting period under a requirement of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against the Purchasers of this Agreement or the transactions contemplated hereby. No consent is required to be obtained under any contractual obligation applicable to the Purchasers in connection with the execution, delivery or performance of this Agreement or any of the other Financing Documents to which it is a party.

Section 13.6 [Reserved].

Section 13.7 Organization. Each Purchaser is duly organized, validly existing and in good standing under the laws of its state of organization, and except as has not had or would not reasonably be expected to have a material adverse effect on such Purchaser’s ability to perform its obligations under the Agreement or to consummate the transactions contemplated hereby on a timely basis. Each Purchaser is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

Section 13.8 Independent Investment Decision. Each Purchaser has independently evaluated the merits of its decision to purchase the Securities pursuant to this Agreement and conducted and relied upon its own due diligence investigation of the Issuer and its own in-depth analysis of the merits and risks of the purchase of the Securities. Each Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Issuer to such Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Each Purchaser is a sophisticated institutional accredited investor with extensive expertise and experience in financial and business matters and in evaluating private companies and purchasing and selling their securities and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

Section 13.9 No Governmental Review. Each Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 13.10 Residency. Each Purchaser’s office in which its investment decision with respect to the Securities was made is located at the address set forth for such Purchaser set forth on such Purchaser’s signature page to this Agreement.

Section 13.11 Ownership. Such Purchaser and its Affiliates are not the direct or indirect owner of record or beneficial owner of shares of Common Stock, securities convertible into or exchangeable for Common Stock, or any other equity or equity-linked security of the Issuer.

Section 13.12 No Brokers. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Issuer or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of any Purchaser.

Section 13.13 No Reliance. Each Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, except for the representations and warranties by the Issuer contained in this Agreement.

Section 13.14 Financial Capacity. Each Purchaser has, and as of the Closing Date, will have, sufficient cash on hand in a U.S. bank account or uncalled capital commitments from creditworthy parties without any condition to fund such Purchaser’s commitment to purchase Notes on the terms and conditions set forth in this Agreement. Such cash has been obtained by such Purchaser in compliance with all applicable laws.

Section 13.15 Non-Recourse. Each Purchaser’s contractual obligations hereunder shall be without recourse to its Affiliates, and the officers, directors, employees, managers, trustees and other agents of such Purchaser or its Affiliates.  The Issuer’s contractual obligations hereunder or under any Financing Document shall be without recourse to its Affiliates, and the officers, directors, employees, managers, trustees and other agents of the Issuer or its Affiliates.

Section 13.16 No Related Party Relationships. Except as set forth in Schedule 13.16 or as otherwise disclosed to the Issuer in writing, each Purchaser and its direct or indirect equityholders and their respective affiliates are not affiliates or direct or indirect equityholders of, have no direct or indirect economic interest in, and have not directly or indirectly entered into any agreement, arrangement or understanding (except as expressly set forth in the preceding sentence) with, any director, officer, employee, manager, partner or equityholder (or any of their respective immediate family members (as defined in 40 CFR § 170.305) or any affiliate or spouse of any such director, officer, employee, manager, partner, equityholder or immediate family member) of any other Purchaser, FF Global Partners LLC, FF Global Partners Investments LLC (formerly known as FF Top Holding LLC), or any of their respective affiliates (each, a “Related Person”). Except as set forth in Schedule 13.16 or as otherwise disclosed to the Issuer in writing, the transactions contemplated by or related to this Agreement will not directly or indirectly increase any Related Person’s ownership or voting power of the Issuer, and no Related Person will, directly or indirectly, participate in any of the post-closing operations or decisions of or have any other rights or obligations with respect to such Purchaser or any of its direct or indirect equityholders or any of their respective affiliates. Notwithstanding the foregoing, nothing in this Section 13.16 or otherwise in this Agreement shall prohibit any Purchaser from the right to enter into any voting agreement or grant a voting proxy at any time after the date hereof and on any terms, with or to FF Global Partners Investments LLC (formerly known as FF Top Holding LLC) with respect to any shares of Common Stock held by such Purchaser.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Address for Notices	ISSUER

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

18455 South Figueroa Street	By:	/s/ Xuefeng Chen
Gardena, California 90248	Name:	Xuefeng Chen
Attention: Legal Department, Michael Beck	Title:	Chief Executive Officer
Phone: (800) 228 - 7702
Email: Mike.beck@ff.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
2021 McKinney Avenue, Suite 2000 Dallas, Texas 75201
Attention: Banks Bruce
Phone: (214) 969 - 3508
Email: bbruce@sidley.com

and

Sidley Austin LLP
555 California Street, Suite 2000
San Francisco, CA 94104
Attention: Vijay Sekhon
Phone: (415) 772 - 1220
Email: vsekhon@sidley.com

[Signatures continue on following page(s)]

Signature page to Securities Purchase Agreement

Attention:	PURCHASER:
Telephone:
Email:	METAVERSE HORIZON LIMITED

with a copy (which shall not constitute notice) to:	By:	/s/ Maosheng Zhang
	Name:	Maosheng Zhang
	Title:	Director

Signature page to Securities Purchase Agreement

Attention:	PURCHASER:
Telephone:
Email:	V W INVESTMENT HOLDING LIMITED

with a copy (which shall not constitute notice) to:	By:	/s/ Lijun Jin
	Name:	Lijun Jin
	Title:	Director

Signature page to Securities Purchase Agreement

Annex A

Definitions

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes hereof, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has the meaning correlative thereto. For all purposes hereunder and under the Financing Documents, no Purchaser shall be or be deemed to be an Affiliate of the Issuer.

“Agreement” means this Securities Purchase Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, the Laws administered by OFAC, the Criminal Code (Canada), and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

“Approved Fund” means any Person (other than a natural Person) which (a)(i) is (or will be) engaged in making, purchasing, holding, or otherwise investing in commercial loans, mezzanine notes, and similar extensions of credit in its ordinary course of activities or (ii) temporarily warehouses loans for any Purchaser and (b) is administered, advised or managed by a Purchaser, an entity that administers, advises or manages a Purchaser, or an Affiliate of either.

“Assignment Agreement” means an agreement substantially in the form of Exhibit A hereto.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” as in effect from time to time.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) that is named, or owned or controlled by, a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to close.

“Business Intellectual Property” has the meaning set forth in Section 3.17.

“Capital Lease” of any Person means any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person and shall include, without limitation, all operating leases that are not leases for real property.

“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Capitalized Lease Obligations” shall mean any obligation under a Capital Lease.

“Cash Equivalents” means (a) direct obligations of the United States, or obligations guaranteed by the United States with a maturity date of no more than six (6) months from the date of acquisition, (b) commercial paper with a duration of not more than three (3) months rated at least A 1 by Standard & Poor’s Ratings Service and P 1 by Moody’s Investors Services, Inc., which is issued by a Person (other than the Issuer or an Affiliate of the Issuer) organized under the laws of any state of the United States or of the District of Columbia, (c) time deposits, certificates of deposit and banker’s acceptances with a duration of not more than six (6) months issued by any office located in the United States, or is licensed to conduct a banking business in the United States, and has capital, surplus and undivided profits of at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (b) above, (d) repurchase agreements and reverse repurchase agreements with a duration of not more than 30 days with respect to securities described in clause (a) above entered into with an office of a bank or trust company meeting the criteria specified in clause (c) above, (e) any money market or mutual fund provided that substantially all of the assets of such fund consist of the foregoing types of investments, and provided that such fund has assets in excess of $500,000,000 and has obtained from either Standard & Poor’s Ratings Service or Moody’s Investors Services, Inc. the highest rating obtainable for money market funds in the United States or any province thereof, or (f) other short-term liquid investments approved in writing by Required Purchasers.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“CFPOA” means the Corruption of Foreign Public Officials Act (Canada), as amended.

“Change of Control” means (a) any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act), other than FF Global Partners Investments LLC (formerly known as FF Top Holding LLC) and its Affiliates, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 40% or more of the voting Capital Stock of the Issuer or (b) any sale in one transaction or a series of transactions of all or substantially all of the consolidated property or assets of the Issuer and its Subsidiaries.

“Class B Common Stock” means Class B common stock of the Issuer, par value $0.0001 per share.

“Closing Bid Price” means, for any security as of any date, the last closing trade price for such security on the principal Trading Market, as reported by Bloomberg, or, if the principal Trading Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the principal Trading Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices).  If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Issuer and the Purchasers of a majority in interest of the Securities.  If the Issuer and the Purchasers of a majority in interest of the Securities are unable to agree upon the fair market value of such security, such determination shall be made by an independent appraiser selected reasonably and in good faith by the Purchasers of a majority in interest of the Securities then outstanding and the Issuer, the fees and expenses of which shall be split by such Purchasers and the Issuer. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during such period.

“Closing Date” means the date of this Agreement.

“Closing Date Transactions” shall mean the consummation of the transactions contemplated by this Agreement to occur on and after the Closing Date and the payment of fees and expenses in connection therewith.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Annex” means Annex B to this Agreement.

“Common Stock” means the Class A common stock of the Issuer, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Issuer or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Competitor” means any company engaged in the business of designing, manufacturing or producing automobiles or similar vehicles and any company engaged in the business of supplying components for the design, manufacturing or production of automobiles or similar vehicles.

“continuing” means, with respect to any default or event of default, that it has not been remedied, cured or waived.

“Controlled Group” means all members of a group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with an Issuer, are treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, under Section 414(m) or (o) of the Code.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Conversion Shares” shall have the meaning ascribed to such term in the Notes.

“Debt” of a Person means at any date, without duplication, (a) all Funded Debt, (b) all preferred stock and comparable equity interests, in each case, requiring mandatory redemption, sinking fund or other like payments prior to the Maturity Date including all Disqualified Stock, (c) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (d) “earnouts” and similar payment obligations of such Person, which shall be valued in accordance with GAAP, but only to the extent earned, due and payable, (e) all principal outstanding under any off-balance sheet loan or similar financing product, and (f) all Debt of others Guaranteed by such Person. Without duplication of any of the foregoing, Debt of the Issuer shall include any and all Notes.

“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Disqualified Purchaser” means (a) any Company Competitor, (b) any Affiliate of a Person described in the preceding clause (a) that, in each case, is either reasonably identifiable as such or is identified as such in writing by or on behalf of the Issuer to the Purchasers from time to time on or after the Closing Date and (c) unless the Issuer consents (x) any Affiliate of the Issuer or (y) any Person that holds more than 5.0% of the Issuer’s Common Stock, except in the case of this clause (y), any Person that is already a Purchaser hereunder, so long such Person otherwise became a Purchaser in accordance with the terms of this Agreement. The Issuer shall, upon request of any Purchaser, identify whether any Person identified by such Purchaser as a proposed assignee or Participant is a Disqualified Purchaser.

“Disqualified Stock” means with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event: (a) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise; (b) is convertible or exchangeable at the option of the holder for Debt or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Issuer); or (c) is mandatorily redeemable or must be purchased for cash or Cash Equivalents upon the occurrence of certain events or otherwise, in whole or in part; in each case prior to the date that is one hundred eighty (180) days after the final scheduled amortization installment payment date for the Notes, in each case, valued at, in the case of redeemable preferred Capital Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Capital Stock plus accrued and unpaid dividends.

“Domestic Subsidiary” means a Subsidiary organized, incorporated or otherwise formed under the laws of the United States or any state thereof, other than any such Subsidiary that has no assets (other than de minimis amounts) other than the Capital Stock or other equity interests of Foreign Subsidiaries that are CFCs.

“Effective Date” means the earliest of the date that (a) the First Registration Statement has been declared effective by the Commission, (b) all of the Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Issuer to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of the Underlying Shares is not an Affiliate of the Issuer or (d) all of the Underlying Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Issuer’s counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Underlying Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Eighth Closing” shall have the meaning ascribed to such term in the Notes.

“Eligible Assignee” means (a) a Purchaser, (b) an Affiliate of a Purchaser, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Issuer in writing (such approval not to be unreasonably withheld, conditioned or delayed); provided that notwithstanding the foregoing, (x) “Eligible Assignee” shall not (i) include the Issuer or any Affiliate of the Issuer or (ii) any Disqualified Purchaser unless an Event of Default pursuant to Section 8.1(a), 8.1(f) or 8.1(g) has occurred and is continuing and (y) no approval of the Issuer shall be required if an Event of Default pursuant to Section 8.1(a), 8.1(f) or 8.1(g) has occurred and is continuing.

“Environmental Laws” means any and all Laws relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which the Issuer or any Subsidiary maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which the Issuer or any Subsidiary or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Event of Default” has the meaning set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Taxes” means any of the following Taxes: (A) Taxes imposed on or measured by any Purchaser’s net income, franchise taxes, branch profits taxes and alternative minimum taxes, in each case imposed by the jurisdiction (or any political subdivision thereof) under which such Purchaser (i) is organized, has its principal office in or, in the case of any Purchaser, its applicable lending office located in, or (ii) has a present or former connection (other than a connection resulting from entering into any of the Financing Documents, receiving any payment thereunder, or taking any action thereunder) (“Other Connection Taxes”), (B) any United States federal withholding Taxes to the extent imposed on the amounts payable to such Purchaser with respect to an applicable interest in a Note pursuant to a law in effect at the time such Purchaser becomes a party to this Agreement or changes its lending office, unless in the case of an assignee, the applicable assigning person would have been entitled to receive additional amounts with respect to such Taxes at the time of such assignment or, in the case of a change in lending office, such Purchaser would have been entitled to receive additional amounts with respect to such Taxes immediately before it changed its lending office, (C) any withholding Taxes or deductions imposed under FATCA, or (D) any United States federal withholding Taxes that would not have been imposed but for such Purchaser’s failure to comply with Sections 10.1(d), (e) or (f).

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Fifth Closing” shall have the meaning ascribed to such term in the Notes.

“Financing Documents” means this Agreement, any Notes and all other documents, instruments and agreements contemplated herein or thereby and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“First Closing” shall have the meaning ascribed to such term in the Notes.

“First Registration Statement” has the meaning set forth in Section 4.12.

“Fiscal Quarter” means a fiscal quarter of the Issuer, ending on March 31, June 30, September 30 or December 31 of each calendar year.

“Fiscal Year” means a fiscal year of the Issuer, ending on December 31 of each calendar year.

“Foreign Government Benefit Plan” has the meaning set forth in Section 3.14(c).

“Foreign Plan” has the meaning set forth in Section 3.14(c).

“Foreign Purchaser” means any Purchaser that is not a “United States person” as defined in Code Section 7701(a)(30).

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“Fourth Closing” shall have the meaning ascribed to such term in the Notes.

“Funded Debt” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money, whether current or long-term (including the Obligations hereunder and all Capitalized Lease Obligations), all obligations evidenced by bonds, debentures, notes or other similar instruments;

(b) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(c) all non-contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties);

(d) the Attributable Principal Amount of Capital Leases, Synthetic Leases, Securitization Transaction and Sale and Leaseback Transactions;

(e) all Disqualified Stock;

(f) all Funded Debt of others secured by (or for which the holder of such Funded Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(g) all Guarantees in respect of Funded Debt of another Person; and

(h) Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, the amount of Funded Debt shall be determined (w) based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and purchase money indebtedness and the deferred purchase obligations under clause (b), (x) based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c), (y) based on the amount of Funded Debt that is the subject of Guaranties and for which there is recourse to such Person in the case of Guaranties under clause (g) and (z) based on the lesser of the amount of Funded Debt secured by such lien or the fair market value of the assets pledged in the case of Funded Debt under clause (f).

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Materials” means (a) any “hazardous substance” as defined in CERCLA, (b) any “hazardous waste” as defined in RCRA, (c) asbestos, (d) polychlorinated biphenyls, (e) petroleum, its derivatives, by products and other hydrocarbons, (f) toxic mold and (g) any other pollutant, toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Issuer under any Financing Document.

“Indemnitees” has the meaning set forth in Section 9.2.

“Intellectual Property” means, with respect to any Person, all patents, trademarks, service marks, logos and other business identifiers, trade names, trade styles, trade dress, copyrights, proprietary know-how, processes, computer software and all registrations, applications and licenses therefor, used in or necessary for the conduct of business by such Person.

“Inventory” has the meaning given to such term in the UCC.

“Issuer” has the meaning set forth in the Preamble to this Agreement.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.13(c).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

“Litigation” means any claim, investigation, action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.

“Make-Whole Amount” has the meaning set forth in the Notes.

“Mandatory Default Amount” means the sum of (a) the greater of (i) the outstanding principal amount of the Notes, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 100% of the outstanding principal amount of the Notes, plus 100% of accrued and unpaid interest hereon, and (b) all other amounts, costs, expenses and liquidated damages due in respect of the Notes.

“Margin Stock” has the meaning assigned thereto in Regulation U of the Federal Reserve Board.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the business, operations, properties or condition (financial or otherwise) of the Issuer, (b) the rights and remedies of any Purchasers under any Financing Document, or the ability of the Issuer to perform any of their obligations under any Financing Document to which it is a party or (c) the legality, validity or enforceability of any Financing Document.

“Maximum Lawful Rate” has the meaning set forth in Section 2.4(d).

“MFN Amendment” has the meaning set forth in Section 2.5(b).

“Multiemployer Plan” means a multiemployer plan, that is intended to meet the definition set forth in Section 3(37) or 4001(a)(3) of ERISA, to which the Issuer or any member of the Controlled Group may have any liability.

“Note Waivers” shall have the meaning assigned to such term in the Secured SPA.

“Obligations” means all loans (including the Notes), debts, principal, interest (including any interest that accrues after the commencement of any bankruptcy, insolvency or other enforcement proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such proceeding), premiums (including, without limitation, the Make-Whole Amount), obligations (including indemnification obligations), fees, costs, expenses and other charges (including any costs, fees, expenses or other charges that accrue after the commencement of any bankruptcy, insolvency or other enforcement proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such proceeding), guaranties, and all covenants and duties of any other kind and description owing by the Issuer arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Financing Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that the Issuer is required to pay or reimburse by the Financing Documents or by law or otherwise in connection with the Financing Documents. Without limiting the generality of the foregoing, the Obligations of the Issuer under the Financing Documents include the obligation to pay (a) the principal of the Notes, (b) interest accrued on the Notes, (c) costs, fees, Make-Whole Amount, premiums, expenses and other charges payable under this Agreement or any of the other Financing Documents, and (d) indemnities and other amounts payable by the Issuer under any Financing Document. Any reference in this Agreement or in the Financing Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any bankruptcy, insolvency or other enforcement proceeding.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“Ordinary Course of Business” means, in respect of any action or omission taken or not taken by any Person, the ordinary course of such Person’s business, as conducted by such Person in good faith and may include past practice, industry standards or customs, requirements of law or as may otherwise be determined from time to time in good faith by the board of directors (or other governing body) of such Person.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of formation or organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and the documents which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement).

“Other Connection Taxes” has the meaning set forth in the definition of Excluded Taxes.

“Other Taxes” has the meaning set forth in Section 10.1(b).

“Paid in Full” or “Payment in Full” means, with respect to any Obligations, (a) the payment in full in cash of all such Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and (b) the termination of all obligations of the Purchasers to provide any additional credit or extensions or credit.

“Payment Notification” means a written notification substantially in the form of Exhibit B hereto.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA to which the Issuer or any member of the Controlled Group may have a liability.

“Permits” has the meaning set forth in Section 3.1.

“Permitted Contest” means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Purchased Securities” means the Notes.

“RCRA” means the Resource Conservation and Recovery Act of 1976.

“Registration Statement” or “Registration Statements” has the meaning set forth in Section 4.12.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants or conversion in full of all Notes (including Underlying Shares issuable as payment of interest on the Notes), ignoring any conversion or exercise limits set forth therein.

“Required Purchasers” means, at any time, the Purchasers holding more than fifty percent (50%) of the aggregate principal amount of Notes outstanding under this Agreement.

“Reserved Shares” has the meaning set forth in Section 4.12.

“Responsible Officer” means, with respect to the Issuer, any of the President, Chief Executive Officer, Chief Financial Officer, Treasurer or any other officer of the Issuer reasonably acceptable to the Required Purchasers.

“Sale and Leaseback Transaction” shall mean, with respect to the Issuer, any arrangement, directly or indirectly, with any Person whereby the Issuer shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions” has the meaning set forth in Section 3.27.

“Second Closing” shall have the meaning ascribed to such term in the Notes.

“Second Registration Statement” has the meaning set forth in Section 4.12.

“Secured SPA” shall mean that certain Securities Purchase Agreement, dated as of August 14, 2022 (as the same has bee amended, restated, amended and restated, supplemented or otherwise modified from time to time) by and among the Issuer, the financial institutions or other entities from time to time party thereto as purchasers and FF Simplicity Ventures LLC as agent thereunder.

“Securities” means the Notes, the Warrants and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Securitization Transaction” shall mean any financing or factoring or similar transaction (or series of such transactions) entered by the Issuer or any of its Subsidiaries pursuant to which the Issuer or such Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate or any other Person.

“Seventh Closing” shall have the meaning ascribed to such term in the Notes.

“Shareholder Approval” means (a) such approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the shareholders of the Issuer with respect to the transactions contemplated by the Transaction Documents, including without limitation the issuance of all of the Underlying Shares in excess of 19.99% of the issued and outstanding Common Stock on the Closing Date (the “Nasdaq 20% Approval”), and (b) the approval by the holders of the requisite number of shares of the Issuer’s Class A Common Stock to increase the number of authorized and uncommitted shares of Issuer’s Class A Common Stock to authorize the entirety of the excess of the Underlying Shares over the Reserved Shares for issuance (which approval, for the avoidance of doubt, may be implemented by the Issuer through a reverse stock split that increases the number of authorized shares of the Issuer’s Class A common stock) and for purposes of NASDAQ Listing Rule 5635 to the extent needed (the “Authorized Share Increase Approval” and such increase, the “Authorized Share Increase”).

“Sixth Closing” shall have the meaning ascribed to such term in the Notes.

“Specified Purchaser” has the meaning set forth in Section 2.5(b).

“Specified Terms” has the meaning set forth in Section 2.5(b).

“Stated Rate” has the meaning set forth in Section 2.4(d).

“Subsequent Closing Date” shall mean each of the First Closing, the Second Closing, the Third Closing, the Fourth Closing, the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing.

“Subsequent Closing Date Transaction Documents” shall mean each of the documents executed and/or delivered in connection with each Subsequent Closing Date Transactions.

“Subsequent Closing Date Transactions” shall mean the consummation of the transactions contemplated by this Agreement to occur on each Subsequent Closing Date and the payment of fees and expenses in connection therewith.

“Subsidiary” means, with respect to any Person, any other Person of which an aggregate of more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or other applicable governing body) of such other Person is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or a combination thereof, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Capital Stock whether by proxy, agreement, operation of Law or otherwise. Unless the context otherwise requires, each reference to a Subsidiary shall mean a Subsidiary of the Issuer.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Taxes” has the meaning set forth in Section 10.1.

“Third Closing” shall have the meaning ascribed to such term in the Notes.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Transaction Documents” shall mean this Agreement, the Notes, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Issuer, the current transfer agent of the Issuer and any successor transfer agent of the Issuer.

“Underlying Shares” means the Warrant Shares and shares of Common Stock issued and issuable pursuant to the terms of the Notes, including without limitation, shares of Common Stock issued and issuable in lieu of the cash payment of interest on the Notes in accordance with the terms of the Notes, as the case may be, in each case without respect to any limitation or restriction on the conversion of the Notes or the exercise of the Warrants.

“U.S.” or “United States” means the United States of America.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as reasonably and in good faith determined by the Board of directors of the Issuer, provided that if such determination is disputed by the Purchasers of a majority in interest of the Securities then outstanding, such determination shall be made by an independent appraiser selected reasonably and in good faith by the Purchasers of a majority in interest of the Securities then outstanding and the Issuer, the fees and expenses of which shall be split by such Purchasers and the Issuer.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing and each Subsequent Closing Date in accordance with this Agreement, which Warrants shall be exercisable immediately and have a term of exercise equal to 7 years, in the form of Exhibit D attached hereto or such other form as shall be agreed between the Issuer and such Purchaser.

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all of the Capital Stock (other than, in the case of a Foreign Subsidiary, directors’ qualifying shares, to the extent legally required) are directly or indirectly owned and controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person.

Annex B

Commitment Annex

Purchaser	Commitment Amount
Metaverse Horizon Limited	$80,000,000
V W Investment Holding Limited	$20,000,000
TOTAL	$100,000,000

B-1

Exhibit A

Form of Assignment Agreement

This Assignment Agreement (this “Assignment Agreement”) is entered into as of [__________], 20[__] by and between the Assignor named on the signature page hereto (“Assignor”) and the Assignee named on the signature page hereto (“Assignee”). Reference is made to the Securities Purchase Agreement, dated as of May 8, 2023 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Securities Purchase Agreement”) by and among Faraday Future Intelligent Electric Inc., a Delaware corporation (“Issuer”) and the financial institutions or other entities from time to time party thereto (each as a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided for such terms in the Securities Purchase Agreement. Assignor and Assignee hereby agree as follows:

1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, the interests (such interests, the “Purchased Units”) set forth on the schedule attached hereto (the “Schedule”), in and to Assignor’s rights and obligations under the Securities Purchase Agreement as of the effective date set forth on the Schedule (the “Effective Date”). Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein. On the Effective Date, Assignee shall pay to Assignor an amount equal to the aggregate amounts assigned pursuant to the Schedule and Assignor shall pay to Assignee a closing fee in respect of the transactions contemplated hereby in the amount specified on the Schedule.

2. Assignor (i) represents, as of the Effective Date, that it is the legal and beneficial owner of the interests assigned hereunder free and clear of any adverse claim, (ii) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the Securities Purchase Agreement other than with respect to Article 13 of the Securities Purchase Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Securities Purchase Agreement, any other Financing Document or any other instrument or document furnished pursuant thereto, and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer or any other Person or the performance or observance by the Issuer of its Obligations under the Securities Purchase Agreement or any other Financing Document or any other instrument or document furnished pursuant thereto.

3. Assignee (i) confirms that it has received a copy of the Securities Purchase Agreement and the other Financing Documents, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon Assignor or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Securities Purchase Agreement, (iii) agrees that it will perform all obligations which by the terms of the Securities Purchase Agreement are required to be performed by it as a Purchaser, (iv) represents that on the date of this Assignment Agreement it is not presently aware of any facts that would cause it to make a claim under Sections 10.2 or 10.3 of the Securities Purchase Agreement, (v) represents and warrants that Assignee is not a Foreign Purchaser or, if it is a Foreign Purchaser, (A) that it has delivered to Issuer the documentation required to be delivered to the Purchasers by Section 15 below and (B) that if it is claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, (w) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (x) it is not a 10-percent shareholder of the Issuer within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code, (y) it is not a controlled foreign corporation related to the Issuer within the meaning of Section 881(c)(3)(C) of the Code and (z) it is not a conduit entity participating in a conduit financing arrangement (as defined in Section 1.881-3 of the Treasury Regulations), (vi) represents and warrants that it is not a Disqualified Purchaser and that it is (or, upon receipt of the required consents hereto by Issuer will become) an Eligible Assignee and that it is compliant with all its obligations under FATCA such that no taxes are required to be withheld from payments made to it under the Financing Documents as the result of FATCA, and (vii) represents and warrants that it has experience and expertise in the making or the purchasing of loans, and that it has acquired the interests described herein for its own account and without any present intention of selling all or any portion of such interests.

Ex A-1

4. Each of Assignor and Assignee represents and warrants to the other party hereto that it has full power and authority to enter into this Assignment Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Assignment Agreement has been duly authorized, executed and delivered by such party and that this Assignment Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity.

5. Assignor represents and warrants that no form of general solicitation or general advertising was used by Assignor or its representatives in connection with the assignment of the Purchased Units to the Assignee pursuant to this Assignment Agreement. Assuming the accuracy of the Assignee’s representations and warranties contained in Section 6 below, no registration of the Purchased Units pursuant to the provisions of the Securities Act or the state securities or “blue sky” laws will be required for the assignment of the Purchased Units by Assignor to Assignee pursuant to this Assignment Agreement.

6. Assignee hereby makes each representation and warranty contained in Section 13.4 of the Securities Purchase Agreement with respect to the assignment the Purchased Units to Assignee pursuant to this Assignment Agreement.

7. Upon the effectiveness of this Assignment Agreement pursuant to Section 15 below, (i)  Issuer shall register Assignee as a Purchaser, pursuant to the terms of the Securities Purchase Agreement, (ii) Assignee shall be a party to the Securities Purchase Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Purchaser thereunder, (iii) Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Securities Purchase Agreement and (iv) Issuer shall thereafter make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignor, solely to the extent of amounts accrued prior to the Effective Date, and otherwise to Assignee.

8. Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Assignment Agreement.

9. Neither this Assignment Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Assignment Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

10. For the purposes hereof and for purposes of the Securities Purchase Agreement, the notice address of Assignee shall be as set forth on the Schedule. Any notice or other communication herein required or permitted to be given shall be in writing and delivered in accordance with the notice provisions of the Securities Purchase Agreement.

11. In case any provision in or obligation under this Assignment Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations in such jurisdiction, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Ex A-2

12. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

13. This Assignment Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

14. This Assignment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same agreement.

15. This Assignment Agreement shall become effective as of the Effective Date upon the satisfaction of each of the following conditions: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by the Issuer as evidence of its consent hereto to the extent required pursuant to Section 12.6(a) of the Securities Purchase Agreement, (iii) in the event Assignee is a Foreign Purchaser, the receipt by Issuer of United States Internal Revenue Service Forms W-8ECI, W-8BEN (W-8BEN-E, as applicable) or W-8IMY (as applicable), and if applicable a portfolio interest certificate and such other forms, certificates or documents, including those prescribed by the United States Internal Revenue Service, properly completed and executed by Assignee, certifying as to Assignee’s entitlement to exemption from withholding or deduction of Taxes, (iv) if Assignee is not a Foreign Purchaser and not an exempt recipient within the meaning of Treasury Regulation Section 1.6049-4(c), a duly completed and true and accurate Internal Revenue Service Form W-9, and (v) the receipt by the Purchasers of telecopies of the counterparts described above.

[signature page follows]

Ex A-3

The parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first written above.

ASSIGNOR:

[_________________________]

By:
Name:
Title:

ASSIGNEE:

[_________________________]

By:
Name:
Title:

[Consented to:

FARADAY FUTURE INTELLIGENT ELECTRIC INC., as Issuer

By:
Name:
Title:	][1]

[1]	NTD: To be included only if the consent of the Issuer is required pursuant to Section 12.6(a) of the Securities Purchase Agreement.

Ex A-4

Schedule to Assignment Agreement

Assignor:
Assignee:
Effective Date:

Securities Purchase Agreement dated as of May 8, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) by and among Faraday Future Intelligent Electric Inc., a Delaware corporation (“Issuer”) and the financial institutions or other entities from time to time party thereto (each as a “Purchaser”, and collectively, the “Purchasers”).

Interests Assigned:

Commitment/Note/ Unit	Initial Note Amount	Initial Note Commitment	Purchased Units
Amounts Assigned	$______________	$________________	$____________

Assignee

Information:

Address for Notices:	Address for Payments:

Bank:
Attention:	ABA #:
Telephone:	Account #:
Facsimile:	Reference:

Ex A-5

Exhibit B

Form of Payment Notification2

Faraday Future Intelligent Electric Inc.

Date: [___________], 20[__]

Reference is made to the Securities Purchase Agreement, dated as of May 8, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”) by and among Faraday Future Intelligent Electric Inc., a Delaware corporation (“Issuer”) and the financial institutions or other entities from time to time party thereto (each as a “Purchaser” and collectively, the “Purchasers”).

Please be advised that funds in the amount of $[INSERT AMOUNT] will be wire transferred to [INSERT PURCHASER] on [_________], 20[__]. Such funds shall constitute a prepayment of the Notes, with such prepayments to be applied in the manner specified in Section 2.6(c) of the Securities Purchase Agreement.

[signature page follows]

[2]	Please deliver this document to the Purchasers no later than noon Eastern time. Funds must be received no later than noon Eastern time for same day application.

Ex B-1

IN WITNESS WHEREOF, the undersigned officer has executed and delivered this notice as of the date first written above.

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
Name:
Title:

Ex B-2

Exhibit C

Form of Convertible Senior Unsecured Promissory Note

[See attached]

Ex C-1

Form of Unsecured Notes

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE HOLDER HEREOF SHOULD CONTACT THE RESPONSIBLE OFFICER OF THE ISSUER AT THE ISSUER’S PRINCIPAL OFFICE, CURRENTLY 18455 SOUTH FIGUEROA STREET, LOS ANGELES, CALIFORNIA 90248, TO OBTAIN THE INFORMATION RELATED TO THIS NOTE’S ORIGINAL ISSUE DISCOUNT CALCULATIONS. THIS LEGEND IS INTENDED TO SATISFY THE ORIGINAL ISSUE DISCOUNT REPORTING REQUIREMENTS UNDER TREASURY REGULATIONS SECTION 1.1275-3.

Unsecured Convertible Senior Promissory Note

Up to $[__]	New York, New York
[__], 2023

[[__] (“Holder”) hereby agrees to fund the undersigned (the “Issuer”) via wire transfer of immediately available funds (a) $10,000,000 within five (5) Business Days after the satisfaction of the Closing Conditions or such earlier Business Day as designated by the Holder by notice to the Issuer (the “First Closing”), (b) an additional $10,000,000 within fifteen (15) Business Days after the First Closing (the “Second Closing”), (c) $10,000,000 within fifteen (15) Business Days after the Second Closing (the “Third Closing”), (d) an additional $10,000,000 within fifteen (15) Business Days after the satisfaction of the Closing Conditions (the “Fourth Closing”), (e) an additional $10,000,000 within fifteen (15) Business Days after the Fourth Closing (the “Fifth Closing”), (f) an additional $10,000,000 within fifteen (15) Business Days after the Fifth Closing (the “Sixth Closing”), (g) an additional $10,000,000 within fifteen (15) Business Days after the Sixth Closing (the “Seventh Closing”), and (h) $10,000,000 within fifteen (15) Business Days after the Seventh Closing (the “Eighth Closing”, and each of the First Closing, the Second Closing, the Third Closing, the Fourth Closing, the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing, a “Closing”), in each case subject to postponement or cancellation as set forth in the Securities Purchase Agreement dated as of [ ˜ ], 2023 among the Issuer and the purchasers from time to time party thereto (the “Purchase Agreement”); provided that, to the extent that any such Closing does not occur by the date set forth above, the Holder shall have 5 additional Business Days to deliver such funds to the Issuer and cause such Closing to occur. The Closing Conditions shall be required to have been satisfied for each Closing hereunder unless waived for such Closing (and only for such Closing) by the Holder.][[__] (“Holder”) hereby agrees to fund the undersigned (the “Issuer”) via wire transfer of immediately available funds (a) $5,000,000 within five (5) Business Days after the satisfaction of the Closing Conditions or such earlier Business Day as designated by the Holder by notice to the Issuer (the “First Closing”), (b) an additional $5,000,000 within fifteen (15) Business Days after the First Closing (the “Second Closing”), (c) an additional $5,000,000 within fifteen (15) Business Days after the Second Closing (the “Third Closing”), and (d) an additional $5,000,000 within fifteen (15) Business Days after the Third Closing (the “Fourth Closing”, and each of the First Closing, the Second Closing, the Third Closing and the Fourth Closing, a “Closing”), in each case subject to postponement or cancellation as set forth in the Securities Purchase Agreement dated as of [ ˜ ], 2023 among the Issuer and the purchasers from time to time party thereto (the “Purchase Agreement”); provided that, to the extent that any such Closing does not occur by the date set forth above, the Holder shall have 5 additional Business Days to deliver such funds to the Issuer and cause such Closing to occur. The Closing Conditions shall be required to have been satisfied for each Closing hereunder unless waived for such Closing (and only for such Closing) by the Holder.] If and to the extent that the VWAP for the Common Stock is less than $0.10 for the five (5) Trading Days ending on a Closing date, such Closing date shall be delayed until the date that the VWAP for the Common Stock is equal to or greater than $0.10. In consideration of the foregoing, the Issuer hereby promises to pay to the Holder at the office of the Holder at [__], or at such other place as Holder may from time to time designate in writing to the Issuer, in lawful money of the United States of America and in immediately available funds, the principal sum of the amount funded by the Holder at the First Closing, the Second Closing, the Third Closing[,] [and] the Fourth Closing[, the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing] (up to an aggregate of $[__]) subject to a ten percent (10%) original issue discount and the other terms and conditions set forth in this Unsecured Convertible Senior Promissory Note (this “Note”).

Ex C-2

The outstanding principal balance of the portion of the Note evidenced by this Note shall be due and payable on the date that is six (6) years after the [Fourth][Eighth] Closing (the “Maturity Date”), and the outstanding principal amount and accrued but unpaid interest on this Note may be prepaid by the Issuer at any time in cash (subject to the same prepayment premium percentage for the Notes issued under the Purchase Agreement) after providing fifteen (15) days’ prior written notice to the Holder (during which time the Holder may convert this Note subject to the terms and conditions herein in lieu of prepayment, and upon such prepayment this Note shall be terminated).

Section 1. Definitions.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 3(d).

“Buy-In” shall have the meaning set forth in Section 3(c)(v).

“Closing Conditions” means: (a) receipt by the Issuer of (i) an effective Registration Statement with respect to the Underlying Shares for such Closing and each previous Closing in the aggregate and (ii) with respect to any Closing the Underlying Shares of which, together with the Underlying Shares of all previous Closings, exceed the Reserved Shares, Shareholder Approval (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed); and (b) solely with respect to the First Closing, the Issuer’s receipt of bank statements showing source(s) of funding with respect to the Holder’s funding obligations under this Note that are reasonably satisfactory to the Issuer.

“Conversion” shall have the meaning ascribed to such term in Section 3(a).

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Conversion Price” shall have the meaning set forth in Section 3(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Dilutive Issuance” shall have the meaning set forth in Section 4(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 4(b).

“Equity Conditions” means, each of the days during the period in question, (a) the Issuer shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, after receipt of Issuer stockholder approval to increase the Issuer’s authorized and uncommitted shares of Class A common stock (“Common Stock”) to authorize the entirety of the excess of the Underlying Shares over the Reserved Shares (each as defined in the Purchase Agreement) for issuance (which approval, for the avoidance of doubt, may be implemented by the Issuer through a reverse stock split that increases the number of authorized shares of the Issuer’s Class A common stock) and for purposes of NASDAQ Listing Rule 5635 to the extent needed (the “Shareholder Approval”) (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed) and an effective Registration Statement for the applicable shares, (b) the Issuer shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to this Note (and the Issuer believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to this Note (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by counsel to the Issuer, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to this Note are listed or quoted for trading on such Trading Market (and the Issuer believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the next five (5) Trading Days), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to this Note after receipt of the Shareholder Approval (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed) and an effective Registration Statement for the applicable shares, (f) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 3(d) and Section 3(e) herein, (g) there has been no public announcement of a pending or proposed Fundamental Transaction that has not been consummated, (h) the applicable Holder is not in possession of any information provided by the Issuer, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information and (h) there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination.

Ex C-3

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Issuer pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Issuer, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the [Fourth][Eighth] Closing, provided that such securities have not been amended since the date of the [Fourth[Eighth] Closing to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Issuer, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating Issuer or an owner of an asset and shall provide to the Issuer additional benefits in addition to the investment of funds, but shall not include a transaction in which the Issuer is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) any shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock in an aggregate amount not to exceed $50,000,000 (excluding any Notes or the Warrants issued under the Amended and Restated Securities Purchase Agreement entered into by the Issuer on February 3, 2023, as amended from time to time, the “Secured Purchase Agreement”) after the date hereof; provided that, with respect to this clause (d), the issuance, conversion or exercise (as applicable) price per share at the time of issuance of such Common Stock or security (as applicable) is not less than $0.55 per share of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof); and (e) the issuance of the Exchange Notes and Tranche A and B Notes and Warrants under the Secured Purchase Agreement and the shares of Common Stock thereunder.

“Floor Price” means $0.10 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof) (or such lower amount as may be permitted by the principal Trading Market of the Common Stock from time to time).

“Fundamental Transaction” shall have the meaning set forth in Section 4(e).

“Interest Conversion Rate” means the greater of (x) the Floor Price and (y) 90% of the lowest VWAP for the 5 consecutive Trading Days ending on the Trading Day that is immediately prior to the date on which interest is paid in shares of Common Stock.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Issuable Maximum” shall have the meaning set forth in Section 3(e).

“Make-Whole Amount” shall have the meaning set forth in Section 3(c)(i).

“Note Register” shall have the meaning set forth in Section 2(c).

“Notice of Conversion” shall have the meaning set forth in Section 3(a).

“Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during the seven (7) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed the Floor Price (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

Ex C-4

“Registration Statement” means a registration statement covering the resale of the Underlying Shares (as defined in the Purchase Agreement) by each Holder.

“Share Delivery Date” shall have the meaning set forth in Section 3(c)(ii).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Volume Failure” means, with respect to a particular date of determination, the average dollar trading volume (as reported on Bloomberg, LP) of the Common Stock on the principal Trading Market of the Common Stock during the seven (7) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than $500,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Issuer, the fees and expenses of which shall be split by the Issuer and the Purchasers.

Section 2. Interest.

(a)	The Issuer shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note (including any Make-Whole Amount payable upon conversion of this Note) at the rate of 10 % per annum, payable on each Conversion Date and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Issuer’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the “Interest Conversion Shares”) at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) on the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to the Holder, (ii) the Issuer shall have given the Holder notice in accordance with the notice requirements set forth below (other than the Make-Whole Amount which shall require notice from the Issuer within three (3) Trading Days of a Notice of Conversion), and (iii) as to any Interest Share Amount, the effective rate of interest shall be calculated at 15% per annum. Notwithstanding anything to the contrary, during any periods that the Note is outstanding and an Event of Default is occurring, the interest rate shall be 15% per annum if paid in cash only and 18% if paid in cash and stock otherwise as set forth above.

Ex C-5

(b)	Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the sole discretion of the Issuer. Prior to the commencement of any Interest Notice Period, the Issuer shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof (other than with respect to any Make-Whole Payment which election shall be made within three (3) Trading Days of the applicable Conversion Date). During any Interest Notice Period (or after the election is made in connection with a Make-Whole Payment), the Issuer’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Issuer to pay the interest on such Interest Payment Date in cash.

(c)	Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the date of the [Fourth][Eighth] Closing until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 3 herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Issuer actually delivers the Conversion Shares within the time period required by Section 3(c) herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Issuer regarding registration and transfers of this Note (the “Note Register”). Except as otherwise provided herein, if at any time the Issuer pays interest partially in cash and partially in shares of Common Stock to the holders of the Notes, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

(d)	All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Issuer has elected to pay accrued interest in the form of Common Stock but the Issuer is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Issuer, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made.

Ex C-6

Section 3. Conversion.

(a)	Voluntary Conversion. At any time until this Note is no longer outstanding, subject to Section 3(e), this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 3(d) and Section 3(e) hereof) (each a “Conversion”). The Holder shall effect conversions by delivering to the Issuer a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted, the Make-Whole Amount (as defined below) and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Issuer unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Issuer’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Issuer shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Issuer may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(b)	Conversion Price. The conversion price in effect on any Conversion Date shall be $0.8925 subject to adjustment as set forth herein (the “Conversion Price”).

(c)	Mechanics of Conversion.

i.	Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing the outstanding principal amount of this Note to be converted by the Conversion Price. Additionally, on each Conversion Date, the Issuer shall pay to the Holder, in cash, the sum of (A) all accrued interest on this Note to date plus (B) all interest that would otherwise accrue on such principal amount of this Note if such converted principal would be held to six (6) years from the date hereof (the amount in clause (B), (the “Make-Whole Amount”) minus (C) 50% of the original issue discount in respect of such converted portion of this Note; provided, however, at the election of the Issuer, such interest and Make-Whole Amount may be paid in a combination of cash and Common Stock, otherwise pursuant to the terms of Section 2.

ii.	Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Issuer shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the [Fourth][Eighth] Closing to the extent permitted under the Securities Act or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note and (B) a bank check in the amount of accrued and unpaid interest (if the Issuer has elected or is required to pay accrued interest in cash). On or after the earlier of (i) the six-month anniversary of the [Fourth][Eighth] Closing to the extent permitted under the Securities Act or (ii) the Effective Date, the Issuer shall deliver any Conversion Shares required to be delivered by the Issuer under this Section 3 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

Ex C-7

iii.	Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the 3rd Trading Day following the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Issuer at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Issuer shall promptly return to the Holder any original Note delivered to the Issuer and the Holder shall promptly return to the Issuer the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

iv.	Obligation Absolute; Partial Liquidated Damages. The Issuer’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Issuer other than the terms hereof, and irrespective of any other circumstance (other than a violation of law) which might otherwise limit such obligation of the Issuer to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Issuer of any such action the Issuer may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof in accordance with the terms hereof, the Issuer may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of any other agreement or for any other reason (other than a violation of law), unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained. In the absence of such injunction, the Issuer shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Issuer fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 3(c)(ii) by the 3rd Trading Day following the Share Delivery Date, the Issuer shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $5 per Trading Day for each Trading Day after such 3rd Trading Day following the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion.

v.	Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Issuer fails for any reason to deliver to the Holder such Conversion Shares by the 3rd Trading Day following the Share Delivery Date pursuant to Section 3(c)(ii), and if after such 3rd Trading Day following the Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such 3rd Trading Day following the Share Delivery Date (a “Buy-In”), then the Issuer shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Issuer had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Issuer, evidence of the amount of such loss.

Ex C-8

vi.	Reservation of Shares Issuable Upon Conversion. The Issuer covenants that it will at all times after receipt of the Shareholder Approval (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed) keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Sections 3(d) and (e)) upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. The Issuer covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement.

vii.	Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Issuer shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.	Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Issuer shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Issuer shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid. The Issuer shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

Ex C-9

(d)	Holder’s Conversion Limitations. The Issuer shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Issuer subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the reasonable discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Issuer shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Issuer’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Issuer, or (C) a more recent written notice by the Issuer or the Issuer’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Issuer shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Issuer, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The Holder, upon notice to the Issuer, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 3(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Issuer. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The preceding limitations contained in this paragraph shall apply to a successor holder of this Note. Holder shall not vote or control the vote of shares of Common Stock of the Issuer in excess of 9.99% of the number of shares of Common Stock of the Issuer outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note (the “Vote Threshold”); provided, that Issuer acknowledges and agrees that Holder may own in excess of the Vote Threshold; provided, that Holder has irrevocably transferred to a non-affiliated U.S. entity voting rights of all shares of Common Stock of Issuer in excess of such Vote Threshold.

Ex C-10

(e)	Issuance Limitations. Notwithstanding anything herein to the contrary, to the extent needed, if the Issuer has not obtained Shareholder Approval, then the Issuer may not issue, upon conversion of this Note, shares of Common Stock; provided that, for the avoidance of doubt and notwithstanding the foregoing, the Issuer may issue up to [ ˜ ][3] shares of Common Stock upon conversion of this Note prior to obtaining Shareholder Approval, as long as there are sufficient authorized but unissued and uncommitted shares.

(f)	Transfer Restriction. Notwithstanding anything to the contrary in this Note, for thirty (30) days after [the Eighth Closing][the Fourth Closing], the shares of Common Stock underlying the principal amount of this Note funded at each such Closing may not be directly or indirectly transferred, sold or otherwise disposed of without the prior written consent of the Issuer (which written consent shall not be unreasonably withheld). For the avoidance of doubt, nothing in this Section 3(f) shall restrict the ability of the Holder to pledge shares of Common Stock issued upon conversion of this Note.

Section 4. Certain Adjustments.

(a)	Stock Dividends and Stock Splits. If the Issuer, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Issuer upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Issuer, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Issuer) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)	Subsequent Equity Sales. If, at any time while this Note is outstanding, the Issuer or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such issuances, collectively, a “Dilutive Issuance” and such effective price, the “Base Price”)) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Price. Notwithstanding the foregoing, no adjustment will be made under this Section 4(b) in respect of an Exempt Issuance or an adjustment under Section 4(a). The Issuer shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 4(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Issuer provides a Dilutive Issuance Notice pursuant to this Section 4(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the adjusted Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

[3]	To be the Note’s proportionate share of underlying shares that can be issued in compliance with NASDAQ Listing Rule 5635

Ex C-11

(c)	Voluntary Adjustment. Subject to the rules and regulations of the principal Trading Market of the Common Stock, the Issuer may at any time during the term of this Note, with the prior written consent of the Holder, reduce the then current Conversion Price of this Note to any amount and for any period of time deemed appropriate by the board of directors of the Issuer.

(d)	[RESERVED]

(e)	Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Issuer, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Issuer with or into another Person, (ii) the Issuer (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Issuer or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding Common Stock, (iv) the Issuer, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Issuer, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 3(d) or Section 3(e) on the conversion of this Note), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3(d) or Section 3(e) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Issuer shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.

(f)	Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Issuer) issued and outstanding.

Ex C-12

(g)	Notice to the Holder.

i.	Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 4, the Issuer shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.	Notice to Allow Conversion by Holder. If (A) the Issuer shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Issuer shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Issuer shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Issuer shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Issuer(and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Issuer, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Issuer shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Issuer, then, in each case, the Issuer shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least fifteen (15) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert this Note during the 15-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by each Issuer.

Notwithstanding anything to the contrary, at no time shall Holder (a) be given rights that would allow it to control Issuer; (b) have access to any material nonpublic technical information in the possession of Issuer; (c) have the right to appoint any member or observer to the board of directors of Issuer; or (d) be involved, other than through voting of shares, in the Issuer’s substantive decisionmaking regarding (i) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens that the Issuer maintains or collects; (ii) the use, development, acquisition, or release of critical technologies; or (iii) the management, operation, manufacture, or supply of covered investment critical infrastructure, to the extent Issuer at any time owns, operates, provides goods or service, or otherwise becomes involved in covered investment critical infrastructure. The terms in this paragraph are defined as they are defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations at 31 C.F.R Part 800, as they may be amended from time to time.

Ex C-13

The Holder hereby represents and warrants that: (a) it and its direct or indirect equityholders and their respective affiliates are not affiliates or direct or indirect equityholders of, have no direct or indirect economic interest in, and have not directly or indirectly entered into any agreement, arrangement or understanding (except as expressly set forth in the preceding sentence) with, any director, officer, employee, manager, partner or equityholder (or any of their respective immediate family members (as defined in 40 CFR § 170.305) or any affiliate or spouse of any such director, officer, employee, manager, partner, equityholder or immediate family member) of FF Global Partners LLC, FF Global Partners Investment LLC (f/k/a FF Top Holding LLC), or any of their respective affiliates (each, a “Related Person”); and (b) the transactions contemplated by or related to this Note will not directly or indirectly increase any Related Person’s ownership or voting power of the Issuer, and no Related Person will, directly or indirectly, participate in any of the post-closing operations or decisions of or have any other rights or obligations with respect to the Holder or any of its direct or indirect equityholders or any of their respective affiliates. Notwithstanding the foregoing, nothing in this paragraph or otherwise in this Note shall prohibit the Holder from the right to enter into any voting agreement or grant a voting proxy at any time and on any terms, with or to FF Global Partners Investment LLC with respect to any shares of Common Stock held by the Holder.

The Holder hereby agrees that promptly following the satisfaction of the Closing Conditions set forth in clause (a) of the definition thereof with respect to the First Closing, the Holder will provide bank statements showing source(s) of funding with respect to the Holder’s funding obligations under this Note with respect to the First Closing for purposes of satisfying the Closing Conditions set forth in clause (b) of the definition thereof.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Whenever in this Note reference is made to Holder or an Issuer, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon each Issuer and its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns.

In addition to and without limitation of any of the foregoing, (a) the Issuer will use commercially reasonable efforts to file the Registration Statement on or prior to May 31, 2023 and seek effectiveness of such Registration Statement and Shareholder Approval as promptly as reasonably practicable thereafter, (b) the Holder shall have the right, upon not less than ten (10) Business Days’ prior written notice to the Issuer, to invest an additional $50% in the Issuer on terms and conditions substantially identical to this Note, (c) the Holder shall be entitled to receive a Warrant from the Issuer to purchase [_________]4 shares of Common Stock at the First Closing, [__________]5 shares of Common Stock at the Second Closing, [__________]6 shares of Common Stock at the Third Closing[,] [and] [__________]7 shares of Common Stock at the Fourth Closing[, [__________]8 shares of Common Stock at the Fifth Closing, [__________]9 shares of Common Stock at the Sixth Closing, [__________]10 shares of Common Stock at the Seventh Closing and [__________]11 shares of Common Stock at the Eighth Closing] on the form attached as Exhibit A hereto, and (d) the Holder represents and warrants to the Issuer that the Holder (i) has or will have at the applicable Closing immediately available funds sufficient to pay the amounts due and owing under this Note at the First Closing, the Second Closing, the Third Closing[,] [and] the Fourth Closing[ the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing], and (ii) is an “accredited investor” as defined in the Securities Act of 1933, as amended. Holder and its affiliates shall not be permitted to directly or indirectly short or otherwise take a similar action with respect to the Issuer’s common stock, and have not taken any such action prior to the date hereof.

[signature page follows]

[4]	Note to Draft: To reflect 33% warrant coverage.
[5]	Note to Draft: To reflect 33% warrant coverage.
[6]	Note to Draft: To reflect 33% warrant coverage.
[7]	Note to Draft: To reflect 33% warrant coverage.
[8]	Note to Draft: To reflect 33% warrant coverage.
[9]	Note to Draft: To reflect 33% warrant coverage.
[10]	Note to Draft: To reflect 33% warrant coverage.
[11]	Note to Draft: To reflect 33% warrant coverage.

Ex C-14

IN WITNESS WHEREOF, the undersigned have executed this Note the day and year first written above written intending to be legally bound hereby.

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
Name:	Xuefeng Chen
Title:	Chief Executive Officer

[Signature Page to Unsecured Convertible Senior Promissory Note]

Ex C-15

HOLDER:

[●]

By:
Name:
Title:

[Signature Page to Unsecured Convertible Senior Promissory Note]

Ex C-16

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Unsecured Convertible Senior Promissory Note due 2029 of Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”), into shares of common stock (the “Common Stock”), of the Issuer according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Issuer in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Issuer that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no

If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:

Account No:

[Signature Page to Unsecured Convertible Senior Promissory Note]

Ex C-17

EXHIBIT A

FORM OF WARRANT

(see attached)

Ex C-18

Form of Unsecured Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

faraday future intelligent electric inc.

Warrant Shares: [__] Initial Exercise Date: [__], 2023

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [__] or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [__], 20[__]12 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), up to [__] shares of Common Stock (as defined below) (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock; the purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

[12]	Note to Draft: To be seven (7) years after the date of issuance of the applicable Warrant.

Ex C-19

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Stock” means the issuance of (a) shares of Common Stock or options to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the members of the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Warrant Shares issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to mergers, acquisitions, joint ventures or strategic transactions approved by a majority of the disinterested directors of the Company provided that any such issuance pursuant to this clause (c) shall only be to a Person or Persons (or to the equityholders of a Person or Persons) which is, itself or through its subsidiaries, an operating company or an owner of an asset and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) any shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock in an aggregate amount not to exceed $50,000,000 (excluding any Notes or Warrants issued under the Purchase Agreement) after the date of the Purchase Agreement; provided, that with respect to this clause (d), the issuance, conversion or exercise (as applicable) price per share at the time of issuance of such Common Stock or security (as applicable) is not less than $0.55 per share of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof), and (e) the issuance of the Tranche A and B Notes and Warrants under the Purchase Agreement and the shares of Common Stock thereunder.

Ex C-20

“Fundamental Transaction” shall have the meaning ascribed to such term in Section 3(c) hereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, or proceeding.

“Purchase Agreement” means that certain Amended and Restated Securities Purchase Agreement, dated as of February 3, 2023, among the Company, the various financial institutions as are, or may from time to time become, party thereto as issuers and lenders (including without limitation Holder) and FF Simplicity Ventures LLC, as administrative and collateral agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing.

“Transfer Agent” means the transfer agent of the Company, if any, and any successor transfer agent of the Company.

“VWAP” means, for any date following the date the Company, or any Successor Entity to the Company, is listed for trading on a Trading Market, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation) (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation) (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average trading price per share of the Common Stock so reported (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation), or (d) in all other cases, the fair market value of a share of Common Stock as reasonably and in good faith determined by the Board of Directors; provided that if the Holder disagrees with the Board of Directors’ determination pursuant to clause (d) above, the Holder and the Company shall reasonably and in good faith select an independent appraiser, the fees and expenses of which shall be split by the Company and the Holder, to make such determination.

Ex C-21

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date, after receipt of Company stockholder approval to increase the Company’s authorized and uncommitted shares of Class A Common Stock to the extent needed (which approval, for the avoidance of doubt, may be implemented by the Issuer through a reverse stock split that increases the number of authorized shares of the Issuer’s Class A Common Stock) and for purposes of NASDAQ Listing Rule 5635 to the extent needed (the “Shareholder Approval”) (and the filing of an amendment to the certificate of incorporation of the Company to reflect the Shareholder Approval to the extent needed) and subject to Section 2(f) in each case unless otherwise consented to in writing by the Company, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise (except as set forth in the preceding sentence). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any permitted assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.8925, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise, or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If (A-B) is less than zero, then the number of Warrant Shares to be delivered to the Holder shall equal zero. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

Ex C-22

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its permitted assignee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, or otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its permitted assignee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price (other than in case of a cashless exercise) is received within two (2) Trading Days following delivery of the Notice of Exercise. If the Company is then a participant in DWAC and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise and the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the 3rd Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day for each Trading Day after such 3rd Trading Day following the Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to use commercially reasonable efforts to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the 3rd Trading Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

Ex C-23

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the 3rd Trading Day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names of any permitted transferee(s) as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for delivery of the Warrant Shares.

Ex C-24

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities or instruments of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the reasonable discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of a Holder, the Company shall within three (3) Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities or instruments of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a permitted successor holder of this Warrant.

f)   Issuance Restrictions. If the Company has not obtained Shareholder Approval to the extent needed, then the Company may not issue upon exercise of this Warrant any shares of Common Stock.

Ex C-25

g) Call Provision. Subject to the provisions of Section 2(e), Section 2(f) and this Section 2(g), if, after the Effective Date, (i) the VWAP for each of 20 Trading Days out of 30 consecutive Trading Days (the “Measurement Period,” which 30 consecutive Trading Day period shall not have commenced until after the Effective Date) exceeds $15.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date), (ii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, and (iii) the Equity Conditions are then satisfied, then the Company may, within 1 Trading Day of the end of such Measurement Period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $0.01 per Warrant Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all of the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (A) this Warrant then permits the Holder to acquire 100 Warrant Shares, (B) a Call Notice pertains to 75 Warrant Shares, and (C) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (x) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (y) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (z) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(g), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date, and (2) the Registration Statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Holder, or Rule 144 shall be available without time, volume or manner of sale limitations, for the resale of all such Warrant Shares, (3) the Common Stock shall be listed or quoted for trading on the Trading Market, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of all Securities under the Transaction Documents, and (5) the issuance of all Warrant Shares subject to a Call Notice shall not cause a breach of any provision of Section 2(e) or Section 2(f) herein. The Company’s right to call the Warrants under this Section 2(g) shall be exercised ratably among the Holders based on each Holder’s initial purchase of Warrants.

Ex C-26

Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any Common Stock or Common Stock Equivalents (other than Excluded Stock), at an effective price per share less than the Exercise Price then in effect (such issuances collectively, a “Dilutive Issuance” and such price, the “Base Price”)) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of Excluded Stock or any adjustment pursuant to Section 3(a). The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the adjusted Exercise Price regardless of whether the Holder accurately refers to the adjusted Exercise Price in the Notice of Exercise. Notwithstanding anything herein to the contrary, for purposes of this Section 2(b), “effective price per share” shall take into consideration the value of any Common Stock, Common Stock Equivalents, securities transferred to a third-party by other stockholders of the Company including Common Stock or Common Stock Equivalents, cash, rights or any other form of additional consideration (“Secondary Security”) that is issued or paid in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (the "Primary Security", and together with the Secondary Security, each a "Unit"), together comprising one integrated transaction (or series of related transactions if such issuances or sales or deemed issuances or sales of securities of the Company are consummated under the same plan of financing), the “effective price per share” (i.e. Base Price) shall be deemed to be the lowest of (y) if such Primary Security is a Common Stock Equivalent, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security and (z) the purchase price of such Unit less the value of the Secondary Unit (assuming for such purposes the value of any options or warrants are valued at the Black Scholes Value but using the date of the Dilutive Issuance for such purposes rather than the date of the Fundamental Transaction); provided, that if the value determined pursuant to clause (y) above would result in a value less than the par value of the Common Stock, then the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the par value of the Common Stock. If any shares of Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities or Common Stock (including Common Stock transferred from existing third-party stockholder), in which case the amount of consideration received by the Company will be the volume weighted average price of such publicly traded securities on the date of receipt of such publicly traded securities. The fair value of any consideration other than cash or publicly traded securities will be reasonably and in good faith determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder acting reasonable and in good faith. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company and the Holder.

Ex C-27

(c)    Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another unaffiliated Person or group of unaffiliated Persons, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions to another unaffiliated Person or group of unaffiliated Persons, (iii) any direct or indirect, purchase offer, tender offer or exchange offer (by another unaffiliated Person or group of unaffiliated Persons) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property in connection with a transaction involving an unaffiliated Person or group of unaffiliated Persons, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another unaffiliated Person or group of unaffiliated Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

a) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

Ex C-28

b) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Ex C-29

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof unless otherwise consented to in writing by the Company, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Ex C-30

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i). Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c), in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding and after receipt of Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Company reflecting the Shareholder Approval to the extent needed), it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will use commercially reasonable efforts to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Ex C-31

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or intentionally seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares (or Alternative Consideration after a Fundamental Transaction) upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall use commercially reasonable efforts to obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) CFIUS. Notwithstanding anything to the contrary, at no time shall the Holder (a) be given rights that would allow it to control the Company; (b) have access to any material nonpublic technical information in the possession of the Company; (c) have the right to appoint any member or observer to the board of directors of the Company; or (d) be involved, other than through voting of shares, in the Company’s substantive decisionmaking regarding (i) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens that the Company maintains or collects; (ii) the use, development, acquisition, or release of critical technologies; or (iii) the management, operation, manufacture, or supply of covered investment critical infrastructure, to the extent the Company at any time owns, operates, provides goods or service, or otherwise becomes involved in covered investment critical infrastructure. The terms in this paragraph are defined as they are defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations at 31 C.F.R Part 800, as they may be amended from time to time.

f)   Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Ex C-32

g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

h) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

i)   Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above Attention: Legal Department, Mike Beck, email address david.beck@ff.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address of such Holder appearing on the books of the Company, or if no such email address appears on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

j)   Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Ex C-33

k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l)   Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any permitted Holder from time to time of this Warrant and shall be enforceable by such Holder or holder of Warrant Shares.

m)    Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

Section 13.17 (Signature Page Follows)

Ex C-34

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

faraday future intelligent electric inc.

By:
Name:	Xuefeng Chen
Title:	Chief Executive Officer

Signature Page to Warrant

Ex C-35

NOTICE OF EXERCISE

To: faraday future intelligent electric inc.

(1)   The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

☐ lawful money of the United States; or

☐ [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)   Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: __________________________________________________

Name of Authorized Signatory: ____________________________________________________________________

Title of Authorized Signatory: _____________________________________________________________________

Date: ________________________________________________________________________________________

Ex C-36

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________

Dated: , _______

Holder’s Signature: _____________________________

Holder’s Address: ____________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Ex C-37

Exhibit D

Warrant

[See attached]

Ex D-1

Form of Unsecured Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

faraday future intelligent electric inc.

Warrant Shares: [__]	Initial Exercise Date: [__], 2023

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [__] or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [__], 20[__]13 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), up to [__] shares of Common Stock (as defined below) (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock; the purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

[13]	Note to Draft: To be seven (7) years after the date of issuance of the applicable Warrant.

Ex D-2

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Stock” means the issuance of (a) shares of Common Stock or options to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the members of the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Warrant Shares issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to mergers, acquisitions, joint ventures or strategic transactions approved by a majority of the disinterested directors of the Company provided that any such issuance pursuant to this clause (c) shall only be to a Person or Persons (or to the equityholders of a Person or Persons) which is, itself or through its subsidiaries, an operating company or an owner of an asset and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) any shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock in an aggregate amount not to exceed $50,000,000 (excluding any Notes or Warrants issued under the Purchase Agreement) after the date of the Purchase Agreement; provided, that with respect to this clause (d), the issuance, conversion or exercise (as applicable) price per share at the time of issuance of such Common Stock or security (as applicable) is not less than $0.55 per share of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof), and (e) the issuance of the Tranche A and B Notes and Warrants under the Purchase Agreement and the shares of Common Stock thereunder.

“Fundamental Transaction” shall have the meaning ascribed to such term in Section 3(c) hereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

Ex D-3

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, or proceeding.

“Purchase Agreement” means that certain Amended and Restated Securities Purchase Agreement, dated as of February 3, 2023, among the Company, the various financial institutions as are, or may from time to time become, party thereto as issuers and lenders (including without limitation Holder) and FF Simplicity Ventures LLC, as administrative and collateral agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing.

“Transfer Agent” means the transfer agent of the Company, if any, and any successor transfer agent of the Company.

“VWAP” means, for any date following the date the Company, or any Successor Entity to the Company, is listed for trading on a Trading Market, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation) (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation) (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average trading price per share of the Common Stock so reported (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation), or (d) in all other cases, the fair market value of a share of Common Stock as reasonably and in good faith determined by the Board of Directors; provided that if the Holder disagrees with the Board of Directors’ determination pursuant to clause (d) above, the Holder and the Company shall reasonably and in good faith select an independent appraiser, the fees and expenses of which shall be split by the Company and the Holder, to make such determination.

Ex D-4

Section 2. Exercise.

h) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date, after receipt of Company stockholder approval to increase the Company’s authorized and uncommitted shares of Class A Common Stock to the extent needed (which approval, for the avoidance of doubt, may be implemented by the Issuer through a reverse stock split that increases the number of authorized shares of the Issuer’s Class A Common Stock) and for purposes of NASDAQ Listing Rule 5635 to the extent needed (the “Shareholder Approval”) (and the filing of an amendment to the certificate of incorporation of the Company to reflect the Shareholder Approval to the extent needed) and subject to Section 2(f) in each case unless otherwise consented to in writing by the Company, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise (except as set forth in the preceding sentence). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any permitted assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

i) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.8925, subject to adjustment hereunder (the “Exercise Price”).

j) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise, or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

Ex D-5

If (A-B) is less than zero, then the number of Warrant Shares to be delivered to the Holder shall equal zero. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

k)	Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its permitted assignee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, or otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its permitted assignee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price (other than in case of a cashless exercise) is received within two (2) Trading Days following delivery of the Notice of Exercise. If the Company is then a participant in DWAC and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise and the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the 3rd Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day for each Trading Day after such 3rd Trading Day following the Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to use commercially reasonable efforts to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the 3rd Trading Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

Ex D-6

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the 3rd Trading Day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names of any permitted transferee(s) as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for delivery of the Warrant Shares.

Ex D-7

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

l) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities or instruments of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the reasonable discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of a Holder, the Company shall within three (3) Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities or instruments of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a permitted successor holder of this Warrant.

Ex D-8

m) Issuance Restrictions. If the Company has not obtained Shareholder Approval to the extent needed, then the Company may not issue upon exercise of this Warrant any shares of Common Stock.

n) Call Provision. Subject to the provisions of Section 2(e), Section 2(f) and this Section 2(g), if, after the Effective Date, (i) the VWAP for each of 20 Trading Days out of 30 consecutive Trading Days (the “Measurement Period,” which 30 consecutive Trading Day period shall not have commenced until after the Effective Date) exceeds $15.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date), (ii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, and (iii) the Equity Conditions are then satisfied, then the Company may, within 1 Trading Day of the end of such Measurement Period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $0.01 per Warrant Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all of the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (A) this Warrant then permits the Holder to acquire 100 Warrant Shares, (B) a Call Notice pertains to 75 Warrant Shares, and (C) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (x) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (y) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (z) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(g), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date, and (2) the Registration Statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Holder, or Rule 144 shall be available without time, volume or manner of sale limitations, for the resale of all such Warrant Shares, (3) the Common Stock shall be listed or quoted for trading on the Trading Market, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of all Securities under the Transaction Documents, and (5) the issuance of all Warrant Shares subject to a Call Notice shall not cause a breach of any provision of Section 2(e) or Section 2(f) herein. The Company’s right to call the Warrants under this Section 2(g) shall be exercised ratably among the Holders based on each Holder’s initial purchase of Warrants.

Section 3. Certain Adjustments.

(d) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Ex D-9

(e) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any Common Stock or Common Stock Equivalents (other than Excluded Stock), at an effective price per share less than the Exercise Price then in effect (such issuances collectively, a “Dilutive Issuance” and such price, the “Base Price”)) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of Excluded Stock or any adjustment pursuant to Section 3(a). The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the adjusted Exercise Price regardless of whether the Holder accurately refers to the adjusted Exercise Price in the Notice of Exercise. Notwithstanding anything herein to the contrary, for purposes of this Section 2(b), “effective price per share” shall take into consideration the value of any Common Stock, Common Stock Equivalents, securities transferred to a third-party by other stockholders of the Company including Common Stock or Common Stock Equivalents, cash, rights or any other form of additional consideration (“Secondary Security”) that is issued or paid in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (the "Primary Security", and together with the Secondary Security, each a "Unit"), together comprising one integrated transaction (or series of related transactions if such issuances or sales or deemed issuances or sales of securities of the Company are consummated under the same plan of financing), the “effective price per share” (i.e. Base Price) shall be deemed to be the lowest of (y) if such Primary Security is a Common Stock Equivalent, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security and (z) the purchase price of such Unit less the value of the Secondary Unit (assuming for such purposes the value of any options or warrants are valued at the Black Scholes Value but using the date of the Dilutive Issuance for such purposes rather than the date of the Fundamental Transaction); provided, that if the value determined pursuant to clause (y) above would result in a value less than the par value of the Common Stock, then the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the par value of the Common Stock. If any shares of Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities or Common Stock (including Common Stock transferred from existing third-party stockholder), in which case the amount of consideration received by the Company will be the volume weighted average price of such publicly traded securities on the date of receipt of such publicly traded securities. The fair value of any consideration other than cash or publicly traded securities will be reasonably and in good faith determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder acting reasonable and in good faith. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company and the Holder.

Ex D-10

(f) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another unaffiliated Person or group of unaffiliated Persons, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions to another unaffiliated Person or group of unaffiliated Persons, (iii) any direct or indirect, purchase offer, tender offer or exchange offer (by another unaffiliated Person or group of unaffiliated Persons) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property in connection with a transaction involving an unaffiliated Person or group of unaffiliated Persons, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another unaffiliated Person or group of unaffiliated Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

c) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

Ex D-11

d) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

f) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof unless otherwise consented to in writing by the Company, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

Ex D-12

g) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

h) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

i) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

j) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

p) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i). Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c), in no event shall the Company be required to net cash settle an exercise of this Warrant.

q) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

r) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

Ex D-13

s) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding and after receipt of Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Company reflecting the Shareholder Approval to the extent needed), it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will use commercially reasonable efforts to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or intentionally seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares (or Alternative Consideration after a Fundamental Transaction) upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall use commercially reasonable efforts to obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

t) CFIUS. Notwithstanding anything to the contrary, at no time shall the Holder (a) be given rights that would allow it to control the Company; (b) have access to any material nonpublic technical information in the possession of the Company; (c) have the right to appoint any member or observer to the board of directors of the Company; or (d) be involved, other than through voting of shares, in the Company’s substantive decisionmaking regarding (i) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens that the Company maintains or collects; (ii) the use, development, acquisition, or release of critical technologies; or (iii) the management, operation, manufacture, or supply of covered investment critical infrastructure, to the extent the Company at any time owns, operates, provides goods or service, or otherwise becomes involved in covered investment critical infrastructure. The terms in this paragraph are defined as they are defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations at 31 C.F.R Part 800, as they may be amended from time to time.

Ex D-14

u) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

v) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

w) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

x) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above Attention: Legal Department, Mike Beck, email address david.beck@ff.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address of such Holder appearing on the books of the Company, or if no such email address appears on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

y) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Ex D-15

z) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

aa) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any permitted Holder from time to time of this Warrant and shall be enforceable by such Holder or holder of Warrant Shares.

bb) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

cc)  Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

dd)  Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

Section 13.18 (Signature Page Follows)

Ex D-16

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

faraday future intelligent electric inc.

By:
	Name:	Xuefeng Chen
	Title:	Chief Executive Officer

Signature Page to Warrant

Ex D-17

NOTICE OF EXERCISE

To: faraday future intelligent electric inc.

(4) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(5) Payment shall take the form of (check applicable box):

☐ lawful money of the United States; or

☐ [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(6) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ___________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: __________________________________________________

Name of Authorized Signatory: _____________________________________________________________________

Title of Authorized Signatory: _______________________________________________________________________

Date: __________________________________________________________________________________________

Ex D-18

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________

Dated: , _______

Holder’s Signature: _____________________________

Holder’s Address: _____________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Ex D-19

SCHEDULES

[***]

Exhibit 10.4

Form of Unsecured Notes

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE HOLDER HEREOF SHOULD CONTACT THE RESPONSIBLE OFFICER OF THE ISSUER AT THE ISSUER’S PRINCIPAL OFFICE, CURRENTLY 18455 SOUTH FIGUEROA STREET, LOS ANGELES, CALIFORNIA 90248, TO OBTAIN THE INFORMATION RELATED TO THIS NOTE’S ORIGINAL ISSUE DISCOUNT CALCULATIONS. THIS LEGEND IS INTENDED TO SATISFY THE ORIGINAL ISSUE DISCOUNT REPORTING REQUIREMENTS UNDER TREASURY REGULATIONS SECTION 1.1275-3.

Unsecured Convertible Senior Promissory Note

Up to $[__]	New York, New York

[__], 2023

[[__] (“Holder”) hereby agrees to fund the undersigned (the “Issuer”) via wire transfer of immediately available funds (a) $10,000,000 within five (5) Business Days after the satisfaction of the Closing Conditions or such earlier Business Day as designated by the Holder by notice to the Issuer (the “First Closing”), (b) an additional $10,000,000 within fifteen (15) Business Days after the First Closing (the “Second Closing”), (c) $10,000,000 within fifteen (15) Business Days after the Second Closing (the “Third Closing”), (d) an additional $10,000,000 within fifteen (15) Business Days after the satisfaction of the Closing Conditions (the “Fourth Closing”), (e) an additional $10,000,000 within fifteen (15) Business Days after the Fourth Closing (the “Fifth Closing”), (f) an additional $10,000,000 within fifteen (15) Business Days after the Fifth Closing (the “Sixth Closing”), (g) an additional $10,000,000 within fifteen (15) Business Days after the Sixth Closing (the “Seventh Closing”), and (h) $10,000,000 within fifteen (15) Business Days after the Seventh Closing (the “Eighth Closing”, and each of the First Closing, the Second Closing, the Third Closing, the Fourth Closing, the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing, a “Closing”), in each case subject to postponement or cancellation as set forth in the Securities Purchase Agreement dated as of [ ● ], 2023 among the Issuer and the purchasers from time to time party thereto (the “Purchase Agreement”); provided that, to the extent that any such Closing does not occur by the date set forth above, the Holder shall have 5 additional Business Days to deliver such funds to the Issuer and cause such Closing to occur. The Closing Conditions shall be required to have been satisfied for each Closing hereunder unless waived for such Closing (and only for such Closing) by the Holder.][[__] (“Holder”) hereby agrees to fund the undersigned (the “Issuer”) via wire transfer of immediately available funds (a) $5,000,000 within five (5) Business Days after the satisfaction of the Closing Conditions or such earlier Business Day as designated by the Holder by notice to the Issuer (the “First Closing”), (b) an additional $5,000,000 within fifteen (15) Business Days after the First Closing (the “Second Closing”), (c) an additional $5,000,000 within fifteen (15) Business Days after the Second Closing (the “Third Closing”), and (d) an additional $5,000,000 within fifteen (15) Business Days after the Third Closing (the “Fourth Closing”, and each of the First Closing, the Second Closing, the Third Closing and the Fourth Closing, a “Closing”), in each case subject to postponement or cancellation as set forth in the Securities Purchase Agreement dated as of [ ● ], 2023 among the Issuer and the purchasers from time to time party thereto (the “Purchase Agreement”); provided that, to the extent that any such Closing does not occur by the date set forth above, the Holder shall have 5 additional Business Days to deliver such funds to the Issuer and cause such Closing to occur. The Closing Conditions shall be required to have been satisfied for each Closing hereunder unless waived for such Closing (and only for such Closing) by the Holder.] If and to the extent that the VWAP for the Common Stock is less than $0.10 for the five (5) Trading Days ending on a Closing date, such Closing date shall be delayed until the date that the VWAP for the Common Stock is equal to or greater than $0.10. In consideration of the foregoing, the Issuer hereby promises to pay to the Holder at the office of the Holder at [__], or at such other place as Holder may from time to time designate in writing to the Issuer, in lawful money of the United States of America and in immediately available funds, the principal sum of the amount funded by the Holder at the First Closing, the Second Closing, the Third Closing[,] [and] the Fourth Closing[, the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing] (up to an aggregate of $[__]) subject to a ten percent (10%) original issue discount and the other terms and conditions set forth in this Unsecured Convertible Senior Promissory Note (this “Note”).

The outstanding principal balance of the portion of the Note evidenced by this Note shall be due and payable on the date that is six (6) years after the [Fourth][Eighth] Closing (the “Maturity Date”), and the outstanding principal amount and accrued but unpaid interest on this Note may be prepaid by the Issuer at any time in cash (subject to the same prepayment premium percentage for the Notes issued under the Purchase Agreement) after providing fifteen (15) days’ prior written notice to the Holder (during which time the Holder may convert this Note subject to the terms and conditions herein in lieu of prepayment, and upon such prepayment this Note shall be terminated).

Section 1. Definitions.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 3(d).

“Buy-In” shall have the meaning set forth in Section 3(c)(v).

“Closing Conditions” means: (a) receipt by the Issuer of (i) an effective Registration Statement with respect to the Underlying Shares for such Closing and each previous Closing in the aggregate and (ii) with respect to any Closing the Underlying Shares of which, together with the Underlying Shares of all previous Closings, exceed the Reserved Shares, Shareholder Approval (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed); and (b) solely with respect to the First Closing, the Issuer’s receipt of bank statements showing source(s) of funding with respect to the Holder’s funding obligations under this Note that are reasonably satisfactory to the Issuer.

“Conversion” shall have the meaning ascribed to such term in Section 3(a).

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Conversion Price” shall have the meaning set forth in Section 3(b).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Dilutive Issuance” shall have the meaning set forth in Section 4(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 4(b).

“Equity Conditions” means, each of the days during the period in question, (a) the Issuer shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, after receipt of Issuer stockholder approval to increase the Issuer’s authorized and uncommitted shares of Class A common stock (“Common Stock”) to authorize the entirety of the excess of the Underlying Shares over the Reserved Shares (each as defined in the Purchase Agreement) for issuance (which approval, for the avoidance of doubt, may be implemented by the Issuer through a reverse stock split that increases the number of authorized shares of the Issuer’s Class A common stock) and for purposes of NASDAQ Listing Rule 5635 to the extent needed (the “Shareholder Approval”) (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed) and an effective Registration Statement for the applicable shares, (b) the Issuer shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable pursuant to this Note (and the Issuer believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to this Note (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by counsel to the Issuer, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to this Note are listed or quoted for trading on such Trading Market (and the Issuer believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the next five (5) Trading Days), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to this Note after receipt of the Shareholder Approval (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed) and an effective Registration Statement for the applicable shares, (f) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 3(d) and Section 3(e) herein, (g) there has been no public announcement of a pending or proposed Fundamental Transaction that has not been consummated, (h) the applicable Holder is not in possession of any information provided by the Issuer, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information and (h) there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination.

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“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Issuer pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Issuer, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of the [Fourth][Eighth] Closing, provided that such securities have not been amended since the date of the [Fourth[Eighth] Closing to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Issuer, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating Issuer or an owner of an asset and shall provide to the Issuer additional benefits in addition to the investment of funds, but shall not include a transaction in which the Issuer is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (d) any shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock in an aggregate amount not to exceed $50,000,000 (excluding any Notes or the Warrants issued under the Amended and Restated Securities Purchase Agreement entered into by the Issuer on February 3, 2023, as amended from time to time, the “Secured Purchase Agreement”) after the date hereof; provided that, with respect to this clause (d), the issuance, conversion or exercise (as applicable) price per share at the time of issuance of such Common Stock or security (as applicable) is not less than $0.55 per share of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof); and (e) the issuance of the Exchange Notes and Tranche A and B Notes and Warrants under the Secured Purchase Agreement and the shares of Common Stock thereunder.

“Floor Price” means $0.10 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof) (or such lower amount as may be permitted by the principal Trading Market of the Common Stock from time to time).

“Fundamental Transaction” shall have the meaning set forth in Section 4(e).

“Interest Conversion Rate” means the greater of (x) the Floor Price and (y) 90% of the lowest VWAP for the 5 consecutive Trading Days ending on the Trading Day that is immediately prior to the date on which interest is paid in shares of Common Stock.

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Issuable Maximum” shall have the meaning set forth in Section 3(e).

“Make-Whole Amount” shall have the meaning set forth in Section 3(c)(i).

“Note Register” shall have the meaning set forth in Section 2(c).

“Notice of Conversion” shall have the meaning set forth in Section 3(a).

“Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during the seven (7) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed the Floor Price (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

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“Registration Statement” means a registration statement covering the resale of the Underlying Shares (as defined in the Purchase Agreement) by each Holder.

“Share Delivery Date” shall have the meaning set forth in Section 3(c)(ii).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Volume Failure” means, with respect to a particular date of determination, the average dollar trading volume (as reported on Bloomberg, LP) of the Common Stock on the principal Trading Market of the Common Stock during the seven (7) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than $500,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Issuer, the fees and expenses of which shall be split by the Issuer and the Purchasers.

Section 2. Interest.

(a) The Issuer shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note (including any Make-Whole Amount payable upon conversion of this Note) at the rate of 10 % per annum, payable on each Conversion Date and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Issuer’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock (the “Interest Conversion Shares”) at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) on the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of Common Stock are actually issued to the Holder, (ii) the Issuer shall have given the Holder notice in accordance with the notice requirements set forth below (other than the Make-Whole Amount which shall require notice from the Issuer within three (3) Trading Days of a Notice of Conversion), and (iii) as to any Interest Share Amount, the effective rate of interest shall be calculated at 15% per annum. Notwithstanding anything to the contrary, during any periods that the Note is outstanding and an Event of Default is occurring, the interest rate shall be 15% per annum if paid in cash only and 18% if paid in cash and stock otherwise as set forth above.

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(b) Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the sole discretion of the Issuer. Prior to the commencement of any Interest Notice Period, the Issuer shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof (other than with respect to any Make-Whole Payment which election shall be made within three (3) Trading Days of the applicable Conversion Date). During any Interest Notice Period (or after the election is made in connection with a Make-Whole Payment), the Issuer’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Holder shall be deemed an election by the Issuer to pay the interest on such Interest Payment Date in cash.

(c) Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the date of the [Fourth][Eighth] Closing until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in shares of Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 3 herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Issuer actually delivers the Conversion Shares within the time period required by Section 3(c) herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Issuer regarding registration and transfers of this Note (the “Note Register”). Except as otherwise provided herein, if at any time the Issuer pays interest partially in cash and partially in shares of Common Stock to the holders of the Notes, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

(d) All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Issuer has elected to pay accrued interest in the form of Common Stock but the Issuer is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Issuer, in lieu of delivering either shares of Common Stock pursuant to this Section 2 or paying the interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of shares of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the highest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made.

Section 3. Conversion.

(a) Voluntary Conversion. At any time until this Note is no longer outstanding, subject to Section 3(e), this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 3(d) and Section 3(e) hereof) (each a “Conversion”). The Holder shall effect conversions by delivering to the Issuer a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted, the Make-Whole Amount (as defined below) and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Issuer unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Issuer’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Issuer shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Issuer may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

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(b) Conversion Price. The conversion price in effect on any Conversion Date shall be $0.8925 subject to adjustment as set forth herein (the “Conversion Price”).

(c) Mechanics of Conversion.

i.	Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing the outstanding principal amount of this Note to be converted by the Conversion Price. Additionally, on each Conversion Date, the Issuer shall pay to the Holder, in cash, the sum of (A) all accrued interest on this Note to date plus (B) all interest that would otherwise accrue on such principal amount of this Note if such converted principal would be held to six (6) years from the date hereof (the amount in clause (B), (the “Make-Whole Amount”) minus (C) 50% of the original issue discount in respect of such converted portion of this Note; provided, however, at the election of the Issuer, such interest and Make-Whole Amount may be paid in a combination of cash and Common Stock, otherwise pursuant to the terms of Section 2.

ii.	Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Issuer shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares which, on or after the earlier of (i) the six month anniversary of the [Fourth][Eighth] Closing to the extent permitted under the Securities Act or (ii) the Effective Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement) representing the number of Conversion Shares being acquired upon the conversion of this Note and (B) a bank check in the amount of accrued and unpaid interest (if the Issuer has elected or is required to pay accrued interest in cash). On or after the earlier of (i) the six-month anniversary of the [Fourth][Eighth] Closing to the extent permitted under the Securities Act or (ii) the Effective Date, the Issuer shall deliver any Conversion Shares required to be delivered by the Issuer under this Section 3 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii.	Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the 3rd Trading Day following the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Issuer at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Issuer shall promptly return to the Holder any original Note delivered to the Issuer and the Holder shall promptly return to the Issuer the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

iv.	Obligation Absolute; Partial Liquidated Damages. The Issuer’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Issuer other than the terms hereof, and irrespective of any other circumstance (other than a violation of law) which might otherwise limit such obligation of the Issuer to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Issuer of any such action the Issuer may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof in accordance with the terms hereof, the Issuer may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of any other agreement or for any other reason (other than a violation of law), unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained. In the absence of such injunction, the Issuer shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Issuer fails for any reason to deliver to the Holder such Conversion Shares pursuant to Section 3(c)(ii) by the 3rd Trading Day following the Share Delivery Date, the Issuer shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $5 per Trading Day for each Trading Day after such 3rd Trading Day following the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion.

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v.	Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Issuer fails for any reason to deliver to the Holder such Conversion Shares by the 3rd Trading Day following the Share Delivery Date pursuant to Section 3(c)(ii), and if after such 3rd Trading Day following the Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such 3rd Trading Day following the Share Delivery Date (a “Buy-In”), then the Issuer shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Issuer had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Issuer, evidence of the amount of such loss.

vi.	Reservation of Shares Issuable Upon Conversion. The Issuer covenants that it will at all times after receipt of the Shareholder Approval (and the filing of an amendment to the Issuer’s certificate of incorporation to reflect the Shareholder Approval to the extent needed) keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Sections 3(d) and (e)) upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. The Issuer covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement.

vii.	Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Issuer shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

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viii.	Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Issuer shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Issuer shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid. The Issuer shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(d) Holder’s Conversion Limitations. The Issuer shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Issuer subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the reasonable discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Issuer shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Issuer’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Issuer, or (C) a more recent written notice by the Issuer or the Issuer’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Issuer shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Issuer, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The Holder, upon notice to the Issuer, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 3(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Issuer. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The preceding limitations contained in this paragraph shall apply to a successor holder of this Note. Holder shall not vote or control the vote of shares of Common Stock of the Issuer in excess of 9.99% of the number of shares of Common Stock of the Issuer outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note (the “Vote Threshold”); provided, that Issuer acknowledges and agrees that Holder may own in excess of the Vote Threshold; provided, that Holder has irrevocably transferred to a non-affiliated U.S. entity voting rights of all shares of Common Stock of Issuer in excess of such Vote Threshold.

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(e)	Issuance Limitations. Notwithstanding anything herein to the contrary, to the extent needed, if the Issuer has not obtained Shareholder Approval, then the Issuer may not issue, upon conversion of this Note, shares of Common Stock; provided that, for the avoidance of doubt and notwithstanding the foregoing, the Issuer may issue up to [ ● ][1] shares of Common Stock upon conversion of this Note prior to obtaining Shareholder Approval, as long as there are sufficient authorized but unissued and uncommitted shares.

(f) Transfer Restriction. Notwithstanding anything to the contrary in this Note, for thirty (30) days after [the Eighth Closing][the Fourth Closing], the shares of Common Stock underlying the principal amount of this Note funded at each such Closing may not be directly or indirectly transferred, sold or otherwise disposed of without the prior written consent of the Issuer (which written consent shall not be unreasonably withheld). For the avoidance of doubt, nothing in this Section 3(f) shall restrict the ability of the Holder to pledge shares of Common Stock issued upon conversion of this Note.

Section 4. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Issuer, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Issuer upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Issuer, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Issuer) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. If, at any time while this Note is outstanding, the Issuer or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such issuances, collectively, a “Dilutive Issuance” and such effective price, the “Base Price”)) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Price. Notwithstanding the foregoing, no adjustment will be made under this Section 4(b) in respect of an Exempt Issuance or an adjustment under Section 4(a). The Issuer shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 4(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Issuer provides a Dilutive Issuance Notice pursuant to this Section 4(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the adjusted Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

[1]	To be the Note’s proportionate share of underlying shares that can be issued in compliance with NASDAQ Listing Rule 5635

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(c) Voluntary Adjustment. Subject to the rules and regulations of the principal Trading Market of the Common Stock, the Issuer may at any time during the term of this Note, with the prior written consent of the Holder, reduce the then current Conversion Price of this Note to any amount and for any period of time deemed appropriate by the board of directors of the Issuer.

(d) [RESERVED]

(e) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Issuer, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Issuer with or into another Person, (ii) the Issuer (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Issuer or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding Common Stock, (iv) the Issuer, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Issuer, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 3(d) or Section 3(e) on the conversion of this Note), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3(d) or Section 3(e) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Issuer shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.

(f) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Issuer) issued and outstanding.

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(g) Notice to the Holder.

i.	Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 4, the Issuer shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.	Notice to Allow Conversion by Holder. If (A) the Issuer shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Issuer shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Issuer shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Issuer shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Issuer(and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Issuer, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Issuer shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Issuer, then, in each case, the Issuer shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least fifteen (15) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert this Note during the 15-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by each Issuer.

Notwithstanding anything to the contrary, at no time shall Holder (a) be given rights that would allow it to control Issuer; (b) have access to any material nonpublic technical information in the possession of Issuer; (c) have the right to appoint any member or observer to the board of directors of Issuer; or (d) be involved, other than through voting of shares, in the Issuer’s substantive decisionmaking regarding (i) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens that the Issuer maintains or collects; (ii) the use, development, acquisition, or release of critical technologies; or (iii) the management, operation, manufacture, or supply of covered investment critical infrastructure, to the extent Issuer at any time owns, operates, provides goods or service, or otherwise becomes involved in covered investment critical infrastructure. The terms in this paragraph are defined as they are defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations at 31 C.F.R Part 800, as they may be amended from time to time.

The Holder hereby represents and warrants that: (a) it and its direct or indirect equityholders and their respective affiliates are not affiliates or direct or indirect equityholders of, have no direct or indirect economic interest in, and have not directly or indirectly entered into any agreement, arrangement or understanding (except as expressly set forth in the preceding sentence) with, any director, officer, employee, manager, partner or equityholder (or any of their respective immediate family members (as defined in 40 CFR § 170.305) or any affiliate or spouse of any such director, officer, employee, manager, partner, equityholder or immediate family member) of FF Global Partners LLC, FF Global Partners Investment LLC (f/k/a FF Top Holding LLC), or any of their respective affiliates (each, a “Related Person”); and (b) the transactions contemplated by or related to this Note will not directly or indirectly increase any Related Person’s ownership or voting power of the Issuer, and no Related Person will, directly or indirectly, participate in any of the post-closing operations or decisions of or have any other rights or obligations with respect to the Holder or any of its direct or indirect equityholders or any of their respective affiliates. Notwithstanding the foregoing, nothing in this paragraph or otherwise in this Note shall prohibit the Holder from the right to enter into any voting agreement or grant a voting proxy at any time and on any terms, with or to FF Global Partners Investment LLC with respect to any shares of Common Stock held by the Holder.

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The Holder hereby agrees that promptly following the satisfaction of the Closing Conditions set forth in clause (a) of the definition thereof with respect to the First Closing, the Holder will provide bank statements showing source(s) of funding with respect to the Holder’s funding obligations under this Note with respect to the First Closing for purposes of satisfying the Closing Conditions set forth in clause (b) of the definition thereof.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Whenever in this Note reference is made to Holder or an Issuer, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon each Issuer and its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns.

In addition to and without limitation of any of the foregoing, (a) the Issuer will use commercially reasonable efforts to file the Registration Statement on or prior to May 31, 2023 and seek effectiveness of such Registration Statement and Shareholder Approval as promptly as reasonably practicable thereafter, (b) the Holder shall have the right, upon not less than ten (10) Business Days’ prior written notice to the Issuer, to invest an additional $50% in the Issuer on terms and conditions substantially identical to this Note, (c) the Holder shall be entitled to receive a Warrant from the Issuer to purchase [_________]2 shares of Common Stock at the First Closing, [__________]3 shares of Common Stock at the Second Closing, [__________]4 shares of Common Stock at the Third Closing[,] [and] [__________]5 shares of Common Stock at the Fourth Closing[, [__________]6 shares of Common Stock at the Fifth Closing, [__________]7 shares of Common Stock at the Sixth Closing, [__________]8 shares of Common Stock at the Seventh Closing and [__________]9 shares of Common Stock at the Eighth Closing] on the form attached as Exhibit A hereto, and (d) the Holder represents and warrants to the Issuer that the Holder (i) has or will have at the applicable Closing immediately available funds sufficient to pay the amounts due and owing under this Note at the First Closing, the Second Closing, the Third Closing[,] [and] the Fourth Closing[ the Fifth Closing, the Sixth Closing, the Seventh Closing and the Eighth Closing], and (ii) is an “accredited investor” as defined in the Securities Act of 1933, as amended. Holder and its affiliates shall not be permitted to directly or indirectly short or otherwise take a similar action with respect to the Issuer’s common stock, and have not taken any such action prior to the date hereof.

[signature page follows]

[2]	Note to Draft: To reflect 33% warrant coverage.
[3]	Note to Draft: To reflect 33% warrant coverage.
[4]	Note to Draft: To reflect 33% warrant coverage.
[5]	Note to Draft: To reflect 33% warrant coverage.
[6]	Note to Draft: To reflect 33% warrant coverage.
[7]	Note to Draft: To reflect 33% warrant coverage.
[8]	Note to Draft: To reflect 33% warrant coverage.
[9]	Note to Draft: To reflect 33% warrant coverage.

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IN WITNESS WHEREOF, the undersigned have executed this Note the day and year first written above written intending to be legally bound hereby.

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
Name:	Xuefeng Chen
Title:	Chief Executive Officer

[Signature Page to Unsecured Convertible Senior Promissory Note]

HOLDER:

[●]

By:
Name:
Title:

[Signature Page to Unsecured Convertible Senior Promissory Note]

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Unsecured Convertible Senior Promissory Note due 2029 of Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”), into shares of common stock (the “Common Stock”), of the Issuer according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Issuer in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Issuer that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no

If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:

Account No:

EXHIBIT A

FORM OF WARRANT

(see attached)

Form of Unsecured Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

faraday future intelligent electric inc.

Warrant Shares: [__] Initial Exercise Date: [__], 2023

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [__] or its permitted assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on [__], 20[__]10 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), up to [__] shares of Common Stock (as defined below) (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock; the purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day.

[10]	Note to Draft: To be seven (7) years after the date of issuance of the applicable Warrant.

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“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Stock” means the issuance of (a) shares of Common Stock or options to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the members of the Board of Directors of the Company or a majority of the members of a committee of directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any Warrant Shares issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to mergers, acquisitions, joint ventures or strategic transactions approved by a majority of the disinterested directors of the Company provided that any such issuance pursuant to this clause (c) shall only be to a Person or Persons (or to the equityholders of a Person or Persons) which is, itself or through its subsidiaries, an operating company or an owner of an asset and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) any shares of Common Stock or securities exercisable or exchangeable for or convertible into shares of Common Stock in an aggregate amount not to exceed $50,000,000 (excluding any Notes or Warrants issued under the Purchase Agreement) after the date of the Purchase Agreement; provided, that with respect to this clause (d), the issuance, conversion or exercise (as applicable) price per share at the time of issuance of such Common Stock or security (as applicable) is not less than $0.55 per share of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof), and (e) the issuance of the Tranche A and B Notes and Warrants under the Purchase Agreement and the shares of Common Stock thereunder.

“Fundamental Transaction” shall have the meaning ascribed to such term in Section 3(c) hereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, or proceeding.

“Purchase Agreement” means that certain Amended and Restated Securities Purchase Agreement, dated as of February 3, 2023, among the Company, the various financial institutions as are, or may from time to time become, party thereto as issuers and lenders (including without limitation Holder) and FF Simplicity Ventures LLC, as administrative and collateral agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing.

“Transfer Agent” means the transfer agent of the Company, if any, and any successor transfer agent of the Company.

“VWAP” means, for any date following the date the Company, or any Successor Entity to the Company, is listed for trading on a Trading Market, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation) (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation) (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average trading price per share of the Common Stock so reported (or, with respect to Section 3(c), the twenty (20) Trading Days prior to such calculation), or (d) in all other cases, the fair market value of a share of Common Stock as reasonably and in good faith determined by the Board of Directors; provided that if the Holder disagrees with the Board of Directors’ determination pursuant to clause (d) above, the Holder and the Company shall reasonably and in good faith select an independent appraiser, the fees and expenses of which shall be split by the Company and the Holder, to make such determination.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date, after receipt of Company stockholder approval to increase the Company’s authorized and uncommitted shares of Class A Common Stock to the extent needed (which approval, for the avoidance of doubt, may be implemented by the Issuer through a reverse stock split that increases the number of authorized shares of the Issuer’s Class A Common Stock) and for purposes of NASDAQ Listing Rule 5635 to the extent needed (the “Shareholder Approval”) (and the filing of an amendment to the certificate of incorporation of the Company to reflect the Shareholder Approval to the extent needed) and subject to Section 2(f) in each case unless otherwise consented to in writing by the Company, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within two (2) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise (except as set forth in the preceding sentence). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Holder and any permitted assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.8925, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise, or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If (A-B) is less than zero, then the number of Warrant Shares to be delivered to the Holder shall equal zero. If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

d)	Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its permitted assignee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, or otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its permitted assignee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price (other than in case of a cashless exercise) is received within two (2) Trading Days following delivery of the Notice of Exercise. If the Company is then a participant in DWAC and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise and the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the 3rd Trading Day following the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5 per Trading Day for each Trading Day after such 3rd Trading Day following the Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to use commercially reasonable efforts to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

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ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the 3rd Trading Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the 3rd Trading Day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names of any permitted transferee(s) as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for delivery of the Warrant Shares.

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vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities or instruments of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the reasonable discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of a Holder, the Company shall within three (3) Trading Days confirm in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities or instruments of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a permitted successor holder of this Warrant.

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f) Issuance Restrictions. If the Company has not obtained Shareholder Approval to the extent needed, then the Company may not issue upon exercise of this Warrant any shares of Common Stock.

g) Call Provision. Subject to the provisions of Section 2(e), Section 2(f) and this Section 2(g), if, after the Effective Date, (i) the VWAP for each of 20 Trading Days out of 30 consecutive Trading Days (the “Measurement Period,” which 30 consecutive Trading Day period shall not have commenced until after the Effective Date) exceeds $15.00 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date), (ii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, and (iii) the Equity Conditions are then satisfied, then the Company may, within 1 Trading Day of the end of such Measurement Period, call for cancellation of all or any portion of this Warrant for which a Notice of Exercise has not yet been delivered (such right, a “Call”) for consideration equal to $0.01 per Warrant Share. To exercise this right, the Company must deliver to the Holder an irrevocable written notice (a “Call Notice”), indicating therein the portion of unexercised portion of this Warrant to which such notice applies. If the conditions set forth below for such Call are satisfied from the period from the date of the Call Notice through and including the Call Date (as defined below), then any portion of this Warrant subject to such Call Notice for which a Notice of Exercise shall not have been received by the Call Date will be cancelled at 6:30 p.m. (New York City time) on the tenth Trading Day after the date the Call Notice is received by the Holder (such date and time, the “Call Date”). Any unexercised portion of this Warrant to which the Call Notice does not pertain will be unaffected by such Call Notice. In furtherance thereof, the Company covenants and agrees that it will honor all Notices of Exercise with respect to Warrant Shares subject to a Call Notice that are tendered through 6:30 p.m. (New York City time) on the Call Date. The parties agree that any Notice of Exercise delivered following a Call Notice which calls less than all of the Warrants shall first reduce to zero the number of Warrant Shares subject to such Call Notice prior to reducing the remaining Warrant Shares available for purchase under this Warrant. For example, if (A) this Warrant then permits the Holder to acquire 100 Warrant Shares, (B) a Call Notice pertains to 75 Warrant Shares, and (C) prior to 6:30 p.m. (New York City time) on the Call Date the Holder tenders a Notice of Exercise in respect of 50 Warrant Shares, then (x) on the Call Date the right under this Warrant to acquire 25 Warrant Shares will be automatically cancelled, (y) the Company, in the time and manner required under this Warrant, will have issued and delivered to the Holder 50 Warrant Shares in respect of the exercises following receipt of the Call Notice, and (z) the Holder may, until the Termination Date, exercise this Warrant for 25 Warrant Shares (subject to adjustment as herein provided and subject to subsequent Call Notices). Subject again to the provisions of this Section 2(g), the Company may deliver subsequent Call Notices for any portion of this Warrant for which the Holder shall not have delivered a Notice of Exercise. Notwithstanding anything to the contrary set forth in this Warrant, the Company may not deliver a Call Notice or require the cancellation of this Warrant (and any such Call Notice shall be void), unless, from the beginning of the Measurement Period through the Call Date, (1) the Company shall have honored in accordance with the terms of this Warrant all Notices of Exercise delivered by 6:30 p.m. (New York City time) on the Call Date, and (2) the Registration Statement shall be effective as to all Warrant Shares and the prospectus thereunder available for use by the Holder, or Rule 144 shall be available without time, volume or manner of sale limitations, for the resale of all such Warrant Shares, (3) the Common Stock shall be listed or quoted for trading on the Trading Market, and (4) there is a sufficient number of authorized shares of Common Stock for issuance of all Securities under the Transaction Documents, and (5) the issuance of all Warrant Shares subject to a Call Notice shall not cause a breach of any provision of Section 2(e) or Section 2(f) herein. The Company’s right to call the Warrants under this Section 2(g) shall be exercised ratably among the Holders based on each Holder’s initial purchase of Warrants.

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Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse share split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any Common Stock or Common Stock Equivalents (other than Excluded Stock), at an effective price per share less than the Exercise Price then in effect (such issuances collectively, a “Dilutive Issuance” and such price, the “Base Price”)) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of Excluded Stock or any adjustment pursuant to Section 3(a). The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the adjusted Exercise Price regardless of whether the Holder accurately refers to the adjusted Exercise Price in the Notice of Exercise. Notwithstanding anything herein to the contrary, for purposes of this Section 2(b), “effective price per share” shall take into consideration the value of any Common Stock, Common Stock Equivalents, securities transferred to a third-party by other stockholders of the Company including Common Stock or Common Stock Equivalents, cash, rights or any other form of additional consideration (“Secondary Security”) that is issued or paid in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (the “Primary Security”, and together with the Secondary Security, each a “Unit”), together comprising one integrated transaction (or series of related transactions if such issuances or sales or deemed issuances or sales of securities of the Company are consummated under the same plan of financing), the “effective price per share” (i.e. Base Price) shall be deemed to be the lowest of (y) if such Primary Security is a Common Stock Equivalent, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security and (z) the purchase price of such Unit less the value of the Secondary Unit (assuming for such purposes the value of any options or warrants are valued at the Black Scholes Value but using the date of the Dilutive Issuance for such purposes rather than the date of the Fundamental Transaction); provided, that if the value determined pursuant to clause (y) above would result in a value less than the par value of the Common Stock, then the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the par value of the Common Stock. If any shares of Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities or Common Stock (including Common Stock transferred from existing third-party stockholder), in which case the amount of consideration received by the Company will be the volume weighted average price of such publicly traded securities on the date of receipt of such publicly traded securities. The fair value of any consideration other than cash or publicly traded securities will be reasonably and in good faith determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder acting reasonable and in good faith. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company and the Holder.

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(c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another unaffiliated Person or group of unaffiliated Persons, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions to another unaffiliated Person or group of unaffiliated Persons, (iii) any direct or indirect, purchase offer, tender offer or exchange offer (by another unaffiliated Person or group of unaffiliated Persons) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property in connection with a transaction involving an unaffiliated Person or group of unaffiliated Persons, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another unaffiliated Person or group of unaffiliated Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.

a) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

b) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

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ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof unless otherwise consented to in writing by the Company, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

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c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i). Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c), in no event shall the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding and after receipt of Shareholder Approval (and the filing of an amendment to the certificate of incorporation of the Company reflecting the Shareholder Approval to the extent needed), it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will use commercially reasonable efforts to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, intentionally avoid or intentionally seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares (or Alternative Consideration after a Fundamental Transaction) upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall use commercially reasonable efforts to obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) CFIUS. Notwithstanding anything to the contrary, at no time shall the Holder (a) be given rights that would allow it to control the Company; (b) have access to any material nonpublic technical information in the possession of the Company; (c) have the right to appoint any member or observer to the board of directors of the Company; or (d) be involved, other than through voting of shares, in the Company’s substantive decisionmaking regarding (i) the use, development, acquisition, safekeeping, or release of sensitive personal data of U.S. citizens that the Company maintains or collects; (ii) the use, development, acquisition, or release of critical technologies; or (iii) the management, operation, manufacture, or supply of covered investment critical infrastructure, to the extent the Company at any time owns, operates, provides goods or service, or otherwise becomes involved in covered investment critical infrastructure. The terms in this paragraph are defined as they are defined in Section 721 of the U.S. Defense Production Act of 1950, as amended, and the regulations at 31 C.F.R Part 800, as they may be amended from time to time.

f) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

g) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

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h) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

i) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above Attention: Legal Department, Mike Beck, email address david.beck@ff.com, or such other email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address of such Holder appearing on the books of the Company, or if no such email address appears on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

j) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to seek specific performance of its rights under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any permitted Holder from time to time of this Warrant and shall be enforceable by such Holder or holder of Warrant Shares.

m) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

n) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:
	Name:	Xuefeng Chen
	Title:	Chief Executive Officer

Signature Page to Warrant

NOTICE OF EXERCISE

To: faraday future intelligent electric inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐   lawful money of the United States; or

☐   [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ___ , ___ _______

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit 10.5

To:	Metaverse Horizon Limited (the “Purchaser”) 1701, South Tower of Zhengda Center Chaoyang District, Beijing, China

Copy:	Faraday Future Intelligent Electric Inc. (the “Company”)

18455 S. Figueroa Street

Gardena, CA 90248

May 8, 2023

Equity Commitment Letter

Dear Purchaser,

We refer to (a) the Securities Purchase Agreement dated May 8, 2023 (the “Purchase Agreement”) entered into among the Company, the Purchaser and the other financial institutions or other entities from time to time parties hereto, and (b) the Unsecured Convertible Senior Promissory Note issued by the Company to the Purchaser pursuant to the terms of the Purchase Agreement (the “Note”). Capitalized terms used but not defined in this letter have the meanings given to them in the Note.

1	Funding for Closings

1.1	I, the investor listed in the Schedule to this letter (the “Investor”), hereby commit to the Purchaser, in accordance with and subject to the terms of this letter, to provide to the Purchaser:

1.1.1	Subject to the Closing Conditions (as defined in the Note) or the Purchaser’s waiver thereof, at each Closing, capital contributions, paid in cash, in the maximum amount set out opposite my name for such Closing in the Schedule to this letter (collectively, the “Equity Commitments”), solely to satisfy the funding obligations of the Purchaser under the Purchase Agreement and the Note, subject to the satisfaction or waiver in accordance with the Note of the Closing Conditions as specified in the Note.

1.1.2	if an award of damages in respect of the Purchase Agreement is payable by the Purchaser pursuant to a breach of the Purchase Agreement by the Purchaser (including any interest due thereon, or expenses in connection with the collection and enforcement) (“Purchase Agreement Damages”), to provide to the Purchaser capital contributions, paid in cash, in an amount equal to the lesser of (x) the Purchase Agreement Damages and (y) the Equity Commitments (the “Purchase Agreement Damages Commitments”).

1.2	The Equity Commitments and/or Purchase Agreement Damages Commitments may be provided to the Purchaser by way of direct and/or indirect cash contributions including, without limitation, in exchange for ordinary shares, preference shares, subordinated or non-subordinated shareholder loans, preferred equity certificates or other securities. The aggregate amount of the Equity Commitments and/or Purchase Agreement Damages Commitments to be funded to the Purchaser under this letter may be reduced by the Investor or the Purchaser to the extent that the Purchaser does not require the full amount of the Equity Commitments and/or Purchase Agreement Damages Commitments in order to satisfy its obligations under the Purchase Agreement or the Note.

1.3	The Investor hereby agrees that, for so long as this letter remains in effect, the Investor shall not cause, or otherwise explicitly permit, the Purchaser to (a) initiate or effect any voluntary insolvency, bankruptcy, reorganization, wind-up or other similar proceeding affecting the Purchaser or (b) enter into any contracts or incur any liabilities, in each case, other than the Purchase Agreement, the Note or any other agreements contemplated by the Purchase Agreement or the Note, to the extent doing so would impair the Purchaser’s ability to enforce its rights against the Investor under this letter. The Investor will instruct the Purchaser to use the proceeds provided hereunder solely for the purposes of fulfilling its obligations under the Purchase Agreement and the Note.

1

2	Investor Representations and Warranties

The Investor represents and warrants to the Purchaser as follows:

(a)	it is validly formed, in existence and duly registered under the laws of the jurisdiction of its registration and it has the power to carry on its business as it is currently being conducted and to execute, deliver and perform this letter;

(b)	it has obtained all applicable authorisations and all other applicable governmental, statutory, regulatory or other consents and licences required to empower it to enter into and perform its obligations under this letter;

(c)	the execution and delivery, entry into and performance by it of its obligations under this letter will not breach any provision of its constitutional documents or other material agreements or any applicable law or orders;

(d)	it has sufficient funds or assets (including, for the avoidance of doubt, drawable commitments) to enable it to fund each of the Equity Commitments or Purchase Agreement Damages Commitments (as applicable) in full in accordance with the terms of this letter and the Purchase Agreement; and

(e)	its obligations under this letter are legal, valid, binding and enforceable obligations.

3	Related Persons

Each of the parties to this letter acknowledges and agrees that, other than in the event of intentional common law fraud:

(a)	other than as provided in this letter, no recourse hereunder or under any documents or instrument delivered in connection herewith may be had against the Investor;

(b)	no recourse hereunder or under any documents or instruments delivered in connection herewith may be had against any general or limited partner, manager, member or participant of the Investor or any of its former, current or future directors, officers, employees, agents, general or limited partners, managers, members, shareholders or affiliates (other than the Purchaser under the Purchase Agreement or the Note, in each case subject to the terms and conditions thereof) (any such person, a “Related Person”), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law; and

(c)	no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by Related Persons under this letter for any claim based on, in respect of or by reason of such obligations or by their creation.

4	Third Party Rights

4.1	The Purchaser’s rights and the Investor’s obligations under this letter are expressly given for the benefit of the Company solely to the extent that the Company may cause the Investor to fund the Equity Commitments or the Purchase Agreement Damages Commitments, as the case may be, to the Purchaser after the conditions in Section 1.1 above have been satisfied. For the avoidance of doubt, if all or any portion of the Equity Commitments, the Purchase Agreement Damages Commitments, or any other payment under or in connection with this letter, as the case may be, is required to be funded pursuant to the terms of this letter, such amount will be funded to the Purchaser and under no circumstances will the Company and/or any of its affiliates or any other person be entitled to seek or cause the Investor to fund, or cause the funding of, the Equity Commitments, the Purchase Agreement Damages Commitments, or any other payment under or in connection with this letter (or any portion thereof), as the case may be, directly to the Company and/or any of its affiliates or any other person.

4.2	Apart from what is stated in Section 4.1, a person who is not a party to this letter has no rights or otherwise to enforce any provisions of this letter.

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5	Miscellaneous

5.1	If any term of this letter is invalid, illegal or incapable of being enforced, all other terms and provisions of this letter shall nevertheless remain in full force and effect.

5.2	Unless the parties hereto and the Company, as an express third party beneficiary in this respect, specifically agree in writing, no person shall assign, transfer, charge or otherwise deal with all or any of its rights under this letter nor grant, declare, create or dispose of any right or interest in it. Any purported assignment in contravention of this Section 5.2 shall be void.

5.3	The provisions in Section 12.11 (Governing Law; Submission to Jurisdiction) and Section 12.12 (Waiver of Jury Trial) of the Purchase Agreement shall be incorporated in this letter mutatis mutandis.

5.4	The liability of the Investor arising out of or in connection with this letter shall not under any circumstances exceed the Equity Commitments.

5.5	This letter may not be amended without the prior written consent of each of the Purchaser, the Investor and (with respect to any amendment adverse to the Company) the Company (as an express third party beneficiary in this respect).

5.6	This letter may be executed in counterparts, each of which shall be deemed to be an original hereof and all of which together evidence the same letter.

5.7	This letter and the undertakings and covenants of the Investor towards the Purchaser under this letter, will expire and be of no further force or effect upon the occurrence of the Eighth Closing occurring in accordance with the Note (including the payment in full by the Purchaser of all amounts owing in connection with all Closings). For the avoidance of doubt, notwithstanding the previous sentences of this Section 5.7, upon payment of the Equity Commitments or the Purchase Agreement Damages Commitments contemplated by Section 1.1, as the case may be, in accordance with Section 1.1 above by the Investor to the Purchaser, the Investor has no further payment obligations under the Equity Commitments or the Purchase Agreement Damages Commitments, as the case may be.

5.8	The parties hereto acknowledge and agree that damages would not be an adequate remedy for any breach of the provisions of this letter, and that in addition to any other available remedies (which may include money damages) each party shall be entitled to specific performance and/or injunctive relief as a remedy for any threatened or actual breach of the provisions of this letter. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree not to assert that a remedy of specific performance or injunctive relief is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

5.9	Each party acknowledges and agrees that (a) this letter is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto and neither this letter nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise and (b) the obligations of the Investor under this letter are solely contractual in nature.

5.10	Whenever possible, each provision of this letter shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this letter.

[Remainder of page intentionally left blank; signature page follows]

3

EXECUTED AND DELIVERED ON THE DATE FIRST ABOVE WRITTEN.

EXECUTED and delivered by   )

Metaverse Horizon Limited   )

/s/ Maosheng Zhang
Name:	Maosheng Zhang
Title:	Director

4

EXECUTED and delivered by   )

FF Global Partners Investment LLC   )

/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	President

5

EXECUTED and delivered by   )

Faraday Future Intelligent Electric Inc.   )

/s/ Xuefeng Chen
Name:	Xuefeng Chen
Title:	Chief Executive Officer

6

SCHEDULE

Investor Equity Commitments

Investor	Funding Schedule[1]	Equity commitment (currency and amount)	Proportionate share (%)
FF Global Partners Investment LLC	First Closing	$10,000,000.00	100%
FF Global Partners Investment LLC	Second Closing	$10,000,000.00	100%
FF Global Partners Investment LLC	Third Closing	$10,000,000.00	100%
FF Global Partners Investment LLC	Fourth Closing	$10,000,000.00	100%
FF Global Partners Investment LLC	Fifth Closing	$10,000,000.00	100%
FF Global Partners Investment LLC	Sixth Closing	$10,000,000.00	100%
FF Global Partners Investment LLC	Seventh Closing	$10,000,000.00	100%
FF Global Partners Investment LLC	Eighth Closing	$10,000,000.00	100%

[1]	Each of First Closing, Second Closing, Third Closing, Fourth Closing, Fifth Closing, Sixth Closing, Seventh Closing and Eighth Closing is as defined in the Note.

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Exhibit 10.6

To:	V W Investment Holding Limited (the “Purchaser”) c/o Corporate Registrations Limited of Sea Meadow House P.O. Box 116, Road Town, Tortola, British Virgin Islands

Copy:	Faraday Future Intelligent Electric Inc. (the “Company”) 18455 S. Figueroa Street

Gardena, CA 90248

May 8, 2023

Equity Commitment Letter

Dear Purchaser,

We refer to (a) the Securities Purchase Agreement dated May 8, 2023 (the “Purchase Agreement”) entered into among the Company, the Purchaser and the other financial institutions or other entities from time to time parties hereto, and (b) the Unsecured Convertible Senior Promissory Note issued by the Company to the Purchaser pursuant to the terms of the Purchase Agreement (the “Note”). Capitalized terms used but not defined in this letter have the meanings given to them in the Note.

1	Funding for Closings

1.1	I, the investor listed in the Schedule to this letter (the “Investor”), hereby commit to the Purchaser, in accordance with and subject to the terms of this letter, to provide to the Purchaser:

1.1.1	Subject to the Closing Conditions (as defined in the Note) or the Purchaser’s waiver thereof, at each Closing, capital contributions, paid in cash, in the maximum amount set out opposite my name for such Closing in the Schedule to this letter (collectively, the “Equity Commitments”), solely to satisfy the funding obligations of the Purchaser under the Purchase Agreement and the Note, subject to the satisfaction or waiver in accordance with the Note of the Closing Conditions as specified in the Note.

1.1.2	if an award of damages in respect of the Purchase Agreement is payable by the Purchaser pursuant to a breach of the Purchase Agreement by the Purchaser (including any interest due thereon, or expenses in connection with the collection and enforcement) (“Purchase Agreement Damages”), to provide to the Purchaser capital contributions, paid in cash, in an amount equal to the lesser of (x) the Purchase Agreement Damages and (y) the Equity Commitments (the “Purchase Agreement Damages Commitments”).

1.2	The Equity Commitments and/or Purchase Agreement Damages Commitments may be provided to the Purchaser by way of direct and/or indirect cash contributions including, without limitation, in exchange for ordinary shares, preference shares, subordinated or non-subordinated shareholder loans, preferred equity certificates or other securities. The aggregate amount of the Equity Commitments and/or Purchase Agreement Damages Commitments to be funded to the Purchaser under this letter may be reduced by the Investor or the Purchaser to the extent that the Purchaser does not require the full amount of the Equity Commitments and/or Purchase Agreement Damages Commitments in order to satisfy its obligations under the Purchase Agreement or the Note.

1.3	The Investor hereby agrees that, for so long as this letter remains in effect, the Investor shall not cause, or otherwise explicitly permit, the Purchaser to (a) initiate or effect any voluntary insolvency, bankruptcy, reorganization, wind-up or other similar proceeding affecting the Purchaser or (b) enter into any contracts or incur any liabilities, in each case, other than the Purchase Agreement, the Note or any other agreements contemplated by the Purchase Agreement or the Note, to the extent doing so would impair the Purchaser’s ability to enforce its rights against the Investor under this letter. The Investor will instruct the Purchaser to use the proceeds provided hereunder solely for the purposes of fulfilling its obligations under the Purchase Agreement and the Note.

1

2	Investor Representations and Warranties

The Investor represents and warrants to the Purchaser in respect of himself as follows:

(a)	he has necessary legal capacity to enter into this letter and has obtained all applicable authorisations and all other applicable governmental, statutory, regulatory or other consents and licences required to empower him to enter into and perform his obligations under this letter;

(b)	the execution and delivery, entry into and performance by him of his obligations under this letter will not breach any provision of material agreements or any applicable law or orders;

(c)	he has sufficient funds or assets (including, for the avoidance of doubt, drawable commitments) to enable him to fund each of the Equity Commitments or Purchase Agreement Damages Commitments (as applicable) in full in accordance with the terms of this letter and the Purchase Agreement; and

(d)	his obligations under this letter are legal, valid, binding and enforceable obligations.

3	Related Persons

Each of the parties to this letter acknowledges and agrees that, other than in the event of intentional common law fraud:

(a)	other than as provided in this letter, no recourse hereunder or under any documents or instrument delivered in connection herewith may be had against the Investor;

(b)	no recourse hereunder or under any documents or instruments delivered in connection herewith may be had against any affiliates of the Investor (other than the Purchaser under the Purchase Agreement or the Note, in each case subject to the terms and conditions thereof) (any such person, a “Related Person”), whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law; and

(c)	no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by Related Persons under this letter for any claim based on, in respect of or by reason of such obligations or by their creation.

4	Third Party Rights

4.1	The Purchaser’s rights and the Investor’s obligations under this letter are expressly given for the benefit of the Company solely to the extent that the Company may cause the Investor to fund the Equity Commitments or the Purchase Agreement Damages Commitments, as the case may be, to the Purchaser after the conditions in Section 1.1 above have been satisfied. For the avoidance of doubt, if all or any portion of the Equity Commitments, the Purchase Agreement Damages Commitments, or any other payment under or in connection with this letter, as the case may be, is required to be funded pursuant to the terms of this letter, such amount will be funded to the Purchaser and under no circumstances will the Company and/or any of its affiliates or any other person be entitled to seek or cause the Investor to fund, or cause the funding of, the Equity Commitments, the Purchase Agreement Damages Commitments, or any other payment under or in connection with this letter (or any portion thereof), as the case may be, directly to the Company and/or any of its affiliates or any other person.

4.2	Apart from what is stated in Section 4.1, a person who is not a party to this letter has no rights or otherwise to enforce any provisions of this letter.

2

5	Miscellaneous

5.1	If any term of this letter is invalid, illegal or incapable of being enforced, all other terms and provisions of this letter shall nevertheless remain in full force and effect.

5.2	Unless the parties hereto and the Company, as an express third party beneficiary in this respect, specifically agree in writing, no person shall assign, transfer, charge or otherwise deal with all or any of its rights under this letter nor grant, declare, create or dispose of any right or interest in it. Any purported assignment in contravention of this Section 5.2 shall be void.

5.3	The provisions in Section 12.11 (Governing Law; Submission to Jurisdiction) and Section 12.12 (Waiver of Jury Trial) of the Purchase Agreement shall be incorporated in this letter mutatis mutandis.

5.4	The liability of the Investor arising out of or in connection with this letter shall not under any circumstances exceed the Equity Commitments.

5.5	This letter may not be amended without the prior written consent of each of the Purchaser, the Investor and (with respect to any amendment adverse to the Company) the Company (as an express third party beneficiary in this respect).

5.6	This letter may be executed in counterparts, each of which shall be deemed to be an original hereof and all of which together evidence the same letter.

5.7	This letter and the undertakings and covenants of the Investor towards the Purchaser under this letter, will expire and be of no further force or effect upon the occurrence of the Fourth Closing occurring in accordance with the Note (including the payment in full by the Purchaser of all amounts owing in connection with all Closings). For the avoidance of doubt, notwithstanding the previous sentences of this Section 5.7, upon payment of the Equity Commitments or the Purchase Agreement Damages Commitments contemplated by Section 1.1, as the case may be, in accordance with Section 1.1 above by the Investor to the Purchaser, the Investor has no further payment obligations under the Equity Commitments or the Purchase Agreement Damages Commitments, as the case may be.

5.8	The parties hereto acknowledge and agree that damages would not be an adequate remedy for any breach of the provisions of this letter, and that in addition to any other available remedies (which may include money damages) each party shall be entitled to specific performance and/or injunctive relief as a remedy for any threatened or actual breach of the provisions of this letter. Each party agrees to waive any requirement for the securing or posting of any bond in connection with such remedy. The parties further agree not to assert that a remedy of specific performance or injunctive relief is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

5.9	Each party acknowledges and agrees that (a) this letter is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto and neither this letter nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise and (b) the obligations of the Investor under this letter are solely contractual in nature.

5.10	Whenever possible, each provision of this letter shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this letter.

[Remainder of page intentionally left blank; signature page follows]

3

EXECUTED AND DELIVERED ON THE DATE FIRST ABOVE WRITTEN.

EXECUTED and delivered by   )

V W Investment Holding Limited   )

/s/ Lijun Jin
Name:	Lijun Jin
Title:	Director

4

EXECUTED and delivered by   )

Lijun Jin   )

/s/ Lijun Jin
Name:	Lijun Jin

5

EXECUTED and delivered by   )

Faraday Future Intelligent Electric Inc.   )

/s/ Xuefeng Chen
Name:	Xuefeng Chen
Title:	Chief Executive Officer

6

SCHEDULE

Investor Equity Commitments

Investor	Funding Schedule[1]	Equity commitment (currency and amount)	Proportionate share (%)
Lijun Jin	First Closing	$5,000,000.00	100%
Lijun Jin	Second Closing	$5,000,000.00	100%
Lijun Jin	Third Closing	$5,000,000.00	100%
Lijun Jin	Fourth Closing	$5,000,000.00	100%

[1] Each of First Closing, Second Closing, Third Closing and Fourth Closing is as defined in the Note.

7

Exhibit 99.1

Faraday Future Announces $100 Million in Unsecured Convertible Notes Financing Commitments

●	This added financing would support the Company to achieve its delivery milestone, continue production ramp up and support the development of its sales & service system for its flagship FF 91 vehicle.

●	The closings contemplated by the financing remain subject to certain conditions and limitations on enforceability.

Los Angeles, CA (May 9, 2023) - Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) ("Faraday Future", “FF” or "Company"), a California-based global shared intelligent electric mobility ecosystem company, today announced the signing of definitive agreements for financing commitments of $100 million in unsecured convertible notes. The notes are expected to generate cash for the Company that will be utilized for continued production ramp up and development of its sales & service system for its flagship FF 91 vehicle. The transactions contemplated by this financing are subject to the satisfaction or waiver of certain conditions and limitations on enforceability as detailed below.

Major funding investors in these unsecured convertible notes financing are Metaverse Horizon Limited, an independent investment fund with investors including FF Global Partners (“FFGP”), and V W Investment Holding Limited, an affiliate of a long-term shareholder of the Company.

“I am extremely pleased to share with you the news of this financing round. This is a strong testament to the potential that investors see in FF’s ability to be an industry leader, and confidence in the changes we have made to our governance structure, new management team and systems and the strength of the global partners mechanism,” said Xuefeng Chen, Global CEO of Faraday Future.

FFGP is a partnership of 20 current and former senior executives of the Company and has committed $80 million to this round of financing as an anchor investor. The investment shows a continued commitment to the Company, as well as a show of confidence by a team of 20 current and former senior executive partners, in Faraday Future’s ability to achieve its mid- and long-term goals.

In this challenging market environment, where the Company believes it is significantly undervalued by the market, and through multiple rounds of negotiation in the past two months with several investors, FFGP and another long-term investor committed to provide the needed funding commitments to support the Company to continue its growth and delivery plans.

“I especially thank the global partner team and FFGP who have supported the Company repeatedly in times of need. This round of financing commitments is expected to provide the Company with capital to support our FF 91 delivery milestone, sales and service system development, as well as support our near-term production ramp up goals. We are taking a long-term stockholder value creation approach to running the business and hope this funding will give more confidence to our investors who have stood by us over time,” said Chen. “We are painfully aware of the challenges our stockholders have experienced and are working steadfast towards restoring company value. Our global team is focused on executing on our delivery plan.”

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“We are delighted to participate in this round of financing for FFIE as an anchor investor. We understand the importance of this funding for FFIE's production capacity ramp-up and the subsequent delivery plan. FFGP remains committed to doing everything possible to provide support to FFIE and assist in achieving its strategic goals, including accelerating a portion of the funding. We are also very grateful for the participation of another existing stockholder in this round of investment,” said Jerry Wang, President of FFGP. “We hope this funding will help the Company transition to more strategic investors and return to conventional financing to further maximize Company and stockholder value."

KEY TERMS

Per the funding agreements, the initial closing will consist of $15 million within five business days following the satisfaction of the applicable closing conditions, or waiver of such conditions by the parties. Such closing conditions include, among others, an effective registration statement with respect to the underlying shares, sufficient authorized, unissued and uncommitted Class A shares of common stock, and the Company meeting certain delivery milestones. Seven subsequent closings will occur within fifteen business days of the applicable prior closing date.

FF has received third party beneficiary rights in equity commitment letters with FFGP and the sole stockholder of V W Investment Holding Limited to be able to compel the closing or seek damages subject to the limitations set forth therein. In the event of a breach by such investors of their obligations under their equity commitment letters with the Company, the Company may not be able to recover the damages caused by, or receive the funding due to, such breach. For details on the terms, conditions, and funding schedule of the unsecured notes and warrants and related securities purchase agreement and equity commitment letters, please refer to the Company’s filing today on Form 8-K with the SEC.

The Company also entered into an eighth amendment to the securities purchase agreement and an amendment to certain secured notes and warrants that, among other things, waived certain preemptive rights and full ratchet anti-dilution price protection with respect to the Company’s unsecured notes and warrants and employee stock purchase program and aligned the conversion price and interest make-whole in the secured notes with the unsecured notes.

Users can preorder an FF 91 Futurist via the FF Intelligent App or through our website (English): https://www.ff.com/us/preorder/ or (Chinese): https://www.ff.com/cn/preorder/

Download the new FF Intelligent App (English): https://www.ff.com/us/mobile-app/ or (Chinese): http://appdownload.ff.com

ABOUT FARADAY FUTURE

Faraday Future (FF) is the pioneer of the Ultimate TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem.

FOLLOW FARADAY FUTURE:

https://www.ff.com/

https://www.ff.com/us/mobile-app/

https://twitter.com/FaradayFuture

https://www.facebook.com/faradayfuture/

https://www.instagram.com/faradayfuture/

www.linkedin.com/company/faradayfuture/

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FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the Company’s planned financings, any stock split, reverse stock split or other similar corporate action, the Company’s compliance with listing requirements of Nasdaq Stock Market LLC (“Nasdaq”), including with regard to FF Top’s board designation rights, the non-binding City of Huanggang Framework Agreement and the timing thereof, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the FF Top Holdings LLC Shareholder Agreement complies with Nasdaq listing requirements, including Nasdaq Listing Rule 5640 regarding voting rights, the market performance of the Company’s Common Stock, the Company’s ability to regain compliance with the Nasdaq listing requirements and the Company’s ability to execute definitive documentation in connection with and/or satisfy the conditions precedent and close on the various financings previously disclosed by the Company and anticipated additional financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; the ability of the Company to agree on definitive documents to effectuate the non-binding City of Huanggang Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended, and Nasdaq listing requirements and to continue to be listed on Nasdaq (including following the execution of the Shareholder Agreement); the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; recent cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain directors and employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration statement on Form S-1 filed on May 4, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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